UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

NTS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share of NTS, Inc.
(2)

Aggregate number of securities to which transaction applies:

42,068,055 shares of Common Stock, options to purchase 7,141,677 shares of Common Stock and warrants to purchase 1,400,000 shares of Common Stock.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based on the sum of: (A) 42,068,055 shares of Common Stock multiplied by $2.00 per share; (B) options to purchase 7,141,677 shares of Common Stock with exercise prices less than $2.00 per share multiplied by $0.90 (which is the difference between $2.00 and the weighted average exercise price of $1.10 per share); and (C) warrants to purchase 1,400,000 shares of Common Stock with exercise prices less than $2.00 per share multiplied by $0.65 (which is the difference between $2.00 and the weighted average exercise price of $1.35 per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001288 by the sum of the preceding sentence.

	(4)	Proposed maximum aggregate value of transaction: $91,473,619
	(5)	Total fee paid: $11,781.80
☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear NTS, Inc. Shareholders:

You are cordially invited to attend a Special Meeting of shareholders of NTS, Inc., a Nevada corporation, which is referred to herein as “NTS,” “the Company,” “we,” “us” or “our,” to be held at 10:30 a.m., local time, on Wednesday, February 26, 2014, at the corporate offices of NTS, Inc., located at 1220 Broadway, Lubbock, Texas 79401.

On October 20, 2013, NTS agreed to be acquired by T3 North Intermediate Holdings, LLC, which is referred to herein as Holdings, under the terms of the Agreement and Plan of Merger, which is referred to herein as the Merger Agreement, between NTS, Holdings and North Merger Sub, Inc., a wholly owned subsidiary of Holdings, which is referred to herein as Merger Sub. Holdings and Merger Sub are affiliates of Tower Three Partners LLC, which is referred to herein as Tower Three. Upon completion of the Merger of Merger Sub with and into NTS, pursuant to the Merger Agreement, NTS will become a wholly owned subsidiary of Holdings. We refer to this transaction as the Merger. We are sending you this proxy statement to invite you to attend a Special Meeting of NTS shareholders being held to vote on the Merger and to ask you to vote at the Special Meeting in favor of the Merger.

If the Merger is completed, each issued and outstanding share of NTS common stock will be cancelled and, in lieu thereof, the holders of shares of NTS common stock shall be entitled to receive the $2.00 per share in cash, without interest and less any applicable tax withholding.

Certain of NTS’ directors and executive officers may have material financial interests in the Merger that are different from, or in addition to, the interests of NTS shareholders generally. In particular, Guy Nissenson, the Chairman, President and Chief Executive Officer of NTS, has entered into a separate Rollover Agreement, referred to herein as the Rollover Agreement, whereby certain shares of common stock of NTS beneficially owned by Mr. Nissenson, referred to herein as the Rollover Shares, will be contributed to the sole member of Holdings immediately prior to the Effective Time in exchange for equity interests in such entity in accordance with the Rollover Agreement. See “Special Factors—Interests of NTS Directors and Executive Officers in the Merger,” beginning on page 53.

We cannot complete the Merger unless the NTS shareholders approve the Merger Agreement. We are seeking approval of this proposal at the Special Meeting of shareholders of NTS to be held on February 26, 2014.  Your vote is very important, regardless of the number of shares you own.  Whether or not you expect to attend the NTS Special Meeting in person, please submit your voting instructions as promptly as possible by (1) accessing the Internet website specified on your proxy card or (2) signing and returning all proxy cards that you receive in the postage-paid envelope provided, so that your shares may be represented and voted at the NTS Special Meeting. A failure to vote your shares is the equivalent of a vote against the Merger.

Under Nevada law, if the Merger is completed, holders of shares of NTS common stock will not have the right to seek appraisal of the fair value of their shares.

The NTS board of directors, acting upon the unanimous recommendation of the special committee of the NTS board of directors,  unanimously  determined (with Mr. Nissenson abstaining, for the reasons set forth herein) that the Merger and related matters are fair to, advisable and in the best interests of NTS and its unaffiliated shareholders and adopted the Merger Agreement, and the NTS board of directors (with Mr. Nissenson abstaining) recommends that the NTS shareholders vote “FOR” the proposal to approve the Merger Agreement and “FOR” the other proposal to be submitted to the NTS shareholders at the NTS Special Meeting.

The obligations of Holdings and NTS to complete the Merger are subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement. More information about NTS and the Merger is contained in this proxy statement.  We encourage you to read this entire proxy statement carefully.

We thank you for your continued support of NTS and look forward to the successful acquisition of NTS by Holdings.

Jeffrey E. Eberwein

Chairman of the Special Committee

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Merger, passed upon the merits or fairness of the Merger, or determined if this proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

This proxy statement is dated January 23, 2014, and is first being mailed to NTS shareholders on or about January 29, 2014.

NTS, Inc.

1220 Broadway

Lubbock, Texas 79401

(806) 771-5212

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 26, 2014

NOTICE IS HEREBY GIVEN that the Special Meeting of shareholders of NTS, Inc., a Nevada corporation, which is referred to herein as NTS, will be held at 10:30 a.m., local time, on Wednesday, February 26, 2014 at the corporate offices of NTS, Inc., located at 1220 Broadway, Lubbock, Texas 79401, to consider and vote upon the following proposals:

1.           to approve the Agreement and Plan of Merger, dated as of October 20, 2013, by and among NTS, T3 North Intermediate Holdings, LLC, which is referred to herein as Holdings, and North Merger Sub, Inc., a wholly owned subsidiary of Holdings, which is referred to herein as Merger Sub, as such agreement may be amended from time to time, which is referred to herein as the Merger Agreement and provides for, among other things, the Merger of Merger Sub with and into NTS, with NTS surviving the Merger as a wholly owned subsidiary of Holdings, which is referred to herein as the Merger Proposal; and

2.           to approve the adjournment of the NTS Special Meeting, if necessary or appropriate, in the view of the NTS board of directors, to solicit additional proxies in favor of the Merger Proposal if there are not sufficient votes at the time of such adjournment to approve the proposal, which is referred to herein as the adjournment proposal.

These matters are described more fully in the accompanying proxy statement, which NTS shareholders are urged to read thoroughly.  The board of directors of NTS formed a committee, referred to herein as the special committee, consisting solely of three independent directors of the Company to evaluate the Merger and other alternatives available to the Company. The special committee unanimously determined that the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the Company’s unaffiliated shareholders, and unanimously recommended that the board of directors approve, adopt and declare advisable the Merger Agreement, a copy of which is attached as Annex A to the accompanying proxy statement, and the transactions contemplated therein, including the Merger, and that the Company’s shareholders vote for the approval of the Merger Agreement. Based in part on that recommendation, the NTS board of directors unanimously (other than Guy Nissenson, who did not vote due to his interest in the Merger) adopted the Merger Agreement and recommends that the NTS shareholders vote:

•	“FOR” the Merger Proposal to approve the Merger Agreement; and

•	“FOR” any adjournment of the Special Meeting, if necessary to solicit additional proxies in favor of the Merger Proposal.

All NTS shareholders are cordially invited to attend this Special Meeting with proper identification and, if applicable, acceptable proof of ownership, although only holders of record of NTS common stock at the close of business on January 21, 2014, will be entitled to receive notice of, and to vote at, the NTS Special Meeting, or any adjournment or postponement thereof. A list of shareholders entitled to receive notice of and vote at the NTS Special Meeting will be available in NTS’ offices located at 1220 Broadway, Lubbock, Texas 79401, during ordinary business hours for the ten-day period preceding the date of the NTS Special Meeting. A shareholder list will also be available at the NTS Special Meeting.

Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of NTS common stock, hereinafter referred to as the NTS Shareholder Approval.

In connection with NTS’ solicitation of proxies for the Special Meeting, NTS began mailing the accompanying proxy statement and proxy card on or about January 29, 2014.  Whether or not you expect to attend the NTS Special Meeting in person, please submit your voting instructions as promptly as possible by (1) accessing the Internet website specified on your proxy card or (2) signing and returning all proxy cards that you receive in the postage-paid envelope provided, so that your shares may be represented and voted at the NTS Special Meeting.  This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Any holder of NTS common stock who is present at the Special Meeting may vote in person instead of by proxy, thereby canceling any previous proxy. In any event, a proxy may be revoked in writing at any time before its exercise at the NTS Special Meeting in the manner described in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Alon Reisser

Corporate Secretary

NTS, Inc.

January 23, 2014

YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR VOTING INSTRUCTIONS USING ONE OF THE METHODS ABOVE TO ENSURE THAT YOUR VOTE WILL BE COUNTED, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE THE VOTE AT THE NTS SPECIAL MEETING BY FOLLOWING THE PROCEDURES OUTLINED IN THE ACCOMPANYING PROXY STATEMENT. YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD.

INFORMATION ABOUT ATTENDING THE NTS SPECIAL MEETING

Only shareholders of record on the record date of January 21, 2014 are entitled to notice of and to attend or vote at the NTS Special Meeting. If you plan to attend the NTS Special Meeting in person, please bring the following:

1.           Proper identification.

2.           Acceptable Proof of Ownership if your shares are held in street name.

Street name means your shares are held of record by brokers, banks or other institutions.

Acceptable Proof of Ownership is either (a) a letter from your broker stating that you beneficially owned NTS stock on the record date or (b) an account statement showing that you beneficially owned NTS stock on the record date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING OF NTS SHAREHOLDERS TO BE HELD ON FEBRUARY 26, 2014.

This proxy statement is available at

http://www.transferonline.com/proxydocs/nts

RELATED PARTY TRANSACTIONS	83
PROVISIONS FOR UNAFFILIATED SHAREHOLDERS	83
IMPORTANT INFORMATION REGARDING THE COMPANY	84
Business	84
Governmental Regulations	90
Employees	90
Properties	90
Legal Proceedings	92
Management’s Discussion and Analysis of Financial Condition and Results of Operation	93
Market for NTS’ Common Equity and Related Stockholder Matters	100
Security Ownership of Certain Beneficial Owners and Management	101
Transactions in Common Stock During the Past 60 Days	104
Transactions in Common Stock During the Past Two Years	104
Directors, Executive Officers and Corporate Governance	104
Certain Relationships and Related Transactions	115
IMPORTANT INFORMATION REGARDING THE HOLDINGS PARTIES, THE T3 PARTIES AND THE ROLLOVER HOLDER	120
The Holdings Parties	120
The T3 Parties	121
The Rollover Holder	122

MERGER FEES AND EXPENSES	122

EXPERTS	123
FUTURE SHAREHOLDER PROPOSALS	123
MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS	124

OTHER MATTERS	124

WHERE YOU CAN FIND MORE INFORMATION	124

ANNEXES

Annex A - Agreement and Plan of Merger

Annex B - Voting Agreement

Annex C - Opinion of Oberon Securities, LLC

Annex D - Opinion of B. Riley & Co., LLC

REFERENCES TO ADDITIONAL INFORMATION

This document incorporates important business and financial information about Holdings and NTS from documents that are not included in or delivered with this document. You can obtain documents incorporated by reference in this document, other than certain exhibits to those documents, by requesting them in writing or by telephone from the Company at the following address:

NTS, Inc.

1220 Broadway

Lubbock, Texas 79401

Tel: (806) 771-5212

Attn. Niv Krikov, CFO

You will not be charged for any of these documents that you request. If you would like to receive documents before the Special Meeting, please request them by Tuesday, February 11, 2014 (which is ten business days before the scheduled date of the NTS Special Meeting).

Investors may also consult NTS’ website for more information concerning the Merger described in this proxy statement. NTS’ website is www.ntscom.com. Information included on NTS’ website is not incorporated by reference into this proxy statement.

See the section entitled “Where You Can Find More Information” beginning on page 124.

ABOUT THIS DOCUMENT

This document, which was filed with the Securities and Exchange Commission (referred to herein as the SEC), constitutes a proxy statement of NTS under Section 14(a) of the Securities Exchange Act of 1934, which is referred to herein as the Exchange Act, and the rules thereunder, and a notice of meeting with respect to the Special Meeting of NTS’ shareholders to consider and vote upon the Merger Proposal and related matters.

You should rely only on the information contained or incorporated by reference in this proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference in, this proxy statement. This proxy statement is dated January 23, 2014. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, or that the information incorporated by reference in, this proxy statement is accurate as of any date other than the date of such incorporated documents. Neither the mailing of this proxy statement to NTS shareholders nor the payment of the Merger Consideration upon the consummation of the Merger will create any implication to the contrary.

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make any such solicitation in such jurisdiction.

1

SUMMARY TERM SHEET

This summary term sheet highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you. NTS urges you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which NTS has referred you because this section does not provide all the information that might be important to you with respect to the Merger being considered at the NTS Special Meeting. See also the section entitled “Where You Can Find More Information” beginning on page 124. NTS has included page references to direct you to a more complete description of the topics presented in this summary.

General Description and Effects of the Merger (see page 13)

At the Effective Time, Merger Sub will merge with and into NTS, with NTS surviving the Merger as a wholly owned subsidiary of Holdings. Both Holdings and Merger Sub are affiliates of Tower Three. The following will occur in connection with the Merger:

•	at the Effective Time, each issued and outstanding share of NTS common stock will be cancelled and, in lieu thereof, the holders of shares of Company common stock shall be entitled to receive the Merger Consideration, without interest and less any applicable tax withholding;

•	all shares of NTS common stock so converted will, at the closing of the Merger, be canceled, and each holder of a certificate representing any shares of NTS common stock shall cease to have any rights with respect thereto, except the right to receive the per share Merger Consideration ($2.00) upon surrender of such certificate (if such shares are certificated).

Following and as a result of the Merger, NTS shareholders (other than the Rollover Holder) will no longer have any interest in, and will no longer be shareholders of, NTS, and will not participate in any of NTS’ future earnings or growth. In addition, upon completion of the Merger, the registration of shares of NTS common stock under the Exchange Act will be terminated and the common stock of NTS will cease to be traded on the NYSE MKT (f/k/a NYSE Amex LLC) and the Tel Aviv Stock Exchange Ltd., referred to herein as the TASE, and price quotations with respect to shares of NTS common stock in the public market will no longer be available. The Merger Agreement is attached as Annex A to this proxy statement.

Pursuant to the Merger Agreement, equity awards relating to shares of NTS common stock, other than certain specified surviving warrants, will be cancelled and converted upon the consummation of the Merger into the right to receive the option consideration or the warrant consideration, each as defined herein, as the case may be. For additional information on equity awards relating to shares of NTS, see the section entitled “Special Factors—Treatment of Options and Warrants” beginning on page 57.

Holdings and NTS expect to complete the Merger in the first quarter of 2014. However, the Merger is subject to approvals and other conditions, and it is possible that factors outside the control of NTS and Holdings could result in the Merger being completed at a later time, or not at all.

The Company’s Purpose and Reasons for the Merger and Recommendation of the Special Committee and Board of Directors (see page 22)

The Company’s purpose for engaging in the Merger is to enable the Company’s shareholders to immediately realize the value of their investment in the Company through their receipt of $2.00 per share in cash, without interest and less any applicable withholding taxes, which $2.00 per share Merger Consideration represents a premium of approximately 27% over the closing price of the Company’s common stock on October 18, 2013, the last trading day before the Merger was announced, and a premium of approximately 25% over the volume-weighted average closing price of the Company’s common stock for the 30 trading days ending on October 18, 2013. The Company believes its long-term objectives can better be pursued as a private company with greater operating flexibility without the constraint of the public market’s emphasis on quarterly earnings as well as other limitations and expenses associated with remaining a public company

The special committee has unanimously (i) determined that the Merger is fair to, advisable and in the best interests of NTS and its unaffiliated shareholders; (ii) approved the Merger Agreement; and (iii) recommended that the NTS board of directors adopt and approve the Merger Agreement.

Based upon the unanimous recommendation of the special committee, the NTS board of directors has, after careful consideration, approved and adopted the Merger Agreement and now recommends that NTS shareholders vote to approve the Merger Agreement.  Because of his interest in the Merger, Mr. Nissenson abstained from this vote.

The NTS board of directors and the special committee believe that the Merger is fair to the unaffiliated shareholders of the Company. For a discussion of the material factors considered by the NTS board of directors and the special committee in determining to recommend the approval of the Merger Agreement and in determining that the Merger is fair to the unaffiliated shareholders of NTS, see “Special Factors—The Company’s Purpose and Reasons for the Merger and Recommendation of the NTS Special Committee and Board of Directors” beginning on page 22.

Subject to certain conditions, the NTS board of directors may change its recommendation in response to either (i) an intervening event or (ii) a superior proposal, if it determines, after consultation with its financial advisors and outside counsel and upon recommendation thereof by the special committee, that not doing so would be inconsistent with its fiduciary duties under applicable law.

2

Opinions of Oberon Securities and B. Riley & Co. to the NTS Board of Directors (see page 39)

In connection with the Merger, on June 17, 2013, the NTS board of directors retained Oberon Securities, LLC, which is referred to herein as Oberon, to act as a financial advisor to the NTS board of directors. On October 20, 2013, at a meeting of the NTS board of directors, Oberon rendered its oral opinion, subsequently confirmed by delivery of a written opinion later that day, that, as of October 20, 2013 and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the Merger Consideration to be received by the holders of shares of NTS common stock pursuant to the Merger Agreement was fair, from a financial point of view, to the holders of shares of NTS common stock entitled to receive such Merger Consideration.

The full text of the written opinion of Oberon, dated as of October 20, 2013, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated by reference in its entirety into this proxy statement. You are urged to read the opinion carefully and in its entirety. Oberon’s opinion was addressed to, and provided for the information and benefit of, the NTS board of directors in connection with its evaluation of whether the Merger Consideration to be received by the holders of shares of NTS common stock was fair, from a financial point of view, to the holders of shares of NTS common stock entitled to receive the Merger Consideration and did not address any other aspects or implications of the Merger. Oberon’s opinion does not address the fairness of the proposed Merger, or any consideration received in connection with the proposed Merger, to the holders of any other securities, creditors or other constituencies of NTS, nor does it address the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of NTS, or any class of such persons, whether relative to the Merger Consideration or otherwise. Oberon’s opinion does not address the relative merits of the Merger as compared to any other business or financial strategies that might be available to NTS, nor does it address the underlying business decision of NTS to engage in the Merger. Oberon’s opinion does not constitute a recommendation to the NTS board of directors or to any other persons in respect of the Merger, including as to how any holder of shares of common stock of NTS should act or vote in respect of the Merger. Finally, Oberon did not express any opinion as to the price at which shares of NTS capital stock will trade at any time.

In addition, in connection with the Merger, on October 2, 2013, the special committee agreed to retain B. Riley & Co., LLC, which is referred to herein as B. Riley, to furnish a fairness opinion to the NTS board of directors. On October 20, 2013, at a meeting of the NTS board of directors, B. Riley rendered its oral opinion, subsequently confirmed by delivery of a written opinion later that day, that, as of October 20, 2013 and based upon and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by B. Riley, the Merger Consideration to be received by the holders (other than the Rollover Holder) of shares of NTS common stock pursuant to the Merger Agreement was fair, from a financial point of view, to the holders (other than the Rollover Holder) of shares of NTS common stock entitled to receive such Merger Consideration.

The full text of the written opinion of B. Riley, dated as of October 20, 2013, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken in rendering its opinion, is attached as Annex D to this proxy statement and is incorporated by reference in its entirety into this proxy statement. You are urged to read the opinion carefully and in its entirety. B. Riley’s opinion was addressed to, and provided for the information and benefit of, the NTS board of directors in connection with its evaluation of whether the Merger Consideration to be received by the holders (other than the Rollover Holder) of shares of NTS common stock was fair, from a financial point of view, to the holders (other than the Rollover Holder) of shares of NTS common stock entitled to receive such Merger Consideration and did not address any other aspects or implications of the Merger. B. Riley’s opinion does not address the fairness of the proposed Merger to the holders of any other class of securities, creditors or other constituencies of NTS, nor does it address the fairness of the amount or nature of any compensation to any of the officers, directors or employees of NTS, or any class of such persons. B. Riley was engaged solely to render its opinion and B. Riley was not engaged to, and did not, solicit any indications of interest from any parties with respect to a sale of all or part of NTS or any alternative transaction. B. Riley’s opinion does not address the relative merits of the Merger as compared to any alternative transaction of opportunity that might be available to NTS, nor does it address the underlying business decision of NTS to engage in the Merger. B. Riley’s opinion does not constitute a recommendation to the NTS board of directors or to any other persons in respect of the Merger, including as to how any holder of shares of common stock of NTS should act or vote in respect of the Merger. Finally, B. Riley did not express any opinion as to the price at which shares of NTS capital stock will trade at any time.

3

Interests of NTS Directors and Executive Officers in the Merger (see page 53)

In considering the recommendation of the NTS board of directors (with Mr. Nissenson abstaining), acting upon the unanimous recommendation of the special committee, to approve the Merger Agreement, NTS shareholders should be aware that certain NTS executive officers and directors may be deemed to have interests in the Merger that are different from, or in addition to, those of NTS shareholders generally. These interests, which may create actual or potential conflicts of interest, are, to the extent material, described in the section entitled “Special Factors—Interests of NTS Directors and Executive Officers in the Merger” beginning on page 53, and include, among others:

•	the expected ownership of equity interests in Holdings or its affiliates by the Rollover Holder after the completion of the Merger;

•	the potential establishment of an equity-based compensation plan and grants of equity awards to NTS’ executive officers and other key employees after completion of the Merger (although no agreement with management has been reached on the terms of any new equity plan, nor have any discussions with respect thereto commenced);

•	continued indemnification and directors’ and officers’ liability insurance applicable to the period prior to completion of the Merger;

•	severance payments and benefits if a qualifying termination of employment were to occur following the completion of the Merger; and

•	the honoring by the Surviving Corporation of the employment agreements of certain of our executive officers upon the closing of the Merger or the entry into new agreements to replace such existing employment agreements.

The NTS board of directors was aware of these potential conflicts of interest and considered them, among other matters, in evaluating and negotiating the Merger Agreement, in reaching its decision to approve the Merger Agreement, and in recommending to NTS shareholders that the Merger Agreement be approved. These interests include the entry by the Rollover Holder into the Voting Agreement and the Rollover Agreement, as discussed on page 77.

For a discussion of certain relationships between NTS and the Rollover Holder, see the section entitled “Related Party Transactions” beginning on page 83.

In addition, certain NTS directors and executive officers own significant amounts of NTS common stock, as described in the section entitled “Security Ownership of C ertain Beneficial Owners and Management ” beginning on page 101. Shares of NTS common stock held by NTS directors and executive officers (other than certain shares held by the Rollover Holder) will be treated in the Merger in the same manner as shares held by unaffiliated holders. Assuming the Merger was consummated on the record date, the Merger Consideration payable to the NTS executive officers and directors in the aggregate would consist of approximately $9,598,728 million in cash. See the section entitled “Special Factors—Interests of NTS Directors and Executive Officers in the Merger—Merger Consideration Payable to NTS Executive Officers and Directors” beginning on page 54.

Material U.S. Federal Income Tax Consequences of the Merger (see page 55)

The NTS shareholders’ receipt of the Merger Consideration in exchange for their shares of NTS common stock in the Merger will be a fully taxable transaction for U.S. federal income tax purposes.  For more information, see the section entitled “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 55.

NTS URGES YOU TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

Before deciding whether to vote for the proposals presented in this proxy statement, you should carefully consider all of the information contained in or incorporated by reference herein, as well as the specific material U.S. federal income tax consequences under the section entitled “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 55.

Regulatory Approvals Required for the Merger (see page 57)

Holdings and NTS are not required to make filings with antitrust authorities in the United States under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related rules and regulations, which is referred to herein as the HSR Act, which provide that certain transactions may not be completed until required information has been furnished to the Antitrust Division of the U.S. Department of Justice, referred to herein as the Antitrust Division, and the Federal Trade Commission, referred to herein as the FTC.

The Company holds licenses from the Federal Communications Commission, hereinafter referred to as the FCC, to provide telecommunications services. The FCC must approve the transfer of control of certain licenses held by the Company as a result of the Merger.

Holdings and NTS will seek to complete the Merger in the first quarter of 2014.

4

Legal Proceedings Related to the Merger (see page 58)

Purported NTS shareholders have filed a number of putative class actions challenging the Merger on behalf of all NTS shareholders. The defendants in these lawsuits include, among others, NTS, Holdings, members of their respective boards of directors and Merger Sub. The lawsuits seek various forms of relief, including an injunction barring or rescinding the Merger and damages. Additional information on these legal proceedings related to the Merger is provided in the section entitled “Special Factors—Legal Proceedings Related to the Merger,” beginning on page 58. The NTS and Holdings defendants believe the lawsuits are without merit and intend to defend vigorously against them.

The Parties to the Merger (see page 60)

NTS

NTS, Inc.

1220 Broadway

Lubbock, Texas 79401

(806) 771-5212

NTS was incorporated in the State of Nevada, in September 2000, as Xfone, Inc. NTS is a holding and managing company providing, through its subsidiaries, integrated communications services which include voice, video and data over the Company’s Fiber-To-The-Premise, or FTTP, and other networks.  Several years ago, NTS made a strategic decision to concentrate its operations in the United States; accordingly, in the summer of 2010 NTS discontinued and disposed of its operations in the United Kingdom and Israel. NTS currently has operations in Texas, Mississippi and Louisiana and also serves customers in Arizona, Colorado, Kansas, New Mexico, and Oklahoma.

Effective as of February 1, 2012, NTS changed its name from “Xfone, Inc.” to “NTS, Inc.” and as of February 2, 2012 its shares of common stock are traded on the NYSE MKT and the TASE under the new ticker symbol “NTS.” The name change is a reflection of NTS’ refined and enhanced business strategy, which began with its acquisition of NTS Communications, Inc. in 2008, and its focus on the build out of its high-speed FTTP network.

Holdings

T3 North Intermediate Holdings, LLC

c/o Tower Three Partners

Two Sound View Drive

Greenwich, Connecticut 06830

Tel: (203) 485-5800

Holdings, a Nevada limited liability company, was formed on October 18, 2013 by Tower Three solely for the purpose of owning NTS after the Merger. Holdings is currently owned by T3 North Holdings, LLC, a Delaware limited liability company, which itself is wholly-owned by the Guarantor. Holdings has not engaged in any business except for activities incidental to its formation and in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Merger Sub

North Merger Sub, Inc.

c/o Tower Three Partners

Two Sound View Drive

Greenwich, Connecticut 06830

Tel: (203) 485-5800

Merger Sub is a Nevada corporation formed on October 15, 2013 solely for the purpose of effecting the Merger. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement, including the preparation of applicable notice filings in connection with the Merger. Upon completion of the Merger, Merger Sub will cease to exist.

The Merger Agreement (see page 61)

The Merger Agreement is included as Annex A hereto. Holdings and NTS encourage you to read carefully the Merger Agreement in its entirety. It is the principal document governing the Merger and the other related transactions.

NTS Shareholder Approval (see page 64)

The Merger Agreement contemplates that the Merger is conditioned upon the approval of the Merger Proposal by holders of a majority of the outstanding shares of NTS common stock.

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Conditions to the Completion of the Merger (see page 74)

We currently expect to complete the Merger during the first quarter of 2014, subject to receipt of required shareholder and regulatory approvals and the satisfaction or waiver of the conditions to the Merger in the Merger Agreement.

Each party’s obligation to consummate the Merger is subject to the satisfaction or waiver of various conditions, which include the following:

•	the NTS Shareholder Approval has been obtained;

•	any applicable waiting period under the HSR Act relating to the merger has expired or terminated (which the parties to the Merger Agreement have subsequently determined is not required); and

•	no applicable law or ruling by a governmental authority is in effect that enjoins or prevents the consummation of the Merger or otherwise makes consummation of the Merger illegal.

The obligation of Holdings and Merger Sub to consummate the Merger is subject to the satisfaction or waiver of the following further conditions:

•	the representations and warranties of the Company set forth in the Merger Agreement are true and correct both when made and on the closing date of the Merger, except with respect to certain representations and warranties for which the failure to be true and accurate would not, individually or in the aggregate, reasonably be expected to have a “Material Adverse Effect” as described in the section entitled “The Merger Agreement—Representations and Warranties;”

•	the Company has performed or complied in all material respects with all of its obligations under the Merger Agreement at or prior to the closing date of the Merger;

•	Holdings has received a certificate signed by a senior executive officer of the Company with respect to the satisfaction of the two conditions described above;

•	there has been no event, change, or occurrence that has had, or would reasonably be expected to have, a “Material Adverse Effect;”

•	the Company has delivered to Holdings an affidavit stating that the Company is not and has not been a United States real property holding corporation; and

•	the Company has received a change of control consent from the Rural Utilities Service, lender under certain of the Company’s subsidiaries’ outstanding loan agreements, and approvals from certain governmental authorities, including the FCC.

The obligation of the Company to consummate the Merger is subject to the satisfaction or waiver of the following further conditions:

•	the representations and warranties of Holdings and Merger Sub set forth in the Merger Agreement are true and correct both when made and on the closing date of the Merger, unless the failure of any such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to impair in any material respect the ability of Holdings or Merger Sub to perform its obligations under the Merger Agreement or prevent or materially delay the consummation of the Merger;

•	Holdings and Merger Sub have performed or complied in all material respects with all of their obligations under the Merger Agreement at or prior to the closing date of the Merger; and

•	the Company has received a certificate signed by a senior executive officer of Holdings and Merger Sub with respect to the satisfaction of the two above-described conditions.

No party may rely on the failure of any of the above conditions to be satisfied if such failure was caused by such party’s failure to use its commercially reasonable efforts to consummate the Merger.

6

Termination (see page 75)

Generally, the Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, under the following circumstances:

•           by the mutual written consent of the parties;

•           by either Holdings or NTS, acting upon the recommendation of the special committee, if:

•	the Merger has not been consummated on or before April 18, 2014;

•	a final and nonappealable injunction has been entered permanently prohibiting the consummation of the Merger; or

•	the NTS Shareholder Approval is not obtained at the Special Meeting or any adjournment or postponement thereof;

•           by NTS, upon the recommendation of the special committee, if:

•	Holdings breaches or fails to comply with its representations, warranties, agreements or covenants in the Merger Agreement which would give rise to the failure of certain conditions to closing and such breach has not been cured by Holdings or waived by the Company within 20 days of receipt of written notice by NTS, subject to certain exceptions;

•	at any time prior to the time NTS has obtained the approval of its shareholders, if the board of directors of NTS authorizes the Company to enter into an acquisition agreement with respect to a Superior Proposal, subject to certain exceptions; or

•	Holdings fails to effect the Merger (i) after the conditions to the obligations of Holdings to effect the Merger have been satisfied and (ii) within two business days of the Company irrevocably confirming in writing to Holdings that (A) all of the conditions to the Company’s obligation to close have been satisfied or that it is waiving any of such conditions that remain unsatisfied and (B) it is ready, willing and able to consummate the Merger;

•           by Holdings if:

•	prior to the receipt of NTS Shareholder Approval, the NTS board of directors changes its recommendation in favor of the Merger to NTS shareholders;

•	the Company materially breaches any of its obligations under the Merger Agreement related to soliciting an alternative takeover proposal as described in the section entitled “The Merger Agreement—Other Takeover Proposals”; or

•	NTS breaches or fails to comply with its representations, warranties, agreements or covenants in the Merger Agreement which would give rise to the failure of certain conditions to closing and such breach has not been cured by the Company or waived by Holdings within 20 days of receipt of written notice by Holdings, subject to certain exceptions.

Termination Fees and Reimbursement of Expenses (see page 76)

The Merger Agreement provides that NTS is required to pay Holdings a termination fee of:

•	$2,274,582 if (i) Holdings terminates the Merger Agreement because, prior to obtaining NTS Shareholder Approval, the NTS board of directors changes its recommendation in favor of the Merger and the event giving rise to such termination is the submission of a takeover proposal by a person or group that is an excluded party (as described herein) at the time of such termination or (ii) the Company terminates the Merger Agreement to enter into an acquisition agreement related to a superior proposal with a person or group that is an excluded party at the time of such termination; or

•	$4,094,247 in all other circumstances giving rise to the obligation to make such payment as described in the section entitled “The Merger Agreement—Termination Fees and Reimbursement of Expenses.”

The Merger Agreement also provides that Holdings is required to pay NTS a termination fee of $6,141,371 if NTS terminates the Merger Agreement because (i) Holdings fails to consummate the closing under certain specified circumstances or (ii) Holdings breaches or fails to comply with its representations, warranties, agreements or covenants in the Merger Agreement in such a way as to give rise to the failure of certain conditions to closing and such failure has not been cured or waived within 20 days of receipt of written notice by NTS, subject to certain exceptions.

The Merger Agreement further provides that NTS is required to reimburse Holdings for up to $2,250,000 in connection with Holdings’ reasonable documented out-of-pocket expenses incurred in connection with the Merger Agreement if:

•	either NTS or Holdings terminates the Merger Agreement because the NTS Shareholder Approval is not obtained; or

•	Holdings terminates the Merger Agreement because NTS has breached or failed to comply with its representations, warranties, agreements or covenants in the Merger Agreement in such a way as to give rise to the failure of certain conditions to closing and such failure has not been cured within 20 days of receipt of written notice by Holdings, subject to certain exceptions.

In the event a subsequent termination fee is payable by the Company, the amount of reimbursed expenses will be credited against the subsequent termination fee.

7

Other Takeover Proposals (see page 69)

Until November 19, 2013, referred to herein as the Go-Shop Period End Date, NTS had the right to initiate, solicit and encourage any inquiry or the making of any takeover proposal.

Beginning on such date and thereafter, however, the Merger Agreement restricts the ability of NTS to, directly or indirectly:

•	solicit, initiate or knowingly facilitate or knowingly encourage any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a takeover proposal;

•	engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with or for the purpose of encouraging or facilitating, a takeover proposal; or

•	approve, recommend or enter into, or propose to approve, recommend or enter into, any letter of intent or similar document, agreement, commitment, or agreement in principle with respect to a takeover proposal.

In addition, but subject to certain exceptions, our board of directors is not permitted to: (A) withdraw or qualify, change or modify, in a manner adverse to Holdings, or publicly propose to withdraw or qualify, change or modify, in a manner adverse to Holdings, the recommendation of the board of directors in favor of the Merger Agreement; (B) publicly recommend the approval or adoption of, or approve or adopt, or publicly propose to recommend, approve or adopt, any alternative acquisition proposal; or (C) fail to publicly reaffirm the board of directors recommendation at the request of Holdings at any time after a takeover proposal shall have been made and not publicly rejected by the board of directors in favor of the Merger Agreement in this proxy statement.

If, however, at any time prior to the NTS Shareholder Approval having been obtained, NTS receives a bona fide, unsolicited written takeover proposal from any person that does not result from a breach of the non-solicitation provisions of the Merger Agreement and if the NTS board of directors, acting upon the recommendation of the NTS special committee, determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such takeover proposal constitutes or would reasonably be expected to lead to a superior proposal, then NTS may engage in or otherwise participate in discussions or negotiations with the person making such takeover proposal and its representatives and potential sources of financing regarding such takeover proposal.

The NTS Special Meeting (see page 79)

The Special Meeting of NTS shareholders is scheduled to be held at 10:30 a.m., local time, on Wednesday, February 26, 2014 at the corporate offices of NTS, located at 1220 Broadway, Lubbock, Texas 79401. At the NTS Special Meeting shareholders of NTS will be asked:

•	to approve the Merger Agreement, which provides for, among other things, the Merger Proposal; and

•	to approve the adjournment of the NTS Special Meeting, if necessary or appropriate, in the view of the NTS board of directors, to solicit additional proxies in favor of the Merger Proposal if there are not sufficient votes at the time of such adjournment to approve either proposal, which is referred to herein as the adjournment proposal.

You may vote at the NTS Special Meeting if you owned common stock of NTS at the close of business on the record date, January 21, 2014.

You may cast one vote for each share of common stock of NTS that you owned on the record date.

Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of NTS common stock. Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the outstanding shares of NTS common stock entitled to vote on the proposal present in person or represented by proxy at the Special Meeting.

As of January 21, 2014, the record date, the directors and executive officers of NTS as a group owned and were entitled to vote 11,412,901 shares of the common stock of NTS, representing approximately 26.3% of the outstanding shares of NTS common stock on that date. NTS currently expects that its directors and executive officers will vote their shares in favor of the Merger Proposal, but none of NTS’ directors or executive officers other than the Rollover Holder has entered into any agreement obligating them to do so.

Questions

If you have additional questions about the Merger or other matters discussed in this proxy statement after reading this proxy statement, you should contact InvestorCom, Inc. (“InvestorCom”), NTS’ proxy solicitation agent. The address of InvestorCom is 65 Locust Avenue, Suite 302, New Canaan, Connecticut 06840. If you would like additional copies of this proxy statement, without charge, or if you have questions about the Merger, including the procedures for voting your shares, you can call InvestorCom toll-free at (877) 972-0090, or you can e-mail InvestorCom at info@investor-com.com.

8

QUESTIONS AND ANSWERS ABOUT THE NTS SPECIAL MEETING

The following are answers to some questions that you, as a shareholder of NTS, may have regarding the Merger and the other matters being considered at the Special Meeting of shareholders of NTS, which is referred to herein as the Special Meeting or the NTS Special Meeting. NTS urges you to read carefully the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the Merger and the other matters being considered at the Special Meeting. Additional important information is also contained in the annexes to and the documents incorporated by reference into this proxy statement.

Q:           Why am I receiving this proxy statement?

A:

The board of directors of NTS is soliciting your proxy to vote at the NTS Special Meeting of shareholders because you owned shares of NTS common stock at the close of business on January 21, 2014, the record date for the NTS Special Meeting, and are therefore entitled to vote at the NTS Special Meeting. This proxy statement, along with a proxy card or a voting instruction card, is being mailed to shareholders on or about January 29, 2014. NTS has made these materials available to you on the internet, and NTS has delivered printed proxy materials to you or sent them to you by e-mail. This proxy statement summarizes the information that you need to know in order to cast your vote at the Special Meeting. You do not need to attend the Special Meeting in person to vote your shares of NTS common stock.

In order to complete the Merger, NTS shareholders must vote to approve the Merger Proposal, and all other conditions to the Merger must be satisfied or waived.

Q:	When and where will the Special Meeting be held?

A:	The NTS Special Meeting will be held at 10:30 a.m., local time, on Wednesday, February 26, 2014 at the corporate offices of NTS, located at 1220 Broadway, Lubbock, Texas 79401.

Q:	On what matters will I be voting?

A:

You are being asked to approve a proposal to approve the Merger Agreement, dated October 20, 2013, by and among NTS, Holdings and Merger Sub, as such agreement may be amended from time to time. The Merger Agreement provides for, among other things, the Merger Proposal. A copy of the Merger Agreement is attached to this proxy statement as Annex A.

In addition you are also being asked to vote on a proposal to adjourn the NTS Special Meeting, if necessary or appropriate, in the view of the NTS board of directors, to solicit additional proxies in favor of the Merger Proposal if there are not sufficient votes at the time of such adjournment to approve either proposal, which is referred to herein as the adjournment proposal.

Q:	What consideration will NTS shareholders receive if the Merger is completed?

A:	If the Merger is completed, each issued and outstanding share of NTS common stock will be cancelled and, in lieu thereof, the holders of shares of Company common stock shall be entitled to receive the Merger Consideration, without interest and less any applicable tax withholding.

Q:	How does the NTS board of directors recommend that I vote?

A:	The NTS board of directors (with Mr. Nissenson abstaining, for the reasons discussed herein), upon the unanimous recommendation of the special committee, recommends that NTS shareholders vote “FOR” the Merger Proposal and, if necessary, vote “FOR” the adjournment proposal. You should read “Special Factors—The Company’s Purpose and Reasons for the Merger and Recommendation of the Special Committee and the Board of Directors” beginning on page 22 for a discussion of the factors that our board of directors considered in deciding to recommend the approval of the Merger Agreement. In addition, in considering the recommendation of the NTS board of directors, acting upon the unanimous recommendation of the NTS special committee, to approve the Merger Agreement, NTS shareholders should be aware that certain NTS executive officers and directors may be deemed to have interests in the Merger that are different from, or in addition to, those of NTS shareholders generally. These interests, which may create actual or potential conflicts of interest, are, to the extent material, described in the section entitled “Special Factors—Interests of NTS Directors and Executive Officers in the Merger” beginning on page 53.

9

Q:	How do I vote?
A:	After you have carefully read this proxy statement and have decided how you wish to vote your shares of NTS common stock, please vote your shares promptly.

Shareholders of Record

If your shares of NTS common stock are registered directly in your name with NTS’ transfer agent, Transfer Online, Inc., you are the shareholder of record of those shares and these proxy materials have been mailed or e-mailed to you by NTS. You may vote your shares by internet or by mail as further described below. Your vote authorizes Niv Krikov, as your proxy, with the power to appoint his substitute, to represent and vote your shares as you directed.

•	Vote by Internet—http://www.transferonline.com/proxy

•	Use the internet to transmit your voting instructions 24 hours a day, seven days a week until 11:59 p.m. (Eastern Time) on Tuesday, February 25, 2014.

•	Please have your proxy card available and follow the instructions to obtain your records and create an electronic ballot.

•	Vote by Mail

•	Complete, date and sign your proxy card and return it in the postage-paid envelope provided.

Only the latest dated proxy received from you, whether by internet or mail, will be voted at the NTS Special Meeting. If you vote by internet, you do not also need to mail your proxy card. You may also vote in person at the NTS Special Meeting.

Beneficial Owners

If your shares of NTS common stock are held in a stock brokerage account, by a bank, broker or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker or nominee that is considered the holder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or nominee on how to vote your shares via the internet or by telephone if the bank, broker, trustee or nominee offers these options or by signing and returning a proxy card. Your bank, broker, trustee or nominee will send you instructions for voting your shares. Please note that you may not vote shares held in street name by returning a proxy card directly to NTS or by voting in person at the Special Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or nominee. Further, brokers, banks and nominees who hold shares of NTS common stock on your behalf may not give a proxy to NTS to vote those shares without specific instructions from you.

For a discussion of the rules regarding the voting of shares held by beneficial owners, please see the question below entitled “If I am a beneficial owner of shares of NTS common stock, what happens if I don’t provide voting instructions? What is discretionary voting? What is a broker non-vote?”

Q:	What vote is required to approve each proposal?

A:

Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of NTS common stock.

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the outstanding shares of NTS common stock entitled to vote on the proposal present in person or represented by proxy at the Special Meeting.

Q:	How many votes do I and others have?

A:	You are entitled to one vote for each share of NTS common stock that you held as of the record date. As of the close of business on January 21, 2014, the record date, there were 43,436,812 outstanding shares of NTS common stock.

10

Q:	How will our directors and executive officers vote on the proposal to approve the Merger Agreement?

A:	As of January 21, 2014, the record date, the directors and executive officers of NTS as a group owned and were entitled to vote 11,412,901 shares of the common stock of NTS, representing approximately 26.3% of the outstanding shares of NTS common stock on that date. NTS currently expects that its directors and executive officers will vote their shares in favor of the Merger Proposal, but none of NTS’ directors or executive officers other than Guy Nissenson (at times referred to herein as the Rollover Holder) has entered into any agreement obligating any of them to do so.

In connection with entry into the Merger Agreement, Holdings, NTS and the Rollover Holder, entered into a voting agreement, which is referred to herein as the Voting Agreement, with respect to the Merger. The Voting Agreement generally requires that the Rollover Holder, in his capacity as a shareholder of NTS, vote all of his shares of NTS common stock in favor of the Merger Proposal and against alternative transactions and generally prohibits the Rollover Holder from transferring his shares of NTS common stock prior to the consummation of the Merger. As of January 21, 2014, the record date, the Rollover Holder beneficially held 6,575,244 shares of NTS common stock, representing beneficial ownership of approximately 14.1% of the shares of NTS common stock, of which 3,432,865 shares are either held of record by the Rollover Holder as of the record date or over which he possesses voting rights and are therefore in either case subject to the Voting Agreement.

Q:	What will happen if I fail to vote or I abstain from voting?

A:	Your failure to vote will have the same effect as a vote against the Merger Proposal, but will have no effect on the adjournment proposal. Your abstention from voting will have the same effect as a vote against the Merger Proposal and the adjournment proposal.

Q:	How many shares must be present to hold the NTS Special Meeting?

A:	Under Nevada law and the reamended and restated bylaws of NTS, the presence in person or by proxy of a majority of the outstanding shares of NTS common stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the NTS Special Meeting. The inspector of election will determine whether a quorum is present. If you are a beneficial owner (as defined above) of shares of NTS common stock and you do not instruct your bank, broker or other nominee how to vote your shares on any of the proposals, your shares will not be counted as present at the Special Meeting for purposes of determining whether a quorum exists. Votes of shareholders of record who are present at the Special Meeting in person or by proxy will be counted as present at the Special Meeting for purposes of determining whether a quorum exists, whether or not such holder abstains from voting on all of the proposals.

Q:	If I am a beneficial owner of shares of NTS common stock, what happens if I don’t provide voting instructions? What is discretionary voting? What is a broker non-vote?

A:	If you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any proposal for which your broker does not have discretionary authority to vote. The rules of the NYSE MKT LLC, referred to herein as the NYSE MKT, determine whether proposals presented at shareholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your broker, bank or other holder of record is permitted under NYSE MKT rules to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your broker, bank or other holder of record is not permitted under NYSE MKT rules to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a non-discretionary proposal because the holder of record has not received voting instructions from the beneficial owner.

Under the rules of the NYSE MKT, each of the proposals to be presented at the NTS Special Meeting is a non-discretionary proposal. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any of the proposals. A broker non-vote would have the same effect as a vote against the Merger Proposal, but no effect on the adjournment proposal. In addition, such shares will not be considered present at the Special Meeting for purposes of determining the existence of a quorum.

Q:	What will happen if I return my proxy card without indicating how to vote?

A:	If you sign and return your proxy card without indicating how to vote on any particular proposal, the NTS common stock represented by your proxy will be voted in favor of each such proposal. Proxy cards that are returned without a signature will not be counted as present at the NTS Special Meeting and cannot be voted.

Q:	Can I change my vote after I have returned a proxy or voting instruction card?

A:	Yes. You can change your vote at any time before your proxy is voted at the Special Meeting. You can do this in one of four ways:

•	you can grant a new, valid proxy bearing a later date;

•	you can send a signed notice of revocation; or

•	if you are a holder of record, you can attend the Special Meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

•	if your shares of NTS common stock are held in an account with a broker, bank or other nominee, you must follow the instructions on the voting instruction card you received in order to change or revoke your instructions.

If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to the Secretary of NTS, as specified in this proxy statement, no later than the beginning of the Special Meeting. If your shares are held in street name by your broker, bank or nominee, you should contact them to change your vote.

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Q:	Do I need identification to attend the NTS Special Meeting in person?

A:	Yes. Please bring proper identification, together with proof that you are a record owner of shares of NTS common stock. If your shares are held in street name, please bring acceptable proof of ownership, such as a letter from your broker or an account statement stating or showing that you beneficially owned shares of NTS common stock on the record date.

Q:	Are NTS shareholders entitled to appraisal rights?

A:	No. The Nevada Revised Statutes, or the NRS, do not provide for appraisal rights in transactions like the proposed Merger and NTS does not intend to offer you appraisal rights.

Q:	What do I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials for the NTS Special Meeting, including multiple copies of this proxy statement, proxy cards and/or voting instruction forms. This can occur if you hold your shares of NTS common stock in more than one brokerage account, if you hold shares directly as a record holder and also in street name, or otherwise through a nominee, and in certain other circumstances. If you receive more than one set of voting materials, each should be voted and/or returned separately in order to ensure that all of your shares of NTS common stock are voted.

Q:	If I am an NTS shareholder, should I send in my NTS stock certificates with my proxy card?

A:	No. Please DO NOT send your NTS stock certificates with your proxy card. After the Merger is completed, if you held certificates representing shares of NTS common stock prior to the Merger, Wells Fargo Bank N.A., Holdings’ paying agent, will send you a letter of transmittal and instructions for exchanging your shares of NTS common stock for the Merger Consideration. Upon surrender of the certificates for cancellation along with the executed letter of transmittal and other required documents described in the instructions, you will receive the Merger Consideration.

Q:	Do you expect the Merger to be taxable to NTS shareholders?

A:	Yes. The receipt of the Merger Consideration in exchange for shares of NTS common stock in the Merger will be a fully taxable transaction. Please review carefully the information under “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 55, for a description of the material U.S. federal income tax consequences of the Merger. The tax consequences to you will depend on your own situation. Please consult your tax advisors as to the specific tax consequences to you of the Merger, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws in light of your particular circumstances.

Q:	When do you expect the Merger to be completed?

A:	NTS is working to complete the Merger as quickly as possible, and expects to complete the Merger in the first quarter of 2014. However, NTS cannot assure you when or if the Merger will occur. The Merger is subject to regulatory and shareholder approvals and other conditions, and it is possible that factors outside the control of both NTS and Holdings could result in the Merger being completed at a later time, or not at all. There may be a substantial amount of time between the NTS Special Meeting and the completion of the Merger. NTS hopes to complete the Merger as soon as reasonably practicable following the receipt of all required approvals.

Q:	Whom should I call with questions about the Special Meeting or the Merger?

A:	The information provided above in the question-and-answer format is for your convenience only and is merely a summary of some of the information in this proxy statement. You should carefully read the entire proxy statement, including its annexes. If you would like additional copies of this proxy statement, without charge, or if you have questions about the Merger, including the procedures for voting your shares, you should contact InvestorCom, NTS’ proxy solicitation agent. The address of InvestorCom is 65 Locust Avenue, Suite 302, New Canaan, Connecticut 06840. You can call InvestorCom toll-free at (877) 972-0090, or you can e-mail InvestorCom at info@investor-com.com.

You may also wish to consult your legal, tax and/or financial advisors with respect to any aspect of the Merger, the Merger Agreement or other matters discussed in this proxy statement.

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Summary Financial Information

The following historical consolidated financial information of NTS should be read in conjunction with, and are qualified by reference to, NTS’ consolidated financial statements, including the notes thereto, and the section of this proxy statement entitled “Important Information Regarding the Company — Management’s Discussion and Analysis of Financial Conditions and Results of Operations.” The historical consolidated financial information is derived from, and qualified by reference to, NTS’ audited as well as unaudited consolidated financial statements previously filed with the SEC.

		12/31/2012	12/31/2011	9/30/2013	9/30/2012
		Audited	Audited	Unaudited	Unaudited

(1)	Current assets	13,912,234	13,680,188	13,187,062
	Noncurrent assets	94,570,765	77,847,416	104,155,023
	Current liabilities	20,160,955	17,276,881	22,046,079
	Noncurrent liabilities	60,918,176	46,583,297	68,279,780
	Redeemable preferred stocks	N/A	N/A	N/A
	Noncontrolling interests	N/A	N/A	N/A
	Total equity	27,403,868	27,667,426	27,016,226

	Net sales/Gross revenues	59,870,468	57,657,834	44,928,122	44,934,434
	Cost of services (including related depreciation and amortization)	32,099,954	31,281,372	23,695,179	24,257,550
	Loss from continuing operations before extraordinary items and cumulative effect of a change in accounting principle	(546,993)	(1,015,844)	(1,126,022)	(297,831)
	Net loss attributable to the entity	(546,993)	(1,167,409)	(1,126,022)	(297,831)

	Basic and diluted loss per share:
(2)	Loss from continued operations	(0.01)	(0.04)	(0.03)	(0.01)
(3)	Basic and diluted loss per share	(0.01)	(0.05)	(0.03)	(0.01)

(4)	Ratio of earnings to fixed charges	0.84	0.77	0.63

(5)	Book value per share as of the most recent balance sheet date			0.62

SPECIAL FACTORS

General Description and Effects of the Merger

Under the terms of the Merger Agreement and in accordance with the NRS, at the Effective Time, Merger Sub, a wholly owned subsidiary of Holdings, will merge with and into NTS, with NTS surviving the Merger as a wholly owned subsidiary of Holdings. Both Holdings and Merger Sub are affiliates of Tower Three.

The completion of the Merger, which is referred to herein as the closing, will take place no later than the second business day after the closing conditions contained in the Merger Agreement have been satisfied or waived (other than conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions), unless another time is agreed to by the parties in writing. The Merger will become effective when the articles of merger are duly filed with the Secretary of State of the State of Nevada or at a later time as agreed by NTS and Holdings and specified in the articles of merger, which is referred to herein as the Effective Time.

Pursuant to the Merger Agreement, at the Effective Time, each issued and outstanding share of NTS common stock will be cancelled and, in lieu thereof, the holders of shares of Company common stock shall be entitled to receive the Merger Consideration, without interest and less any applicable tax withholding.  At the closing of the Merger, each holder of a certificate theretofore representing any shares of NTS common stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate (if such shares are certificated).

Following and as a result of the Merger, NTS shareholders (other than the Rollover Holder) will no longer have any interest in, and will no longer be shareholders of, NTS, and will not participate in any of NTS’ future earnings or growth. In addition, upon completion of the Merger, the registration of shares of NTS common stock under the Exchange Act will be terminated and NTS will cease to be a publicly traded company, and price quotations with respect to shares of NTS common stock in the public market will no longer be available. The Merger Agreement is attached as Annex A to this proxy statement.

Pursuant to the Merger Agreement, all equity awards relating to shares of NTS common stock other than certain warrants will be cancelled and converted upon the consummation of the Merger into the right to receive the option consideration or the warrant consideration, as the case may be. For additional information on equity awards relating to shares of NTS, see the section entitled “—Treatment of Options and Warrants” beginning on page 57.

The parties to the Merger Agreement intend to complete the Merger in the first quarter of 2014. However, the Merger is subject to approvals and other conditions, and it is possible that factors outside the control of the parties could result in the Merger being completed at a later time, or not at all.

Background of the Merger

The following is a discussion of the Merger, including the process undertaken by the Company, the special committee and the board of directors in identifying and determining whether to engage in the proposed transaction. This discussion of the Merger is qualified by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

The board of directors and senior management regularly evaluate the Company’s business strategy, prospects for growth and opportunities to maximize value for the Company’s shareholders. As part of this ongoing process, the board of directors and senior management also periodically review strategic alternatives that may be available to the Company, including potential joint ventures, mergers and acquisitions and divestitures.  The Company and its predecessors have  used Oberon for financial advice and investment banking services on an ongoing basis for approximately ten years, including advising the Company on potential mergers and acquisitions, equity financings and debt financings.

On March 7, 2013, Mr. Michael F. Nold, Managing Director of Tower Three, met a representative of Oberon to discuss general business matters unrelated to NTS. During the course of the meeting such representative of Oberon mentioned NTS, and  Mr. Nold expressed an interest in meeting with management and learning more about the Company’s business.

On March 14, 2013, Oberon facilitated an introductory telephonic meeting between Mr. Nold and Mr. Guy Nissenson, Chairman of the Board and Chief Executive Officer of the Company. At the end of the discussion  Mr. Nold inquired as to whether the Company would consider a potential transaction. Mr. Nissenson explained that while the Company was not actively exploring strategic transactions, the board of directors always considered opportunities to increase shareholder value.

On April 10, 2013, the Company entered into a confidentiality agreement with Tower Three.

On April 24, 2013, Mr. Nold, Mr. Nissenson and a representative of Oberon had a meeting in Dallas, Texas. At the conclusion of the meeting, Mr. Nold indicated to the representative of Oberon that a potential acquisition proposal for the Company might be made by Tower Three, subject to diligence. Following this meeting, the Company provided due diligence materials, including certain information on potential future financial performance prepared by management (the “April Projections”) to Tower Three.

On May 29, 2013, Mr. Nissenson, Mr. Tal Sheynfeld, Executive Vice President of Business Development at NTS Communications, Inc. (“NTSC”), and a representative of Oberon met with representatives of Tower Three, including Mr. Nold, at Tower Three’s offices in Greenwich, Connecticut. At the meeting, Mr. Nold indicated that Tower Three might be willing to pay $2.00 per share to acquire the Company, subject to further business diligence.

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On June 17, 2013, the Company entered into an engagement letter with Oberon to act as a financial advisor in connection with the possible sale of the Company.

On July 2, 2013, another potential financial sponsor  (“Company A”) approached the Company with respect to a potential transaction.

On July 7, 2013, the Company and  Company A  executed a confidentiality agreement and certain due diligence materials were thereafter shared by the Company with Company A.

In the middle of July 2013, Company A had a telephonic meeting with Company management inquiring as to whether the Company would be interested in pursuing an at-the-market “private investment in public equity” (“PIPE”) transaction. The trading price of the Company’s stock at this time was approximately $1.50. No indication of interest, however, was ultimately received from Company A.

In late July 2013, Mr. Nissenson and Tower Three had a preliminary discussion regarding Mr. Nissenson’s potential role in the Company on a post-transaction basis. Tower Three indicated a desire for Mr. Nissenson to roll over some of his equity in NTS into Tower Three's acquisition vehicle and serve on the board of directors of that entity. Tower Three also indicated a preference that Mr. Nissenson enter into a new employment agreement to replace his current employment agreement. Mr. Nissenson indicated to Mr. Nold that he was not averse to rolling over a portion of his equity in the Company.

On August 2, 2013, the Company received a preliminary and non-binding indication of interest, (the “Indication of Interest”), from Tower Three to acquire all of the Company’s outstanding equity at a cash purchase price of $2.00 per share, an approximately 28% premium over the average closing trading price for the Company’s shares of common stock over the previous 30-day trading period, subject to confirmatory due diligence and certain other conditions set forth in the Indication of Interest, including that Mr. Nissenson roll over a portion of his equity in the Company. The Indication of Interest provided for a 30-day exclusivity period.  The Indication of Interest also provided that Tower Three anticipated retaining select members of the Company’s senior management, including Mr. Nissenson, after the closing of the potential transaction.  The Indication of Interest was circulated to the NTS board of directors shortly after its receipt by management.

On August 6, 2013, the NTS board of directors convened a telephonic meeting. A representative from Sichenzia Ross Friedman Ference LLP (“Sichenzia”), outside corporate counsel to the Company, participated in the meeting. Mr. Nissenson provided an overview of the Indication of Interest, including the condition that he roll over a portion of his equity in the Company, and his preliminary meetings to date with Mr. Nold and other representatives of Tower Three, which letter and preliminary meetings were subsequently discussed by the board of directors. The representative from Sichenzia reviewed the board of directors’ fiduciary duties in the context of a potential sale of the Company. In addition, given Mr. Nissenson’s potential direct interest in the transaction, the representative from Sichenzia highlighted the potential of forming a special committee of independent directors to consider the Company’s strategic options and negotiate any potential sale. The board of directors then engaged in further discussion and agreed (with Mr. Nissenson abstaining) to (a) explore the potential sale of the Company to Tower Three, (b) approve the entry into exclusivity with Tower Three at a subsequent time (see following paragraph), and (c) notwithstanding that the NTS board of directors was, other than Mr. Nissenson, composed of non-employee directors without any potential conflicts of interest, form a special committee, consisting of three independent directors, Messrs. Jeffrey E. Eberwein, Don Carlos Bell III and Richard K. Coleman, Jr., to evaluate a potential strategic transaction with Tower Three and any other strategic alternatives available to the Company. Messrs. Eberwein, Bell and Coleman were selected to serve on the special committee based on their independence as directors as well as their financial and industry experience and acumen. The special committee was authorized to (i) explore and evaluate the proposed transaction with Tower Three, (ii) review, and hold meetings and discussions regarding, alternate proposals for business combinations or other strategic transactions involving the Company and evaluate potential counterparties, (iii) make recommendations to the board of directors regarding the foregoing , including recommending that the board of directors not approve the transaction  and (iv) retain, at the expense of the Company, such financial, legal and other advisors and/or seek fairness or other professional opinions as it deemed appropriate. The board of directors also determined that Mr. Nissenson, Mr. Niv Krikov, Chief Financial Officer of the Company, and Mr. Alon Reisser, General Counsel and Corporate Secretary of the Company, because of their knowledge of the Company’s business, should participate at meetings of the special committee but have no voting rights. The board of directors also determined to not  immediately sign the Indication of Interest, which would have bound the Company to the 30-day exclusivity period.

On August 14, 2013, Mr. Nissenson, Mr. Sheynfeld and representatives of Tower Three and Oberon met at Tower Three’s offices in Greenwich, Connecticut and discussed the Company’s business,  growth opportunities and capital needs.

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Also on August 14, 2013, the Company released and filed its quarterly report on Form 10-Q for the three months ended June 30, 2013. The Company disclosed a net loss of $984,731 for the three months ended June 30, 2013, a decrease of $1,057,476 compared to the net gain of $72,745 reported for the three months ended June 30, 2012, which was primarily attributable to increases in the Company’s selling expenses, general and administrative expenses and financing expenses.

On August 19, 2013, Mr. Nold asked a representative of Oberon whether the Company was prepared to agree to the exclusivity provision in the Indication of Interest.

On August 23, 2013, the Company agreed to enter into exclusivity with Tower Three and representatives of the Company and Oberon began the process of creating and populating a virtual data room containing diligence materials and other information responsive to Tower Three’s due diligence requests and provided Tower Three and its representatives with access to the virtual data room.

On August 27, 2013, representatives of Tower Three circulated a preliminary timetable for completing their due diligence.

On August 29, 2013, the special committee met telephonically, and  Oberon provided an update with respect to Tower Three’s ongoing due diligence.

From late August through the beginning of October 2013, Tower Three and its financial and legal advisors conducted an extensive due diligence review of the Company’s financial, legal and other matters.

On September 4, 2013, Company A sent an email to the Company asking for an update with respect to their previous conversations in July 2013. The Company advised Company A that it was unable to discuss a potential transaction with them due to the exclusivity agreement with Tower Three. On September 6, 2013, in accordance with the terms of the exclusivity arrangements, a representative of Oberon notified Tower Three on behalf of the Company of the Company’s receipt of correspondence from Company A.

On September 10, 2013, the special committee  convened a telephonic meeting which Mr. Eberwein did not attend. Oberon updated the special committee with respect to Tower Three’s progress in completing its due diligence. The special committee discussed whether Tower Three could complete its due diligence and enter into a definitive agreement with the Company within the 30-day exclusivity period. In addition, a representative of Oberon advised the special committee that he had sent an email on September 6, 2013 to Tower Three on behalf of the Company notifying them of correspondence the Company had received from Company A. The representative of Oberon explained to the special committee that  Company A had previously indicated in July 2013 that it would consider a potential PIPE transaction but that a valuation of the Company at or around $2.00 per share was likely too high, in light of Company A’s earlier indication that the purchase price for the PIPE transaction would be at an " at-the-market " price.   During the discussion, it was noted that such a potential transaction, aside from suggesting a lower valuation premium, was  dilutive to the shareholders of the Company.

On September 17, 2013, given (i) Mr. Nissenson’s potential direct interest in the transaction, (ii) the objective of limiting participation in special committee meetings to independent members of the board of directors with guests to be invited as necessary or deemed appropriate by the special committee and (iii) the fact that Tower Three had indicated that its counsel was in the process of drafting an initial draft of the Merger Agreement for distribution to the Company in the next few days, Messrs. Nissenson, Krikov and Reisser stepped down from their participatory, non-voting roles in the special committee.  Mr. Nissenson thereafter was invited to participate in meetings of the special committee solely in order to update the special committee on the Company’s progress in responding to Tower Three’s due diligence requests. On the same day, the special committee convened a telephonic meeting attended by Olshan Frome Wolosky, LLP (“Olshan”), whom the special committee had engaged as its independent legal advisor  to advise the special committee on the proposed transaction with Tower Three and any strategic alternatives.  The special committee  also elected Mr. Eberwein as Chairman of the special committee. Mr. Eberwein’s election had been delayed in part due to the Company not entering into exclusivity with Tower Three until the 17th day after the special committee was formed. Mr. Eberwein was chosen as Chairman of the special committee due to his background of investing in securities of public companies as well as his experience serving on the boards of directors (and audit and corporate governance committees thereof) of several public and non-public companies.

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On September 19, 2013, the special committee convened a telephonic meeting which Mr. Coleman did not attend. Representatives of Oberon and Olshan and Mr. Nissenson  were invited to participate. Oberon updated the special committee with respect to Tower Three’s progress in completing its due diligence, noting that Tower Three had requested a three-week extension of exclusivity through October 15, 2013 to ensure there was adequate time to complete its due diligence and to negotiate the terms of a definitive merger  agreement.

Olshan advised the special committee that it had contacted Weil, Gotshal & Manges LLP (“Weil”), legal counsel to Tower Three, to discuss the proposed transaction and to advise them that Olshan had been engaged as counsel to the special committee. Olshan reviewed their discussion with Weil. Mr. Nissenson was asked for management’s perspective on extending exclusivity. Mr. Nissenson indicated he believed Tower Three was serious about pursuing a transaction, and while he was not averse to an extension, it should not be for an extended period of time and that the due diligence process should not be open-ended.  At the special committee’s request, Mr. Nissenson excused himself from the meeting.

Olshan then summarized the disclosure and other legal matters, including the board of directors’ fiduciary duties to shareholders implicated by a potential sale of the Company. The special committee noted that any definitive agreement with Tower Three or its affiliates should contain provisions  such as a “go shop” that would enable the board to confirm that the proposed Merger consideration being offered by Tower Three was the best price reasonably obtainable for the Company's shares. The special committee discussed the process for requesting a fairness opinion with respect to Tower Three’s per share offer price in the event that the special committee determined that a transaction with Tower Three was in the best interests of the Company's shareholders. Finally, the special committee discussed an extension of exclusivity with Tower Three. It was noted that Tower Three had devoted, and was continuing to devote, significant resources to the proposed transaction. The special committee determined to recommend to the board of directors that exclusivity be extended until the early part of the week of September 21, 2013, and that additional extensions be contingent upon the special committee’s initial review of the draft merger agreement, but that such extension would not exceed two weeks in total.

On September 21, 2013, additional management projections prepared by the Company were provided to Tower Three.

On September 22, 2013, the board of directors convened a telephonic meeting to discuss granting an extension  of Tower Three's exclusivity period. The board of directors (with Mr. Nissenson abstaining) authorized and empowered the special committee , in its sole discretion and upon such terms as it deemed appropriate, to extend Tower Three’s exclusivity through October 6, 2013. Later on the same day, the special committee convened a telephonic meeting and determined to extend exclusively with Tower Three  to September 25, 2013,  pending receipt of a draft Merger Agreement.

On September 23, 2013, Olshan received from Weil a  draft Merger Agreement.

On September 25, 2013, the special committee convened a telephonic meeting to which Mr. Nissenson, Mr. Alan L. Bazaar, a director and the Chairman of the Company’s audit committee, and representatives of Oberon and Olshan were invited. Mr. Nissenson provided a detailed update on the ongoing due diligence process, after which he excused himself from the meeting at the special committee’s request. Oberon noted that due diligence seemed to be concluding and Tower Three continued to move forward on the proposed transaction. Olshan reviewed some of the key provisions in the draft Merger Agreement, including a termination fee equal to 5.5% of the Company’s enterprise value, the lack of a “go-shop” provision allowing the Company to actively solicit competing proposals and continue negotiating after the expiration of the go-shop period with parties that had made bona fide competing proposals during the go-shop period and the lack of a majority of disinterested shareholders voting requirement. Olshan reviewed the significance of these provisions and a proposed non-solicitation provision. Olshan also highlighted certain issues which could impact certainty of closing, such as a requirement that the Company accomplish the exercise of warrants held by certain warrant holders who were not required, under the terms of their warrants, to exercise their warrants and that prior to closing the Company obtain various contractual and regulatory consents.   Following discussion, the  special committee instructed Olshan to revise the draft  Merger Agreement to include a significantly reduced termination fee, a go-shop provision, fewer closing conditions, a majority of disinterested shareholders voting requirement and a more flexible non-solicitation provision.

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The special committee also discussed retaining a second investment banker to evaluate, from a financial point of view, the fairness of the consideration to be received by the unaffiliated shareholders of the Company in any transaction, including with Tower Three,  and reviewed the qualifications of several investment banking firms. It was the consensus of the special committee that it should begin the process of retaining a second investment banker to potentially provide such an opinion. The special committee believed a second fairness opinion would further confirm the fairness of a transaction, including the Merger.  The special committee also agreed to extend exclusivity with Tower Three  until October 6, 2013.

On September 27, 2013, Olshan circulated a revised draft of the Merger Agreement , which included a 45-day go-shop period, a bifurcated break-up fee depending on whether the event giving rise to such termination involved a third party that submitted an alternative transaction proposal during the go-shop period, a reduction in the number of closing conditions and a requirement that a majority of disinterested shareholders approve the transaction.

On September 29, 2013, the Company prepared and provided to Tower Three management projections updating the set of projections provided to Tower Three on September 21, 2013.

Between September 30 and October 2, 2013, Mr. Bell and representatives of Olshan held discussions with representatives of B. Riley and two other investment banking firms, each of which had extensive expertise with merger and acquisition advisory matters.

On September 30, 2013, Mr. Nissenson advised the Chairman of the special committee as well as the respective legal counsels to the Company and the special committee that he had engaged his own counsel to represent him with respect to the Rollover Agreement, the Voting Agreement and employment related matters, if any.

Later that same day, Weil circulated a list of issues to be discussed with respect to Olshan’s revised draft of the Merger Agreement and proposed a conference call the following day to discuss.

On October 1, 2013, Weil, Olshan, Sichenzia and the Company’s in-house counsel held a conference call to discuss Olshan’s proposed revisions to the Merger Agreement, including, among other things, the proposal to leave certain warrants outstanding unless the warrant holders elected to exercise them before closing, the inclusion of a go-shop provision, changes to the non-solicitation provision, the elimination of a number of closing conditions, the insertion of a majority of disinterested shareholders voting requirement and the reduction of the termination fee, none of which had been viewed favorably by Tower Three. The revised draft of the Merger Agreement also included a reverse termination fee payable by Holdings if the Merger Agreement were to be terminated by the Company because of Holdings’ breach of the Merger Agreement or if Holdings had not closed the Merger within two business days of notice that all closing conditions had been satisfied.

Later the same day, Weil circulated initial drafts of the Rollover Agreement and Voting Agreement to Phelps Dunbar LLP, Mr. Nissenson's legal counsel, and a draft of the Limited Guarantee to the Company, Sichenzia and Olshan.

At a telephonic meeting held on October 2, 2013, the special committee determined, after considering the respective qualifications, reputations, experience and proposed fee arrangements of the independent investment banking firms previously interviewed , to retain B. Riley. In addition, the special committee discussed whether Oberon should be requested to give a fairness opinion if a definitive agreement was entered into given Oberon’s familiarity with the Company and their knowledge of the telecommunications industry. The special committee also discussed under what circumstances they would agree to further extend exclusivity with Tower Three.

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On October 3, 2013, Olshan circulated to Weil proposed revisions to the Merger Agreement, which primarily related to the Company’s representations and warranties.

On October 4, 2013, the board of directors convened a telephonic meeting to receive an update on the special committee's discussions with Tower Three and determined (with Mr. Nissenson abstaining) to (i) authorize and empower the special committee to, in its sole judgment and on such terms as the special committee deemed appropriate, further extend Tower Three's exclusivity period, provided that such extension or extensions would not exceed a cumulative 21 days, and, (ii) upon the recommendation of the compensation committee and in view of the time being expended by the members of the special committee, to compensate each member of the special committee with a flat fee of $15,000, payable whether or not the proposed transaction was completed, in two equal installments in the fourth quarter of 2013 and the first quarter of 2014, respectively. On the same day, at the direction of the special committee, the Company entered into an engagement letter with B. Riley to provide a fairness opinion and agreed to extend Tower Three’s exclusivity period to October 13, 2013.

Later on October 4, 2013, B. Riley contacted Olshan to discuss the proposed transaction’s background and expected timetable for entering into a definitive Merger Agreement and also sent to Olshan a list of diligence requests, which Olshan and the Company provided responses to over the course of the next two days.

Over the course of October 7 and October 8, 2013, Olshan circulated to Weil a revised draft of the Limited Guarantee and several additional comments to the Merger Agreement on behalf of the Company’s in-house and Israeli counsel.

On October 8, 2013, B. Riley met telephonically with the Company’s senior management to conduct a due diligence session and discuss the Company’s evaluation of the potential transaction with Tower Three and the business, operating and regulatory environment, financial condition, prospects and strategic objectives of the Company.

Later on October 8, 2013, Weil circulated to the Company and Olshan a revised draft of the Merger Agreement which proposed, among other things, (i) a 15-day go-shop period, (ii) deleting the majority of disinterested shareholders voting requirement, (iii) re-inserting as a closing condition the receipt of certain consents and approvals in addition to applicable FCC and state regulatory consents, (iv) a termination fee equal to 4.5% of the aggregate Merger Consideration, with a Company termination fee of 2.5% of the aggregate Merger Consideration if the event giving rise to such termination involved a third party that submitted an alternative transaction proposal during the go-shop period, and (v) reducing the reverse termination fee from 9% of the aggregate Merger Consideration to 6.75% of the aggregate Merger Consideration. Weil also circulated a revised draft of the Limited Guarantee.

On October 9, 2013, Olshan communicated with the special committee highlighting the issues presented by Weil’s revised draft of the Merger Agreement. Through further communication on the same day, the special committee indicated to Olshan its recommendations with respect to the open items, including accepting the deletion of the majority of disinterested shareholders voting requirement in light of Tower Three’s acceptance of a go-shop period. While it was the consensus of the special committee that based on their industry and financial experience a $2.00 per share price was a favorable price, the special committee noted that the fifteen day go-shop period was not enough time to conduct an adequate market check and determine whether there were other potential parties interested in pursuing a transaction with the Company on more favorable terms than what Tower Three was proposing.

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On October 10, 2013, Olshan distributed to Weil a revised draft of the Merger Agreement, which proposed, among other things, (i) a lengthening of the go-shop period to 30 days, (ii) accepting the deletion of the majority of disinterested shareholders voting requirement, (iii) decreasing the Company’s termination fees to 2.5% of the aggregate Merger Consideration, with a Company termination fee of 1.5% of the aggregate Merger Consideration if the event giving rise to such termination involved a third party that submitted an alternative transaction proposal during the go-shop period, (iv) limiting the consents and approvals the Company would be required to obtain to applicable FCC and state regulatory consents and (v) confirming Tower Three’s proposed reverse termination fee.

On October 11, 2013, Oberon, at the request of the special committee, entered into an amendment to its engagement letter with the Company agreeing to undertake an analysis and deliver an opinion to the NTS board of directors as to whether the consideration to be paid to holders of Company common stock was fair from a financial point of view to such shareholders. Under the terms of the amendment to Oberon’s engagement letter, a portion of Oberon’s previously negotiated advisory fee would be payable upon the delivery of Oberon’s fairness opinion. On the same day, Oberon and B. Riley received from the Company certain internal business, operating and financial information and forecasts of the Company for fiscal years 2013 through 2018 (the “Forecasts”).

On October 12, 2013, Weil, Olshan, Sichenzia and the Company’s in-house counsel held a conference call to discuss the proposed revisions to the draft Merger Agreement. Among other concessions, Weil indicated that Tower Three was willing to leave certain warrants outstanding and that the reverse termination fee would be calculated on a multiple of the larger termination fee as opposed to a multiple of the lower termination fee payable in connection with certain go-shop period events. Other issues were discussed but remained outstanding at the conclusion of the conference call, including those related to the length of the go-shop period, the Company’s termination fees, the extent of Tower Three’s reimbursable expenses, and whether the Company would accept a closing condition requiring it to obtain consents and approvals other than applicable FCC and state regulatory approvals. Weil indicated that it would distribute a revised draft of the Merger Agreement by the end of the following day.

Following the conference call, Olshan communicated the above open issues to the special committee. The special committee reaffirmed its position that no fewer than 30 days would be sufficient to encourage an effective market check process, and that it might be willing to concede an increase in the termination fee related to certain go-shop period events in exchange for a longer go-shop period.

On October 13, 2013, the special committee convened a telephonic meeting to discuss the Company termination fees proposed by Tower Three as well as whether to further extend the exclusivity with Tower Three  period. The special committee decided to extend exclusivity to October 16, 2013.

Later on October 13, 2013, Weil circulated a revised draft of the Merger Agreement and Limited Guarantee to Olshan.

In the evening of October 14, 2013, the special committee convened separate telephonic meetings to discuss B. Riley’s and Oberon’s preliminary financial analyses of the proposed transaction with Tower Three, as well as each investment bank's respective views concerning the fairness, from a financial point of view, of the proposed Merger Consideration in the proposed transaction with Tower Three and their accompanying board of directors presentations, each of which had been received by the special committee earlier in the day. The special committee forwarded these materials  to the board of directors later that evening.

On October 15, 2013, the board of directors convened a telephonic meeting. Oberon and B. Riley were invited to join at separate times to present their preliminary views as to the Merger Consideration and the financial analyses that they were likely to use in connection with rendering their fairness opinions. Oberon presented the various financial analyses it had performed, including selected comparable public companies analysis, selected comparable precedent transaction analysis and discounted cash flow analysis. Oberon also explained that the Company projections distributed to Tower Three on September 21, 2013 (and updated September 29, 2013) were optimistic and prepared under the assumption that the Company would have a recapitalized balance sheet and that such projections were not used by Oberon in connection with the preparation of its fairness opinions.  Oberon then left the telephonic meeting and representatives of B. Riley joined the telephonic meeting. B. Riley then provided a summary of the various financial analyses it had performed, including selected comparable public companies analysis, selected precedent transactions analysis, discounted cash flow analysis and selected premiums paid analysis. B. Riley also did not use the Company projections distributed to Tower Three on September 21, 2013 (and updated September 29, 2013) in connection with the preparation of its fairness opinion for the same reasons that Oberon did not.

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Later on October 15, 2013, the special committee convened a telephonic meeting with Olshan to discuss the latest developments in the potential transaction with Tower Three. Olshan gave a detailed update on the open transaction points. It was noted that Tower Three had offered to extend the go-shop period to 25 days with an additional 10-day period for the Company to negotiate alternatives with an excluded party.  In exchange for this increase, Tower Three insisted that the Company termination fee be 2.5% of the aggregate Merger Consideration if the event giving rise to such termination involved a third party that submitted an alternative transaction proposal during the go-shop period, and 4.5% of the aggregate Merger Consideration in all other circumstances. Olshan explained that, given the interplay between the larger Company termination fee of 4.5% of the aggregate Merger Consideration and the Holdings reverse termination fee, Tower Three would have to agree to a reverse termination fee of 6.75%. After a full discussion and noting the progress which had been made in negotiating a proposed transaction, the special committee agreed to extend exclusivity until October 18, 2013.

During the week of October 14, 2013, Weil and Olshan exchanged drafts of the Merger Agreement and continued to negotiate the remaining open items in the Merger Agreement. The special committee reiterated that the go-shop period should be 30 days. Among other matters, the parties ultimately agreed to (i) lengthen the go-shop period to 30 days and allow the Company to continue negotiating after the expiration of the go-shop period, for a period of up to 10 days thereafter, with excluded parties, (ii) significantly reduce the number of third party consents required to be obtained by the Company before closing, thereby creating greater certainty of closing and (iii) a Company termination fee of $4,094,247 (representing 4.5% of the aggregate Merger Consideration), with a Company termination fee of $2,274,852 (representing 2.5% of the aggregate Merger Consideration) if the event giving rise to such termination involved a third party that submitted an alternative transaction proposal during the go-shop period, and a Holdings reverse termination fee of $6,141,371 (representing 6.75% of the aggregate Merger Consideration). Among the outstanding issues was the extent to which Tower Three’s expenses would be reimbursable by the Company in the event the Merger Agreement was terminated under specified circumstances. It was the view of the special committee that any expense reimbursement should not be additive to the termination fee.

On October 17, 2013, Mr. Nold and , at the request of Mr. Eberwein, Chairman of the special committee, a representative of Oberon, held a series of telephonic meetings to discuss the remaining open issues in the Merger Agreement.

Also on October 17, 2013, the Company’s in-house counsel circulated revised drafts of the Merger Agreement, the Limited Guarantee and the Voting Agreement to the full board of directors.

On October 18 and 19, 2013, Tower Three and the special committee continued to negotiate the remaining open items in the Merger Agreement.

On October 20, 2013, the Company and Tower Three finalized the Merger Agreement and circulated proposed execution versions of the Merger Agreement, the Limited Guarantee and the Voting Agreement, which were forwarded to the special committee and the full board of directors. On the same day, the special committee convened a telephonic meeting, attended by Olshan. Olshan summarized the changes made to the proposed execution version of the Merger Agreement since the draft Merger Agreement dated October 17, 2013. It was noted that Mr. Nissenson (who was not invited to the telephonic meeting) had an interest in the Merger in addition to the interests of the Company’s shareholders generally; namely, his expected ownership of equity interests in the sole member of Holdings. The special committee considered the fact that no negotiations were conducted over Tower Three’s initial per share offer price, which represented a premium of approximately 27% over the stock’s closing price on October 18, 2013. The special committee concluded the price offered by Tower Three already represented an attractive valuation for the Company’s unaffiliated shareholders when considered in light of the Company’s second quarter financial results and management’s estimates for third quarter results, fourth quarter outlook and full year performance, as well as the special committee’s knowledge and understanding of the business, operations, financial condition, earnings and prospects of the Company, including the prospects of the Company as an independent entity. After considering the proposed terms of the Merger Agreement and the other transaction agreements, the fact that Tower Three’s per share offer price represented a premium of approximately 27% over the stock’s closing price on October 18, 2013, the financial analyses and presentations of B. Riley and Oberon that it had previously reviewed, the special committee unanimously determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were advisable and fair to and in the best interests of the Company and its unaffiliated shareholders, and unanimously recommended to the board of directors that it approve the Merger Agreement.

Still later on October 20, 2013, and following the meeting of the special committee, the board of directors convened a telephonic meeting with Sichenzia and Olshan in attendance. Mr. Nissenson gave his views on the potential transaction to the board of directors. It was noted that Mr. Nissenson had an interest in the Merger in addition to the interests of the Company’s shareholders generally; namely, his expected ownership of equity interests in the sole member of Holdings.  Mr. Nissenson and the members of the special committee, with participation from Olshan and Sichenzia, provided the board of directors with a summary of the finalized version of the Merger Agreement and explained the differences between the draft Merger Agreement dated as of October 17, 2013 and the Merger Agreement under consideration, including a lower cap to Tower Three’s reimbursable expenses payable by the Company.

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B. Riley was then invited to join the telephonic meeting to present to the board of directors the various financial analyses it had performed, including selected comparable public companies analysis, selected precedent transactions analysis, discounted cash flow analysis and selected premiums paid analysis. B. Riley then verbally rendered its opinion to the board of directors, which was confirmed in writing by delivery of its written opinion, dated the same date, that as of that date based upon and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by B. Riley, the $2.00 per share Merger Consideration was fair, from a financial point of view, to the holders of the Company common stock (other than the Rollover Holder). The full text of the opinion delivered by B. Riley on October 20, 2013 is attached as Annex D to this proxy statement. B. Riley left the telephonic meeting and representatives of Oberon joined the telephonic meeting. Oberon provided to the board of directors the various financial analyses it had performed, including selected comparable public companies analysis, selected comparable precedent transaction analysis and discounted cash flow analysis. Oberon then verbally rendered their opinion to the board of directors, which was confirmed in writing by delivery of its written opinion, dated the same date, that Oberon considered the per share Merger Consideration to be fair, from a financial point of view, to the holders of the Company common stock (other than the Rollover Holder). The full text of the opinion delivered by Oberon on October 20, 2013 is attached as Annex C to this proxy statement. Oberon then left the telephonic meeting. Thereafter the special committee presented its recommendation to the board of directors. After due consideration of the presentations made by B. Riley and Oberon, the unanimous recommendation of the special committee, discussions with Mr. Nissenson, Olshan and the members of the special committee, the receipt of the fairness opinions from each of B. Riley and Oberon and having deemed the terms thereof to be fair to and in the best interest of the Company’s unaffiliated shareholders, the board of directors (other than Mr. Nissenson, who abstained from voting) unanimously approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and determined to recommend that the shareholders of the Company approve the Merger Agreement. Later that same evening, Holdings, Merger Sub and the Company executed the Merger Agreement and the other transaction documents.

On the morning of October 21, 2013, the Company and Tower Three issued a joint press release announcing the execution of the Merger Agreement and related documents. A copy of the press release was furnished as an exhibit to the Form 8-K filed by the Company with the SEC on October 21, 2013, and is incorporated by reference herein.

The Merger Agreement provides that after the execution and delivery of the Merger Agreement and until 12:01 a.m., New York time, on November 19, 2013, hereinafter referred to as the go-shop period, the Company and its subsidiaries and their respective representatives may initiate, solicit and encourage the making of alternative takeover proposals, including by providing nonpublic information to, and participating in discussions and negotiations with, third parties in respect of alternative takeover proposals. Promptly after the announcement of the Merger Agreement on October 21, 2013, at the direction and under the supervision of the special committee, Oberon began the process of contacting third parties, including Company A. Almost immediately after the announcement of the Merger Agreement, Company A began conducting extensive due diligence on the Company.

On October 28, 2013, the special committee held a telephonic meeting which was attended by representatives of Olshan and Oberon. Representatives of Oberon provided a summary of the go-shop process to the special committee and explained that Oberon had contacted a total of 41 parties (including 18 strategic parties and 23 financial sponsors) and certain members of the special committee contacted an additional two financial sponsors, of which 15 responded that they were not interested. Oberon noted that it had also received an unsolicited inquiry regarding a potential transaction from one financial sponsor. Oberon explained that five of the parties had executed a confidentiality agreement with the Company and that no proposals had been received as of such date. Oberon indicated that of the parties that passed, many cited the $2.00 per share consideration and the lack of synergies as reasons for not continuing to pursue a transaction.

On October 30, 2013, Oberon updated  the special committee and Olshan with respect to the go-shop process noting that Company A was no longer interested in making a bid, and of the original five parties that had executed a confidentiality agreement (including Company A), two had already indicated that they would not pursue a transaction with the Company. Company A did not indicate why it was no longer interested in making a bid. Of the remaining parties, only two parties (a strategic party, “Company B,” and a financial sponsor, “Company C”) seemed to remain actively involved in conducting due diligence.

On October 31, 2013, a financial sponsor (“Company D”) executed a confidentiality agreement with the Company.

On November 1, 2013, the special committee convened a telephonic meeting at which representatives of Oberon and Olshan were also present, during which a representative of Oberon updated the special committee regarding the go-shop process, including that Company B was continuing to conduct extensive due diligence. The special committee agreed that the Company should be as cooperative as practicable in facilitating Company B's due diligence efforts.

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On November 5, 2013, a strategic party (“Company E”) executed a confidentiality agreement with the Company.

On November 8, 2013, Oberon informed the special committee that Company C was no longer interested in making a bid because it determined the valuation of the Company was too high and that the communities served by the Company’s subsidiary, PRIDE Network, Inc., had lower density rates than it desired.

On November 11, 2013, Company B and Company D informed Oberon that they were no longer interested in making a bid. Company B indicated it did not view the markets served by PRIDE Network, Inc., nor the related government (Rural Utilities Service) financing, consistent with its business model. Company D indicated that it would not proceed due to the high enterprise value of the transaction.

On November 16, 2013, Company E informed Oberon that it was no longer interested in making a bid. Company E did not indicate a reason for not ultimately making a bid.

The last remaining party that had executed a confidentiality agreement with the Company did not submit a bid during the go-shop period.

The Company’s Purpose and Reasons for the Merger and Recommendation of the Special Committee and the Board of Directors

The Company

The Company’s purpose for engaging in the Merger is to enable the Company’s shareholders to receive $2.00 per share in cash, without interest and less any applicable withholding taxes, which $2.00 per share Merger Consideration represents a premium of approximately 27% over the closing price of the Company’s common stock on October 18, 2013, the last trading day before the Merger was announced, and a premium of approximately 25% over the volume-weighted average closing price of the Company’s common stock for the 30 trading days ending on October 18, 2013. The Company believes its long-term objectives can better be pursued as a private company with greater operating flexibility without the constraint of the public market’s emphasis on quarterly earnings as well as other limitations and expenses associated with remaining a public company. The Company has determined to undertake the Merger at this time based on the analyses, determinations and conclusions of the special committee and the board of directors described in detail below.

Special Committee

The special committee, consisting solely of independent directors, with the assistance of its own independent legal advisor, evaluated and participated in the negotiation of the Merger, including the terms and conditions of the Merger Agreement, with Holdings and Merger Sub. At the telephonic meeting held on October 20, 2013 described above, the special committee unanimously recommended the approval of the Merger Agreement to the full board of directors and the board of directors (with Mr. Nissenson abstaining) determined to recommend to the Company’s shareholders that they vote for the approval of the Merger Agreement. In reaching this determination, the special committee considered the same factors considered by the NTS board of directors as described below, including the fact that certain of the Company’s directors and executive officers (including Mr. Nissenson) may be deemed to have interests in the Merger that are different from, or in addition to, the interests of the Company’s shareholders generally (among other things, the expected ownership of equity interests in the sole member of Holdings by Mr. Nissenson). In addition, the special committee considered the fact that the Merger does not require approval by holders of at least a majority of the shares of Company common stock held by the Company’s unaffiliated shareholders, and shared the board of directors’ belief as described below that the approval by a majority of shares held by unaffiliated holders was not required to protect the interests of the unaffiliated shareholders because the affiliated shareholders of the Company (including the Rollover Holder and the other officers and directors of the Company), who are entitled to vote at the Special Meeting, will dispose of their shares of Company common stock (other than the Rollover Shares) in the Merger for the same consideration as will be received by the unaffiliated shareholders in the Merger. Accordingly, the special committee concluded that the interests of the affiliated shareholders would be substantially aligned with the interests of the unaffiliated shareholders with respect to the Merger vote.

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Board of Directors

The board of directors, with the assistance of the Company’s management, legal advisor, considered the unanimous recommendation of the special committee and carefully evaluated the Merger Agreement and the transactions contemplated thereby.  At the telephonic meeting held on October 20, 2013 described above, the board of directors unanimously (with the exception of Mr. Nissenson, who abstained from voting due to his interests in the Merger) (i) determined that the Merger Proposal is fair to, advisable and in the best interests of the Company as a whole and the unaffiliated shareholders of the Company, (ii) approved, adopted and declared advisable the Merger Agreement and the Merger Proposal and the other transactions contemplated by the Merger Agreement, (iii) directed that the Merger Agreement be submitted for consideration by the Company’s shareholders at a special meeting thereof and (iv) determined to recommend that the Company’s shareholders vote “FOR” the approval of the Merger Agreement. The board of directors’ purpose for engaging in the Merger is to enable the Company’s shareholders to immediately realize the value of their investment in the Company through their receipt of $2.00 per share in cash, without interest and less any applicable withholding taxes, which $2.00 per share Merger Consideration represents a premium of approximately 27% over the closing price of the Company’s common stock on October 18, 2013, the last trading day before the Merger was announced, and a premium of approximately 25% over the volume-weighted average closing price of the Company’s common stock for the 30 trading days ending on October 18, 2013. In evaluating the Merger Proposal, the board of directors consulted with its legal and financial advisors and considered a number of factors that supported their decision, including the following:

•	the fact that the $2.00 in cash being paid for each outstanding share of Company common stock represented a premium of 27% to the closing price of the Company common stock on the NYSE MKT on October 18, 2013, the last trading day before the Merger Agreement was signed, a premium of 25% based on the Company’s 30-day volume-weighted average price on that date, a premium of 19% based on the Company’s 90-day volume-weighted average price on that date, a premium of 48% based on the Company’s 180-day volume-weighted average price on that date, a premium of 55% based on the Company’s one-year volume-weighted average price on that date and a premium of 123% based on the Company’s two-year volume-weighted average price on that date;

•	the favorable financial and other terms and conditions of the Merger Agreement and the transactions contemplated thereby as reviewed by the board of directors, and the fact that such matters were the product of extensive negotiations between the parties, including:

➢	the Company’s ability during the go-shop period to initiate, solicit and encourage alternative takeover proposals from third parties and to enter into, engage in, and maintain discussions or negotiations with third parties with respect to such proposals;

➢	the Company’s ability to continue discussions after the end of the go-shop period for a period of up to 10 days with parties from whom the Company may receive during the go-shop period a takeover proposal that the board of directors determines (after consultation with independent financial advisors and outside legal counsel and upon recommendation thereof by the special committee), prior to the end of the go-shop period, is bona fide and constitutes a superior proposal or would reasonably be expected to lead to a superior proposal;

➢	the fact that, subject to compliance with the terms and conditions of the Merger Agreement, the Company is permitted under certain circumstances after the end of the go-shop period to engage in or otherwise participate in discussions or negotiations with third parties that make an unsolicited proposal relating to a competing transaction for the acquisition of the Company (as described in the section below entitled “The Merger Agreement—Other Takeover Proposals” beginning on page 69);

➢	the fact that, subject to compliance with the terms and conditions of the Merger Agreement, including, without limitation, the Company’s payment of the appropriate termination fee under certain circumstances, the board of directors, acting upon the recommendation of the special committee, may change its recommendation to the Company’s shareholders in response to either (1) an intervening event or (2) a superior proposal, if it determines, after consultation with its outside financial advisors and outside counsel, that not doing so would be inconsistent with its fiduciary duties under applicable law (see the sections below entitled “The Merger Agreement—Termination” beginning on page 75 and “The Merger Agreement—Termination Fees” beginning on page 76);

➢	the termination fee and expenses payable to Holdings under certain circumstances, including as described above, in connection with a termination of the Merger Agreement, which the board of directors concluded were reasonable in the context of termination fees and expenses payable in comparable transactions and in light of the overall terms of the Merger Agreement including the per share Merger Consideration;

➢	the fact that the Merger Agreement provides that, in the event the Merger Agreement is terminated due to a failure of the Merger to be consummated under certain circumstances, Holdings will pay the Company a $6,141,371 termination fee, without any requirement that the Company be obligated to establish any damages;

➢	the fact that, in connection with the execution of the Merger Agreement, Tower Three Partners Fund II LP, an investment fund managed by an affiliate of Holdings, which we refer to herein as the Guarantor, provided the Company with a Limited Guarantee in favor of the Company guaranteeing the payment of Holdings’ payment obligations in the event such are payable by Holdings;

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•	the lack of any financing contingencies in the Merger Agreement, and limited closing conditions in the Merger Agreement, which together created additional certainty of closing;

•	the Company’s current and historical financial condition and results of operation, as well as its prospects and strategic objectives if it were to retain its current ownership structure. The board of directors believes that the Company faces difficult industry, operational and financing challenges for the foreseeable future and that the Company’s future financial condition, results of operation, prospects and strategic objectives would be best served through a sale of the Company at this time. The financial, operational and capital factors used to determine such conclusion included:

➢	the fact that the Company operates in a highly competitive environment which is generally characterized by the dominance of Incumbent Local Exchange Carriers, referred to herein as ILECs, such as AT&T, Incumbent Cable TV Providers, referred to herein as ICTVPs, such as Time Warner Communications, and other smaller Competitive Local Exchange Carriers, referred to herein as CLECs;

➢	the fact that the Company has experienced net losses in the six month period ended June 30, 2013 and in each of its fiscal years ended December 31, 2012, 2011 and 2010;

➢	the fact that the Company has experienced consistently negative net working capital balances, reporting working capital deficits in each of its fiscal years ended December 31, 2012, 2011 and 2010; and

➢	given the Company’s low fiber-optic network densities in rural areas, the difficulties associated with replicating elsewhere the successful extension of the Company’s FTTP network to Levelland, Texas and Smyer, Texas.

•	the fact that the Merger Consideration to be paid is all cash, which, assuming closing of the Merger Agreement, provides certainty of value and liquidity to the Company’s shareholders since they will not be exposed to the risks and uncertainties relating to the Company’s prospects;

•	the directors’ familiarity with, and presentations by the Company’s management regarding, the business, operations, properties and assets, financial condition, business strategy, the estimated value of the Company’s assets and prospects of the Company, as well as the risks involved in achieving those prospects, the nature of the industry in which the Company competes, industry trends and economic and market conditions, both on an historical and on a prospective basis;

•	the potential shareholder value that could be expected to be generated from the strategic alternatives available to the Company, including the alternatives of:

➢	remaining independent; however, the board of directors believed the Merger was more favorable to shareholders than maintaining its current ownership structure given the risks of successfully executing the Company’s independent growth plans in light of the increased competition in the telecommunications industry from ILECs, ICTVPs and CLECs and the financial, operational and capital challenges affecting the Company. In particular, the alternative of remaining independent required significant capital investment to enable the Company to remain competitive and execute its growth plans under its current ownership structure; and

➢	making one or more strategic acquisitions; however, the board of directors decided it did not believe that there were suitable acquisitions which would address the competitive, financial and operational problems facing the Company, principally the Company’s ability to execute its business plan in light of the increased competition in the telecommunications industry and the financial and operational challenges facing the Company. In addition, the Company, which already has considerable working capital needs, would require a significant infusion of capital in order to complete one or more such strategic acquisitions.

•	the fact that the board of directors considered more than one fairness opinion, and that the financial presentations of Oberon and B. Riley and their respective opinions delivered to the board of directors, each dated October 20, 2013, provided that, as of October 20, 2013 and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration, consisting of $2.00 in cash to be received by the holders of Company common stock (other than the Rollover Holder with respect to the Rollover Shares) was fair from a financial point of view to holders of such shares. While the opinion of Oberon addressed the fairness of the Merger Consideration to be received by all shareholders (except with respect to the Rollover Shares) and the B. Riley opinion addressed the fairness of the Merger Consideration to be received by all shareholders (other than the Rollover Holder with respect to the Rollover Shares), in each case rather than with respect to all shareholders unaffiliated with the Company, this group of shareholders includes all of the Company’s unaffiliated shareholders. Moreover, all affiliated shareholders of the Company (including the Rollover Holder and the other officers and directors of the Company), who are entitled to vote at the Special Meeting, will dispose of their shares of Company common stock (other than the Rollover Shares) in the Merger for the same consideration as will be received by the unaffiliated shareholders in the Merger. Accordingly, the board of directors concluded that the interests of such affiliated shareholders would be substantially aligned with the interests of the unaffiliated shareholders. Therefore the fact (i) the opinion of Oberon addressed the fairness of the Merger Consideration to be received by all shareholders (except with respect to the Rollover Shares) and (ii) that the opinion of B. Riley only addressed fairness with respect to holders of shares of Company common stock (other than the Rollover Holder with respect to the Rollover Shares) did not affect its reliance on such opinions in making its fairness determination with respect to all unaffiliated shareholders of the Company. The full texts of the opinions, which set forth the assumptions made, matters considered and limitations on the scope of review undertaken by Oberon and B. Riley in rendering their respective opinions, are attached to this proxy statement as Annex C and Annex D, respectively. A discussion of the opinion and presentation appears in the section below entitled “—Opinions of Oberon Securities and B. Riley & Co. to the NTS Board of Directors”;

•	the possibility that it could take a considerable period of time before the trading price of the Company’s common stock would reach and sustain at least the per share Merger Consideration of $2.00, as adjusted for present value;

•	the reputation of Tower Three and its ability to complete acquisition transactions similar in size; and

•	the likelihood and anticipated timing of completing the proposed Merger in light of the scope of the conditions to completion, including the absence of significant required regulatory approvals.

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In analyzing the proposed Merger and in reaching its determination as to the fairness to the unaffiliated shareholders of the transactions contemplated by the Merger Agreement, including the Merger, the NTS board of directors did not rely on a separate going concern analysis as it is the belief of Oberon and B. Riley that the respective financial analyses that they conducted collectively assess pre-merger going concern value. However, among the valuation methodologies conducted by Oberon, which included a selected comparable public companies analysis, a selected comparable precedent transaction analysis and a discounted cash flow analysis, and B. Riley, which included a selected comparable public companies analysis, selected precedent transactions analysis, a discounted cash flow analysis and a selected premiums paid analysis, was a review of the Company’s stock price trading history, which generally accounted for all information publicly known about the Company, including the Company’s pre-merger high cost of capital, particularly under its outstanding loan agreements with ICON Agent, LLC, as well as the Company’s history of losses. Moreover, the board of directors believed that a separate going concern valuation would not by its nature be meaningful in providing a pertinent figure to use in gauging the Company’s value because the Company has a history of losses and is currently highly leveraged and thinly capitalized.

Except as otherwise described in “—Opinions of Oberon Securities and B. Riley & Co. to the NTS Board of Directors” below, the board of directors did not specifically consider the net book value or the liquidation value of the Company as factors in assessing the fair value of the Company because the board of directors did not consider them relevant to its determination. The board of directors did not consider the liquidation value of the Company because it considered the Company to be a viable going concern. Therefore, the board of directors believes that the liquidation value of the Company is irrelevant to a determination as to whether the Merger is fair to the Company’s unaffiliated shareholders, and no appraisal of liquidation value was sought for purposes of valuing the Company’s common stock. Further, net book value, which is an accounting concept, was not considered as a factor because the board of directors believes that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs and excludes intangible assets. The board of directors notes, however, that the per share Merger Consideration of $2.00 per share is higher than the net book value of the Company per share of $0.62 as of September 30, 2013.

The board of directors was not aware of any firm offer made to the Company by any unaffiliated person during the past two years for the merger or consolidation of the Company into another company, the sale or transfer of all or any substantial part of the assets of the Company to another company, or the purchase of a controlling stake in the Company by another company, and no such firm offer was considered as a factor in either of the special committee’s or the board of directors’ decisions.

The board of directors believes that sufficient procedural safeguards were and are present to ensure the fairness (both substantive and procedural) of the Merger to the Company’s unaffiliated shareholders. These procedural safeguards include the following:

•	the fact that the special committee is comprised entirely of independent directors (who are not affiliated with either the Rollover Holder or Holdings, Merger Sub or any direct or indirect wholly owned subsidiary of Holdings and are not employees of the Company of any of its subsidiaries) to whom the board of directors delegated the authority to, among other things, (i) explore and evaluate the proposed transaction with Tower Three, (ii) review, and hold meetings and discussions regarding, alternate proposals for business combinations or other strategic transactions involving the Company and evaluate potential counterparties, and (iii) make recommendations to the board of directors regarding the foregoing;

•	the fact that the special committee retained its own independent legal advisor, and the fact that the special committee retained B. Riley to provide an opinion in addition to the opinion delivered by Oberon as to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of Company common stock (other than the Rollover Holder);

•	the recognition by the special committee that it had the authority not to recommend to the full board of directors the approval of the Merger or any other transaction;

•	the fact that, other than the indemnification of and provision of directors and officers liability insurance for each director for six years from and after the Effective Time and the special committee fees (which are not contingent upon the consummation of the Merger or the special committee’s or the board of directors’ recommendation of the Merger), the members of the special committee will not receive any consideration in connection with the Merger that is different from that received by any other shareholder of the Company; and

•	the fact that, subject to compliance with the terms and conditions of the Merger Agreement, the Company is permitted under certain circumstances to engage in or otherwise participate in discussions or negotiations in response to unsolicited inquiries regarding proposals for a competing proposal for the acquisition of the Company, and the board of directors is permitted to change its recommendation in light of a superior proposal.

The board of directors also considered a variety of risks and other potentially negative factors concerning the Merger Agreement and the Merger, including the following:

•	the fact that the Merger is subject to conditions, including certain conditions that may not be satisfied, and may not be completed on a timely basis, or at all, and that the failure to complete the Merger could have material and adverse effects on the Company;

•	the risks and costs to the Company if the proposed Merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on the Company’s various business relationships;

•	that the public shareholders of the Company (other than the Rollover Holder, who will maintain an indirect equity interest in the Company) will have no ongoing equity in the Surviving Corporation following the proposed Merger, meaning that the public shareholders (other than the Rollover Holder) will cease to participate in the Company’s future earnings or growth, if any, or to benefit from any increases in the value of the Company’s common stock;

•	the fact that certain of the Company’s directors and executive officers (including the Rollover Holder) may be deemed to have interests in the Merger that are different from, or in addition to, the interests of the Company’s shareholders generally (namely, the expected ownership of equity interests in the sole member of Holdings by the Rollover Holder);

•	the fact that the Merger Agreement contains a non-solicitation provision that limits the Company’s ability to pursue alternatives to the Merger after the end of the go-shop period;

•	the fact that the fairness opinions obtained by the board of directors from Oberon and B. Riley will not reflect changes in circumstances between the signing of the Merger Agreement and the completion of the Merger;

•	the fact that the operations of the Company will be restricted by interim operating covenants during the period between signing the Merger Agreement and the closing of the Merger, which could effectively prohibit the Company from undertaking any strategic initiatives or other material transactions to the detriment of the Company and its shareholders;

•	that no pre-signing auction or other pre-signing market check was conducted;

•	the possibility that one of two alternative termination fees payable by the Company upon the termination of the Merger Agreement under certain circumstances may discourage other potential acquirers from making a competing proposal for a transaction with the Company;

•	the risk that the Voting Agreement and the Rollover Holder’s participation in the proposed transaction may deter third parties from submitting competing proposals;

•	the fact that Holdings and Merger Sub are newly formed corporations with essentially no assets, and that the Company’s remedy in the event of breach of the Merger Agreement by Holdings or Merger Sub may be limited to receipt of the $6,141,371 reverse termination fee, which is guaranteed by the Guarantor; and

•	the fact that an all cash transaction would be taxable to the Company’s shareholders.

In addition, the board of directors noted that the Merger does not require approval by holders of at least a majority of the shares of Company common stock held by the Company’s unaffiliated shareholders. The board of directors did not believe that such approval was required to protect the interests of the unaffiliated shareholders because the affiliated shareholders of the Company (including the Rollover Holder and other officers and directors of the Company), who are entitled to vote at the Special Meeting, will dispose of their shares of Company common stock (other than the Rollover Shares) in the Merger for the same consideration as will be received by the unaffiliated shareholders in the Merger. Accordingly, the board of directors concluded that the interests of such affiliated shareholders would be substantially aligned with the interests of the unaffiliated shareholders with respect to the Merger vote.

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The foregoing discussion is not intended to be exhaustive, but rather includes and summarizes the material factors considered by the board of directors in its consideration of the Merger. After considering these factors, the board of directors concluded that the positive factors relating to the Merger Agreement and the Merger outweighed the negative factors. In view of the wide variety of factors considered by the board of directors, the board of directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the board of directors may have assigned different weights to various factors. The special committee unanimously recommended the Merger Agreement to the board of directors (with Mr. Nissenson abstaining), and the board of directors has adopted and now recommends the Merger Agreement and the Merger based upon the totality of the information presented to and considered by it. In light of the procedural protections described above, other than the special committee and its legal advisor, the NTS board of directors did not consider it necessary to retain an unaffiliated representative to act solely on behalf of the Company’s unaffiliated shareholders for purposes of negotiating the terms of the Merger Agreement or preparing a report concerning the fairness of the Merger Agreement and the Merger, nor did the NTS board of directors consider it necessary to make any provision to grant unaffiliated shareholders access to the Company’s corporate files or to obtain counsel or appraisal services for unaffiliated shareholders.

Differing Interests of NTS Shareholders and the Rollover Holder in the Merger

The interests of NTS shareholders (other than the Rollover Holder) with respect to the Merger Consideration are significantly different from the interests of the Rollover Holder, who will immediately prior to the closing receive securities of the sole member of Holdings in consideration for shares of Company common stock that he presently owns representing the equivalent of the right to receive $2,781,742 in Merger Consideration (which equals 30% of the total value of the Rollover Holder’s equity ownership of NTS including his stock options, based on the Merger Consideration), referred to herein as the Rollover Shares.  As a result, following the consummation of the Merger, NTS shareholders will not have a direct or indirect equity ownership interest in Holdings or any of its assets, but the Rollover Holder will. Negotiations related to the Rollover Holder's future employment agreement have not  proceeded beyond a preliminary stage, although the Rollover Holder expects to conduct negotiations regarding a going-forward employment arrangement prior to the consummation of the Merger. See “Special Factors—Background of the Merger” beginning on page 13.

For a further discussion of the differing effects of the Merger on the Rollover Holder and NTS shareholders, see “—Certain Effects of the Merger.” Currently, the Rollover Holder is party to an employment agreement with the Company.

Certain Effects of the Merger and Plans for the Company After the Merger

If the Merger Agreement is approved by NTS’ shareholders and certain other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will be merged with and into NTS with NTS being the Surviving Corporation, and continuing in existence as a wholly owned subsidiary of Holdings and an affiliate thereof.

At the Effective Time each issued and outstanding share of NTS common stock will be cancelled and, in lieu thereof, the holders of shares of Company common stock shall be entitled to receive the Merger Consideration, without interest and less any applicable tax withholding.  However, the Rollover Holder will immediately prior to the closing receive securities of the sole member of Holdings in consideration for the Rollover Shares, which constitute the equivalent of the right to receive $2,781,742 in Merger Consideration.

A primary benefit of the Merger to NTS’ shareholders will be the right of such shareholders to receive a cash payment of $2.00, without interest and less any applicable tax withholding, for each share of NTS common stock held by such shareholders as described above, representing a premium of approximately 25% to the average closing market price of the NTS common stock over the 30-day trading period immediately preceding October 18, 2013. Additionally, after the Merger such shareholders will no longer be subject to the risk of any possible decrease in the value of NTS common stock.

The primary detriments of the Merger to such shareholders include the fact that the receipt of the Merger Consideration will generally be a taxable sale transaction for U.S. federal income tax purposes to NTS shareholders who surrender shares of NTS common stock in the Merger.  Another detriment will be that none of the current NTS shareholders will, unlike the Rollover Holder, have the right to benefit from the future growth and earnings of NTS, if any.

If the Merger is completed, NTS’ unaffiliated shareholders will have no interest in its net book value or net earnings. The table below sets forth the direct and indirect interests in NTS’ net book value and net earnings of the Rollover Holder prior to and immediately after the Merger, based upon the net book value of NTS at September 30, 2013 and at December 31, 2012, and the net income of NTS for the year ended December 31, 2012.

26

Ownership Prior to the Merger
	Net Book Value				Net Income
	December 31, 2012		September 30, 2013		December 31, 2012
	%	$(000’s)%		$(000’s)%	$(000’s)
Name

Guy Nissenson	11.2	2,910	11.1	2,869	11.2	(61)

Ownership After the Merger
	Net Book Value				Net Income
	December 31, 2012		September 30, 2013		December 31, 2012
	%	$(000’s)%		$(000’s)%	$(000’s)
Name

Guy Nissenson	2.6	687	2.7	696	2.6	(14)

Following the Merger, all of the equity interests in NTS will be owned, directly or indirectly, by Holdings.  The primary benefit of the Merger to Holdings and the Rollover Holder is that after the Merger, the Holdings Parties and the Rollover Holder will be the sole beneficiaries of NTS’ future earnings and growth, which, if they successfully execute their business strategies, could be substantial. In addition, Holdings will be the only persons entitled to vote on corporate matters affecting NTS following the Merger. Similarly, the Holdings Parties, the T3 Parties and the Rollover Holder will also bear the risks of ongoing operations, including the risks of any decrease in the value of NTS after the Merger, which is the primary detriment of the Merger to these parties.  Another benefit of the Merger to Holdings and the Rollover Holder is that, after the Merger, NTS will be a private company, and as such will be relieved of the burdens and costs imposed on companies with publicly-traded equity, including the requirements and restrictions on trading that NTS’ directors and executive officers, among others, face as a result of the provisions of Section 16 of the Exchange Act.

The primary detriments of the Merger to the Holdings Parties and the Rollover Holder include the fact that all of the risk of any possible decrease in NTS’ earnings, growth or value, and all of the risks related to NTS’ additional leverage, following the Merger will be borne by Holdings (and, indirectly, the Rollover Holder). Additionally, the Rollover Holder’s investment in the sole member of Holdings, and Holdings’ investment in NTS, will not be liquid, with no public trading market for such securities, and each such investment may be subject to contractual restrictions on transfer.

It is expected that, upon consummation of the proposed Merger, NTS’ business and other operations will be conducted in substantially the same manner as they are currently being conducted.  While Holdings, the other Holdings Parties and the T3 Parties do not have any current plans to effectuate any extraordinary transactions with respect to the Company, including by way of its merger or sale or other disposition of a material amount of its assets, following the consummation of the proposed Merger, the management and/or board of directors of the Surviving Corporation will continue to assess the assets, capital structure, operations, business and personnel of the Surviving Corporation and, as a result, may implement changes they believe are appropriate to enhance the business and operations of the Surviving Corporation at any time following the Merger.

NTS’ common stock is currently registered under the Exchange Act and is quoted on the NYSE MKT under the symbol “NTS.” As a result of the Merger, NTS will be a wholly owned subsidiary of Holdings and there will be no public market for its common stock, which will cease to be quoted on the NYSE MKT or TASE.  In addition, registration of the common stock under the Exchange Act will be terminated and NTS will no longer file periodic reports with the SEC with respect to the common stock.

Merger Sub’s articles of incorporation and bylaws will become the articles of incorporation and bylaws of the Surviving Corporation, until amended.

If the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of unaffiliated shareholders’ shares of Company common stock. In the event the Merger is not completed, the NTS board of directors will continue to evaluate and review its business operations, prospects and capitalization, make such changes as are deemed appropriate and seek to identify acquisitions, joint ventures or strategic alternatives to enhance shareholder value. If the Merger Agreement is not approved by the NTS shareholders, or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to NTS will be offered or that its business, prospects or results of operations will not be adversely impacted.

If the Merger Agreement is terminated under certain circumstances, NTS will be obligated to pay Holdings a termination fee.  Holdings will be obligated to pay NTS the reverse termination fee if the Merger Agreement is terminated under certain other circumstances. For a description of the circumstances triggering payment of these termination fees, see “The Merger Agreement—Termination Fees and Reimbursement of Expenses”.

27

Certain Information Prepared by the Management of NTS

NTS does not as a matter of course make public forecasts on projected financial performance because of the unpredictability of the underlying assumptions and estimates. However, on April 24, 2013, in connection with Tower Three’s due diligence review of NTS, NTS provided Tower Three with the  April Projections. On October 11, 2013, the Company also provided the Forecasts to Oberon and B. Riley to use in connection with their respective financial analyses, as summarized in “Special Factors—Opinions of Oberon Securities and B. Riley & Co. to the NTS Board of Directors.” The Forecasts and  April  Projections as set forth below represented Company management’s best view of the Company’s future financial performance as of the time the Forecasts were prepared. The Forecasts and April Projections were prepared on a basis consistent with the accounting principles used in the Company’s historical internal financial statements.

The Company also provided certain information regarding its projected financial performance to Tower Three on September 21, 2013 (the “September 21 projections”) and updated on September 29, 2013 (the “ September 29 projections,” and together with the September 21 projections, the “September Projections”) (see “Special Factors—Background of the Merger”). However, such information did not serve as the basis for Tower Three’s offer made on August 2, 2013 to acquire all of the Company’s outstanding equity at a cash purchase price of $2.00 per share, nor was such information used or relied upon by Tower Three in its final decision to cause Holdings and Merger Sub to enter into the Merger Agreement with the Company. However, the projections provided to Tower Three on September 21, 2013 and September 29, 2013 have nevertheless been summarized herein.

The Forecasts and April Projections were not prepared with a view to public disclosure and the tables summarizing the Forecasts and April Projections below are included in this proxy statement only to give shareholders access to the information that was made available, in whole or in part, to, in the case of the Forecasts, Oberon and B. Riley for use in connection with their respective financial analyses summarized below and, in the case of the  April Projections, Tower Three during their due diligence review of the Company, and are not included in this proxy statement in order to influence any shareholder to make any investment decision with respect to the proposed Merger or any other purposes. The Forecasts and April Projections were not prepared with a view to compliance with published guidelines of the SEC regarding projections, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or U.S. generally accepted accounting principles (“GAAP”). Furthermore, neither Baker Tilly Virchow Krause, LLP, the Company’s independent registered public accounting firm, nor any other independent accountants, has examined, reviewed, compiled, or otherwise applied procedures to the Forecasts and, accordingly, assumes no responsibility for, and expresses no opinion on them.

In compiling the Forecasts and April Projections, Company management took into account historical performance, combined with estimates regarding client assets, revenues, operating income, and EBITDA (as defined below), and these estimates were in turn developed taking into account trends in historical and expected operational performance on a variety of operational and financial metrics. Although the Forecasts and April Projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by Company management that Company management believed were reasonable at the time the Forecasts and April Projections were prepared. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. In addition, factors such as the conditions of the telecommunications industry and general economic, regulatory and market conditions, all of which are difficult to predict and beyond the control of Company management, may cause the Forecasts and April Projections or the underlying assumptions not to be reflective of actual future results. In addition, the Forecasts and April Projections do not take into account any circumstances or events occurring after they were prepared and, accordingly, do not give effect to the Merger or any changes to the Company’s operations or strategy that may be implemented after the completion of the Merger. As a result, there can be no assurance that either the Forecasts or April Projections will be realized, and actual results may be materially better or worse than those contained in the Forecasts and April Projections. The inclusion of this information should not be regarded as an indication that the Company, Tower Three, the Rollover Holder, Oberon, B. Riley, or any other recipient of this information considered, or now considers, either the Forecasts or  April Projections to be material information or predictive of actual future results.

Except to the extent required by applicable federal securities laws, NTS does not intend, and expressly disclaims any responsibility to, update or otherwise revise either the Forecasts or the April Projections to reflect circumstances existing after the date when prepared or to reflect the occurrence of future events even in the event that any of the assumptions underlying the Forecasts and April Projections are shown to be in doubt or error. The Forecasts and April Projections constitute forward looking statements; see “Cautionary Statement Regarding Forward-Looking Statements.”

Certain of the financial measures in the Forecasts, April Projections and September Projections set forth in the tables below, including EBITDA, EBITDAS, Pro Forma EBITDA and Adjusted EBITDA, may be considered non-GAAP financial measures. The Company provided the Forecasts to Oberon and B. Riley because the Company believed it could be useful in evaluating, on a prospective basis, the Company’s operating performance and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used in the Forecasts, April Projections and September Projections may not be comparable to similarly titled amounts used by other companies. The Company has provided a reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures beginning on page 31.

28

The Company’s senior management employed the following key assumptions in preparing the Forecasts summarized in the table below, which were provided to the NTS board of directors, Oberon and B. Riley.

Assumptions included:

•	UNE-L (Unbundled Network Element – Loop) markets would experience a quarterly decline of business customers in the range of 2-7% and for residential customers in the range of 5-8%, and ARPU (average revenue per user) in those markets would experience a quarterly change in the range of +0.5% to -2.6% for business customers and 0% - 1.3% for residential customers. In addition, UNE-L markets where the Company has a smart build presence would experience additional cannibalization of 25% of new customers added in such smart build projects;
•	Carrier revenue would decline at a quarterly rate of 1%;
•	Other business revenue would experience a quarterly decline in customers of 3% and a quarterly increase in ARPU of 1%;
•	Other non-fiber revenues would experience a quarterly decline of 1-4%;
•	Variable non-fiber COGs (cost of goods) would experience a quarterly increase of 0-0.5% of revenues;
•	Fixed non-fiber COGS would experience a quarterly decline of 1%;
•	Business and residential variable fiber COGS would be 3.4% and 41.3%, respectively, as a percentage of revenue;
•	Fixed fiber COGS would experience a quarterly increase of 1% for the projected period until the end of 2016, and an annual increase of 4% in 2017-2018;
•	Selling expenses would experience a quarterly increase of 1.5%;
•	Bad debt as a percentage of revenue would be 1.5%;
•	The Company would commence paying taxes in 2016, with an expected tax rate of 35%;
•	Property taxes would be 1.25% of sales;
•	General cost savings would be realized at 75% of management’s plan;
•	Wholesale fiber revenue would experience a quarterly increase of 2% and an annual increase of 5% from 2017-2018;
•	New projects in Midland, Odessa and new Rural Utilities Service projects would be realized with 20% probability;
•	Fiber revenue would increase by 16% from 2013 to 2018 on a compounded annual gross rate basis. Business and residential take rate and ARPU assumptions are based on taking 75% of the growth and the ARPU rates the Company experienced in its Levelland project; and
•	The Company would maintain its current capital structure.

	Year Ended December 31,
Forecasts	2013P	2014P	2015P	2016P	2017P	2018P
	(in millions)
Selected Income Statement Information
Revenue	$60.5	$64.8	$70.0	$73.1	$73.6	$72.8
Gross Profit	34.4	39.3	44.3	47.5	48.4	48.3
EBITDA(1)	14.6	18.4	22.4	24.6	25.6	25.4
Adjusted EBITDA(2)	14.7	19.5	23.8	26.1	27.0	26.9
Free cash flow reconciliation(3)
Net Income	-	5.8	10.2	11.1	13.8	14.6
Depreciation and Amortization	-	7.4	7.9	8.3	2.2	2.2
Stock-based compensation and other non-cash items	-	1.2	1.2	0.5	0.5	0.5
Change in working capital	-	(0.6)	(0.5)	(0.5)	(0.1)	(0.3)
Capital expenditures	-	(10.5)	(7.7)	(5.1)	(4.4)	(2.6)

(1)	EBITDA represents earnings before interest, taxes, depreciation, amortization, stock-based compensation and other non-recurring items.
(2)	Adjusted EBITDA includes planned costs savings by management, consisting of reduction in payroll, information technology, transport and headquarters related costs.

(3)	The Forecasts provided to Oberon and B. Riley in connection with the preparation of their respective fairness opinions understated the Company’s projected depreciation and amortization in 2017 and 2018 by approximately $6.2 million for each of the forecasted years. As a result, projected net income for 2017 and 2018 shown here is overstated by approximately $4.0 million for each of the forecasted years, and projected free cash flow for 2017 and 2018 is understated by approximately $2.2 million for each of the forecasted years. In addition, the range of per share equity values indicated by the respective discounted cash flow analyses of Oberon and B. Riley were therefore understated by approximately $0.06 to $0.07 and $0.05 to $0.06, respectively. See the sections entitled “Special Factors—Opinions of Oberon Securities and B. Riley & Co. to the NTS Board of Directors—Opinion of Oberon Securities, LLC, Financial Advisor to the Board of Directors—Discounted Cash Flow Analysis” and “Special Factors—Opinions of Oberon Securities and B. Riley & Co. to the NTS Board of Directors—Opinion of B. Riley to the Board of Directors—Discounted Cash Flow Analysis.”

29

The Company’s senior management employed the following key assumptions in preparing the April Projections summarized in the table below, which were provided by management to Tower Three.

Assumptions include:

•	Projected ARPU in new FTTP markets as follows:

	2012	2013	2014	2015
Pride 1	$150	$150	$155	$159
Pride 2	$140	$140	$144	$149
Pride 3	$180	$180	$185	$191
Wichita Falls	$245	$245	$245	$245
Abilene	$250	$250	$250	$250
Amarillo	$275	$275	$275	$275

•	An expected increase in fiber revenues in Lubbock, Texas and Levelland, Texas of 6% in each year from 2013 to 2015. Fiber revenues in other markets is based on projected additional business and residential customers as follows:

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2016	Q2 2016	Q3 2015	Q4 2015
PRIDE 1	450	450	450	450	300	300	300	300	300	300	300	300
PRIDE 2	275	375	375	375	225	225	225	175	75	75	75	75
PRIDE 3	-	400	600	600	375	375	375	375	225	225	225	225
Wichita Falls	120	98	54	47	33	19	12	12	12	12	12	12
Abilene	-	-	120	90	55	45	27	18	15	15	15	15
Amarillo	-	-	-	240	200	96	84	30	26	18	18	18

•	An expected quarterly decline in business and residential customers in UNE-L markets in the range of 5-6%;
•	An expected quarterly decline of 5-6% in carrier revenue;
•	An expected quarterly increase in non-fiber COGs of 0.5% of revenues;
•	COGs of fiber business and residential revenues in the PRIDE Network, Inc. markets would equal 15% and 40%, respectively; fiber COGs would be stable as a percentage of revenues between 2013 and 2015;
•	Selling expenses as a percentage of revenue would equal 5.7-6.2%;
•	Bad debt as a percentage of revenue would be 1.3%;
•	An expected tax rate of 35%;
•	Property taxes would equal 1.25% of sales; and
•	The Company would maintain its current capital structure.

	Year Ended December 31,
April Projections	2013P	2014P	2015P
	(in millions)
Selected Income Statement Information
Revenue	$62.1	$68.0	$70.1
Gross Profit	36.0	42.2	45.2
EBITDA(1)	16.1	21.4	23.4
EBITDAS(2)	16.3	21.7	23.7

(1)	EBITDA represents earnings before interest, taxes, depreciation and amortization.
(2)	EBITDAS represents EBITDA before stock-based compensation.

30

The foregoing summaries of the Forecasts and April Projections are qualified in their entirety, except as noted by footnote 3 in the preceeding table summarizing the Forecasts, by reference to the copies of the Forecasts and April Projections attached as exhibits to the transaction statement on Schedule 13E-3 filed by the Company and the filing  persons thereon with the SEC on November 22, 2013. The Forecasts are included as exhibit (c)(6) to the transaction statement on Schedule 13E-3 and the April Projections are included as exhibit (c)(5) to the transaction statement on Schedule 13E-3.

In preparing the September 21 projections and the September 29 projections, the Company made certain assumptions that it did not make in preparing the April Projections or the Forecasts, including completion of the transaction with Tower Three. The September Projections assumed the Company would have access to additional capital as a result of debt refinancing and/or infusions of capital as a result of the Merger. This capital could, among other things, facilitate various transactions which would not otherwise be available to the Company as a highly leveraged, thinly capitalized entity as is currently the case. Accordingly, this access to capital resulted in differences to, among other line items, the projected revenues in major markets and in sales, general and administrative expenses. In the September 29 projections, the Company still assumed the completion of the Merger but made certain minimal adjustments to the September 21 projections. As a result of the assumptions made in preparing the September Projections, they do not reflect management’s expectations for the Company on a stand-alone basis and therefore would not provide a useful guide to shareholders in determining whether they should approve the transaction with Tower Three.

In preparing the Forecasts, the Company instead assumed, among the other assumptions disclosed on page 29 above, that the Company would continue to operate on a stand-alone basis and continue to be highly leveraged, and as such would need to preserve and manage its cash to service its continuing debt obligations as opposed to reinvesting it for growth initiatives. In addition, as a public company, the Company would continue to be focused on shorter term goals like quarterly earnings, which could make it more challenging to undertake longer term growth initiatives. As a stand-alone entity, the Company also would continue to have substantially fewer resources to pursue additional projects and additional fiber investments than was assumed in the September Projections, as projects undertaken under the auspices of the Rural Utilities Service, a division of the U.S. Department of Agriculture, require the Company to post 10% equity for each such project and 100% of the equity for smart build projects. Accordingly, the Forecasts assumed only a 20% probability for new projects, a 25% reduction in the assumed fiber penetration and average revenue per unit, a 25% reduction in general cost savings and an overall higher decline and lower margin in the non-fiber business since the Company would be forced to focus all of its sales and marketing activities in the fiber business.

	Year Ended December 31,
September 21 projections	2012	2013E	2014P	2015P	2016P
	(in millions)
Selected Income Statement Information
Revenue	$59.9	$61.0	$69.4	$82.5	$95.9
Cost of Goods	27.5	26.4	26.7	28.6	30.4
Gross Profit	32.4	34.6	42.7	54.0	65.6
SG&A	20.8	21.7	21.2	22.1	23.0
EBITDA(1)	11.9	13.3	22.0	32.3	43.0
Adjusted EBITDA(2)	11.9	15.0	24.0	35.0	45.6
Pro Forma EBITDA(3)	14.5	16.0	24.6	35.0	45.6
Net debt	59.8	67.5	67.9	66.2	51.4

_______

(1)	EBITDA represents earnings before interest, taxes, depreciation, amortization, stock-based compensation and other non-recurring items.
(2)	Adjusted EBITDA includes cost savings associated with becoming a private company and planned costs savings by management, consisting of reduction in payroll, information technology, transport and headquarters related costs.
(3)	Pro Forma EBITDA represents Adjusted EBITDA and assumes full impact of the associated cost savings taking effect as of January 1, 2011.

	Year Ended December 31,
September 29 projections	2012	2013E	2014P	2015P	2016P
	(in millions)
Selected Income Statement Information
Revenue	$59.9	$60.7	$68.0	$80.6	$93.5
Cost of goods	27.5	26.2	26.0	27.6	29.2
Gross Profit	32.4	34.6	41.9	53.0	64.4
SG&A	20.8	21.7	21.5	22.6	23.8
EBITDA(1)	11.9	13.2	21.0	30.9	41.0
Adjusted EBITDA(2)	11.9	14.9	23.1	33.5	43.6
Pro Forma EBITDA(3)	14.5	15.9	23.6	33.5	43.6
Net debt	59.8	66.8	66.6	64.9	50.3

______

(1)	EBITDA represents earnings before interest, taxes, depreciation, amortization, stock-based compensation and other non-recurring items.
(2)	Adjusted EBITDA includes cost savings associated with becoming a private company and planned costs savings by management, consisting of reduction in payroll, information technology, transport and headquarters related costs.
(3)	Pro Forma EBITDA represents Adjusted EBITDA and assumes full impact of the associated cost savings taking effect as of January 1, 2011.

Reconciliation of non-GAAP financial measures

We present certain non-GAAP financial measures as a supplemental measure of our performance. These non-GAAP financial measures are not a measure of financial performance or liquidity calculated in accordance with accounting principles generally accepted in the U.S., referred to herein as GAAP, and should be viewed as a supplement to, not a substitute for, our results of operations presented on the basis of GAAP. Reconciliations of these non-GAAP financial measures (other than those set forth in the tables summarizing the September Projections above) measures to the most directly comparable GAAP financial measures are detailed in the tables below.

Our non-GAAP measures should be read in conjunction with the corresponding GAAP measures. These non-GAAP financial measures have limitations as an analytical tool and you should not consider them in isolation from, or as a substitute for, analysis of our results as reported in accordance with GAAP.

We define EBITDAS by excluding from net income (loss), depreciation, amortization, stock-based compensation, interest, taxes, property taxes and other non-recurring items.

We define adjusted EBITDA by excluding from net income (loss), depreciation, amortization, interest, taxes, property taxes and other non-recurring items. EBITDA and EBITDAS are not necessarily comparable to similarly-titled measures reported by other companies.

We use these non-GAAP financial measures:

•	as a measure of operating performance to assist in comparing performance from period to period on a consistent basis;
•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and
•	as a primary measure to review and assess the operating performance of our company and management team;

Reconciliation of the April Projections

The following is an unaudited reconciliation of EBITDA and EBITDAS to net income (loss), the most directly comparable GAAP measure, for the periods presented:

	Q1/2011A	Q2/2011A	Q3/2011A	Q4/2011A	Y2011A

Net Income (loss) attributed to shareholders	$(633,614)	$(817,767)	$871,127	$(587,155)	$(1,167,409)

Depreciation & Amortization	$1,169,282	$1,227,181	$1,453,983	$1,500,527	$5,350,973
Stock Based Compensation	$82,996	$58,631	$24,567	$234,191	$400,385
Financing expense (income), net	$1,524,430	$1,728,264	$(421,121)	$548,747	$3,380,320
Other expenses	$146,732	$143,114	$115,453	$259,491	$664,790
Acquisition costs	$-	$-	$-	$205,047	$205,047
Taxes	$(278,535)	$(241,984)	$177,952	$348,966	$6,399
Loss from discontinued operations, after taxes	$-	$-	$137,535	$14,030	$151,565

EBITDAS	$2,011,291	$2,097,439	$2,359,496	$2,523,844	$8,992,070

Stock Based Compensation	$(82,996)	$(58,631)	$(24,567)	$(234,191)	$(400,385)

EBITDA	$1,928,295	$2,038,808	$2,334,929	$2,289,653	$8,591,685

31

	Q1/2012A	Q2/2012A	Q3/2012A	Q4/2012E	Y2012E

Net Income (loss) attributed to shareholders	$(339,001)	$72,746	$(31,575)	$(150,478)	$(448,308)

Depreciation & Amortization	$1,533,975	$1,452,468	$1,813,006	$1,664,836	$6,464,285
Stock Based Compensation	$40,530	$38,616	$64,389	$64,389	$207,924
Financing expense (income), net	$1,441,699	$1,119,237	$1,324,054	$1,391,917	$5,276,907
Other expenses	$198,669	$179,207	$69,590	$237,900	$685,477
Acquisition costs	$-	$-	$-	$-	$-
Taxes	$(170,926)	$4,104	$(148,913)	$21,755	$(293,980)
Loss from discontinued operations, after taxes	$-	$-	$-	$-	$-

EBITDAS	$2,704,946	$2,866,378	$3,090,551	$3,230,319	$11,892,194

Stock Based Compensation	$(40,530)	$(38,616)	$(64,389)	$(64,389)	$(207,924)

EBITDA	$2,664,416	$2,827,762	$3,026,273	$3,165,930	$11,684,381

	Q1/2013E	Q2/2013E	Q3/2013E	Q4/2013E	Y2013E

Net Income (loss)	$74,858	$16,304	$99,086	$369,000	$559,248

Depreciation & Amortization	$1,881,265	$2,071,047	$2,266,966	$2,475,709	$8,694,987
Stock Based Compensation	$64,389	$64,389	$64,389	$64,389	$257,556
Financing expense (income), net	$1,306,172	$1,415,180	$1,527,513	$1,517,927	$5,766,792
Other expenses	$185,521	$186,384	$191,225	$198,638	$761,768
Acquisition costs	$-	$-	$-	$-	$-
Taxes	$90,530	$14,411	$34,712	$159,602	$299,255
Loss from discontinued operations, after taxes	$-	$-	$-	$-	$-

EBITDAS	$3,602,734	$3,767,715	$4,183,892	$4,785,265	$16,339,606

Stock Based Compensation	$(64,389)	$(64,389)	$(64,389)	$(64,389)	$(257,556)

EBITDA	$3,538,345	$3,703,326	$4,119,503	$4,720,876	$16,082,050

32

	Q1/2014E	Q2/2014E	Q3/2014E	Q4/2014E	Y2014E

Net Income (loss)	$519,855	$567,480	$598,833	$644,614	$2,330,781

Depreciation & Amortization	$2,655,721	$2,795,516	$2,921,918	$3,044,063	$11,417,217
Stock Based Compensation	$64,389	$64,389	$64,389	$64,389	$257,556
Financing expense (income), net	$1,478,756	$1,474,126	$1,464,179	$1,427,064	$5,844,125
Other expenses	$203,832	$206,218	$208,256	$209,953	$828,259
Acquisition costs	$-	$-	$-	$-	$-
Taxes	$226,848	$242,202	$254,335	$274,237	$997,622
Loss from discontinued operations, after taxes	$-	$-	$-	$-	$-

EBITDAS	$5,149,400	$5,349,931	$5,511,909	$5,664,320	$21,675,560

Stock Based Compensation	$(64,389)	$(64,389)	$(64,389)	$(64,389)	$(257,556)

EBITDA	$5,085,011	$5,285,542	$5,447,520	$5,599,931	$21,418,004

	Q1/2015E	Q2/2015E	Q3/2015E	Q4/2015E	Y2015E

Net Income (loss)	$711,043	$708,291	$710,697	$736,822	$2,866,853

Depreciation & Amortization	$3,145,379	$3,238,489	$3,330,717	$3,422,878	$13,137,463
Stock Based Compensation	$64,389	$64,389	$64,389	$64,389	$257,556
Financing expense (income), net	$1,361,154	$1,348,528	$1,335,178	$1,294,029	$5,338,889
Other expenses	$211,697	$212,570	$213,642	$214,914	$852,823
Acquisition costs	$-	$-	$-	$-	$-
Taxes	$305,257	$299,027	$295,573	$304,891	$1,204,748
Loss from discontinued operations, after taxes	$-	$-	$-	$-	$-

EBITDAS	$5,798,918	$5,871,294	$5,950,196	$6,037,923	$23,658,332

Stock Based Compensation	$(64,389)	$(64,389)	$(64,389)	$(64,389)	$(257,556)

EBITDA	$5,734,529	$5,806,905	$5,885,807	$5,973,534	$23,400,776

33

We present certain non-GAAP financial measures as a supplemental measure of our performance. These non-GAAP financial measures are not a measure of financial performance or liquidity calculated in accordance with accounting principles generally accepted in the U.S., referred to herein as GAAP, and should be viewed as a supplement to, not a substitute for, our results of operations presented on the basis of GAAP. Reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is detailed in the table below.

Our non-GAAP measures should be read in conjunction with the corresponding GAAP measures. These non-GAAP financial measures have limitations as an analytical tool and you should not consider them in isolation from, or as a substitute for, analysis of our results as reported in accordance with GAAP.

We define EBITDA by excluding from net income (loss), depreciation, amortization, stock-based compensation, interest, taxes, property taxes and other non-recurring items.

We define adjusted EBITDA by excluding from EBITDA planned costs savings by management, consisting of reduction in payroll, information technology, headquarters related costs and one-time charges related to the merger. EBITDA and adjusted EBITDA are not necessarily comparable to similarly-titled measures reported by other companies.

We use these non-GAAP financial measures:

•	as a measure of operating performance to assist in comparing performance from period to period on a consistent basis;
•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and
•	as a primary measure to review and assess the operating performance of our company and management team.

Reconciliation of the Forecasts

The following is an unaudited reconciliation of EBITDA and adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, for the periods presented:

34

	2011A
	Q1	Q2	Q3	Q4	Year

Net income	$(633,614)	$(817,767)	$871,127	$(587,155)	$(1,167,409)

Depreciation & amortization	1,169,282	1,227,181	1,453,983	1,500,527	5,350,973
Stock based compensation	82,996	58,631	24,567	234,191	400,385
Interest expense	1,524,430	1,728,264	(421,121)	548,747	3,380,320
Interest income	-	-	-	-	-
Amortization of discount on bond	-	-	-	-	-
Other non cash financial charges	-	-	-	-	-
Bond issuance costs	-	-	-	-	-
Bank charges and other cash financial expenses	-	-	-	-	-
Property taxes	146,732	143,114	115,453	259,491	664,790
Misc expenses (income)	-	-	137,535	219,077	356,612
Income tax expense (benefit)	(278,535)	(241,984)	177,952	348,966	6,399
Cost savings	-	-	-	-	-

EBITDA	$2,011,291	$2,097,439	$2,359,496	$2,523,844	$8,992,070

One time charges	-	-	-	-	-
Cost savings	-	-	-	-	-

Adjusted EBITDA	$2,011,291	$2,097,439	$2,359,496	$2,523,844	$8,992,070

	2012A
	Q1	Q2	Q3	Q4	Year

Net income	$(339,001)	$72,745	$(31,575)	$(249,162)	$(546,992)

Depreciation & amortization	1,533,973	1,452,468	1,813,006	1,475,041	6,274,488
Stock based compensation	40,530	38,616	64,389	139,900	283,435
Interest expense	486,159	1,115,492	645,171	1,366,764	3,613,586
Interest income	-	-	-	-	-
Amortization of discount on bond	30,417	30,417	30,417	30,417	121,668
Other non cash financial charges	778,487	(190,318)	492,060	165,854	1,246,083
Bond issuance costs	72,345	72,345	72,345	72,345	289,380
Bank charges and other cash financial expenses	74,296	91,301	84,072	30,685	280,354
Property taxes	194,214	191,175	194,606	238,942	818,937
Misc expenses (income)	4,450	(11,968)	(124,917)	25	(132,410)
Income tax expense (benefit)	(170,926)	4,104	(148,913)	(70,635)	(386,370)
Cost savings	-	-	-	-	-

EBITDA	$2,704,944	$2,866,377	$3,090,661	$3,200,176	$11,862,159

One time charges	-	-	-	-	-
Cost savings	-	-	-	-	-

Adjusted EBITDA	$2,704,944	$2,866,377	$3,090,661	$3,200,176	$11,862,159

35

	2013E
	Q1	Q2	Q3	Q4	Year

Net income	$186,981	$(984,731)	$282,339	$38,951	$(476,460)

Depreciation & amortization	1,664,842	1,683,128	1,717,945	1,753,111	6,819,026
Stock based compensation	53,085	119,217	119,217	119,217	410,736
Interest expense	745,417	1,246,447	1,013,709	1,577,350	4,582,923
Interest income	-	-	(24,843)	(24,080)	(48,923)
Amortization of discount on bond	30,417	30,417	30,417	30,417	121,668
Other non cash financial charges	266,266	230,117	230,117	67,050	793,550
Bond issuance costs	72,345	72,345	70,916	70,916	286,521
Bank charges and other cash financial expenses	87,245	82,007	82,007	82,007	333,266
Property taxes	210,245	215,590	189,465	190,662	805,962
Misc expenses (income)	-	7,789	-	-	7,789
Income tax expense (benefit)	44,927	(528,735)	-	-	(483,808)
Cost savings	-	-	-	(64,406)	(64,406)

EBITDA	$3,361,770	$2,173,591	$3,711,289	$3,841,195	$13,087,845

One time charges	-	1,547,973	-	-	1,547,973
Cost savings	-	-	-	64,406	64,406

Adjusted EBITDA	$3,361,770	$3,721,564	$3,711,289	$3,905,600	$14,700,224

	2014P
	Q1	Q2	Q3	Q4	Year

Net income	$1,038,274	$1,080,246	$1,878,641	$1,771,852	$5,769,013

Depreciation & amortization	1,800,745	1,842,002	1,878,463	1,911,198	7,432,409
Stock based compensation	119,217	119,217	119,217	119,217	476,868
Interest expense	1,007,195	1,371,527	982,575	1,351,642	4,712,940
Interest income	(13,262)	(11,679)	(13,387)	(17,578)	(55,906)
Amortization of discount on bond	30,417	30,417	30,417	30,417	121,668
Other non cash financial charges	67,050	67,050	67,050	67,050	268,200
Bond issuance costs	70,916	70,916	70,916	70,916	283,663
Bank charges and other cash financial expenses	82,007	82,007	82,007	82,007	328,028
Property taxes	193,950	199,562	205,627	210,269	809,407
Misc expenses (income)	-	-	-	-	-
Income tax expense (benefit)	-	-	-	-	-
Cost savings	(309,097)	(401,875)	(494,653)	(523,026)	(1,728,652)

EBITDA	$4,087,411	$4,449,390	$4,806,872	$5,073,965	$18,417,638

One time charges	-	-	-	-	-
Cost savings	309,097	401,875	494,653	523,026	1,728,652

Adjusted EBITDA	$4,396,509	$4,851,265	$5,301,526	$5,596,991	$20,146,290

36

	2015P
	Q1	Q2	Q3	Q4	Year

Net income	$2,359,869	$2,350,581	$2,726,601	$2,714,342	$10,151,392

Depreciation & amortization	1,942,378	1,973,314	2,002,287	2,027,596	7,945,576
Stock based compensation	119,217	119,217	119,217	119,217	476,868
Interest expense	960,276	1,141,113	926,553	1,095,493	4,123,434
Interest income	(12,525)	(18,120)	(23,384)	(29,365)	(83,395)
Amortization of discount on bond	30,417	30,417	30,417	30,417	121,668
Other non cash financial charges	67,050	67,050	67,050	67,050	268,200
Bond issuance costs	70,916	70,916	70,916	70,916	283,663
Bank charges and other cash financial expenses	82,007	82,007	82,007	82,007	328,028
Property taxes	214,010	217,334	220,424	223,333	875,100
Misc expenses (income)	-	-	-	-	-
Income tax expense (benefit)	-	-	-	-	-
Cost savings	(534,112)	(534,112)	(534,112)	(534,112)	(2,136,448)

EBITDA	$5,299,502	$5,499,716	$5,687,975	$5,866,893	$22,354,087

One time charges	-	-	-	-	-
Cost savings	534,112	534,112	534,112	534,112	2,136,448

Adjusted EBITDA	$5,833,614	$6,033,828	$6,222,087	$6,401,005	$24,490,535

	2016P
	Q1	Q2	Q3	Q4	Year

Net income	$3,215,755	$3,343,990	$2,275,634	$2,298,857	$11,134,236

Depreciation & amortization	2,049,827	2,070,273	2,088,769	2,105,524	8,314,392
Stock based compensation	119,217	119,217	119,217	119,217	476,868
Interest expense	875,161	847,199	819,089	791,104	3,332,552
Interest income	(25,138)	(31,593)	(39,129)	(44,396)	(140,255)
Amortization of discount on bond	-	-	-	-	-
Other non cash financial charges	-	-	-	-	-
Bond issuance costs	-	-	-	-	-
Bank charges and other cash financial expenses	82,007	82,007	82,007	82,007	328,028
Property taxes	225,739	227,788	229,346	230,552	913,425
Misc expenses (income)	-	-	-	-	-
Income tax expense (benefit)	-	-	1,179,129	1,237,846	2,416,975
Cost savings	(534,112)	(534,112)	(534,112)	(534,112)	(2,136,448)

EBITDA	$6,008,456	$6,124,768	$6,219,950	$6,286,600	$24,639,774

One time charges	-	-	-	-	-
Cost savings	534,112	534,112	534,112	534,112	2,136,448

Adjusted EBITDA	$6,542,568	$6,658,880	$6,754,062	$6,820,712	$26,776,222

37

	2017P	2018P

Net income	$13,764,489	$14,601,362

Depreciation & amortization	2,170,243	2,209,808
Stock based compensation	476,868	476,868
Interest expense	2,869,248	1,337,711
Interest income	-	(190,179)
Amortization of discount on bond	-	-
Other non cash financial charges	-	-
Bond issuance costs	-	-
Bank charges and other cash financial expenses	82,007	328,028
Property taxes	919,633	909,748
Misc expenses (income)	-	-
Income tax expense (benefit)	7,411,648	7,862,272
Cost savings	(2,136,448)	(2,136,448)

EBITDA	$25,557,687	$25,399,169

One time charges	-	-
Cost savings	2,136,448	2,136,448

Adjusted EBITDA	$27,694,135	$27,535,617

38

Opinions of Oberon Securities and B. Riley & Co. to the NTS Board of Directors

Opinion of Oberon Securities, LLC, Financial Advisor to the Board of Directors

Pursuant to an engagement letter dated June 17, 2013 and amended on October 11, 2013, the Company retained Oberon as its financial advisor in connection with the Merger.

At the meeting of the board of directors on October 20, 2013, Oberon rendered its oral opinion to the board of directors that, as of such date and based upon and subject to the factors, assumptions, qualifications and limitations set forth in its written opinion, the consideration to be paid to the Company’s common shareholders in the Merger was fair, from a financial point of view, to such shareholders. Oberon confirmed its October 20, 2013 oral opinion by delivering its written opinion to the board of directors, dated as of the same date, that, as of such date, the consideration to be paid to the Company’s common shareholders in the Merger was fair, from a financial point of view, to such shareholders.

The full text of the written opinion of Oberon, dated October 20, 2013, which sets forth the assumptions made, factors considered and limitations on the review undertaken, is attached as Annex C to this proxy statement and is incorporated herein by reference. The Company’s shareholders are urged to read the opinion in its entirety. Oberon’s written opinion is addressed to the board of directors, is directed only to the consideration to be paid in the Merger and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger or any other matter. The summary of the written opinion of Oberon set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

In arriving at its opinion, Oberon, among other things:

■	Examined:

o	a draft of the Merger Agreement dated October 20, 2013,

o	certain publicly available financial statements and other financial statements of the Company that Oberon deemed relevant,

o	Forecasts, furnished by the management of the Company,

o	information regarding publicly available financial terms of certain other business combinations Oberon deemed relevant, and

o	the financial position and operating results of the Company and the market prices and trading history of its stock compared with those of certain other publicly traded companies Oberon deemed relevant (as reported by reliable information sources);

■	Held discussions with members of the management of the Company to discuss the foregoing;

■	Considered other matters which Oberon deemed relevant to Oberon's inquiry and took into account such accepted financial and other relevant analytical analyses and considerations as deemed relevant;

■	Compared the Merger with other comparable and completed transactions that Oberon deemed relevant, as reported by reliable information services;

■	Conducted a discounted cash flow analysis using the Forecasts provided by the Company; and

■	Performed such other analyses and considered such other information and factors as Oberon deemed appropriate.

39

Oberon relied, without independent verification but with the Company’s approval and agreement, upon the accuracy, completeness and fair presentation of all the information examined by or otherwise reviewed or discussed with Oberon for purposes of this Opinion, including, without limitation, the Forecasts provided by management.  Oberon did not conduct, and was not provided with, any valuation or appraisal of the assets, liabilities or solvency of the Company. In relying on the Forecasts provided to it or derived therefrom, Oberon assumed that they were reasonably prepared in good faith on the basis of reasonable assumptions as to the expected future results of operations and financial condition of the Company to which such Forecasts relate. Oberon expressed no view as to such Forecasts or the assumptions on which they were based. Oberon also assumed that the Merger and the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement and that the definitive Merger Agreement will not differ in any material respect from the draft thereof provided to Oberon.  Oberon relied as to all legal matters relevant to the rendering of its opinion upon the advice of counsel.

The Forecasts furnished to Oberon by the Company and used in connection with its analysis of the Merger were prepared by management of the Company. The Company does not publicly disclose internal management financial forecasts of the type provided to Oberon in connection with Oberon’s analysis of the Merger, and the Forecasts were not prepared with a view toward public disclosure. The Forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in the Forecasts.

Oberon’s opinion is based on economic, market and other conditions as they existed and as they could be evaluated as of the date of its opinion. Subsequent developments may have affected, and in the future may affect, Oberon’s opinion and Oberon does not have any obligation to update, revise, or reaffirm such opinion. Oberon’s opinion is limited to the fairness, from a financial point of view, of the consideration to be paid to the Company’s common shareholders in the Merger, and Oberon has expressed no opinion as to the fairness of any consideration paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Merger. Furthermore, Oberon has expressed no opinion as to the price at which the Company’s common stock will trade at any future time or as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to the officers, directors, or employees of any party to the Merger, or any class of such persons, relative to the consideration to be paid to the Company’s common shareholders in the Merger. The issuance of Oberon’s opinion was approved by a fairness opinion committee of Oberon.

In accordance with customary investment banking practice, Oberon employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses undertaken by Oberon, and reviewed by the board of directors, in connection with providing its opinion. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone. In order to fully understand the financial analyses used by Oberon, the tables must be read together with the full text of each summary. Considering the data in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Oberon’s financial analyses.

All values in the following “Public Comparables Trading Analysis,” “Selected Transaction Analysis,” and “Discounted Cash Flow Analysis” sections are presented on an equity value per share basis, rounded to the nearest $0.01. In arriving at equity value per share for the Company, Oberon first derived, from the consideration of $2.00 per share in cash to be received by the Company pursuant to the Merger Agreement, an implied Enterprise Value, or “EV” (defined as the implied equity value plus the value of the Company's debt, preferred stock and minority interests, less cash, cash equivalents and marketable securities), for the transaction of approximately $156.2 million.  The EV determined in each of the aforementioned analyses was then adjusted by subtracting total debt outstanding and adding total cash and cash equivalents outstanding to arrive at Equity Value for the Company. Equity Value was then divided by the fully diluted share count to arrive at equity value per share. All market data used by Oberon in its analyses was as of October 17, 2013.

40

Historical Trading Range

Oberon reviewed the historical trading prices for the Company's common stock.  Oberon noted that the low and high closing prices for the Company's common stock during the 52-week period ended October 17, 2013 were $0.83 and $1.80 per share, respectively.

Public Comparables Trading Analysis

Using publicly available information, Oberon compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses which Oberon judged to be sufficiently analogous to the Company’s business. The companies Oberon selected were as follows:

Integrated Telecom Services, or ITS

■       CenturyLink, Inc.

■       Windstream Holdings, Inc.

■       Frontier Communications Corporation

■       Telephone & Data Systems Inc.

■       Cincinnati Bell Inc.

■       Consolidated Communications Holdings Inc.

■       General Communication Inc.

■       Fairpoint Communications, Inc.

■       Shenandoah Telecommunications Co.

■       Alaska Communications Systems Group Inc.

■       Hickory Tech Corp.

■       LICT Corporation

■       New ULM Telecom Inc.

Fiber and Cable, or F&C ■ Comcast Corporation ■ Time Warner Cable Inc. ■ Charter Communications, Inc. ■ Cablevision Systems Corporation ■ TW Telecom Inc. ■ Lumos Networks Corp.

None of the selected companies reviewed is identical to the Company. Accordingly, a complete analysis of the results of the following calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning the differences in the financial and operating characteristics of the selected companies compared to the Company’s and other factors that could affect the public trading value of the selected companies and the Company.

In all instances, multiples were based on closing stock prices on October 17, 2013. For each of the following analyses performed by Oberon, estimated financial data for the selected companies were obtained from Capital IQ and other publicly available information. Oberon observed that nearly all of the selected publicly traded companies have significantly larger revenue and market capitalizations than the Company and also have significantly higher profit margins.

In conducting its analyses, Oberon reviewed the selected companies’ trading multiples based on (1) EV to earnings before interest, taxes, depreciation and amortization, or EBITDA, for the last twelve months ending June 30, 2013, or LTM EBITDA, and (2) EV to estimated EBITDA for fiscal year 2013 ending December 31, 2013, or FY2013 EBITDA. Results of the analyses were presented for the selected companies, as indicated in the following table:

	Integrated Telecom Services				Fiber and Cable
	EV / LTM EBITDA		EV / 2013 EBITDA		EV / LTM EBITDA		EV / 2013 EBITDA
Mean (1)	5.7	x	5.7	x	8.8	x	8.4	x
Median	6.1	x	5.7	x	8.5	x	8.2	x
High	7.8	x	7.4	x	10.8	x	9.9	x
Low	3.8	x	4.6	x	7.5	x	7.2	x

(1) Harmonic mean.

Based on the above analyses, Oberon applied a multiple reference range of 5.0x to 7.8x for Integrated Telecom Services, or ITS, companies (which range excluded two companies with multiples of 3.8x and 4.3x, respectively, since applying these multiples would have implied a negative equity value) and 7.5x to 10.8x for Fiber and Cable, or F&C, companies for EV to the Company’s LTM EBITDA. The implied EV was then adjusted by subtracting total debt outstanding as of June 30, 2013 and adding total cash and cash equivalents outstanding as of June 30, 2013 to arrive at Equity Value for the Company, which was then divided by the fully diluted share count to arrive at equity value per share. In comparison to the per share Merger Consideration, the analyses indicated equity values per share of $0.01 to $0.91 for ITS companies and $0.83 to $1.90 for F&C companies. Oberon also compared the foregoing multiples to the implied multiple of EV derived using the per share Merger Consideration to Company LTM EBITDA of 11.7x.

Oberon also compared the range of multiples of EV to FY2013 EBITDA of 4.6x to 7.4x for ITS companies and 7.2x to 9.9x for F&C companies to the implied multiple of EV derived using the per share Merger Consideration to Company FY2013 EBITDA of 10.6x.

41

The enterprise values, EBITDA and LTM information for each selected comparable company that is the basis for the multiples disclosed above are set forth below.

Fiber and Cable
($ in millions, except share data)
Company	EV	LTM EBITDA	FYE 2013 EBITDA		EV / LTM EBITDA		EV / FYE 2013 EBITDA
Comcast Corporation	$166,552	$20,744	$21,353		8.0	x	7.8	x
Time Warner Cable Inc.	$57,416	$7,662	$7,974		7.5	x	7.2	x
Charter Communications	$27,084	$2,659	$2,851		10.2	x	9.5	x
Cablevision Systems Corporation	$13,955	$1,725	$1,642		8.1	x	8.5	x
TW Telecom Inc.	$5,525	$511	$558		10.8	x	9.9	x
Lumos Networks Corp.	$795	$90	$99		8.8	x	8.0	x

Telecom Services
($ in millions, except share data)
Company	EV	LTM EBITDA	FYE 2013 EBITDA		EV / LTM EBITDA		EV / FYE 2013 EBITDA
Century Link, Inc.	$40,343	$7,560	$7,471		5.3	x	5.4	x
Windstream Holdings, Inc.	$14,046	$2,259	$2,341		6.2	x	6.0	x
Frontier Communications Corporation	$12,050	$2,266	$2,231		5.3	x	5.4	x
Telephone & Data Systems Inc.	$4,142	$960	$900		4.3	x	4.6	x
Cincinnati Bell Inc.	$2,926	$412	$395		7.1	x	7.4	x
Consolidated Communications Holdings Inc.	$1,950	$251	$283		7.8	x	6.9	x
General Communications Inc.	$1,375	$227	$264		6.1	x	5.2	x
Fairpoint Communications, Inc.	$1,142	$181	$233		6.3	x	4.9	x
Shenandoah Telecommunications Co.	$792	$119	$113		6.7	x	7.0	x
Alaska Communications Systems Group Inc.	$636	$128	$108		5.0	x	5.9	x
Hickory Tech Corp.	$299	$46	NA	(1)	6.5	x	NA	(1)
LICT Corporation	$128	$33	NA	(1)	3.8	x	NA	(1)
New ULM Telecom Inc.	$76	$13	NA	(1)	6.0	x	NA	(1)

(1) Wall Street analyst forecast for FYE 2013 unavailable.

Selected Transaction Analysis

Oberon reviewed publicly available transactions for the past three years and identified twenty-one transactions that involved the acquisition of companies in the telecommunications sector that were relevant and comparable to NTS.

42

The following table sets forth the selected transactions used in this analysis:

Fiber and Cable
Announced Date	Target	Acquiror	EV / LTM EBITDA
2/26/2013	Baja Broadband (1)	TDS	10.7	x
2/7/2013	Bresnan Broadband Holdings	Charter Communications	10.0	x
7/18/2012	Cequel Communications	BC Partners	8.7	x
4/18/2012	Knology	WOW! Internet, Cable and Phone	8.5	x
3/19/2012	AboveNet	Zayo Group	11.6	x
10/7/2011	360networks	Zayo Group	10.0	x
9/21/2011	Alpheus Communications	First Communications	8.0	x
2/22/2011	Cobridge Communications (2)	Knology	5.5	x
8/26/2010	Fibertech Networks	Court Square Capital Partners	10.3	x
8/17/2010	Q-Comm Corporation	Windstream	8.4	x

(1)    EBITDA based on analyst estimates.

(2)    Certain cable and broadband operations in Georgia and Alabama.

Integrated Telecom Services
Announced Date	Target	Acquiror	EV / LTM EBITDA
11/28/2012	FairPoint Communications (1)	Blackfoot Telecommunications	6.0	x
2/6/2012	SureWest Communications	Consolidated Communications	6.5	x
12/6/2011	IdeaOne Telecom	HickoryTech	6.9	x
8/1/2011	Paetec	Windstream	7.2	x
4/11/2011	Global Crossing	Level 3 Communications	6.6	x
1/12/2011	XO Holdings	ACF Industries	5.9	x
12/20/2010	One Communications (2)	EarthLink	4.7	x
10/1/2010	ITC DeltaCom	EarthLink	5.8	x
9/13/2010	Cavalier Telephone	Paetec	6.8	x
7/20/2010	Mountaineer Telecommunications	nTelos	6.5	x
4/22/2010	Qwest Communications	CenturyLink	5.4	x

(1) Represents the sale of Fairpoint Idaho-based operations.

(2) Transaction was excluded for the purpose of calculating equity value per share, since applying this multiple would have implied a negative equity value.

Based on the results of this analysis and other factors that Oberon considered appropriate, Oberon applied a multiple range of 5.4x to 7.2x for ITS companies and 5.5x to 11.6x for Fiber and Cable companies for EV to Company LTM EBITDA. The implied EV was then adjusted by subtracting total debt outstanding as of June 30, 2013 and adding total cash and cash equivalents outstanding as of June 30, 2013 to arrive at Equity Value for the Company, which was then divided by the fully diluted share count to arrive at equity value per share. The analysis indicated implied equity values per share of $0.14 to $0.67 for ITS companies and $0.16 to $1.96 for F&C companies, as compared to the per share Merger Consideration.  Oberon also compared the foregoing multiples to the implied multiple of EV derived using the per share Merger Consideration to Company LTM EBITDA of 11.7x.

The data from the selected transactions from which the applied multiples are derived are set forth below.

Fiber and Cable
Announced Date	Target	Acquiror	EV	LTM EBITDA	EV / LTM EBITDA
2/26/2013	Baja Broadband (1)	TDS	$268	$25	10.7	x
2/7/2013	Bresnan Broadband Holdings	Charter Communications	1,625	163	10.0	x
7/18/2012	Cequel Communications	BC Partners	6,579	756	8.7	x
4/18/2012	Knology	WOW! Internet, Cable and Phone	1,496	176	8.5	x
3/19/2012	AboveNet	Zayo Group	2,215	191	11.6	x
10/7/2011	360networks	Zayo Group	345	35	10.0	x
9/21/2011	Alpheus Communications	First Communications	175	22	8.0	x
2/22/2011	Cobridge Communications (2)	Knology	30	5	5.5	x
8/26/2010	Fibertech Networks	Court Square Capital Partners	500	49	10.3	x
8/17/2010	Q-Comm Corporation	Windstream	779	93	8.4	x

(1) EBITDA based on analyst estimates.

(2) Certain cable and broadband operations in Georgia and Alabama.

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Integrated Telecom Services
Announced Date	Target	Acquiror	EV	LTM EBITDA	EV / LTM EBITDA
11/28/2012	FairPoint Communications (1)	Blackfoot Telecommunications	$30	$5	6.0	x
2/6/2012	SureWest Communications	Consolidated Communications	560	86	6.5	x
12/6/2011	IdeaOne Telecom	HickoryTech	28	4	6.9	x
8/1/2011	Paetec	Windstream	2,254	313	7.2	x
4/11/2011	Global Crossing	Level 3 Communications	2,650	402	6.6	x
1/12/2011	XO Holdings	ACF Industries	1,171	198	5.9	x
12/20/2010	One Communications (2)	EarthLink	370	79	4.7	x
10/1/2010	ITC DeltaCom	EarthLink	491	85	5.8	x
9/13/2010	Cavalier Telephone	Paetec	460	68	6.8	x
7/20/2010	Mountaineer Telecommunications	nTelos	163	25	6.5	x
4/22/2010	Qwest Communications	CenturyLink	22,151	4,102	5.4	x

(1) Represents the sale of Fairpoint Idaho-based operations.

(2) Transaction was excluded for the purpose of calculating equity value per share, since applying this multiple would have implied a negative equity value.

Discounted Cash Flow Analysis

Oberon conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share for the Company’s common stock. A discounted cash flow analysis is designed to estimate an implied value of an operating business by calculating the aggregate present value of the estimated unlevered future free cash flows for some future period, as well as the value of the Company at the end of such period (the “Terminal Value”) in order to arrive at the value of the business.  Oberon used the unlevered future free cash flows derived from the Forecasts, which may be found in the section entitled “Special Factors—Certain Information Prepared by the Management of NTS” beginning on page 28. Oberon also calculated a range of Terminal Values of the Company at the end of the 5-year period ending 2018 by applying a multiple to the EBITDA of the Company during the final year of the 5-year period. The unlevered free cash flows and the range of Terminal Values were then discounted to present values using a range of discount rates from 9.0% to 13.0%. Oberon calculated these discount rates, or weighted average costs of capital, using the Capital Asset Pricing Model, which considers the risk free rate, equity risk premium, industry risk as implied by the betas of the companies included in the Public Comparables Trading Analysis, NTS’ size, tax affected cost of debt financing and capital structure. The present value of the unlevered free cash flows and the range of Terminal Values were then adjusted by subtracting the estimated total debt outstanding as of December 31, 2013 and adding the estimated total cash and cash equivalents outstanding as of December 31, 2013. Based on the financial forecasts prepared by management and a discount rate of 9.0% to 13.0%, the discounted cash flow analysis indicated a range of per share equity values of between $1.62 and $2.60, as compared to the per share Merger Consideration. Subsequent to Oberon’s delivery of its fairness opinion and Oberon’s presentation to the NTS board of directors of the financial analyses undertaken in connection with the preparation of its fairness opinion, it was discovered that the Forecasts prepared by Company management and provided to Oberon understated the Company’s projected depreciation and amortization in 2017 and 2018 by approximately $6.2 million for each of the forecasted years. As a result, projected net income for 2017 and 2018 was overstated by approximately $4.0 million for each of the forecasted years, and projected free cash flow for 2017 and 2018 was understated by approximately $2.2 million for each of the forecasted years. Based on these adjustments, the discounted cash flow analysis should have indicated a range of per equity values of between $1.68 and $2.67, as compared to the per share Merger Consideration. These adjustments, however, do not alter Oberon’s opinion that as of October 20, 2013, the per share Merger Consideration to be paid to the Company’s common stock shareholders in the Merger was fair, from a financial point of view, to such shareholders. See the section entitled “Special Factors—Certain Information Prepared by the Management of NTS.”

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General

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Oberon. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Oberon believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, Oberon did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, Oberon considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by Oberon are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, Oberon’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to the Company, and none of the selected transactions reviewed was identical to the Merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of Oberon’s analysis, may be considered similar to those of the Company. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of Oberon’s analysis, may be considered similar to the Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the Merger.

As a part of its investment banking business, Oberon is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, private placements, and valuations for corporate and other purposes.  In the ordinary course of Oberon's business, Oberon and its affiliates may actively trade the securities of the Company for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities.  Oberon was selected to advise the Company with respect to the Merger on the basis of such experience and its familiarity with the Company.

Oberon acted as financial advisor to the Company with respect to the Merger. For its services, the Company has agreed to pay Oberon a transaction fee of approximately $2.3 million, payable if the Merger is consummated, of which $150,000 became payable upon delivery of Oberon’s opinion. In the event that the Merger is not consummated and the Company receives any payment pursuant to the termination, abandonment or failure to occur of the proposed Merger, the Company will pay Oberon a fee equal to the lesser of (i) 25% of such payment or (ii) $400,000.  In addition, the Company has agreed to reimburse Oberon for certain expenses incurred in connection with its services, including the fees and expenses of counsel, and will indemnify Oberon against certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

During the two years preceding the date of its opinion, Oberon and its affiliates had, and may continue to have in the future, commercial or investment banking relationships with the Company. During the two years preceding the date hereof, the aggregate fees paid by the Company and its affiliates to Oberon and its affiliates were approximately $0.4 million. Such services for the Company during such period included acting as financial advisor to the Company with respect to a $6.6 million secured term loan in June 2012 and a $7.5 million secured term loan in October 2011.  Oberon may seek to provide services to the Company and Holdings in the future and would expect to receive fees for such services. Oberon has not provided services to the T3 Parties, the Holding Parties or their affiliates in the last two years.

The opinion of Oberon was only one of many factors taken into consideration by the board of directors in its evaluation of the Merger.  The consideration for the Merger was determined through arm’s-length negotiations between the Company and the Holdings. Oberon provided advice to the Company during these negotiations but did not recommend any specific amount of consideration to the Company or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

Copies of the October 15, 2013 and October 20, 2013 Oberon presentations are attached as exhibits to Amendment No.2 to the transaction statement on Schedule 13E-3 filed by the Company and the filing persons thereon with the SEC on January 14, 2014.

Opinion of B. Riley to the Board of Directors

The special committee to the NTS board of directors retained B. Riley to render an opinion to the NTS board of directors as to the fairness, from a financial point of view, to the holders of Company common stock (other than the Rollover Holder) of the Merger Consideration, to be received by such holders in respect of each share of Company common stock in the Merger. The special committee engaged B. Riley for such opinion due to its experience in similar transactions.

A complete copy of the fairness opinion, dated October 20, 2013, provided by B. Riley is attached as Annex D to this proxy statement and is incorporated herein by reference. The description of the B. Riley opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Holders of Company common stock are urged to read the B. Riley opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by B. Riley in connection with the opinion. The B. Riley opinion is for the benefit of the board of directors and only addresses the fairness to the holders of Company common stock (other than the Rollover Holder) of the Merger Consideration to be received in the Merger from a financial point of view as of the date of the B. Riley opinion. The B. Riley opinion does not address the relative merits of the Merger as compared to any alternative transaction or opportunity that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Merger, and it does not constitute a recommendation to any holder of Company common stock as to how such holder should vote on the Merger or any matter related thereto. The B. Riley opinion is necessarily based on economic, market, monetary and other conditions as they existed and could be evaluated, and the information made available to B. Riley as of, the date of the B. Riley opinion. B. Riley has assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the opinion. The following is only a summary of the B. Riley opinion. You are urged to read the entire opinion.

The NTS board of directors held a Special Meeting on October 20, 2013 to review and approve the proposed terms of the transaction with Tower Three. During this meeting B. Riley rendered its oral opinion, subsequently confirmed in writing, that as of that date based upon and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by B. Riley, the Merger Consideration to be received by holders of Company common stock (other than the Rollover Holder) in the Merger was fair to such holders (other than the Rollover Holder) from a financial point of view.

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In preparing its opinion to the board of directors, B. Riley reviewed and analyzed documents and materials related to the proposed transactions. Included in this were the following:

■	The financial terms of the draft Merger Agreement dated as of October 19, 2013;

■	Certain publicly available information, which B. Riley believed to be relevant, concerning the business, financial condition, and operations of NTS;

■	Certain information internal to NTS concerning its business, financial condition, and operations, prepared and furnished to B. Riley by the management of the Company;

■	NTS’ financial forecasts furnished to B. Riley by the management of the Company;

■	Certain other internal financial analyses, estimates and forecasts, prepared and furnished to B. Riley by the management of NTS;

■	The Company’s annual audited and quarterly unaudited financial statements through June 30, 2013;

■	Certain publicly available financial data, stock market performance data and trading multiples of companies, which B. Riley deemed to be generally comparable to the Company; and

■	The publicly available financial terms of certain other business combinations that B. Riley deemed to be relevant in industries similar to those in which the Company participates and the consideration received for such companies that B. Riley believed to be generally relevant.

In addition to reviewing these materials, B. Riley also performed the following actions, among other things:

■	Held discussions with members of senior management of NTS concerning their evaluations of the Merger and the business, operating and regulatory environment, financial condition, prospects, and strategic objectives of the Company, as well as such other matters as B. Riley deemed necessary or appropriate for purposes of rendering its opinion;

■	Performed a discounted cash flow analysis of the Company utilizing finanical information prepared by and furnished to B. Riley by the management of NTS;

■	Reviewed and analyzed premiums paid in business combinations involving publicly traded companies that B. Riley deemed to be generally comparable to NTS with respect to size and industry; and

■	Performed such other financial studies, analyses and investigations, and considered such other matters, as B. Riley deemed necessary or appropriate for purposes of rendering its opinion.

In preparing its opinion, at the direction of the special committee, and without assuming responsibility or liability for independent verification, B. Riley relied upon the accuracy and completeness of all financial and other information provided available from public sources and all other information provided to B. Riley or otherwise discussed with or reviewed by B. Riley. B. Riley was not asked to undertake, and did not undertake, an independent verification of any information provided to or reviewed by B. Riley, nor was B. Riley furnished with any such verification, and B. Riley does not assume any responsibility or liability for the accuracy or completeness thereof. B. Riley did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of NTS including those which may arise from the Merger, nor did B. Riley evaluate the solvency of NTS or Holdings under any state or federal laws. B. Riley undertook no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities to which either the Company is a party or may be subject, and the B. Riley opinion made no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

In rendering its opinion to the board of directors, B. Riley assumed that:

■	The final executed form of the Merger Agreement would not differ in any material respects from the latest draft provided to B. Riley;

■	The consummation of the Merger would be effected in accordance with the terms and conditions of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement; and

■	In the course of obtaining the necessary regulatory or third party consents and approvals (contractual or otherwise) for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on NTS or the contemplated benefits of the Merger in any respect material to B. Riley’s opinion.

46

B. Riley did not express any opinion as to legal, tax and regulatory matters with respect to the proposed transaction. The B. Riley opinion only addressed the fairness to the holders of Company common stock (other than the Rollover Holder) of the Merger Consideration to be received in the Merger from a financial point of view as of the date of the B. Riley opinion. B. Riley expressed no opinion as to the fairness of the Merger to the holders of any other class of securities, creditors or other constituencies of NTS. B. Riley was engaged solely to render its opinion and B. Riley was not engaged to, and did not, solicit any indications of interest from any parties with respect to a sale of all or part of the Company or any alternative transaction. The B. Riley opinion did not address any other aspect or implication of the Merger, the Merger Agreement, or any other agreement or understanding entered into in connection with the Merger or otherwise. B. Riley also expressed no opinion as to the fairness of the amount or nature of the compensation to any of NTS’ officers, directors or employees, or any class of such persons, relative to the Merger Consideration. B. Riley expressed no opinion as to the prices or trading ranges at which Company common stock would trade at any time before consummation of the Merger. Furthermore, B. Riley did not express any opinion as to the impact of the Merger on the solvency or viability of NTS, or the ability of NTS to pay its obligations when they become due before consummation of the Merger.

The following is a brief summary of the material financial analyses that B. Riley deemed appropriate for this type of transaction and that were performed by B. Riley in connection with rendering its opinion. The summary of B. Riley’s analyses described below is not a complete description of the analyses underlying its opinion. The preparation of a fairness opinion is a complex analytical process involving determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances, and, therefore, is not readily susceptible to summary description. In arriving at its opinion, B. Riley considered the results of all of the analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, B. Riley made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

In its analyses, B. Riley considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. No company or business used in B. Riley’s analyses as a comparison is identical to the Company, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial, operating, and geographical characteristics and other factors that could affect the public trading or other values of the companies analyzed. The estimates contained in B. Riley’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, B. Riley’s analyses are inherently subject to substantial uncertainty.

The financial analyses summarized below include information presented in tabular format. In order to fully understand B. Riley’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of B. Riley’s financial analyses.

Comparable Companies Analysis

B. Riley used comparable financial and market valuation metrics of two sets of publicly traded telecommunications providers for NTS, based on market position and business model similarities. The first set of public comparables focused on CLECs and telecommunications providers. These companies were chosen based on certain characteristics including business model similarities, product and service offerings, and geographic or market focus. The second set of public comparables focused on cable providers, chosen primarily due to the owned-nature of their cable networks as well as the triple play offering, which B. Riley viewed as a competitive offering to NTS. Although none of the selected companies is directly comparable to NTS, each has lines of business, markets, business risks, growth prospects, a maturity of business and a size and scale of business that, for purposes of analysis, B. Riley considered generally relevant in evaluating NTS or one of its business segments. Included in these two sets were:

CLEC and Telecommunications Comparables	Cable Comparables
Alaska Communications Systems Group, Inc.	Cablevision Systems Corporation
CenturyLink, Inc.	Charter Communications, Inc.
Cincinnati Bell Inc.	Time Warner Cable Inc.
Consolidated Communications Holdings, Inc.
Frontier Communications Corporation
HickoryTech Corporation
Windstream Holdings, Inc.

47

Financial data for all peers was for the latest twelve-month period available, with market data as of October 11, 2013. Certain adjustments to NTS, as well as to the peer telecommunications providers, were made to reflect normalized performance and results for one-time or non-recurring items.

Summary data for the respective financial performance information included:

	CLEC and Telecom Peer Group Minimum		CLEC and Telecom Peer Group Maximum		Cable Peer Group Minimum		Cable Peer Group Maximum
LTM Revenue ($MM)	$188		$18,192		$6,430		$21,873
LTM Gross Profit Margin	40.3%		66.7%		47.7%		53.1%
LTM Adjusted EBITDA Margin	25.4%		46.2%		25.1%		36.4%
LTM Capex as % of Revenue	12.4%		26.6%		14.1%		22.7%

	CLEC and Telecom Peer Group Minimum		CLEC and Telecom Peer Group Maximum		Cable Peer Group Minimum		Cable Peer Group Maximum
Enterprise Value ($MM)	$285		$26,113		$12,871		$55,351
Market Capitalization ($MM)	$119		$18,735		$3,572		$31,853
2013E Revenue Growth	(15.8)%		21.2%		(7.1)%		8.7%
Enterprise Value / CY 2013E EBITDA	5.4	x	7.3	x	6.9	x	9.1	x

Based on a range derived by B. Riley from the peer group enterprise value to calendar year 2013E EBITDA multiples above, B. Riley derived a per share valuation range for NTS. B. Riley applied a CLEC and telecommunications peer group EBITDA multiple range of 4.5x to 6.5x to 2013E NTS non-fiber EBITDA of $6.1 million to derive an enterprise value range of $27.4 million to $39.5 million for the non-fiber segment of NTS. A cable peer group EBITDA multiple range of 7.5x to 8.5x was applied to 2013E NTS fiber EBITDA of $8.6 million to derive an enterprise value range of $64.6 million to $72.9 million for the fiber segment of NTS. Summing the implied enterprise values of both the non-fiber and fiber businesses yielded an implied total enterprise value range for NTS of $92.0 million to $112.4 million. Subtracting 2013E net debt of $66.7 million per management estimates from the implied total enterprise value range yielded an implied equity value range of $25.3 million to $45.7 million or an implied per share value of $0.56 to $1.01.

The enterprise values, EBITDA, LTM and other information for each CLEC and telecommunications provider that is the basis for the multiples disclosed above are set forth below.

($ in millions)
							LTM Operating Results
Company	Enterprise Value	Market Capitalization	2013E Revenue Growth	CY 2013E Adjusted EBITDA	Enterprise Value / CY 2013E EBITDA		Revenue	Gross Profit Margin	Adjusted EBITDA	Adjusted EBITDA Margin	Capital Expenditures as % of Revenue

CLEC and Telecommmunications Peer Group
Alaska Communications Systems Group, Inc.	$624.1	$118.5	(6.8%)	$107.7	5.8	x	$380.7	61.7%	$131.4	34.5%	15.0%
CenturyLink, Inc.	40,562.5	18,735.1	(1.6%)	7,413.8	5.5	x	18,192.0	58.7%	7,581.8	41.7%	16.0%
Cincinnati Bell Inc.	2,877.8	561.6	(15.8%)	392.6	7.3	x	1,380.6	51.0%	453.1	32.8%	26.6%
Consolidated Communications Holdings, Inc.	1,943.1	700.0	21.2%	281.6	6.9	x	619.9	62.5%	250.2	40.4%	12.4%
Frontier Communications Corporation	12,009.7	4,228.8	(5.0%)	2,218.5	5.4	x	4,881.0	66.7%	2,253.1	46.2%	16.4%
HickoryTech Corporation	284.9	148.2	(2.5%)	48.5	5.9	x	188.3	40.3%	47.9	25.4%	19.1%
Windstream Holdings, Inc.	13,890.2	4,772.1	(2.2%)	2,322.9	6.0	x	6,079.8	52.4%	2,225.2	36.6%	18.1%
Maximum	40,562.5	18,735.1	21.2%	7,413.8	7.3	x	18,192.0	66.7%	7,581.8	46.2%	26.6%
Mean	10,313.2	4,180.6	(1.8%)	1,826.5	6.1	x	4,531.8	56.2%	1,849.0	36.8%	17.7%
Median	2,877.8	700.0	(2.5%)	392.6	5.9	x	1,380.6	58.7%	453.1	36.6%	16.4%
Minimum	284.9	148.2	(15.8%)	48.5	5.4	x	188.3	40.3%	47.9	25.4%	12.4%

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The enterprise values, EBITDA, LTM and other information for each cable provider that is the basis for the multiples disclosed above are set forth below.

($ in millions)
							LTM Operating Results
Company	Enterprise Value	Market Capitalization	2013E Revenue Growth	CY 2013E Adjusted EBITDA	Enterprise Value / CY 2013E EBITDA		Revenue	Gross Profit Margin	Adjusted EBITDA	Adjusted EBITDA Margin	Capital Expenditures as % of Revenue

Cable Peer Group
Cablevision Systems Corporation	$12,870.8	$3,572.1	(7.1%)	$1,647.1	7.8	x	6,430.3	49.0%	1,611.1	25.1%	16.8%
Charter Communications, Inc.	26,113.0	13,345.0	8.7%	2,870.0	9.1	x	$7,682.0	47.7%	$2,698.0	35.1%	22.7%
Time Warner Cable Inc.	55,351.3	31,853.3	3.8%	7,976.7	6.9	x	21,873.0	53.1%	7,968.0	36.4%	14.1%
Maximum	55,351.3	31,853.3	8.7%	7,976.7	9.1	x	21,873.0	53.1%	7,968.0	36.4%	22.7%
Mean	31,445.0	16,256.8	1.8%	4,164.6	8.0	x	11,995.1	49.9%	4,092.4	32.2%	17.9%
Median	26,113.0	13,345.0	3.8%	2,870.0	7.8	x	7,682.0	49.0%	2,698.0	35.1%	16.8%
Minimum	12,870.8	3,572.1	(7.1%)	1,647.1	6.9	x	6,430.3	47.7%	1,611.1	25.1%	14.1%

Comparable Acquisition Analysis

B. Riley utilized selected acquisitions in the telecommunications industry that B. Riley viewed as generally relevant in evaluating the proposed Merger. In performing this analysis, B. Riley analyzed certain financial information and transaction multiples relating to the companies involved in the selected transactions and compared such information to the corresponding information in the proposed Merger. Included in this group of selected transactions were:

Acquiror	Acquiree
ACF Industries Holding Corp.	XO Holdings, Inc.
EchoStar Corp.	Hughes Communications, Inc.
Level3 Communications Ltd.	Global Crossing Ltd.
CenturyLink, Inc.	SAVVIS, Inc.
Windstream Holdings, Inc.	PAETEC Holding Corp.
HickoryTech Corporation	IdeaOne Telecom Group LLC
Consolidated Communications Holdings, Inc.	SureWest Communications
Zayo Group LLC	AboveNet Inc.
BC Partners; CPP Investment Board; Management	Cequel Communications Holdings
Charter Communications, Inc.	Bresnan Broadband Holdings
Liberty Media Corporation	Charter Communications, Inc. (27.3% Stake)

B. Riley based the analysis on select financial ratios applicable to NTS and this particular transaction, assuming a per share transaction price of $2.00 per share. Included in the assessment of the proposed transaction were:

■	Enterprise Value to Latest Twelve Months EBITDA

■	Price per share premium to a month prior to announcement of the transaction

■	Price per share premium to one day prior to announcement of the transaction

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The comparable transactions had a range for the relevant pricing multiples as follows:

Transaction Price to:	Recent Transactions Minimum		Recent Transactions Maximum
LTM EBITDA	5.8	x	13.0	x
1-Day Market Premium(1)	(26.2)%		186.5%
1-Month Market Premium(2)	(29.9)%		182.9%

(1) Based on NTS’ stock price of $1.56 on October 11, 2013

(2) Based on NTS’ stock price of $1.64 on September 11, 2013

The lower end of the transaction multiple range noted above was utilized due to the financial size and scale of NTS relative to other acquired companies. B. Riley applied an enterprise value to calendar year 2013E EBITDA multiple range of 7.0x to 9.0x to NTS 2013E EBITDA of $14.7 million which resulted in an enterprise value range of $102.9 million to $132.3 million for NTS. Using the same net debt and other assumptions noted above yielded an implied per share value of $0.80 to $1.45. Similarly, applying an interquartile range of premiums paid in comparable sized transactions involving a change of control to NTS’ one-year volume weighted average share price of $1.29 resulted in a range of implied values per share of Company common stock of $1.67 to $2.27.

Each of the comparable acquisitions was unique and not directly comparable to the proposed transaction with Tower Three. B. Riley utilized the data from the comparable deals as one of several inputs into its fairness opinion.

The data from the selected transactions from which the multiples are derived are set forth below.

($ in millions)
Acquiror	Acquiree	Total Enterprise Value (“TEV”)	TEV / LTM EBITDA
ACF Industries Holding Corp.	XO Holdings, Inc.	$1,100	6.0	x
EchoStar Corp.	Hughes Communications, Inc.	1,934	8.7	x
Level3 Communications Ltd.	Global Crossing Ltd.	2,590	6.1	x
CenturyLink, Inc.	SAVVIS, Inc.	2,964	13.0	x
Windstream Holdings, Inc.	PAETEC Holding Corp.	2,245	7.0	x
HickoryTech Corporation	IdeaOne Telecom Group LLC	28	5.8	x
Consolidated Communications Holdings, Inc.	SureWest Communications	530	6.7	x
Zayo Group LLC	AboveNet Inc.	2,142	11.1	x
BC Partners; CPP Investment Board; Management	Cequel Communications Holdings	6,600	8.9	x
Charter Communications, Inc.	Bresnan Broadband Holdings	1,625	7.0	x
Liberty Media Corporation	Charter Communications, Inc. (27.3% Stake)	22,184	8.4	x
Maximum		22,184	13.0	x
Mean		3,995	8.1	x
Median		2,142	7.0	x
Minimum		28	5.8	x

Discounted Cash Flow Analysis

B. Riley performed a discounted cash flow analysis using the Forecasts to estimate a range of the present values of after-tax cash flows that NTS could generate for shareholders on a stand-alone basis. B. Riley used the unlevered future free cash flows derived from the Forecasts, which may be found in the section entitled “Special Factors—Certain Information Prepared by the Management of NTS” beginning on page 28, applying discount rates ranging from 14.0% to 18.0%. The range of discount rates was determined based on the unlevered betas of comparable public companies that B. Riley deemed to be generally relevant and a target debt to equity ratio and cost of debt for NTS excluding the cost of existing federal funding provided to NTS. A market risk premium and micro-cap size premium per the 2012 Ibbotson® SBBI® Risk Premia Over Time Report were also applied in deriving the weighted average cost of capital for NTS. The range of values was determined by adding (1) the present value of projected cash flows to NTS shareholders through the applicable time periods and (2) the present value of the terminal value of the Company common stock, using for that terminal value enterprise value to EBITDA multiples ranging from 5.5x to 7.5x 2018E EBITDA. The range of terminal value enterprise value to EBITDA multiples was derived assuming a weighted average enterprise value to EBITDA multiple for the fiber and non-fiber segments of NTS. The resulting range of values for NTS common shares was from $1.20 to $1.63 per share. Subsequent to B. Riley’s delivery of its fairness opinion and B. Riley’s presentation to the NTS board of directors of the financial analyses undertaken in connection with the preparation of its fairness opinion, it was discovered that the Forecasts prepared by Company management and provided to B. Riley understated the Company’s projected depreciation and amortization in 2017 and 2018 by approximately $6.2 million for each of the forecasted years. As a result, projected net income for 2017 and 2018 was overstated by approximately $4.0 million for each of the forecasted years, and projected free cash flow for 2017 and 2018 was understated by approximately $2.2 million for each of the forecasted years. Based on these adjustments, the discounted cash flow analysis should have indicated a range of values for NTS common shares from $1.25 and $1.68 per share. These adjustments, however, do not alter B. Riley’s opinion that as of October 20, 2013, the Merger Consideration to be received by holders of Company common stock (other than the Rollover Holder) in the Merger was fair to such holders (other than the Rollover Holder) from a financial point of view. See the section entitled “Special Factors—Certain Information Prepared by the Management of NTS.”

General

The special committee retained B. Riley to provide a fairness opinion to the NTS board of directors as to the Merger Consideration, from a financial point of view, to be received by the holders of Company common stock (other than the Rollover Holder) in the Merger. As part of its investment banking business, B. Riley is engaged in the valuation of company securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for other purposes. B. Riley has experience in, and knowledge of, the valuation of enterprises. In the ordinary course of its business as a broker-dealer, B. Riley may, from time to time, purchase securities of the firms involved in this transaction. As a market maker in securities, B. Riley may from time to time have a long or short position in, and buy or sell, debt or equity securities of NTS for B. Riley’s own account and for the accounts of its customers. To the extent B. Riley held any such positions, it was disclosed to NTS.

As described above, the B. Riley opinion was one of many factors taken into consideration by the board of directors in making the determination to approve the Merger Agreement. Consequently, the analyses described above should not be viewed as determinative of the opinion of the board of directors. The Merger Consideration was determined through extensive negotiations between the Company and Holdings. B. Riley was not engaged to, and did not, provide advice to the special committee or the NTS board of directors during these negotiations.

The special committee and B. Riley entered into an agreement on October 4, 2013 relating to the services to be provided by B. Riley in connection with the proposed transaction. B. Riley was paid a fee of $125,000, which was paid upon the signing of the Merger Agreement. In addition, NTS agreed to reimburse B. Riley for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify against certain liabilities, including liabilities under the federal securities laws. B. Riley has not provided services to the T3 Parties, the Holdings Parties or their affiliates in the last two years.

Copies of the October 15, 2013 and October 20, 2013 B. Riley presentations are attached as exhibits to Amendment No.2 to the transaction statement on Schedule 13E-3 filed by the Company and the filings persons listed thereon with the SEC on January 14, 2014.

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Position of the Holdings Parties and T3 Parties as to the Fairness of the Merger

Under the SEC rules governing “going private” transactions, each of the Holdings Parties and the T3 Parties (see “Important Information Regarding the Holdings Parties, the T3 Parties and the Rollover Holder—The Holdings Parties” beginning on page  120 and “Important Information Regarding the Holdings Parties, the T3 Parties and the Rollover Holder—The T3 Parties” beginning on page 121) is deemed to be an affiliate of the Company and, therefore, is required to express its beliefs as to the fairness of the Merger to the Company’s “unaffiliated security holders,” as defined under Rule 13e-3 of the Exchange Act. Each of the Holdings Parties and T3 Parties is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of each of the Holdings Parties and T3 Parties should not be construed as a recommendation to any Company shareholder as to how that shareholder should vote on the proposal to approve the Merger Agreement.

The Holdings Parties and T3 Parties attempted to negotiate with the special committee the terms of a transaction that would be most favorable to the Holdings Parties and T3 Parties, and not necessarily to the Company’s unaffiliated shareholders, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to such unaffiliated shareholders. The special committee consists of three independent and disinterested directors of the Company who are not affiliated with any of the Holdings Parties or the T3 Parties, are not employees of the Company or any of its affiliates and have no financial interest in the Merger different from, or in addition to the interests of the Company’s unaffiliated shareholders other than their interests described under “—Interests of NTS Directors and Executive Officers in the Merger” beginning on page 53.

None of the Holdings Parties or T3 Parties participated in the deliberations of the special committee or the NTS board of directors regarding, or received advice from the Company’s legal advisors or financial advisors as to, the substantive or procedural fairness of the Merger to the Company’s unaffiliated shareholders. None of the Holdings Parties or T3 Parties has performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the Merger to the Company’s unaffiliated shareholders.

Based on the knowledge and analysis of each of the Holdings Parties and T3 Parties of available information regarding the Company, as well as discussions with the Company’s senior management regarding the Company and its business and the factors considered by, and the analysis and resulting conclusions of, the special committee and board of directors discussed under “The Company’s Purpose and Reasons for the Merger and Recommendation of the Special Committee and the Board of Directors” beginning on page 22 (which analysis and resulting conclusions each of the Holdings Parties and T3 Parties adopt), each of the Holdings Parties and T3 Parties believes that the Merger is substantively and procedurally fair to the Company’s unaffiliated shareholders. In particular, each of the Holdings Parties and T3 Parties believes that the proposed Merger is substantively and procedurally fair to the Company’s unaffiliated shareholders based on its consideration of the following factors, among others:

•	that the special committee determined, by unanimous vote of all it members (none of whom is an employee of the Company), and the NTS board of directors determined, by the unanimous vote of all its members (other than Mr. Nissenson, who abstained from such determination), that the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the Company’s unaffiliated shareholders;

•	that the $2.00 in cash being paid for each outstanding share of Company common stock represented a premium of 27% to the closing price of the Company common stock on the NYSE MKT on October 18, 2013, the last trading day before the Merger Agreement was signed, a premium of 25% based on the Company’s 30-day volume-weighted average price on that date, a premium of 19% based on the Company’s 90-day volume-weighted average price on that date, a premium of 48% based on the Company’s 180-day volume-weighted average price on that date, a premium of 55% based on the Company’s one-year volume-weighted average price on that date and a premium of 123% based on the Company’s two-year volume-weighted average price on that date;

•	that the Merger Consideration is all cash, allowing the Company’s unaffiliated shareholders to immediately realize a certain and fair value for all of their shares of common stock and, as a result, to no longer be exposed to the various risks and uncertainties related to continued ownership of common stock;

•	that notwithstanding that the opinions of Oberon and B. Riley were provided solely for the information and assistance of the special committee and the NTS board of directors and none of the Holding Parties, T3 Parties of Rollover Holder are entitled to, and did not, rely on such opinions, the fact that the special committee and NTS board of directors received opinions from Oberon and B. Riley, each to the effect that, as of the date of such opinion, subject to the various factors, procedures, assumptions, qualifications and limitations on the scope of review undertaken by such firms in rendering their opinions, the Merger Consideration to be received by holders of the common stock entitled to receive such Merger Consideration was fair, from a financial point of view, to such holders;

•	the possibility that it could take a considerable period of time before the trading price of the Company’s common stock would reach and sustain at least the per share Merger Consideration, as adjusted for present value;

•	the absence of a financing condition in the Merger Agreement;

•	the likelihood and anticipated timing of completing the proposed Merger in light of the scope of the conditions to completion, including the absence of significant required regulatory approvals;

•	the Company’s ability during the go-shop period to initiate, solicit and encourage alternative takeover proposals from third parties and to enter into, engage in, and maintain discussions or negotiations with third parties with respect to such proposals;

•	the Company’s ability to continue discussions after the end of the go-shop period for a period of up to 10 days with parties from whom the Company may receive during the go-shop period a takeover proposal that the board of directors determines (after consultation with independent financial advisors and outside legal counsel and upon recommendation thereof by the special committee), prior to the end of the go-shop period, is bona fide and constitutes a superior proposal or would reasonably be expected to lead to a superior proposal;

•	the fact that, subject to compliance with the terms and conditions of the Merger Agreement, the Company is permitted under certain circumstances after the end of the go-shop period to engage in or otherwise participate in discussions or negotiations with third parties that make an unsolicited proposal relating to a competing transaction for the acquisition of the Company (as described in the section below entitled “The Merger Agreement—Other Takeover Proposals” beginning on page 69);

•	the fact that, subject to compliance with the terms and conditions of the Merger Agreement, including, without limitation, the Company’s payment of the appropriate termination fee under certain circumstances, the NTS board of directors, acting upon the recommendation of the special committee, may change its recommendation to the Company’s shareholders in response to either (1) an intervening event or (2) a superior proposal, if it determines, after consultation with its outside financial advisors and outside counsel, that not doing so would be inconsistent with its fiduciary duties under applicable law (see the sections below entitled “The Merger Agreement—Termination” beginning on page 75 and “The Merger Agreement—Termination Fees” beginning on page 76);

•	the fact that the Merger Agreement provides that, in the event the Merger Agreement is terminated due to a failure of the Merger to be consummated under certain circumstances, Holdings will pay the Company a $6,141,371 termination fee, without any requirement that the Company be obligated to establish any damages; and

•	the fact that, in connection with the execution of the Merger Agreement, the Guarantor, which is one of the T3 Parties, provided the Company with a Limited Guarantee in favor of the Company guaranteeing the payment of Holdings’ payment obligations in the event such are payable by Holdings.

51

Each of the Holding Parties and T3 Parties also considered that the public shareholders of the Company (other than the Rollover Holder, who will maintain an indirect equity interest in the Company) will have no ongoing equity stake in the Company following the proposed Merger, meaning that the public shareholders (other than the Rollover Holder) will cease to participate in the Company’s future earnings or growth, if any, or to benefit from any increases in the value of the Company’s common stock. However, the Holding Parties and T3 Parties believe that the immediate realization of the Merger Consideration by the Company’s shareholders (other than the Rollover Holder with respect to the Rollover Shares), such that they will no longer be exposed to the various risks and uncertainties related to continued ownership of common stock, outweighs such factor in considering the fairness of the Merger for the Company’s shareholders.

In addition, the Holding Parties and T3 Parties noted that the Merger does not require approval by holders of at least a majority of the shares of Company common stock held by the Company’s unaffiliated shareholders. The Holding Parties and T3 Parties agree with the board of directors’ conclusions that such approval was not required to protect the interests of the unaffiliated shareholders because the affiliated shareholders of the Company (including the Rollover Holder and other officers and directors of the Company), who are entitled to vote at the Special Meeting, will dispose of their shares of Company common stock (other than the Rollover Shares) in the Merger for the same consideration as will be received by the unaffiliated shareholders in the Merger. Accordingly, the the Holding Parties and T3 Parties concluded that the interests of such affiliated shareholders would be substantially aligned with the interests of the unaffiliated shareholders with respect to the Merger vote.

In their consideration of the fairness of the proposed Merger, the Holdings Parties and the T3 Parties did not find it practicable to, and did not, appraise the assets of the Company to determine the liquidation value for the Company’s unaffiliated shareholders (i) because of their belief that liquidation sales generally result in proceeds substantially less than the sales of a going concern, (ii) because of the impracticability of determining a liquidation value given the significant execution risk involved in any breakup, (iii) because they considered the Company to be a viable going concern and (iv) because the Company will continue to operate its business following the Merger. None of the Holdings Parties or T3 Parties considered net book value, which is an accounting concept, for purposes of determining the fairness of the per share Merger Consideration to the Company’s unaffiliated shareholders because, in their view, net book value is not indicative of the Company’s market value but rather an indicator of historical costs. Further, net book value, which is an accounting concept, was not considered as a factor because the Holdings Parties and the T3 Parties believe that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs. Each of the Holding Parties and T3 Parties notes, however, that the per share Merger Consideration of $2.00 per share is higher than the net book value of the Company per share of $0.62 as of September 30, 2013. The Holdings Parties and the T3 Parties are not aware of any firm offers made by a third party to acquire the Company during the past two years.

The foregoing discussion of the factors considered by each of the Holdings Parties and the T3 Parties in connection with the fairness of the Merger is not intended to be exhaustive but is believed to include all material factors considered by each of them. The Holdings Parties and the T3 Parties did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the Merger. Rather, each of the Holdings Parties and the T3 Parties made its fairness determination after considering all of the foregoing factors as a whole. Each of the Holdings Parties and the T3 Parties believes these factors provide a reasonable basis upon which to form its belief that the Merger is fair to the Company’s unaffiliated shareholders. This belief should not, however, be construed as a recommendation to any Company shareholder to vote in favor of the proposal to approve the Merger Proposal. None of the Holdings Parties and the T3 Parties makes any recommendation as to how shareholders of the Company should vote their shares of common stock on the Merger Proposal.

Position of the Rollover Holder as to the Fairness of the Merger

Under the SEC rules governing “going private” transactions, the Rollover Holder (see “Important Information Regarding the Holdings Parties, the T3 Parties and the Rollover Holder—The Rollover Holder” beginning on page 122) is deemed to be an affiliate of the Company and, therefore, is required to express his beliefs as to the substantive and procedural fairness of the Merger to the Company’s “unaffiliated security holders,” as defined under Rule 13e-3 of the Exchange Act. The Rollover Holder is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the Rollover Holder should not be construed as a recommendation to any Company shareholder as to how that shareholder should vote on the Merger Proposal.  As disclosed in “Special Factors—Interests of NTS Directors and Executive Officers in the Merger,” the Rollover Holder has interests in the Merger different from, and in addition to, those of the other shareholders of NTS.

The unaffiliated shareholders of the Company were represented by the special committee, which negotiated the terms and conditions of the Merger Agreement on their behalf, with the assistance of the special committee’s legal and financial advisors. The Rollover Holder has not performed, nor engaged a financial advisor to perform, any independent valuation or other analysis for the purpose of assessing the fairness of the Merger to the Company’s unaffiliated shareholders, nor did he receive any advice from the special committee’s legal or financial advisors as to the fairness of the Merger to unaffiliated shareholders of the Company. The Rollover Holder believes, however, that the Merger is substantively and procedurally fair to the unaffiliated shareholders of the Company based upon his knowledge of the Company and upon substantially the same factors considered, and not considered (including the liquidation value and net book value, among other factors not considered, although the Rollover Holder notes that the per share Merger Consideration of $2.00 per share is higher than the net book value of the Company per share of $0.62 as of September 30, 2013), by, and the findings of, the board and the special committee (including with respect to alternatives) and, the Holdings Parties and the T3 Parties with respect to the substantive and procedural fairness of the Merger to such unaffiliated shareholders. See “Special Factors—Position of the Holdings Parties and T3 Parties as to the Fairness of the Merger.” The Rollover Holder agrees with the analyses, determinations and conclusions of NTS’ board of directors and the special committee as well as the Holdings Parties and the T3 Parties described under “Special Factors—The Company’s Purpose and Reasons for the Merger and Recommendation of the NTS Special Committee and Board of Directors” and “Special Factors—Position of the Holdings Parties and T3 Parties as to the Fairness of the Merger,” respectively, based on the reasonableness of these analyses, determinations and conclusions, which the Rollover Holder adopts, including with respect to the reasons for undertaking the Merger at this time, as compared with other times in the Company’s operating history.  The Rollover Holder is not aware of any firm offer made by any unaffiliated person during the past two years for the merger or consolidation of the Company, the sale or transfer of all or any substantial part of the assets of the Company, or the purchase of a controlling stake in the Company.

While the Rollover Holder is an officer and director of the Company, because his participation in the transaction as described under the section captioned “Special Factors—Interests of NTS Directors and Executive Officers in the Merger,” he did not serve on the special committee, nor did he participate in (other than to the limited extent described in “Special Factors—Background of the Merger”), or vote in connection with, the special committee’s negotiation and evaluation of the Merger Agreement and the Merger or in the Board’s evaluation and approval of the Merger Agreement and the Merger. For these reasons, the Rollover Holder does not believe that his interests in the Merger influenced the decision of the special committee or the Board with respect to the Merger Agreement or the Merger.

The Rollover Holder also considered that the public shareholders of the Company (other than himself) will have no ongoing equity stake in the Company following the proposed Merger, meaning that the public shareholders (other than himself) will cease to participate in the Company’s future earnings or growth, if any, or to benefit from any increases in the value of the Company’s common stock. However, the Rollover Holder believes that the immediate realization of the Merger Consideration by the Company’s shareholders (other than himself with respect to the Rollover Shares), such that they will no longer be exposed to the various risks and uncertainties related to continued ownership of common stock, outweighs such factor in considering the fairness of the Merger for the Company’s shareholders.

In addition, the Rollover Holder noted that the Merger does not require approval by holders of at least a majority of the shares of Company common stock held by the Company’s unaffiliated shareholders. The Rollover Holder agrees with the board of directors’ conclusions that such approval was not required to protect the interests of the unaffiliated shareholders because the affiliated shareholders of the Company (including the other officers and directors of the Company), who are entitled to vote at the Special Meeting, will dispose of their shares of Company common stock (other than the Rollover Shares) in the Merger for the same consideration as will be received by the unaffiliated shareholders in the Merger. Accordingly, the Rollover Holder concluded that the interests of such affiliated shareholders would be substantially aligned with the interests of the unaffiliated shareholders with respect to the Merger vote.

The foregoing discussion of the factors considered by the Rollover Holder in connection with the fairness of the Merger is not intended to be exhaustive but is believed to include all material factors considered by him. The Rollover Holder did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching his position as to the fairness of the Merger.  Rather, the Rollover Holder made his fairness determination after considering all of the foregoing factors as a whole.  The Rollover Holder believes these factors provide a reasonable basis upon which to form his belief that the Merger is substantively and procedurally fair to the Company’s unaffiliated shareholders.  This belief should not, however, be construed as a recommendation to any Company shareholder to vote in favor of the Merger Proposal.  The Rollover Holder does not make any recommendation as to how shareholders of the Company should vote their shares of common stock on the Merger Proposal.

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Purposes and Reasons of the Holdings Parties, the T3 Parties and the Rollover Holder for the Merger

Under the SEC rules governing “going private” transactions, each of the Holdings Parties, the T3 Parties and the Rollover Holder is deemed to be an affiliate of the Company and, therefore, is required to express its purposes and reasons for the Merger to the Company’s “unaffiliated security holders,” as defined under Rule 13e-3 of the Exchange Act. Each of the Holdings Parties, the T3 Parties and the Rollover Holder is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of each of the Holdings Parties, the T3 Parties and the Rollover Holder should not be construed as a recommendation to any Company shareholder as to how that shareholder should vote on the Merger Proposal.

If the Merger is completed, the Company will become a wholly-owned subsidiary of Holdings, and the Company will cease to have publicly traded equity securities. For the Holdings Parties, the T3 Parties and the Rollover Holder, the purpose of the Merger is to enable the T3 Parties to indirectly own equity interests in the Company and to bear the rewards and risks of such ownership after the Merger is completed and shares of the Company’s common stock cease to be publicly traded. In addition, with respect to the Rollover Holder, the Merger will enable NTS’ shareholders (including the Rollover Holder) to realize a premium on their shares of NTS common stock based on the closing market price on October 18, 2013 as well as historical prices while also allowing the Rollover Holder to maintain a portion of his investment in the Company through his commitment to contribute to or exchange with the sole member of Holdings a portion of his shares of Company common stock immediately prior to the Effective Time in exchange for equity interests of such entity in accordance with the Rollover Agreement.  In addition, the Holding Parties, the T3 Parties and the Rollover Holder believe that Company will benefit from the elimination of certain costs, duties and capital constraints associated with being a publicly-traded company.

Each of the Holdings Parties, the T3 Parties and the Rollover Holder believes that it is in the best interests of the Company to operate as a privately held entity. The Holdings Parties, the T3 Parties and the Rollover Holder believe that, as a privately held entity, the Company will have greater operational flexibility to pursue alternatives that it would not have as a public company, and management will be able to concentrate on long-term growth, reducing the focus on the quarter-to-quarter performance often emphasized by the public equity market’s valuation of the common stock.

Although each of the Holdings Parties, the T3 Parties and the Rollover Holder believes that there will be significant opportunities associated with their investment in the Company, the Holdings Parties, the T3 Parties and the Rollover Holder realize that there are also substantial risks (including the risks and uncertainties relating to the prospects of the Company) and that such opportunities may not ever be fully realized.

As noted above, if the Merger is completed, the Company will become a wholly-owned subsidiary of Holdings, and the Company’s shares of common stock will cease to be publicly traded. The Holdings Parties, the T3 Parties and the Rollover Holder believe that structuring the transaction in such manner is preferable to other transaction structures because (i) it will enable Holdings to acquire, directly or indirectly, all of the outstanding shares of the Company at the same time, (ii) it will allow the Company to cease to be a publicly registered and reporting company (except with respect to certain Company bonds traded on the TASE), (iii) it represents an opportunity for the Company’s unaffiliated shareholders to immediately realize the value of their investment in the Company and (iv) it allows the T3 Parties to invest in the Company.

Each of the Holdings Parties and T3 Parties determined to participate in the proposed Merger at this time because they have cash available to invest and based on their belief that the investment will generate both earnings and cash flow. In addition, each of the Holdings Parties and T3 Parties agree with the analysis and resulting conclusions of the special committee and board of directors discussed under “The Company’s Purpose and Reasons for the Merger and Recommendation of the Special Committee and the Board of Directors” beginning on page 22 (which analysis and resulting conclusions each of the Holdings Parties and T3 Parties adopt), with respect to the reasons for undertaking the Merger at this time.

Interests of NTS Directors and Executive Officers in the Merger

In considering the recommendation of the NTS board of directors (without the Rollover Holder’s participation), acting upon the unanimous recommendation of the special committee, to approve the Merger Agreement, NTS shareholders should be aware that the directors and executive officers of NTS (including the Rollover Holder) may be deemed to have interests in the Merger that are different from, or in addition to, those of NTS shareholders generally. These interests, which may create actual or potential conflicts of interest, are, to the extent material, described below. The NTS special committee was aware of these potential conflicts of interest and considered them, among other matters, in evaluating and negotiating the Merger Agreement, in reaching its decision to approve the Merger Agreement, and in recommending it to the NTS board of directors. The NTS board of directors was also aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Merger Agreement, upon the unanimous recommendation of the special committee, and in recommending to NTS shareholders that the Merger Agreement be approved.

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Treatment of NTS Equity Awards.  Pursuant to the terms of the Merger Agreement, each outstanding and unexercised NTS stock option (whether or not then vested or exercisable) as of the closing will immediately prior to such time be cancelled, terminated and converted into the right to receive cash consideration equal to the product of (i) the total number of shares of common stock of NTS previously subject to such option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of common stock of NTS previously subject to such option, less any applicable tax withholding.

In addition, except for certain warrants to purchase common stock of NTS that by their terms do not expire upon consummation of the Merger, all outstanding warrants to purchase common stock of NTS shall at the Effective Time be cancelled, terminated and converted into the right to receive cash consideration equal to the product of (i) the total number of shares of common stock of NTS previously subject to such warrant and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of common stock of NTS previously subject to such warrant, less any applicable tax withholding.

Merger Consideration Payable to NTS Directors. Certain NTS directors and executive officers own significant amounts of NTS common stock. See the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 101. Shares of NTS common stock held by NTS directors and executive officers will be treated in the Merger in the same manner as shares held by unaffiliated holders. The following table identifies, for each director of NTS, the number of shares of NTS common stock held as of January 21, 2014 and the number of outstanding NTS options and/or warrants held as of January 21, 2014, and the approximate amount of Merger Consideration that would be payable for such shares of NTS common stock and options.

Name	Shares Not Subject to Options	Total Shares (1)	Merger Consideration
Guy Nissenson	3,222,165	3,222,165	$6,444,330
Shemer S. Schwarz	75,562	75,562	$151,124
Arie Rosenfeld	-	-	-
Timothy M. Farrar	-	-	-
Alan L. Bazaar	5,067,514	5,067,514	$10,135,028
Don Carlos Bell III	-	-	-
Andrew J. MacMillan	-	-	-
Jeffrey E. Eberwein	2,811,960	2,811,960	$5,623,920
Richard K. Coleman, Jr.	25,000	25,000	$50,000
Total	11,202,201	11,202,201	$22,404,402

(1)           Excludes shares of NTS common stock that would be received upon exercise of outstanding NTS options that are exercisable and in-the-money as of January 21, 2014, which are reflected in the table below. If a director of NTS opted to exercise such exercisable and in-the-money options prior to the closing of the Merger, such director would receive Merger Consideration for such shares of NTS common stock, the approximate value of which is reflected in the table below assuming the Merger was consummated on January 21, 2014.

Name	Shares Subject to Exercisable, In-the-Money Options (*)	Merger Consideration	Aggregate Exercise Price of Exercisable, In-the-Money Options (*)
Guy Nissenson	3,142,379	$6,284,758	$3,456,617
Shemer S. Schwarz	166,581	333,162	194,129
Arie Rosenfeld	166,581	333,162	194,129
Timothy M. Farrar	166,581	333,162	194,039
Alan L. Bazaar	50,000	100,000	55,000
Don Carlos Bell III(1)	50,000	100,000	55,000
Andrew J. MacMillan	50,000	100,000	55,000
Jeffrey E. Eberwein(1)	50,000	100,000	55,000
Richard K. Coleman, Jr.(1)	50,000	100,000	55,000
Total	3,892,122	$7,784,244	$4,313,914

(*)           Assumes each NTS director exercised all outstanding, in-the-money, NTS options as of January 21, 2014, based on $1.95, the January 21, 2014 closing price of the NTS common stock, to determine which options, if any, were in-the-money, and assumes each director paid the exercise price as reflected in the last column of the table above and any related taxes in cash. See the sections above entitled “—Treatment of NTS Equity Awards.”

(1)           A member of the NTS special committee.

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Rollover Agreement. The sole member of Holdings and Mr. Nissenson have entered into the Rollover Agreement, whereby Mr. Nissenson has committed to contribute, immediately prior to the effective time of the Merger, an aggregate of 1,390,871 shares of Company common stock to the sole member of Holdings in exchange for equity interests of such entity. Mr. Nissenson’s commitments pursuant to such agreement are conditioned upon the satisfaction or waiver of the conditions to closing contained in the Merger Agreement and will take place immediately prior to the consummation of the Merger. In addition, it is expected that the Rollover Holder will enter into an equityholders agreement that will, among other things, provide that the Rollover Holder may serve on the board of directors of the sole member of Holdings for so long as he continues to own a specified amount of equity in such entity.

Golden Parachute Compensation.  The following discussion provides the information required by Item 402(t) of Regulation S-K regarding compensation that is based on or otherwise relates to the Merger, referred to as “golden parachute” compensation.  Golden parachute compensation includes, among other things, cash payments based on or relating to a merger, the acceleration of vesting of outstanding stock options and payments in cancellation of stock and option awards.  The second table under the heading “—Merger Consideration Payable to NTS Directors” immediately above details the payments that Mr. Nissenson will receive with respect to his options in connection with the Merger.

In addition, under Mr. Krikov’s employment agreement, he is entitled to an annual gross salary of $110,800 and a per diem net allowance at a monthly rate of $4,100.  In the event of termination of the employment agreement by Mr. Krikov within 30 days from an event of change of control, Mr. Krikov shall be entitled to severance pay equal to 9 months gross annual salary and the net per diem allowance.

Director and Officer Indemnification and Insurance.  NTS’ directors and officers are entitled to continued indemnification and insurance coverage under the Merger Agreement for a period of six years after the Merger is completed. For more information, see “The Merger Agreement—Indemnification and Directors’ and Officers’ Insurance.”

Director Compensation: Special Committee Fees.  In recognition of the time and effort required of the members of the special committee in connection with evaluating strategic alternatives available to the Company, the proposed Merger (including negotiating the terms and conditions of the Merger Agreement), the go-shop process and possible negotiations with parties making alternative acquisition proposals, the NTS board of directors, in a meeting held October 4, 2013, determined that each member of the special committee would receive a flat fee of $15,000 in two equal installments in the fourth quarter of 2013 and the first quarter of 2014, respectively. These fees are not dependent on the closing of the Merger or on the special committee’s or NTS board of director’s approval of, or recommendations with respect to, the Merger or any other transaction. As of the date of the filing of this proxy statement, no fee has yet to be paid to a member of the special committee for their service on the special committee

Continuing Employment with the Surviving Corporation.  Holdings has requested certain of the Company’s executive officers to continue their employment with the Surviving Corporation on an interim or long-term basis, with compensation and other terms of such employment to be negotiated between Holdings and/or the Surviving Corporation and such executive officers.

Material U.S. Federal Income Tax Consequences of the Merger

U.S. Federal Income Tax Consequences of the Merger

The following discussion is a general summary of the material U.S. federal income tax consequences of the Merger to, except as otherwise specifically noted, U.S. holders (as defined below) and non-U.S. holders (as defined below). The following discussion does not address any aspects of U.S. taxation other than U.S. federal income taxation. This discussion does not address any non-income or other taxes or any foreign, state or local tax consequences of the Merger.

NTS URGES YOU TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of common stock in light of that holder’s particular circumstances or to a holder subject to special rules (such as a controlled foreign corporation, passive foreign investment company, person that at any time owns more than 5% of the aggregate fair market value of the NTS common stock, company that accumulates earnings to avoid U.S. federal income tax, tax-exempt organization, bank, financial institution, broker or dealer in securities, insurance company, mutual fund, person subject to the alternative minimum tax, regulated investment company, real estate investment trust, trader in securities that elects to use a mark-to-market method of accounting for its securities holdings, U.S. person whose functional currency is not the U.S. dollar, person who holds NTS common stock as part of a hedging or conversion transaction or as part of a short-sale or straddle, or person who holds NTS common stock through a partnership or other pass-through entity for U.S. federal income tax purposes, a person who holds warrants or options to acquire NTS stock or a person who acquired NTS common stock pursuant to the exercise of a warrant or option whether or not as compensation). This discussion is based on the Internal Revenue Code of 1986, applicable Treasury regulations, administrative interpretations and court decisions, each as in effect as of the date of this proxy statement and all of which are subject to change, possibly with retroactive effect. This discussion applies only to a holder that holds its NTS common stock as a “capital asset” (generally, an asset held for investment).  This discussion does not address the tax consequences to any holder who owns NTS bonds of continuing to hold, sell, redeem, or receive distributions on, such bonds.

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For purposes of this discussion, a “U.S. holder” is a beneficial owner of NTS common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or a resident of the United States;

•	a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States, a state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (as defined for U.S. federal income tax purposes) or that has a valid election in effect under applicable U.S. treasury regulations to be treated as a U.S. person.

The term “non-U.S. holder” means any beneficial owner of NTS common stock, other than an entity that is classified for U.S. federal income tax purposes as a partnership, that is not a U.S. holder.

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds NTS common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners of partnerships holding NTS common stock should consult their own tax advisors regarding the tax consequences of the Merger to them.

Tax Consequences of the Merger to U.S. Holders

The NTS shareholders’ receipt of cash Merger Consideration in exchange for their NTS common stock in the Merger will be a fully taxable transaction. Accordingly, a U.S. holder will generally recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (1) the sum of the amount of any cash received by such holder at the time of the Merger, and (2) such holder’s adjusted basis in shares of NTS common stock owned by such holder immediately prior to the Merger.

Any such gain or loss will generally be long-term capital gain or loss if the U.S. holder’s holding period in the shares of NTS common stock immediately prior to the Merger is more than one year. The amount and character of gain or loss must be calculated separately for each identifiable block of shares of NTS common stock surrendered. For U.S. holders that are individuals, long-term capital gain is generally taxed at a minimum rate of 20%. The deductibility of capital losses is subject to certain limitations. U.S. holders are urged to consult their tax advisor regarding the manner in which gain or loss should be calculated as a result of the Merger.

Tax Consequences of the Merger to Non-U.S. Holders

Any gain realized on the receipt of cash in the Merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the Merger, and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to regular U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder unless an applicable income tax treaty provides otherwise. If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder described in the second bullet point immediately above will be subject to tax at a 30% rate on the gain derived from the Merger, which may be offset by U.S. source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States.

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Backup Withholding

Backup withholding is currently imposed at a rate of 28% (30% in the case of most non-U.S. holders). Backup withholding may apply with respect to payments received in connection with the Merger unless the holder of the NTS common stock receiving such a payment (i) is an exempt holder (generally, a corporation, tax-exempt organization, qualified pension or profit-sharing trust, or individual retirement account which, when required, certifies as to its status), (ii) is a non-U.S. holder and complies with certification procedures to establish that it is not subject to backup withholding (usually by providing an Internal Revenue Service, which we refer to herein as the IRS, Form W-8BEN or other applicable Form W-8) or (iii) provides a certificate (usually on an IRS Form W-9) containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is a U.S. person and is not subject to backup withholding.

Payments received in connection with the Merger effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless the non-U.S. holder properly certifies under penalties of perjury as to its foreign status and certain other conditions are met or the non-U.S. holder otherwise establishes an exemption. Information reporting requirements and backup withholding generally will not apply to a payment of Merger Consideration effected outside of the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that the holder is a non-U.S. holder and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the Merger Consideration effected outside the United States by such a broker if it:

•	is a United States person;

•	derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

•	is a controlled foreign corporation for U.S. federal income tax purposes; or

•	is a foreign partnership that, at any time during its taxable year, has more than 50% of its income or capital interests owned by United States persons or is engaged in the conduct of a U.S. trade or business.

Backup withholding rules as applied to non-U.S. persons are complex and are undergoing change.  Documentation of status is a key component of the backup withholding rules. Non-U.S. holders are strongly advised to consult their own advisors and brokers concerning the applicability of back-up withholding to them and the need for proper documentation of status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowable as a refund from the IRS or as a credit against a holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Since January 1, 2013, the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than 12 months) of individuals is 20%. These rates are subject to change by new legislation at any time. In addition, starting in 2013, for individual U.S. Holders, a 3.8% “Medicare Tax” is imposed on the amount of any "net investment income" that, as a general rule, causes adjusted gross income to exceed $250,000 for taxpayers filing joint returns ($200,000 for single taxpayers). Net investment income includes net capital gains (as well as other forms of investment income such as dividends, interest, rents, annuities and royalties). U.S. Holders who are individuals should consult their tax advisors about the impact of the net investment income tax on their gain from the sale of their NTS common stock.

Accounting Treatment

NTS prepares its financial statements in accordance with GAAP. The Merger will be accounted for using the acquisition method of accounting with Holdings treated as the acquirer of NTS for accounting purposes. Under the acquisition method of accounting assets acquired and liabilities assumed will be recorded as of the acquisition date, at their respective fair values and added to those of Holdings.

Regulatory Approvals Required for the Merger

The Merger does not require the filing of a notification and report form under the HSR Act.

The Company holds licenses from the FCC to provide telecommunications services. The FCC must approve the transfer of control of certain licenses held by the Company as a result of the Merger.  While NTS believes that this approval will be obtained, there can be no assurance of this or that burdensome conditions will not be imposed as a condition of this approval.

Treatment of Convertible Securities

NTS has no convertible securities outstanding.

Treatment of Options and Warrants

Pursuant to the terms of the Merger Agreement, each outstanding and unexercised NTS stock option as of the closing will immediately prior to such time be cancelled, terminated and converted into the right to receive cash consideration equal to the product of (i) the total number of shares of common stock of NTS previously subject to such option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of common stock of NTS previously subject to such option, less any applicable tax withholding.  This amount is referred to herein as the Option Consideration.

In addition, except for certain warrants to purchase common stock of NTS that by their terms do not expire upon consummation of the Merger, all outstanding warrants to purchase common stock of NTS shall, at the Effective Time, be cancelled, terminated and converted into the right to receive cash consideration equal to the product of (i) the total number of shares of common stock of NTS previously subject to such warrant and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of common stock of NTS previously subject to such warrant, less any applicable tax withholding.  This amount is referred to herein as the Warrant Consideration.

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Rights of Dissenting Shareholders

Under Nevada law, if the Merger is completed, holders of shares of NTS common stock will not have the right to seek appraisal of the fair value of their shares.

Delisting and Deregistration of NTS Common Stock

If the Merger is completed, NTS’ common stock will no longer be listed on the NYSE MKT or the TASE and will be deregistered under the Exchange Act and NTS will no longer file periodic reports with the SEC.

Legal Proceedings Related to the Merger

Between October 23, 2013 and November 20, 2013,  six complaints styled as class actions and relating to the Merger were filed in Nevada state court (Eighth Judicial District, Clark County) against some or all of the following: Guy Nissenson, Niv Krikov, Shemer S. Schwarz, Arie Rosenfeld, Timothy M. Farrar, Alan Bazaar, Don Carlos Bell III, Andrew J. Macmillan, Jeffery E. Eberwein, Richard K. Coleman, Jr., the Company, Tower Three Partners LLC, T3 North Intermediate Holdings, LLC and North Merger Sub, Inc.

The cases are captioned Wender v. NTS , Inc. , Case No. Case No. A-13-690634-C (referred to herein as the Wender Complaint), Cowart v. NTS, Inc., Case No. A-13-690982-C (referred to herein as the Cowart Complaint), Billet v. NTS , Inc., Case No. A-13-691059-B (referred to herein as the Billet Complaint), Albritton v. NTS, Inc., Case No. A-13-691247-C (referred to herein as the Albritton Complaint), Milestone Vimba Fund LP, v. NTS, Inc., Case No. A-13-691562-C (referred to herein as the Vimba Complaint) and Rina Brodt v. NTS, Inc., Case No. A-13-691813-C (referred to herein as the Brodt Complaint). The Wender Complaint, the Cowart Complaint, the Billet Complaint, the Albritton Complaint, the Vimba Complaint and the Brodt Complaint  are collectively referred to herein as the Shareholder Complaints.  Each of the Shareholder Complaints is a putative class action filed on behalf of the shareholders of the Company (other than the defendants and their affiliates), and alleges breaches of fiduciary duties by the individual defendants and aiding and abetting breaches of fiduciary duty by one or more of the Company, Tower Three, Holdings and Merger Sub.

Each of the Shareholder Complaint s presents essentially the same allegations and seeks the same relief. The Wender Complaint alleges, among other things, that (i) the individual defendants failed to exercise due care and breached their duties of loyalty, good faith and independence owed to the Company’s shareholders by ignoring alleged conflicts of interest posed by the Merger and by failing to get fair consideration for the Company’s shareholders in the Merger, and (ii) Merger Sub aided and abetted these alleged breaches of fiduciary duty.  The Wender Complaint seeks, among other relief, a declaration that the action may be prosecuted as a class action and that the plaintiff be certified as the class representative, a declaration that the Merger is unjust, unfair and inequitable to the Company shareholders, preliminary and permanent injunctive relief against the Merger or, in the alternative, rescission and rescissory damages if the Merger proceeds, an accounting of damages and an award of counsel and expert fees.

The Cowart Complaint alleges, among other things, that (i) the individual defendants breached their fiduciary duties by placing their personal interests ahead of those of the Company shareholders, and by failing to maximize the value of the Company, taking steps to avoid competitive bidding and ignoring alleged conflicts of interest, and (ii) the Company, Tower Three, Holdings and Merger Sub aided and abetted these alleged breaches of fiduciary duty.  The Cowart Complaint seeks, among other relief, a declaration that the action may be prosecuted as a class action and that the plaintiff be certified as the class representative, preliminary and permanent injunctive relief against the Merger or, in the alternative, rescission and rescissory damages if the Merger proceeds, an accounting of damages and an award of counsel and expert fees.

The Billet Complaint alleges, among other things, that (i) the individual defendants acted in bad faith and breached their fiduciary duties of care, loyalty, good faith, independence and candor by putting their personal interests ahead of the Company shareholders and by failing to properly value NTS and (ii) Tower Three, Holdings and Merger Sub aided and abetted these alleged breaches of fiduciary duty.  The Billet Complaint seeks, among other relief, a declaration that the action may be prosecuted as a class action and that the plaintiff be certified as the class representative, preliminary and permanent injunctive relief against the Merger or, in the alternative, rescission and rescissory damages if the Merger proceeds, a jury trial, an accounting of damages and an award of counsel and expert fees.

The Albritton Complaint alleges, among other things, that (i) the individual defendants breached their fiduciary duties of care, loyalty, candor and good faith by failing to properly value the Company, ignoring alleged conflicts of interest and failing to disclose material information to the shareholders and (ii) Tower Three, Holdings and Merger Sub aided and abetting these alleged breaches of fiduciary duty.  The Albritton Complaint seeks, among other relief, a declaration that the action may be prosecuted as a class action and that the plaintiff be certified as the class representative, a declaration that the defendants have committed or participated in a breach of fiduciary duty, an order to the individual defendants to adopt and implement procedures and processes to obtain the highest available price for the Company’s shares, preliminary and permanent injunctive relief against the Merger or, in the alternative, rescission and rescissory damages if the Merger proceeds, a jury trial, an accounting of damages and an award of counsel and expert fees.

The Vimba Complaint alleges, among other things that (i) the individual defendants breached their fiduciary duties of loyalty, good faith and independence owed to undertake an appropriate evaluation of NTS’ value as a merger/acquisition candidate and actively evaluate the Take Private Transaction in an attempt to obtain the highest value reasonably available for the Company’s stockholders and (ii) Tower Three, Holdings and Merger Sub aided and abetted these alleged breaches of fiduciary duty.  The Vimba Complaint seeks, among other relief, a declaration that the action may be prosecuted as a class action and that the plaintiff be certified as the class representative, preliminary and permanent injunctive relief against the Merger until the Company adopts an evaluation process to obtain the highest possible price for Company shareholders or, in the alternative, rescission and rescissory damages if the Merger proceeds, an accounting of damages and an award of reasonable counsel and expert fees.

The Brodt Complaint alleges, among other things, that the individual defendants breached their fiduciary duties of loyalty, good faith and independence owed to undertake an appropriate evaluation of NTS’ value as a merger/acquisition candidate and actively evaluate the terms of the proposed merger in an attempt to obtain the highest value reasonably available for the Company’s public stockholders. The Brodt Complaint seeks, among other relief, a declaration that the action may be prosecuted as a class action and that the plaintiff be certified as the class representative, preliminary and permanent injunctive relief against the Merger or, in the alternative, rescission and rescissory damages if the Merger proceeds, an accounting of damages and an award of reasonable counsel expert fees.

The Shareholder Complaints have been consolidated into a single action proceeding in the Eighth Judicial District Court of the State of Nevada, Clark County. Plaintiffs filed a purported Consolidated Amended Class Action Complaint (the “Consolidated Amended Complaint”), and also have amended the Vimba Complaint (the “Amended Vimba Complaint”). Both the Consolidated Amended Complaint and the Amended Vimba Complaint allege that (i) the individual defendants breached their fiduciary duties of care, good faith, fair dealing, loyalty and full and candid disclosure in connection with the process surrounding the Merger and that (ii) Tower Three, Holdings and Merger Sub aided and abetted these alleged breaches of fiduciary duty. The Amended Vimba Complaint and the purported Consolidated Amended Complaint both seek, among other relief, respective declarations that the actions are maintainable as class actions and the plaintiffs be designated as class representatives, preliminary and permanent injunctive relief against the Merger, an accounting of damages, or, in the alternative, rescission and rescissory damages if the Merger proceeds, and an award of attorneys’ fees.

On January 10, 2014, Plaintiffs filed a motion for a preliminary injunction against the Merger. Plaintiffs also are seeking expedited discovery. The Company believes that the claims in the Shareholder Complaints are without merit and intends to defend against them vigorously. As with all litigation, the outcome of these lawsuits is not certain. A preliminary junction could delay or jeopardize the completion of the Merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the Merger. An adverse judgment for monetary damages could have an adverse effect on the operations and liquidity of the Company.

Description of Financing

Holdings intends to finance the Merger Consideration with cash provided by the Guarantor, and certain of the Company’s indebtedness is expected to remain outstanding after the consummation of the Merger, including approximately $12 million in aggregate principal amount of Series A non-convertible bonds issued by the Company on December 13, 2007 and approximately $44 million and $20 million in aggregate principal amount under the Company’s subsidiaries’ credit agreements with the Rural Utilities Services and a syndicate of lenders led by ICON Agent, LLC, as agent for the lenders, respectively.  Holdings may also seek obtain debt financing for the transaction, but the receipt of such financing is not a condition to consummation of the Merger.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents incorporated by reference in this proxy statement contain “forward-looking statements.” These statements may be made directly in this proxy statement or may be incorporated in this proxy statement by reference to other documents and may include statements for periods following the Merger. Forward-looking statements are all statements other than statements of historical facts, such as those statements regarding general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions and/or statements that are not historical facts are intended to identify those assertions as forward-looking statements.  Although the Company believes the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The underlying expected actions or the Company’s results of operations involve risks and uncertainties, many of which are outside the Company’s control, and any one of which, or a combination of which, could materially affect the Company’s results of operations and whether the forward-looking statements ultimately prove to be correct. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise, except as required by law.

In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the possibility that the Company could be required to pay a fee to Holdings or reimburse Holdings for certain expenses incurred by it in connection with a termination of the Merger Agreement;

•	risks that the regulatory approvals required to complete the Merger will not be obtained in a timely manner, if at all;

•	the inability to complete the Merger due to the failure to obtain shareholder approval or failure to satisfy any other conditions to the completion of the Merger;

•	business uncertainty and contractual restrictions during the pendency of the Merger;

•	adverse outcomes of pending or threatened litigation;

•	the failure of the Merger to close for any other reason;

•	the amount of the costs, fees, expenses and charges related to the Merger;

•	diversion of management’s attention from ongoing business concerns;

•	the effect of the announcement of the Merger on our business and customer relationships, operating results and business generally, including our ability to retain key employees;

•	risks that the proposed transaction disrupts current plans and operations; and

•	the possible adverse effect on our business and the price of our common stock if the Merger is not completed in a timely fashion or at all.

NTS cautions readers that forward-looking statements are not guarantees of future performance or exploration and development success, and its future financial results may differ materially from those anticipated, projected or assumed in the forward-looking statements. In addition to those items set forth above, important factors that may cause NTS’ actual results to differ materially from those anticipated by the forward-looking statements include, but are not limited to, those factors described in Part I, Item 1A. “Risk Factors” included in NTS’ annual report on Form 10-K for the year ended December 31, 2012, as updated by NTS’ subsequent filings with the SEC. The risks and uncertainties identified in this proxy statement should be read in conjunction with the other information in this proxy statement and NTS’ other filings with the SEC.  The forward-looking statements included in this proxy statement are made only as of the date of this proxy statement and NTS undertakes no obligation to update any forward-looking statements except as required by law.

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THE PARTIES TO THE MERGER

NTS

NTS, Inc.

1220 Broadway

Lubbock, Texas 79401

(806) 771-5212

NTS was incorporated in the State of Nevada in September 2000 as Xfone, Inc. NTS is a holding and managing company providing, through its subsidiaries, integrated communications services which include voice, video and data over the Company’s FTTP and other networks.  Several years ago, it made a strategic decision to concentrate its operations in the United States; accordingly, in the summer of 2010 NTS discontinued and disposed of its operations in the United Kingdom and Israel. NTS currently has operations in Texas, Mississippi and Louisiana and also serves customers in Arizona, Colorado, Kansas, New Mexico, and Oklahoma.

Effective as of February 1, 2012, NTS changed its name from “Xfone, Inc.” to “NTS, Inc.” and as of February 2, 2012 its shares of common stock are traded on the NYSE MKT LLC (f/k/a NYSE Amex LLC), referred to herein as the NYSE MKT, and the Tel Aviv Stock Exchange Ltd., referred to herein as the TASE, under the new ticker symbol “NTS.” The name change is a reflection of NTS’ refined and enhanced business strategy which began with its acquisition of NTS Communications, Inc. in 2008 and its focus on the build out of its high-speed FTTP network.

Holdings

T3 North Intermediate Holdings, LLC

c/o Tower Three Partners

Two Sound View Drive

Greenwich, Connecticut 06830

Tel: (203) 485-5800

Holdings is a Nevada limited liability company that was formed by Tower Three solely for the purpose of owning NTS after the Merger. Holdings is currently owned by T3 North Holdings, LLC, a Delaware limited liability company, which itself is wholly-owned by the Guarantor. Holdings has not engaged in any business except for activities incidental to its formation and in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Merger Sub

North Merger Sub, Inc.

c/o Tower Three Partners

Two Sound View Drive

Greenwich, Connecticut 06830

Tel: (203) 485-5800

Merger Sub is a Nevada corporation that was formed on October 15, 2013 solely for the purpose of effecting the Merger. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement, including the preparation of applicable notice filings in connection with the Merger. Upon completion of the Merger, Merger Sub will cease to exist.

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THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A, and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety because it is the legal document that governs the Merger.

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement and described in this summary. The representations, warranties and covenants were qualified and subject to important limitations agreed to by the parties to the Merger Agreement in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by Company to Holdings and Merger Sub, which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information affecting a representation or warranty may not have been included in this proxy statement.

In reviewing the Merger Agreement, please remember that it is included to provide you with information regarding its terms and conditions. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, made as of specific dates. These representations and warranties were made solely for the benefit of the other parties to the Merger Agreement and:

•	were not intended to be treated as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate; and

•	have been qualified in the Merger Agreement by reference to certain disclosures contained in separate disclosure letters delivered by the parties to each other and in certain SEC filings made by the parties.

Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone as characterizations of the actual state of facts about Holdings or NTS, but instead should be read together with the information provided elsewhere in this proxy statement and in the other documents incorporated by reference herein. For information regarding NTS, see the section entitled “Where You Can Find More Information,” beginning on page 124.

The Merger

The Merger Agreement provides that at the Effective Time, Merger Sub will be merged with and into the Company in accordance with the NRS. As a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the Surviving Corporation following the Merger as a wholly-owned subsidiary of Holdings.

At the Effective Time, the articles of incorporation and bylaws of the Surviving Corporation shall be amended and restated to read in substantially the form as the articles of incorporation and bylaws set forth on Exhibits D and E, respectively, of the Merger Agreement, until amended in accordance with their terms or by applicable law.

From and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, until their successors are duly elected or appointed and qualified in accordance with applicable law and the terms of the articles of incorporation and bylaws of the Surviving Corporation. The officers of the Surviving Corporation will, from and after the Effective Time, be the officers of the Company until their successors are duly appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the articles of incorporation and the bylaws of the Surviving Corporation.

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Closing and Effective Time

The closing of the Merger will take place no later than the second business day after the date on which the conditions to closing of the Merger (described in “—Conditions to the Completion of the Merger”) have been satisfied or waived (other than the conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of those conditions), unless another date is agreed to in writing by the parties to the Merger Agreement.

On the date of the closing, the parties will file articles of merger with the Secretary of State of the State of Nevada. The Effective Time will occur on the date that such articles of merger are duly filed (or such later time as mutually agreed to by the Company and Holdings and as specified in the articles of merger).

Merger Consideration

At the Effective Time, each outstanding share of the Company’s common stock (other than (i) treasury stock held by the Company or any of its subsidiaries and (ii) shares owned by Holdings, Merger Sub, or any affiliate of Holdings) will be cancelled and, in lieu thereof, the holders of shares of Company common stock as of the Effective Time will be entitled to receive the Merger Consideration with respect to each such share. All such shares of common stock will automatically be cancelled and will cease to exist, and holders of shares of the Company’s common stock immediately prior to the Effective Time will cease to have any rights as a shareholder, except the right to receive the Merger Consideration.

Shares of the Company’s common stock held by the Company or any of its subsidiaries as treasury stock or owned by Holdings, Merger Sub or any affiliate of Holdings will be cancelled and no payment will be made with respect to those shares.

Treatment of Company Options and Warrants

Options

At the Effective Time, each outstanding stock option, whether or not vested, will be cancelled, terminated and converted into the right to receive the Option Consideration. Each outstanding stock option that has an exercise price equal to or greater than $2.00 will be cancelled and terminated without the right to receive any cash payment or other consideration.

Warrants

At the Effective Time, each outstanding and unexercised warrant, other than for certain specified surviving warrants that by their terms need not be exercised in connection with a transaction such as the Merger, will be tendered to the Company in exchange for the Warrant Consideration. Each outstanding warrant (other than surviving warrants) that has an exercise price equal to or greater than $2.00 will be cancelled and terminated without the right to receive any cash payment or other consideration. At the Effective Time, the holders of unexercised surviving warrants may at their discretion tender their warrants in exchange for the Warrant Consideration in full satisfaction of any rights they have under the surviving warrants.

Payment Procedures

Payments with regard to the stock options and warrants (other than in certain circumstances) described above will be paid by the Surviving Corporation through, with respect to stock options, Tamir Fishman Equity Plan Services and, with respect to warrants, its payroll system within five business days after the closing of the Merger.

Prior to the Effective Time, Holdings will appoint Wells Fargo Bank N.A. to act as paying agent for the payment of the Merger Consideration in exchange for the shares of the Company’s common stock and will deposit with the paying agent the consideration to be paid under the Merger Agreement with respect to Company common stock. Promptly after the Effective Time, but not later than four business days after the Effective Time, the Surviving Corporation will cause the paying agent to mail to each holder of record of Company common stock at the Effective Time a letter of transmittal, instructions for use in such exchange and a certificate or declaration to be used to confirm the status of a shareholder as an Israeli or otherwise foreign resident.

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Shareholders should not return their stock certificates with the enclosed proxy card and should not forward stock certificates to the paying agent without a letter of transmittal and, if applicable, the certificate or declaration for confirming Israeli or foreign residency.

Upon (i) surrender of the stock certificate together with a properly completed letter of transmittal and, if applicable, the certificate or declaration for confirming Israeli or foreign residency, or (ii) in the case of uncertificated shares the receipt of an “agent’s message” by the paying agent, the holder of such shares will be entitled to receive the per share Merger Consideration, and such shares will be cancelled. Until so surrendered, each such certificate or uncertificated share will represent after the Effective Time only the right to receive the per share Merger Consideration.

If any portion of the Merger Consideration is to be paid to a person other than the person in whose name the surrendered certificate or uncertificated share is registered, it will be a condition to payment that (i) such certificate or uncertificated share will be properly endorsed or will otherwise be in proper form for transfer and (ii) the person requesting such payment will pay in advance any transfer or other taxes required as a result of such payment to a person other than the registered holder of such certificate or uncertificated share, or establish to the reasonable satisfaction of the Surviving Corporation or the paying agent that such tax has been paid or is not payable. Holdings, the paying agent and the Surviving Corporation are entitled to deduct and withhold any applicable taxes from any consideration paid under the Merger Agreement.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the Merger Consideration, you must (i) make an affidavit of the loss, theft or destruction, (ii) deliver an indemnity agreement reasonably acceptable to Holdings, and (iii) if required by the Surviving Corporation, post a bond in a reasonable amount as directed by Holdings as indemnity against any claim that may be made against it with respect to such certificate.

After the Effective Time, there will be no further registration of transfers of shares of the Company’s common stock that were outstanding prior to the Effective Time. If, after the Effective Time, certificates or uncertificated shares are presented to the Surviving Corporation or the paying agent, they will be canceled and exchanged for the applicable Merger Consideration. Any portion of the Merger Consideration made available to the paying agent that remains unclaimed one year after the Effective Time will be returned to the Surviving Corporation, upon request, and any holder who has not exchanged shares of the Company’s common stock prior to that time may thereafter look only to the Surviving Corporation and Holdings for payment of the Merger Consideration, without any interest thereon.

Unclaimed Funds

None of the Company, the Surviving Corporation, Holdings, the paying agent or any other person will be liable to any former holder of shares of Company common stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company common stock immediately prior to such time when such amounts would otherwise escheat to or become property of any governmental authority will become, to the extent permitted by applicable law, the property of Holdings free and clear of any claims or interest of any person previously entitled thereto.

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Financing Cooperation

Consummation of the Merger is not subject to a financing condition. The Company, however, has agreed to use its commercially reasonable efforts to provide, and to cause its representatives to use their respective reasonable best efforts to provide, such cooperation or assistance with the arrangement of any debt or equity financing sought by Holdings for the benefit of the Company and its subsidiaries as may be reasonably requested by Holdings (provided that, among other limitations set forth in the Merger Agreement, such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its subsidiaries), including, without limitation, (i) providing all information reasonably requested by Holdings or the providers of the financing in connection therewith; (ii) causing officers and employees of the Company and its Subsidiaries to participate in a reasonable number of due diligence sessions, management presentations and drafting sessions; (iii) obtaining comfort letters from and otherwise securing the cooperation of the accountants and independent auditors of the Company and its subsidiaries (including requesting any consents of accountants for use of their reports in any materials relating to the financing and the delivery of one or more customary representation letters); (iv) providing assistance in obtaining any consents, waivers, estoppels, approvals, authorizations and instruments of third parties, if and to the extent reasonably necessary in connection with the financing; (v) providing such financial and other information, if and to the extent reasonably necessary for the consummation of the financing prior to closing; (vi) using commercially reasonable efforts to cooperate with respect to matters relating to pledges of collateral to take effect at the consummation of closing in connection with the financing; and, (vii) with certain limitations set forth in the Merger Agreement, assisting in the preparation of, and causing the Company and its subsidiaries to execute and deliver in a timely manner, credit, indemnification and other definitive financing agreements and other certificates and documents, including, without limitation, lien waivers, estoppels, solvency certificates, legal opinions, officers’ certificates demonstrating compliance with restrictive covenants, consents, pledge and security documents and perfection certificates, as may be reasonably requested in connection with the foregoing. However, none of the Company, its subsidiaries or any of their respective representatives is required by the financing cooperation obligation to waive or amend any terms of the Merger Agreement or agree to pay any commitment or other fees or reimburse any expenses prior to the closing date, or incur any liability or give any indemnities or otherwise commit to take any similar action that is not contingent upon the closing of the Merger. In the event the Merger Agreement is validly terminated by the Company due to Holdings’ breach of the Merger Agreement or Holdings’ failure to close the Merger within two business days of notice that all closing conditions had been satisfied, Holdings will promptly, upon the Company’s written request, reimburse the Company for all out-of-pocket fees, costs and expenses (including legal fees) incurred in connection with the foregoing cooperation. Additionally, Holdings will indemnify the Company, its subsidiaries, and their respective representatives against any losses incurred in connection with the arrangement of the financing (other than to the extent such losses result from the Company’s breach of the Merger Agreement) and any information used in connection therewith.

NTS Shareholder Approval

The Merger Agreement contemplates that the Merger is conditioned upon the approval of a majority of the outstanding shares of NTS common stock.   For additional information regarding the proposals to be considered at the NTS Special Meeting and the applicable vote requirements, see the sections entitled “The NTS Special Meeting” beginning on page  79 and “Proposals to be Considered at the NTS Special Meeting” beginning on page 82.

Representations and Warranties

The Merger Agreement contains representations and warranties made by the Company, on the one hand, and Holdings and Merger Sub, on the other hand, to each other as of specific dates. The representations and warranties do not survive closing. The statements embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement. In addition, some of those representations and warranties made as of a specific date may be subject to a contractual standard of materiality different from that generally applicable to shareholders or may have been used for the purpose of allocating risk between the parties to the Merger Agreement rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

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The representations and warranties made by the Company to Holdings and Merger Sub include representations and warranties relating to, among other things:

•	due organization, existence, good standing and qualification to do business of the Company and its subsidiaries;

•	the capitalization of the Company and its subsidiaries and the absence of preemptive or other similar rights, repurchase or redemption obligations, registration rights agreements or voting agreements;

•	the absence of encumbrances on the Company’s ownership of the equity interests of its subsidiaries;

•	the Company’s corporate power and authority to execute, deliver and perform, and to consummate the transactions contemplated by, the Merger Agreement, and the enforceability of the Merger Agreement against the Company;

•	the adoption, approval, and declaration of advisability of the Merger Agreement and the transactions contemplated by the Merger Agreement by the board of directors, and the recommendation of approval of the Merger Agreement and the transactions contemplated by the Merger Agreement by the board of directors to the shareholders;

•	the NTS Shareholder Approval;

•	the absence of violations of or conflicts with the Company’s organizational documents, applicable laws, or other material contracts as a result of the execution of the Merger Agreement and consummation of the Merger;

•	the absence of required action or filings with governmental authorities other than the filing of this proxy statement, the Schedule 13E-3 and the articles of merger and other filings and actions taken to comply with applicable antitrust laws, securities laws, the rules of the FCC or similar governmental authorities (including any state regulators), United States Department of Agriculture rules and NYSE MKT and TASE rules;

•	the Company’s SEC filings since September 1, 2011 and the financial statements included therein, including the accuracy and compliance with GAAP of such financial statements;

•	the Company’s compliance with certain securities laws and listing rules, including, among other things, its disclosure controls and procedures and internal control over financial reporting, compliance with the Sarbanes-Oxley Act of 2002 and the listing rules of NYSE MKT and TASE and adoption of a code of ethics applicable to certain executives;

•	affiliate and related party transactions;

•	the absence of liabilities not disclosed in the Company’s financial statements, other than those incurred in the ordinary course of business, as related to the Merger Agreement or otherwise disclosed to Holdings;

•	the accuracy of the information provided by the Company for inclusion in this proxy statement or in the Schedule 13E-3;

•	the absence of a Material Adverse Effect (as defined below), any setting aside or payment of dividends or other distributions, any redemption, repurchase or other acquisition of any shares of capital stock of the Company or its subsidiaries, any material changes to the Company’s accountings principles or any sale or other transaction of any material portion of the Company’s assets, in each case since June 30, 2013;

•	the absence of legal proceedings pending or threatened against the Company or its subsidiaries;

•	compliance with applicable laws, possession of all licenses and permits necessary for the lawful conduct of the Company’s and its subsidiaries’ respective businesses and the absence of governmental orders or investigations against the Company or its subsidiaries;

•	compliance with laws and internal policies regarding the privacy and personally identifiable information of customers;

•	good title and valid interests in the Company’s personal property, free and clear of any liens;

•	compliance with applicable tax laws and other tax-related matters;

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•	employee benefit plans and the absence of additional payments and benefits to employees as a result of the Merger Agreement and the transactions contemplated thereby;

•	compliance with applicable laws related to employment and labor practices and the absence of legal claims and disputes relating to labor and employment matters;

•	the absence of a collective bargaining agreement and other labor union activities;

•	compliance with applicable environmental laws and other environmental matters;

•	material contracts and the absence of any defaults thereunder;

•	various matters related to the Company’s intellectual property and practices related thereto, including, among other things, sufficiency of rights and ownership in the Company’s intellectual property, the absence of legal claims relating to or liens on intellectual property, the Company’s use of and licenses for open source materials and the Company’s safeguarding of material trade secrets;

•	the adequacy and sufficiency of the Company’s IT systems and the Company’s and its subsidiaries’ reasonable measures to preserve and maintain such systems;

•	the validity of and compliance with all licenses issued by the FCC, state regulators or other applicable governmental authorities;

•	the Company’s owned and leased real property;

•	the effectiveness and adequacy of the Company’s insurance policies;

•	compliance with anti-corruption and anti-money laundering laws;

•	the Company’s significant suppliers and customers;

•	the absence of antitakeover provisions affecting the Company;

•	the receipt by the Company’s board of directors of fairness opinions from Oberon and B. Riley;

•	broker’s and other advisor’s fees and commissions; and

•	the Company’s FTTP passings.

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Many of the Company’s representations and warranties are qualified as to, among other things, “materiality” or “Material Adverse Effect.” For the purposes of the Merger Agreement, a “Material Adverse Effect” means, with respect to the Company, any condition, circumstance, state of facts, change, event or occurrence which has, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole, or would be expected to prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement.

However, none of the following will be deemed a “Material Adverse Effect”: any conditions, changes, events, occurrences or effects (i) generally affecting the industries in which the Company and its subsidiaries operate, (ii) relating to (A) changes in economic, regulatory or political conditions in the United States or elsewhere in the world, including changes in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or elsewhere in the world, changes in interest or exchange rates, or the availability of financing, or (B) any outbreak, escalation or threat of hostilities, declared or undeclared acts of war, sabotage or terrorism, pandemics, earthquakes, hurricanes, tornados or weather or climatic conditions or other force majeure events, (iii) arising out of, resulting from or attributable to (A) changes after the date of the Merger Agreement in laws, in generally accepted accounting principles, in accounting standards or principles, or interpretations thereof or (B) any decline in the market price, or change in trading volume, of the capital stock of the Company or any failure of the Company to meet internal or published projections or forecasts, or projections or forecasts of any other Person, of revenues, earnings or cash flow for any period ending on or after the date of the Merger Agreement, in and of itself (which will not preclude Holdings from asserting that the underlying cause of any such change in stock price or trading volume or failure is a Material Adverse Effect); (iv) arising out of or relating to any action taken by Holdings, Merger Sub or any of their respective affiliates (which will not include the Company, any of its Subsidiaries, or the Rollover Holder) or which Holdings has requested in writing to the Company, in each case after the date of the Merger Agreement; or (v) arising out of or relating to the announcement of the Merger Agreement; provided that such conditions, circumstances, states of facts, changes, events, occurrences or effects in clause (i), (ii) and (iii)(A) above do not affect the Company and its subsidiaries in a materially disproportionate manner, taken as a whole, as compared to other participants in their industries (in which case, only the extent of such disproportionate effects (if any) will be taken into account when determining whether there has been, or is reasonably expected to be, a Material Adverse Effect).

The representations and warranties made by Holdings and Merger Sub to the Company include representations and warranties relating to, among other things:

•	due organization, existence and good standing of Holdings and Merger Sub;

•	Holdings’ and Merger Sub’s corporate power and authority to execute, deliver and perform, and to consummate the transactions contemplated by, the Merger Agreement, and the enforceability of the Merger Agreement against them;

•	the absence of conflicts with, or violations of, the organizational documents of Holdings and Merger Sub, applicable laws or other agreements to which they are a party as a result of the Merger Agreement and consummation of the Merger;

•	the absence of required action or filings with governmental authorities other than the filing of the Schedule 13E-3 and articles of merger and other filings and actions taken to comply with applicable antitrust laws, securities laws and the rules of the FCC or similar governmental authorities (including any state regulators);

•	the accuracy of the information provided by Holdings or Merger Sub for inclusion in this proxy statement and in the Schedule 13E-3;

•	Holdings’ beneficial ownership of all of the outstanding capital stock of Merger Sub and the absence of other business activities of Merger Sub;

•	the sufficiency of funds to pay the consideration and fees related to the Merger;

•	the execution and enforceability of the Limited Guarantee by the Guarantor (as described in “—Other Agreements Entered Into in Connection with the Merger Agreement—Limited Guarantee”) and the absence of any default thereunder;

•	that Holdings and Merger Sub do not own (beneficially or otherwise) any shares of the Company’s common stock (other than the Rollover Shares and as provided for by the Merger Agreement and the Voting Agreement);

•	the absence of any contracts between Holdings, Merger Sub and the Guarantor, on the one hand, and any member of the Company’s management or directors, on the other hand, as of the date of the Merger Agreement that relate in any way to the Company or the Merger (other than the Voting Agreement and with respect to the Rollover Shares);

•	the absence of any investigations or legal proceedings pending or threatened against Holdings or any of its subsidiaries and the absence of any orders to which Holdings or any of its subsidiaries are subject and, in each case, that would reasonably be expected to impair in any material respect the ability of Holdings or Merger Sub to perform its obligations under the Merger Agreement or materially delay consummation of the Merger on a timely basis; and

•	broker’s fees and commissions.

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Conduct of Business Pending the Merger

Under the Merger Agreement, the Company has agreed that, subject to certain exceptions, from the date of the Merger Agreement until the Effective Time, the Company will, and will cause each of its subsidiaries to conduct its business in the ordinary course consistent with past practice and use its commercially reasonable efforts to:

•	preserve intact its present business organization;

•	manage its working capital in the ordinary course of business consistent with past practice;

•	preserve and maintain existing relationships and goodwill with persons with whom it or its subsidiaries have significant business relations; and

•	keep available the services of its current officers, employees, consultants and independent contractors.

The Company has also agreed that from the date of the Merger Agreement until the Effective Time and subject to certain exceptions, it will not and it will not permit any of its subsidiaries to:

•	issue, sell, grant, transfer, pledge, dispose of, transfer, encumber or accelerate the vesting or amend the terms of any of the Company’s securities or the securities of any of its subsidiaries, other than as agreed to in the Merger Agreement or pursuant to outstanding equity awards;

•	redeem, purchase or otherwise acquire any of the Company’s securities or the securities of any of its subsidiaries, with certain exceptions relating to tax withholding and equity awards;

•	other than inter-company distributions, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock;

•	split, combine, subdivide or reclassify any shares of its capital stock;

•	repurchase, repay or incur any indebtedness, including by way of a guarantee or an issuance or sale of debt securities, or issue or sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries, except for inter-company borrowings and as otherwise agreed to in the Merger Agreement;

•	make any loans, advances, capital contributions or investments in or to another person or entity other than (i) to the Company or any of its subsidiaries; (ii) accounts receivable and extensions of credit; and (iii) and advances of expenses to employees, in each case in the ordinary course of business consistent with past practice;

•	sell, pledge, mortgage, transfer, lease, license, allow the expiration or lapse of, guarantee, encumber or otherwise dispose of any material properties, rights or assets of the Company and its subsidiaries, except (i) immaterial sales, leases and rentals and other dispositions, (ii) pursuant to contracts in force on the date of the Merger Agreement and disclosed to Holdings, (iii) dispositions of obsolete or worthless assets in the ordinary course of business consistent with past practice, or (iv) transfers among the Company and its subsidiaries;

•	make, or become legally committed to make, any capital expenditures in excess of $500,000 in the aggregate except as contemplated in the Company’s capital expenditure budget or as necessary to fulfill its capital expenditure requirements under the Company’s outstanding loans with the Rural Utilities Service;

•	acquire (including by merger, consolidation, acquisition of stock or assets or otherwise) or purchase, directly or indirectly, any business, division or material assets other than purchases of inventory and other assets in the ordinary course of business consistent with past practice or pursuant to existing contracts;

•	except as required by law and as required pursuant to the terms of contracts or benefit plans of the Company or its subsidiaries in effect on the date of the Merger Agreement: (i) other than increases in salary for non-executive (which means positions below the level of vice-president) employees in the ordinary course of business consistent with past practice, grant any increase in the compensation or benefits payable by the Company or any of its subsidiaries to any present or former directors, officers or employee; (ii) extend an offer of employment to or hire (A) a candidate for an executive position (which means the title of vice president or above) or terminate an employee in such position other than for cause, or (B) any candidate for employment in a non-executive position, other than offers or hires made in the ordinary course of business consistent with past practice; (iii) amend the title or scope of responsibilities of any executive officer; (iv) grant or agree to grant any severance or termination pay to any present or former director, officer or employee; (v) establish, adopt, enter into, amend, or terminate or accelerate the contributions with respect to, any benefits plan, or any plan, agreement, program, policy, trust, fund or other arrangement that would be a benefits plan if it were in existence as of the date of the Merger Agreement; or (vi) award any discretionary bonus payment or bonus opportunity, or waive or deem satisfied the performance requirements applicable to any outstanding bonus award unless such performance requirements are satisfied in accordance with the terms of the applicable bonus award;

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•	except with respect to the option consideration, communicate with employees of the Company or any of its subsidiaries regarding the compensation, benefits or other treatment that they will receive in connection with the Merger, unless any such communications are consistent with prior directives or documentation provided to the Company by Holdings;

•	modify, amend, or terminate any material contract or waive or assign any of the Company’s rights or claims under a material contract, in each case except in the ordinary course of business consistent with past practice;

•	make, change or revoke any material election concerning taxes or tax returns, settle or compromise any material tax claim or liability, change any method of accounting for tax purpose, surrender any claim for a material refund of taxes, enter into any closing agreement relating to any tax, file any amended tax return or waive or extend the statute of limitations in respect of any tax;

•	make any material changes in financial accounting methods, principles or practices (or change an annual accounting period), except as required by a change in GAAP, any rule or regulation promulgated by the SEC or any other applicable law;

•	materially amend its articles of incorporation, bylaws or other similar organizational documents;

•	adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

•	enter into any agreement, understanding, or commitment that restrains, limits or impedes the Company’s or any of its subsidiaries’ ability to compete with or conduct any business or line of business, including geographic limitations on the Company’s or any of its subsidiaries’ activities;

•	pay, discharge, settle, or satisfy any material claims against the Company or any of its subsidiaries (including claims of shareholders relating to the Merger Agreement or the Merger), other than the payment, discharge, settlement or satisfaction of claims that involve only the payment of monetary damages not in excess of $150,000 individually or $400,000 in the aggregate, in any case without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any of its subsidiaries;

•	assign, transfer, lease, cancel, fail to renew or fail to extend any material license issued by the FCC or any state regulator; or

•	authorize or agree to do any of the foregoing.

Other Takeover Proposals

Until 12:01 a.m., New York time, on the Go-Shop Period End Date (the 30th calendar day after the date of the Merger Agreement), the Company and its subsidiaries, and their respective representatives, are permitted to, under the direction of the special committee:

•	initiate, solicit and encourage any inquiry or the making of takeover proposals (as defined below), including by providing information (including non-public information and data) and affording access to the business, properties, assets, books, records and personnel of the Company and its subsidiaries pursuant to confidentiality agreements meeting certain requirements (provided that the Company is required to make available to Holdings any material non-public information concerning the Company and its subsidiaries that was not previously made available to Holdings); and

•	engage in, enter into, continue or otherwise participate in any discussions or negotiations with any person or group of persons with respect to any takeover proposal, or otherwise cooperate with or assist or participate in or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any takeover proposals.

No later than November 20, 2013, the Company must notify Holdings in writing of all persons from whom the Company received a written takeover proposal that the board of directors determines (after consultation with independent financial advisors and outside legal counsel and upon recommendation thereof by the special committee) is bona fide and could reasonably be expected to result in a superior proposal (as defined below) after the date of the Merger Agreement through such date (each such person is referred to herein as an excluded party) and provide to Holdings the terms and conditions of any such takeover proposal (including any copies of the proposed transaction agreements and, with such redactions as are customary and required in order to comply with confidentiality obligations, of any related financing commitments).

From and after 12:01 a.m., New York time, on the Go-Shop Period End Date, the Company and its subsidiaries, and their respective representatives, are required to cease any activities described above and any discussions or negotiations with any person or group that may be ongoing with respect to any takeover proposals, except that the Company, its subsidiaries and their representatives are permitted to continue to engage in the foregoing activities with, and the restrictions noted in the following paragraph will not apply to, excluded parties for a period of 10 calendar days after 12:01 a.m., New York time, on the Go-Shop Period End Date.

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Except as expressly permitted under the provision of the Merger Agreement regarding takeover proposals or as may relate to an excluded party for the 10 day period after the end of the go-shop period, from and after 12:01 a.m., New York time, on the Go-Shop Period End Date and until the Effective Time or, if earlier, the termination of the Merger Agreement, the Company and its subsidiaries may not, and the Company must use its reasonable best efforts to cause its representatives not to:

•	solicit, initiate or knowingly facilitate or encourage any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a takeover proposal;

•	engage in, continue or otherwise participate in any discussions or negotiations regarding any takeover proposal;

•	otherwise knowingly facilitate any effort or attempt to make a takeover proposal; or

•	enter into any letter of intent, agreement or agreement in principle with respect to a takeover proposal.

However, if the Company receives an unsolicited written takeover proposal from a third party that it believes to be bona fide and that the board of directors determines in good faith (after consultation with independent financial advisors and outside legal counsel and upon recommendation thereof by the special committee) could reasonably be expected to lead to a superior proposal, then, after signing a confidentiality agreement with the third party on terms no less favorable than the terms of its confidentiality agreement with Holdings, the Company may furnish information with respect to the Company and its subsidiaries to the person making such takeover proposal and may participate in discussions or negotiations with such person regarding the takeover proposal. The Company must provide to Holdings a copy of all information not previously provided to Holdings or its representatives within twenty-four hours of providing such information to the third party. In addition, at any time from and after 12:01 a.m. on the Go-Shop Period End Date, the Company must, within two business days, provide to Holdings the material terms and conditions of any takeover proposal (including any copies of the proposed transaction agreements and, with such redactions as are customary and required in order to comply with confidentiality obligations, of any related financing commitments), as well as keep Holdings reasonably informed of the status and terms of, and discussions and negotiations with respect to, any takeover proposal.

Except as permitted by the terms of the Merger Agreement described below, the Company has agreed in the Merger Agreement that the board of directors, any committee thereof and representatives of the Company will not:

•	withhold, withdraw, qualify or modify, or publicly propose to withdraw, qualify or modify, in a manner adverse to Holdings or Merger Sub the recommendation by the board of directors that shareholders of the Company approve the Merger Agreement;

•	publicly recommend to the shareholders of the Company or approve a takeover proposal;

•	in certain circumstances, fail to publicly reaffirm its recommendation of the Merger Agreement;

•	approve or recommend or publicly propose to approve or recommend a takeover proposal or any letter of intent or agreement in principle with respect to a takeover proposal; or

•	agree or resolve to take, or publicly announce any intention to take, any of the foregoing actions (each, an “Adverse Recommendation Change”).

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Notwithstanding the foregoing, if at any time prior to obtaining shareholder approval of the Merger Agreement, the board of directors receives a takeover proposal from a third party, the board of directors may make an Adverse Recommendation Change and/or enter into an acquisition agreement with respect to the takeover proposal if the board of directors determines in good faith, after consultation with independent financial advisors and outside legal counsel and upon recommendation thereof by the special committee:

•	that such takeover proposal constitutes a superior proposal;

•	failure to enter into an acquisition agreement with respect to such superior proposal would be inconsistent with the directors’ fiduciary duties under applicable law; and

•	such superior proposal did not result from a breach of the Merger Agreement.

The Company must, however, have provided prior written notice to Holdings at least four business days in advance notifying Holdings of its intention to make such an Adverse Recommendation Change, which notice must also include any copies of the proposed transaction agreements and, with such redactions as are customary and required in order to comply with confidentiality obligations, of any related financing commitments (and if there are any material revisions to such superior proposal, the Company must deliver a new written notice to Holdings and provide a two business day waiting period). During the four business day (or two business day, if applicable) notice period, the Company must negotiate with Holdings in good faith to make such adjustments to the Merger Agreement and Limited Guarantee as would enable the board of directors to determine that the third party’s takeover proposal would cease to constitute a superior proposal. Following the end of the notice period, the board of directors must have considered in good faith any changes to the Merger Agreement or Limited Guarantee offered by Holdings before determining that the takeover proposal from the third party would continue to constitute a superior proposal if such changes were to be given effect. If the Company enters into an acquisition agreement with respect to the superior proposal, the Company must terminate the Merger Agreement and pay to Holdings the termination fee described under “—Termination Fees and Reimbursement of Expenses” below.

In addition, at any time prior to obtaining the shareholder approval of the Merger Agreement, the board of directors may make an Adverse Recommendation Change to comply with its fiduciary duties in response to a material development or change in material circumstances (unrelated to a takeover proposal) arising after the date of the Merger Agreement that was not known by the board of directors prior to the execution of the Merger Agreement, if the Company provides Holdings with information describing the event as soon as reasonably practicable after becoming aware of such event and provides written notice of its intent to make and reasons for making an Adverse Recommendation Change at least four business days before doing so. During such four business day period, Holdings may make a proposal to adjust the terms and conditions of the Merger Agreement and Limited Guarantee, which proposal the board of directors may reject if, after consideration, it determines that an Adverse Recommendation Change is still necessary to comply with its fiduciary duties.

A “takeover proposal” means any inquiry, proposal or offer from any third party related to, or that could reasonably be expected to lead to, any (in each case, other than the Merger and the transactions contemplated by the Merger Agreement):

•	direct or indirect merger, consolidation, share exchange, business combination, recapitalization, asset sale or similar transaction involving an acquisition of the Company and its subsidiaries equal to 20% or more of the Company’s total consolidated assets or to which 20% or more of the Company’s net revenues or net income on a consolidated basis are attributable;

•	direct or indirect acquisition of 20% or more of the outstanding equity securities of the Company;

•	tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the Company’s outstanding equity securities; or

•	merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company.

A “superior proposal” means a bona fide written takeover proposal (with the percentages set forth in the definition of “takeover proposal” above changed from 20% to 51%) that the board of directors determines in good faith (after consultation with its independent financial and outside legal advisors) is reasonably likely to be consummated in accordance with its terms, considering such factors that the board of directors considers to be appropriate and that, if consummated, would result in a transaction more favorable to the Company’s shareholders from a financial point of view than the Merger and other transactions contemplated by the Merger Agreement (after giving effect to any revisions to the terms of the Merger Agreement proposed by Holdings in response to such takeover proposal or otherwise).

Nothing in the Merger Agreement will prohibit the board of directors, the special committee or any other committee of the Company from complying with its disclosure and other obligations under applicable law with regard to a takeover proposal, including taking and disclosing to its shareholders a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A under the Exchange Act, if the board of directors or committee determines, after consultation with outside counsel, that failure to so disclose such position would be reasonably likely to constitute a violation of applicable law or a breach of its fiduciary duties under applicable law (provided that nothing will preclude any such disclosure, except as set forth in the following sentence, from constituting an Adverse Recommendation Change, if applicable). A factually accurate public statement by the Company that describes its receipt of a takeover proposal and the operation of the Merger Agreement with respect thereto, or any “stop, look and listen” communication by the board of directors pursuant to Rule 14d-9(f) of the Exchange Act, or any similar communication to the Company’s shareholders, will not be deemed to constitute an Adverse Recommendation Change or a proposal by the board of directors to withdraw or modify its recommendation of the Merger Agreement.

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NTS Shareholders Meeting

The Company agreed to prepare and file this proxy statement, including the board of directors’ recommendation that shareholders vote in favor of the Merger Agreement (with such exceptions as set forth above in “—Other Takeover Proposals”), as soon as practicable (but in no event later than 25 calendar days) following the date the Merger Agreement was signed and to notify Holdings of any comments received from the SEC to this proxy statement. Additionally, the Company has agreed to establish a record date and hold a meeting of its shareholders as soon as practicable following clearance of the proxy statement by the SEC (but in no event later than 35 days following such clearance, which may be delayed up to an additional 10 days if the board of directors determines, after consultation with outside counsel and upon the recommendation of the special committee, that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law) for the purpose of voting on the approval and adoption of the Merger Agreement. However, the Company may adjourn or postpone the shareholders meeting to a date no later than April 15, 2014 (i) to the extent necessary to ensure that any required (as determined by the board of directors in good faith after consultation with outside legal counsel) supplement or amendment to the proxy statement is provided to the Company’s shareholders, (ii) if as of the time for which the shareholders meeting is originally scheduled (as set forth in the proxy statement) there are insufficient shares of the Company’s common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such meeting, (iii) to allow additional solicitation of votes in order to obtain the NTS Shareholder Approval or (iv) with the consent of Holdings. The Company must, upon the reasonable request of Holdings, use its reasonable best efforts to advise Holdings during the last ten business days prior to the date of the shareholders meeting as to the aggregate tally of the proxies received by the Company with respect to the approval of the Merger Agreement.

Commercially Reasonable Efforts

Each of Holdings, Merger Sub and the Company has agreed to cooperate and to use their commercially reasonable efforts to promptly take all actions necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement as promptly as practicable, including efforts needed to obtain all necessary regulatory and governmental approvals. The parties have also agreed to keep each other informed on a reasonably timely basis of any material communications received by such party from, or given by such party to, a governmental authority or private party, in each case regarding the Merger, and to involve the other party in resolving any related matters. The parties specifically agreed to use their commercially reasonable efforts to, among other things, (i) avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the consummation of the Merger, including by defending through litigation on the merits any claim asserted in any court, and (ii) avoid or eliminate each and every impediment under any antitrust law that may be asserted by any governmental authority with respect to the Merger.

Indemnification and Directors’ and Officers’ Insurance

The Surviving Corporation will assume all obligations of the Company and its subsidiaries to indemnify its directors, officers and employees for acts or omissions existing  or occurring at or prior to the Effective Time as provided in the Company’s and its subsidiaries’ organizational documents and certain indemnification agreements, and will not amend the organizational documents of the Surviving Corporation to contain less favorable indemnification provisions until all applicable statutes of limitations have expired. Additionally, prior to the Effective Time, the Company will purchase, and following the Effective Time Holdings will, and will cause the Surviving Corporation to, maintain, fully pre-paid six-year “tail” policies to the current directors’ and officers’ liability insurance and fiduciaries liability insurance policies maintained as of the date of the Merger Agreement by the Company, which tail policies will cover a period of six years from the Effective Time with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time, and which tail policies shall contain at least the same coverage as, and contain terms and conditions that are equivalent to, the coverage set forth in the current policies (provided that such tail policies will not exceed more than 200% of the premium paid by the Company for its current policies).

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Other Covenants

The Merger Agreement contains additional agreements between the Company, Holdings and Merger Sub relating to, among other things:

•	Public Announcements. Neither the Company nor Holdings will issue any press release or make any public announcement with respect to the Merger Agreement or the Merger without the prior written agreement of the other party, except as required by applicable law, fiduciary duties, or by any stock exchange rule, as determined in the good faith judgment of the party proposing to make such release, in which case the party proposing to issue such press release or make such public announcement will first consult with the other party. The Company need not consult with Holdings or Merger Sub in connection with any press release or public statement issued in connection with a takeover proposal or Adverse Recommendation Change.

•	Access to Information; Confidentiality. Subject to certain exceptions, the Company will give Holdings and its representatives reasonable access during normal business hours to the Company’s and its subsidiaries’ (subject to certain exceptions as provided in the Merger Agreement) properties, books, contracts, offices, facilities, personnel, financial information and records, and the Company will promptly furnish to Holdings (i) a copy of each report, schedule and other document filed by it pursuant to the requirements of securities laws, and (ii) such other information concerning its business, assets, liabilities, employees, properties and other aspects of the Company and its subsidiaries as Holdings may reasonably request. Such activities, however, will be conducted in such a manner as not to unreasonably interfere with the operation of the Company’s business. Additionally, the Company will furnish, to the extent prepared by the Company in the ordinary course of business, a copy of its monthly internally prepared financial statements, including balance sheets, income statements and statements of cash flow.

NTS and Holdings have agreed that all information provided to NTS, Holdings, their respective officers, directors, employees or representatives in connection with the Merger will be governed in accordance with the confidentiality agreement, dated as of April 10, 2013, between NTS and Tower Three.

•	Notification of Certain Matters. The Company and Merger Sub will give prompt notice to the other party of, among other things, any communications received from a governmental authority in connection with the Merger, any actions threatened or commenced relating to the Merger, any event that would cause any of the closing conditions not to be satisfied, and any notice or other communication received from the trustee to the Company’s bonds listed on the TASE.

•	Delisting. The Company has agreed to use its reasonable best efforts to take all actions reasonably necessary to enable the Surviving Corporation to delist the Company’s equity securities from the NYSE MKT and the TASE and deregister the Company’s equity securities under the Exchange Act and the Israeli Securities Law, if applicable, as soon as practicable following the Effective Time.

•	Litigation. NTS has agreed to give Holdings the opportunity to participate (at Holdings’ expense and subject to a customary joint defense agreement) in NTS’ defense or settlement of any shareholder litigation against NTS and/or its directors or executive officers relating to the transactions contemplated by the Merger Agreement, including the Merger. NTS has agreed that it will not settle or offer to settle any litigation commenced prior to or after the date of the Merger Agreement against NTS or its directors, executive officers or similar persons by any shareholder of NTS relating to the Merger Agreement, the Merger, or any other transaction contemplated by the Merger Agreement without the prior written consent of Holdings.

•	SEC Filings. In connection with preparing and filing this proxy statement, Holdings and NTS have agreed to reasonably cooperate to take all actions and to cooperate with the other parties in doing all things necessary, proper or advisable to:

o	prepare and file with the SEC this proxy statement;

o	prepare and file with the SEC the Schedule 13E-3;

o	use reasonable best efforts to respond to any comments of the SEC or its staff in connection with the foregoing; and

o	advise the other party, promptly after it receives notice thereof, of any request by the SEC or its staff for amendments or supplements to the foregoing.

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Conditions to the Completion of the Merger

Each party’s obligation to consummate the Merger is subject to the satisfaction or waiver of various conditions, which include the following:

•	the NTS Shareholder Approval has been obtained;

•	any applicable waiting period under the HSR Act relating to the merger has expired or terminated (which the parties to the Merger Agreement have subsequently determined is not required); and

•	no applicable law or ruling by a governmental authority is in effect that enjoins or prevents the consummation of the Merger or otherwise makes consummation of the Merger illegal.

The obligation of Holdings and Merger Sub to consummate the Merger is subject to the satisfaction or waiver of the following further conditions:

•	the representations and warranties of the Company set forth in the Merger Agreement are true and correct both when made and on the closing date of the Merger, except with respect to certain representations and warranties for which the failure to be true and accurate would not, individually or in the aggregate, reasonably be expected to have a “Material Adverse Effect” as described in “—Representations and Warranties;”

•	the Company has performed or complied in all material respects with all of its obligations under the Merger Agreement at or prior to the closing date of the Merger;

•	Holdings has received a certificate signed by a senior executive officer of the Company with respect to the satisfaction of the two conditions described above;

•	there has been no event, change, or occurrence that has had, or would reasonably be expected to have, a “Material Adverse Effect;”

•	the Company has delivered to Holdings an affidavit stating that the Company is not and has not been a United States real property holding corporation; and

•	the Company has received a change of control consent from the Rural Utilities Service, lender under certain of the Company’s subsidiaries’ outstanding loan agreements, and approvals from certain governmental authorities, including the FCC.

The obligation of the Company to consummate the Merger is subject to the satisfaction or waiver of the following further conditions:

•	the representations and warranties of Holdings and Merger Sub set forth in the Merger Agreement are true and correct both when made and on the closing date of the Merger, unless the failure of any such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to impair in any material respect the ability of Holdings or Merger Sub to perform its obligations under the Merger Agreement or prevent or materially delay the consummation of the Merger;

•	Holdings and Merger Sub have performed or complied in all material respects with all of their obligations under the Merger Agreement at or prior to the closing date of the Merger; and

•	the Company has received a certificate signed by a senior executive officer of Holdings and Merger Sub with respect to the satisfaction of the two above-described conditions.

No party may rely on the failure of any of the above conditions to be satisfied if such failure was caused by such party’s failure to use its commercially reasonable efforts to consummate the Merger.

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Termination

The Company and Holdings may agree to terminate the Merger Agreement and abandon the Merger at any time prior to the Effective Time, even after the shareholders of the Company have approved the Merger Agreement.

The Merger Agreement may also be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Merger Agreement by the shareholders of the Company) as follows:

by either the Company (acting upon the recommendation of the special committee) or Holdings, if:

•	the Merger has not been consummated on or before April 18, 2014 (provided that this right to terminate the Merger Agreement will not be available to a party if the failure of the Merger to be consummated by April 18, 2014 was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement);

•	a final, non-appealable law or ruling by a governmental authority is in effect that enjoins or prevents the consummation of the Merger or otherwise makes consummation of the Merger illegal (provided that this right to terminate the Merger Agreement will not be available to a party if the issuance of such final, non-appealable law or ruling was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement); or

•	the NTS Shareholder Approval was not obtained at the shareholders meeting (provided that this right to terminate the Merger Agreement will not be available to a party if the failure to obtain the NTS Shareholder Approval was due to the failure to fulfill any obligation of such party under the Merger Agreement);

by Holdings if:

•	the Company has materially breached or failed to perform any of its representations, warranties, covenants or agreements in the Merger Agreement causing a condition to the obligations of Holdings and Merger Sub to effect the Merger not to be satisfied, if such breach or failure has not been waived by Holdings or cured by the Company within 20 days after receipt of notice of the breach or failure from Holdings, or if such breach or failure is incapable of being cured prior to April 18, 2014, provided that Holdings will not have this right to terminate the Merger Agreement if Holdings or Merger Sub is in material breach of any of its representations, warranties, covenants or agreements in the Merger Agreement;

•	prior to the NTS Shareholder Approval, an Adverse Recommendation Change has occurred (as described in “—Other Takeover Proposals” above); or

•	the Company commits a material breach of any of its obligations under the Merger Agreement related to soliciting an alternative takeover proposal as described in “—Other Takeover Proposals” above;

by the Company, upon the recommendation of the special committee, if:

•	Holdings has materially breached or failed to perform any of its representations, warranties, covenants or agreements in the Merger Agreement causing a condition to the obligations of the Company to effect the Merger not to be satisfied, if such breach or failure has not been waived by the Company or cured by Holdings within 20 days after receipt of notice of the breach or failure from the Company, or if such breach or failure is incapable of being cured prior to April 18, 2014, provided that the Company will not have this right to terminate the Merger Agreement if the Company is in breach of any of its representations, warranties, covenants or agreements in the Merger Agreement;

•	prior to the time that the Company’s shareholders approve the Merger Agreement, the Company wishes to enter into a transaction that is a superior proposal (as described in “—Other Takeover Proposals”), provided that (i) the Company and its board of directors have complied with the requirements described under “—Other Takeover Proposals,” (ii) the Company enters into a definitive acquisition agreement with respect to the superior proposal concurrently with termination of the Merger Agreement, and (iii) the Company pays the applicable termination fee described in “—Termination Fees and Reimbursement of Expenses” below; or

•	Holdings fails to effect the Merger (i) after the conditions to the obligations of Holdings and Merger Sub to effect the Merger (other than conditions that by their nature are to be satisfied at the closing of the Merger but each of which was at the time of termination capable of being satisfied as if such time were the closing of the Merger) have been satisfied and (ii) within two business days of the Company irrevocably confirming in writing to Holdings that (A) all of the conditions to the Company’s obligation to close have been satisfied (other than those conditions that by their nature are to be satisfied at the closing of the Merger but each of which was at the time of termination capable of being satisfied as if such time were the closing of the Merger) or that it is waiving any of such conditions that remain unsatisfied and (B) it is ready, willing and able to consummate the closing.

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Termination Fees and Reimbursement of Expenses

The Company is required to pay Holdings a termination fee if:

•	(i) the Merger Agreement is terminated because the Merger has not been consummated by April 18, 2014, (ii) any person has made a bona fide takeover proposal which has not been publicly withdrawn before such termination and (iii) the Company enters into an acquisition agreement with a third party within 12 months following termination;

•	(i) the Merger Agreement is terminated because the NTS Shareholder Approval was not obtained at the shareholders meeting, (ii) any person has made a bona fide takeover proposal which has not been publicly withdrawn before such termination and (iii) the Company enters into an acquisition agreement with a third party within 12 months following termination;

•	(i) the Merger Agreement is terminated by Holdings because of the Company’s material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement causing a failure of a closing condition and such breach has not been cured within 20 days after receipt of notice thereof or is incapable of being cured prior to April 18, 2014 (provided that Holdings may not terminate the Merger Agreement if it is in breach of the Merger Agreement), (ii) any person has made a bona fide takeover proposal which has not been publicly withdrawn before such termination and (iii) if the Company enters into an acquisition agreement with a third party within 12 months following termination;

•	the Merger Agreement is terminated by Holdings after an Adverse Recommendation Change has occurred (as described in “—Other Takeover Proposals”);

•	the Merger Agreement is terminated by Holdings because the Company has committed a material breach of any of its obligations under the Merger Agreement related to soliciting an alternative takeover proposal as described in “—Other Takeover Proposals;”

•	the Merger Agreement is terminated by the Company so that it may enter into a transaction that is a superior proposal (as described in “—Other Takeover Proposals”).”

The amount of the termination fee (which in no event will the Company be required to pay on more than one occasion) will be $4,094,247 in cash, except that the amount of the termination fee will be $2,274,582 in cash in the event that:

•	the Company has terminated the Merger Agreement prior to obtaining the NTS Shareholder Approval to enter into an acquisition agreement related to a superior proposal with a person or group that is an excluded party at the time of such termination; or

•	Holdings has terminated the Merger Agreement because the board of directors has made an Adverse Recommendation Change and the event giving rise to such termination is the submission of a takeover proposal by a person or group that is an excluded party at the time of such termination.

If the Merger Agreement is terminated due to the failure to obtain the NTS Shareholder Approval or the Company’s material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement causing a failure of a closing condition, under circumstances in which a termination fee is not then payable to Holdings, and such breach or failure to perform has not been cured within 20 days of receipt of written notice by Holdings, the Company must promptly reimburse up to $2,250,000 of Holdings’ reasonable, documented out-of-pocket expenses incurred in connection with the Merger (including all reasonable and documented fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants) prior to termination of the Merger Agreement. The amount of this expense reimbursement will be deducted from any later termination fee paid by the Company to Holdings.

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Holdings is required to pay the Company a termination fee of $6,141,371 in cash (but in no event will Holdings be required to paysuch fee on more than one occasion) if:

•	the Merger Agreement is terminated by the Company because Holdings has materially breached any of its representations, warranties, covenants or agreements in the Merger Agreement causing a failure of a closing condition, and such breach has not been cured within 20 days after receipt of notice thereof or is incapable of being cured prior to April 18, 2014, if the Company is not in breach of the Merger Agreement; or

•	the Merger Agreement is terminated by the Company because Holdings fails to effect the Merger (i) after the conditions to the obligations of Holdings and Merger Sub to effect the Merger (other than conditions that by their nature are to be satisfied at the closing of the Merger but each of which was at the time of termination capable of being satisfied as if such time were the closing of the Merger) have been satisfied and (ii) within two business days of the Company irrevocably confirming in writing to Holdings that (A) all of the conditions to the Company’s obligation to close have been satisfied (other than those conditions that by their nature are to be satisfied at the closing of the Merger but each of which was at the time of termination capable of being satisfied as if such time were the closing of the Merger) or that it is waiving any of such conditions that remain unsatisfied and (B) it is ready, willing and able to consummate the closing

The Guarantor has agreed, pursuant to a Limited Guarantee, to guarantee the obligation of Holdings to pay this reverse termination fee, as further described under “—Other Agreements Entered Into in Connection with the Merger Agreement—Limited Guarantee.”

Other Agreements Entered Into in Connection with the Merger Agreement

Voting Agreement

NTS, Holdings and the Rollover Holder have entered into a Voting Agreement by which the Rollover Holder, in his capacity as a shareholder of NTS, has agreed to vote the shares of NTS common stock beneficially owned by him in favor of the Merger Proposal, and any other action in furtherance of the Merger Agreement. For additional information regarding the Voting Agreement, see the section entitled “The Voting Agreement” beginning on page 79.

Rollover Agreement

The sole member of Holdings and the Rollover Holder have entered into the Rollover Agreement, whereby the Rollover Holder’s Rollover Shares will be contributed to or exchanged with the sole member of Holdings immediately prior to the Effective Time in exchange for equity interests of such entity in accordance with the Rollover Agreement. In addition, it is expected that the Rollover Holder will enter into an equityholders agreement that will, among other things, provide that the Rollover Holder may serve on the board of directors of the sole member of Holdings for so long as he continues to own a specified amount of equity in such entity.

Limited Guarantee

In connection with the Merger Agreement, the Guarantor entered into a Limited Guarantee in favor of NTS with respect to the payment obligations of Holdings and Merger Sub under the Merger Agreement. The Limited Guarantee will terminate on the earliest of (i) the closing of the Merger, (ii) the termination of the Merger Agreement under circumstances in which Holdings would not be obligated to pay the reverse termination fee and (iii) ninety days after the termination of the Merger Agreement (unless, with respect to (ii) above, the Company has commenced litigation under the Limited Guarantee on or prior to such termination, in which case the Limited Guarantee will terminate when the Guarantor has satisfied any obligations finally determined or agreed to be owed by it under the Limited Guarantee). However, if the Company or any of its affiliates asserts a claim other than as permitted under the Limited Guarantee, including a claim against certain specified non-recourse related parties, the Limited Guarantee will immediately terminate and become null and void by its terms, all payments previously made pursuant to the limited guaranty must be returned and neither the guarantor investment fund nor certain of their related parties will have any liability under the Limited Guarantee or the Merger Agreement.

Fees and Expenses

All fees and expenses incurred in connection with the Merger Agreement and Merger will be paid by the party incurring such fees or expenses, except (i) the parties will share equally the expenses incurred in connection with the filing, printing and mailing of the proxy statement and the Schedule 13E-3 and in connection with notices or other filings related to the federal antitrust regulations, (ii) the Company’s reimbursement of Holdings’ expenses upon Holdings’ termination of the Merger Agreement under the circumstances described under “—Termination Fees and Reimbursement of Expenses,” and (iii) Holdings’ reimbursement of the Company’s expenses in connection with its cooperation with Holdings in arranging Holdings’ financing as described in “—Financing Cooperation.”

Amendment; Waiver

Any provision of the Merger Agreement may be amended prior to the Effective Time (whether before or after receiving the NTS Shareholder Approval) by written agreement of the parties authorized by their respective boards of directors. However, following receipt of NTS Shareholder Approval, the parties may not amend the Merger Agreement in any way that by law would require further shareholder approval of the amendment without such approval.

Additionally, a party may extend the time for the performance of any of the other party’s obligations or waive any closing conditions, inaccuracies in representations and warranties, or compliance by the other party with any of their agreements contained in the Merger Agreement. Such agreement to an extension or waiver must be set forth in writing and signed by the party granting the extension or waiver.

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Remedies

The sole and exclusive remedies of Holdings and Merger Sub for any breaches of the Merger Agreement by the Company or any other claims relating to the Merger include:

•	prior to termination of the Merger Agreement, Holdings and Merger Sub may obtain an injunction, specific performance or other equitable relief to prevent breaches of the Merger Agreement by the Company and to otherwise enforce the terms of the Merger Agreement, including the Company’s obligation to consummate the Merger;

•	termination of the Merger Agreement in the circumstances described under “—Termination;” and

•	payment of the applicable termination fee and reimbursement of expenses by the Company in the circumstances described under “—Termination Fees and Reimbursement of Expenses.”

Holdings, Merger Sub and their related parties will have no other remedies against the Company and its related parties for damages suffered as a result of the failure of the Merger to be consummated except as set forth above, and upon payment of the termination fee and expense reimbursement payable by the Company as described in “—Termination Fees and Reimbursement of Expenses,” the Company and its related parties will have no further liability under the Merger Agreement or the Merger. The maximum liability of the Company and its related parties under the Merger Agreement is limited to the amount of such termination fee.

Other than with respect to (i) the Company’s rights under the Limited Guarantee by the Guarantor, which is described in “—Other Agreements Entered Into in Connection with the Merger Agreement—Limited Guarantee,” (ii) the Company’s rights under its confidentiality agreement with Holdings and (iii) reimbursement of the Company’s expenses and indemnification in connection with its cooperation with Holdings in arranging Holdings’ financing as described in “—Financing Cooperation,” the sole and exclusive remedies of the Company for any breaches of the Merger Agreement by Holdings or Merger Sub or any other claims relating to the Merger include:

•	prior to termination of the Merger Agreement, the Company may obtain an injunction, specific performance or other equitable relief to prevent breaches of the Merger Agreement by Holdings or Merger Sub and to otherwise enforce the terms of the Merger Agreement, including Holdings’ and Merger Sub’s obligation to consummate the Merger, but only if (i) the conditions to Holdings and Merger Sub’s obligations to close the Merger (other than conditions that by their nature are to be satisfied at the closing of the Merger but subject to the satisfaction or waiver of those conditions assuming the closing of the Merger would occur) have been satisfied or waived and (ii) the Company has irrevocably confirmed in writing to Holdings that all conditions to the Company’s obligation to close have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the Merger but subject to the satisfaction or waiver of those conditions assuming the closing of the Merger would occur), it stands ready, willing and able to close and if specific performance is granted then the closing of the Merger will occur;

•	termination of the Merger Agreement in the circumstances described under “—Termination;” and

•	payment of the termination fee by Holdings or the Guarantor (under its Limited Guarantee) in the circumstances described under “—Termination Fees and Reimbursement of Expenses.”

The Company will not be entitled to receive both specific performance and the termination fee paid by Holdings. Additionally, the Company, its subsidiaries, and their related parties will have no other remedies against Holdings and its related parties for damages suffered as a result of the failure of the Merger to be consummated except as set forth above, and upon payment of the termination fee payable by Holdings as described in “—Termination Fees and Reimbursement of Expenses,” Holdings and its related parties will have no further liability under the Merger Agreement or the Merger.

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THE VOTING AGREEMENT

Simultaneously with the execution of the Merger Agreement, the Rollover Holder (who beneficially owned approximately 14.1% of the shares of NTS common stock as of January 21, 2014, the record date) entered into a Voting Agreement with Holdings and NTS, which is referred to herein as the Voting Agreement. Pursuant to the Voting Agreement, the Rollover Holder has agreed, among other things, to vote the shares of NTS common stock held by the Rollover Holder:

•	in favor of the Merger Agreement proposal;

•	against alternative transactions; and

•	in favor of any action in furtherance of the transactions contemplated by the Merger Agreement.

The Voting Agreement generally prohibits the Rollover Holder from transferring his shares of NTS common stock prior to the consummation of the Merger. The Voting Agreement only applies to the Rollover Holder in his capacity as a shareholder of NTS; it does not limit or otherwise affect the Rollover Holder’s right to take (or not take) any action in his capacity as a director, officer or other fiduciary of NTS (including in connection with the go-shop process). The Voting Agreement will automatically terminate upon the first to occur of (i) the consummation of the Merger, or (ii) the termination of the Merger Agreement in accordance with its terms.  Due to the Rollover Holder’s percentage ownership of NTS’ outstanding common stock, the terms of the Voting Agreement will not assure passage of any of the proposals to be presented at the NTS Special Meeting.  The foregoing discussion summarizes material terms of the Voting Agreement. We urge you to read carefully the full text of the Voting Agreement, which is attached as Annex B to this proxy statement and is incorporated herein by reference.

THE NTS SPECIAL MEETING

Date, Time and Place

The Special Meeting of NTS shareholders is scheduled to be held at 10:30 a.m., local time on Wednesday, February 26, 2014 at the corporate offices of NTS, 1220 Broadway, Lubbock, Texas 79401.

Purpose of the NTS Special Meeting

The Special Meeting of NTS shareholders is being held:

•	to approve the Merger Agreement, dated as of October 20, 2013, by and among NTS, Holdings, and Merger Sub, as such agreement may be amended from time to time and which provides for, among other things, the Merger and the Merger Proposal; and

•	to approve the adjournment of the NTS Special Meeting, if necessary or appropriate, in the view of the NTS board of directors, to solicit additional proxies in favor of the Merger Proposal or if there are not sufficient votes at the time of such adjournment to approve either proposal, which is referred to herein as the adjournment proposal.

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Recommendations of the Board of Directors of NTS

The board of directors of NTS (with Mr. Nissenson abstaining, on account of his interest in the Merger) has determined that entering into the Merger Agreement are fair to, advisable and in the best interests of NTS and its unaffiliated shareholders and declared the Merger Proposal advisable.

The NTS board of directors (with Mr. Nissenson abstaining) recommends that you vote “FOR” the Merger Proposal and “FOR” the adjournment proposal.

Record Date; Stock Entitled to Vote

Only holders of record of shares of NTS common stock at the close of business on January 21, 2014 are entitled to notice of, and to vote at, the NTS Special Meeting and at an adjournment of the meeting. NTS refers to this date as the record date for the Special Meeting. A complete list of shareholders of record of NTS entitled to vote at the NTS Special Meeting will be available for the 10 days before the NTS Special Meeting at NTS’ executive offices and principal place of business at 1220 Broadway, Lubbock, Texas 79401 for inspection by shareholders of NTS during ordinary business hours for any purpose germane to the NTS Special Meeting. The list will also be available at the NTS Special Meeting for examination by any shareholder of record of NTS present at the Special Meeting.

As of January 21, 2014, the record date, the directors and executive officers of NTS as a group owned and were entitled to vote 11,412,901 shares of the common stock of NTS, representing approximately 26.3% of the outstanding shares of NTS common stock on that date. NTS currently expects that its directors and executive officers will vote their shares in favor of the Merger Proposal, but none of NTS’ directors or executive officers other than the Rollover Holder have entered into any agreement obligating them to do so.

Quorum

A quorum is necessary to hold a valid special meeting of NTS shareholders. A quorum will be present at the NTS Special Meeting if the holders of a majority of the outstanding shares of the NTS common stock entitled to vote at the Special Meeting are present, in person or by proxy. If a quorum is not present at the Special Meeting, NTS expects the presiding officer to adjourn the NTS Special Meeting in order to solicit additional proxies. Abstentions will be counted as present for purposes of determining whether a quorum is present.

Required Vote

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of NTS common stock.  Approval of the adjournment proposal requires the affirmative vote of holders of a majority of the shares of NTS common stock entitled to vote on the proposal present or represented by proxy at the NTS Special Meeting.

Abstentions, Failures to Vote and Broker Non-Votes

Your failure to vote will have the same effect as a vote against the Merger Proposal, but will have no effect on the adjournment proposal. Your abstention from voting will have the same effect as a vote against the Merger Proposal and the adjournment proposal. A broker non-vote will have the same effect as a vote against the Merger Proposal, but will have no effect on the adjournment proposal. Because there are no proposals being voted upon at the NTS Special Meeting that brokers have discretionary authority to vote on, NTS does not expect any broker non-votes on any of the proposals.

Voting at the Special Meeting

Whether or not you plan to attend the NTS Special Meeting, please promptly submit your voting instructions to vote your shares of NTS common stock by proxy to ensure your shares are represented at the meeting. You may also vote in person at the NTS Special Meeting.

Voting in Person

If you plan to attend the NTS Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. Please note, however, that if your shares of NTS common stock are held in street name, which means your shares of NTS common stock are held of record by a broker, bank or nominee, and you wish to vote at the Special Meeting, you must bring to the NTS Special Meeting a legal proxy from the record holder (your broker, bank or nominee) of the shares of NTS common stock authorizing you to vote at the Special Meeting.

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Voting by Proxy

You should submit your voting instructions to vote your shares of NTS common stock by proxy even if you plan to attend the NTS Special Meeting. You can always change your vote at the NTS Special Meeting.

Your enclosed proxy card includes specific instructions for submitting your voting instructions for your shares of NTS common stock. NTS’ electronic voting procedures are designed to authenticate your identity and to ensure that your voting instructions are accurately recorded. When the accompanying proxy is returned properly executed, the shares of NTS common stock represented by it will be voted at the NTS Special Meeting or any adjournment thereof in accordance with the instructions contained in the proxy.

If you return your signed proxy card without indicating how you want your shares of NTS common stock to be voted with regard to a particular proposal, your shares of NTS common stock will be voted in favor of each such proposal. Proxy cards that are returned without a signature will not be counted as present at the NTS Special Meeting and cannot be voted.

If your shares of NTS common stock are held in an account with a broker, bank or other nominee, you have received a separate voting instruction card in lieu of a proxy card and you must follow those instructions in order to submit your voting instructions.

Revocation of Proxies or Voting Instructions

You have the power to revoke your proxy at any time before your proxy is voted at the NTS Special Meeting. You can revoke your proxy or voting instructions in one of four ways:

•	you can grant a new, valid proxy bearing a later date;

•	you can send a signed notice of revocation;

•	if you are a holder of record of NTS common stock on the record date for the NTS Special Meeting, you can attend the NTS Special Meeting and vote in person, which will automatically cancel any proxy previously given, or you can revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given; or

•	if your shares of NTS common stock are held in an account with a broker, bank or other nominee, you must follow the instructions on the voting instruction card you received in order to change or revoke your instructions.

If you choose either of the first two methods, your notice of revocation or your new proxy must be received by NTS’ CFO, Niv Krikov at 1220 Broadway, Lubbock, Texas 79401 no later than the beginning of the NTS Special Meeting.

Solicitation of Proxies

In accordance with the Merger Agreement, the cost of proxy solicitation for the NTS Special Meeting will be borne by NTS. This proxy solicitation is being made by NTS on behalf of the NTS board of directors. In addition to the use of the mail, proxies may be solicited by executive officers and directors and regular employees of NTS, without additional remuneration, by personal interview, facsimile or otherwise. NTS will also request brokers, banks and nominees to forward proxy materials to the beneficial owners of shares of NTS common stock held of record on the record date and will provide customary reimbursement to such firms for the cost of forwarding these materials.

NTS has engaged InvestorCom to assist in the solicitation of proxies for the Special Meeting. NTS will pay InvestorCom a fee of approximately $5,000, plus reimbursement of out-of-pocket expenses. You can call InvestorCom toll-free at (877) 972-0090, or you can email InvestorCom at info@investor-com.com.

Adjournments and Postponements

The Special Meeting may be adjourned by the presiding officer or upon the affirmative vote of holders of a majority of the shares of NTS common stock entitled to vote on the adjournment proposal present or represented by proxy at the NTS Special Meeting, whether or not a quorum exists. The Special Meeting may be adjourned without notice other than announcement at the meeting, except if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting must be given to each shareholder entitled to vote at such meeting.

In addition, at any time prior to convening the Special Meeting, the NTS board of directors may postpone the Special Meeting without the approval of NTS’ shareholders. If postponed, NTS will publicly announce the new meeting date. Similar to adjournments, any postponement of the Special Meeting for the purpose of soliciting additional proxies will allow NTS shareholders who have already sent in their proxies to revoke them at any time prior to their use.

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PROPOSALS TO BE CONSIDERED AT THE NTS SPECIAL MEETING

The Merger Proposal (Item 1 on the Proxy Card)

As discussed throughout this proxy statement, NTS is asking its shareholders to consider and vote on a proposal to approve the Merger Agreement and thereby approve, among other things, the Merger. The approval of the Merger Agreement, among other things, is required for completion of the Merger.

Holders of NTS common stock should read this proxy statement carefully in its entirety, including the annexes, for more detailed information concerning the Merger Agreement. See the information about the Merger Agreement and the Merger throughout this proxy statement, including the information set forth in the sections entitled “Special Factors—General Description and Effects of the Merger” beginning on page  13 and “The Merger Agreement” beginning on page  61. In particular, holders of NTS common stock are directed to the Merger Agreement, a copy of which is attached as Annex A hereto.

Under the terms of the Merger Agreement and in accordance with the NRS, upon completion of the Merger, Merger Sub will merge with and into NTS. NTS will be the Surviving Corporation in the Merger and will thereby become a wholly owned subsidiary of Holdings.

Under the terms of the Merger Agreement, NTS cannot complete the Merger without the approval of the Merger Proposal by a majority of the outstanding shares of NTS common stock.

For additional information regarding the shareholder vote requirement, see the sections entitled “The Merger Agreement” beginning on page  61 and “The NTS Special Meeting” beginning on page  79.

If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to approve the adoption of the Merger Agreement.

The special committee of the NTS board of directors (1) unanimously determined that the Merger and the Merger Agreement are fair to, advisable and in the best interests of NTS and its unaffiliated shareholders, (2) approved the Merger Agreement and (3) recommended that the NTS board of directors approve the Merger Agreement.

Accordingly, the NTS board of directors (with Mr. Nissenson abstaining) recommends that holders of NTS common stock vote “FOR” the Merger Proposal.

See the section entitled “Special Factors—The Company’s Purpose and Reasons for the Merger and Recommendation of the Special Committee and Board of Directors” beginning on page  22 of this proxy statement. For a discussion of interests of NTS’ directors and executive officers in the Merger that may be different from, or in addition to, the interests of NTS shareholders generally, see the section entitled “Special Factors—Interests of NTS Directors and Executive Officers in the Merger,” beginning on page 53.

The Adjournment Proposal (Item 2 on the Proxy Card)

In addition you are also being asked to approve an adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the Merger Proposal. If, at the Special Meeting, the number of shares of NTS common stock present or represented and voting in favor of the Merger Proposal is insufficient to approve the Merger Proposal, NTS intends to move to adjourn the Special Meeting in order to enable NTS’ board of directors to solicit additional proxies for approval of the Merger Proposal.

The NTS board of directors (with Mr. Nissenson abstaining), upon the unanimous recommendation of the special committee of the NTS board of directors, determined that the adjournment proposal is in the best interests of NTS and its shareholders and recommends a vote “FOR” the adjournment proposal. For a discussion of interests of NTS’ directors and executive officers in the Merger that may be different from, or in addition to, the interests of NTS shareholders generally, see the section entitled “Special Factors—Interests of NTS Directors and Executive Officers in the Merger,” beginning on page  53.

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RELATED PARTY TRANSACTIONS

Voting Agreement

Simultaneously with the execution of the Merger Agreement, the Rollover Holder (who owned approximately  7.42% of the outstanding shares of NTS common stock as of January 21, 2014, the record date) entered into a Voting Agreement with Holdings and NTS, which is referred to herein as the Voting Agreement. Pursuant to the Voting Agreement, the Rollover Holder has agreed, among other things, to vote the shares of NTS common stock held by the Rollover Holder:

•	in favor of the Merger Proposal;

•	against alternative transactions; and

•	in favor of any action in furtherance of the transactions contemplated by the Merger Agreement.

The Voting Agreement generally prohibits the Rollover Holder from transferring his shares of NTS common stock prior to the consummation of the Merger. The Voting Agreement only applies to the Rollover Holder in his capacity as a shareholder of NTS; it does not limit or otherwise affect the Rollover Holder’s right to take (or not take) any action in his capacity as a director, officer or other fiduciary of NTS (including in connection with the go-shop process).  The Voting Agreement will automatically terminate upon the first to occur of (i) the consummation of the Merger, or (ii) the termination of the Merger Agreement in accordance with its terms.  Due to the Rollover Holder’s percentage ownership of NTS’ outstanding common stock, the terms of the Voting Agreement will not assure passage of any of the proposals to be presented at the NTS Special Meeting.  The foregoing discussion summarizes material terms of the Voting Agreement. We urge you to read carefully the full text of the Voting Agreement, which is attached as Annex B to this proxy statement and is incorporated herein by reference.

Rollover Agreement

The sole member of Holdings and the Rollover Holder have entered into the Rollover Agreement, whereby the Rollover Holder’s Rollover Shares will be contributed to or exchanged with the sole member of Holdings immediately prior to the Effective Time in exchange for equity interests in such entity in accordance with the Rollover Agreement. In addition, it is expected that the Rollover Holder will enter into an equityholders agreement that will, among other things, provide that the Rollover Holder may serve on the board of directors of the sole member of Holdings for so long as he continues to own a specified amount of equity in such entity.

Keinan Proxy

The Rollover Holder holds the Keinan Proxy.  Please refer to the information in note 2 to the table found under the heading “Important Information Regarding the Company—Security Ownership of Certain Beneficial Owners and Management” for more information regarding the Keinan Proxy.

PROVISIONS FOR UNAFFILIATED SHAREHOLDERS

No provision has been made (i) to grant the Company’s unaffiliated shareholders access to the corporate files of the Company, any other party to the Merger or any of their respective affiliates, or (ii) to obtain counsel or appraisal services at the expense of the Company, any other such party or affiliate.

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IMPORTANT INFORMATION REGARDING THE COMPANY

Business

NTS, Inc. (f/k/a Xfone, Inc.)

NTS, Inc. was incorporated in the State of Nevada, U.S.A. in September 2000 as Xfone, Inc. NTS is a holding and managing company providing, through its subsidiaries, integrated communications services which include voice, video and data over NTS’ Fiber-To-The-Premise (“FTTP”) and other networks.

Several years ago, NTS’ Board of directors made a strategic decision to concentrate its operations in the United States; accordingly, in the summer of 2010 NTS discontinued and disposed of its operations in the United Kingdom and Israel. NTS currently has operations in Texas, Mississippi and Louisiana and it also serves customers in Arizona, Colorado, Kansas, New Mexico, and Oklahoma.

Effective as of February 1, 2012, NTS changed its name from “Xfone, Inc.” to “NTS, Inc.” and as of February 2, 2012 its shares of common stock are traded on the NYSE MKT LLC (f/k/a NYSE Amex LLC) (“NYSE MKT”) and the Tel Aviv Stock Exchange Ltd. (“TASE”) under the new ticker symbol “NTS”. The name change is a reflection of NTS’ refined and enhanced business strategy which began with its acquisition of NTS Communications, Inc. in 2008 and NTS’ focus on the build out of NTS’ high-speed FTTP network.

NTS’ principal executive offices are located at 1220 Broadway, Lubbock, Texas 79401 and its telephone number is (806) 771-5212.

NTS’ offices in Israel are located at 11 Rabbi Akiva Street, Modi'in Illit, 71919 and its telephone number there is + 972 (0)8-622-9582.

NTS’ Organizational Structure

Following the sale of NTS’ UK and Israeli operations in 2010, NTS has two wholly owned subsidiaries in the United States. These subsidiaries, and their consolidated subsidiaries, are shown in the following diagram:

NTS Communications, Inc.

Background

On August 22, 2007, NTS entered into a Stock Purchase Agreement (the “NTSC Purchase Agreement”) with NTSC, a provider of integrated telecommunications solutions headquartered in Lubbock, Texas, and the owners of approximately 85% of the equity interests in NTSC, to acquire NTSC. Subsequently, all of the remaining shareholders of NTSC executed the NTSC Purchase Agreement, bringing the total percentage of equity interests in NTSC owned by NTSC shareholders that entered into the NTSC Purchase Agreement (the “NTSC Sellers”) to 100%.  On February 14, 2008, NTS entered into a First Amendment to the NTSC Purchase Agreement to amend the agreement to further extend the expiration date for the closing of NTS’ acquisition of NTSC. On February 26, 2008, NTS entered into a Second Amendment to the NTSC Purchase Agreement which amended, among other things, the definition and elements of Working Capital, as such term is defined in the NTSC Purchase Agreement, and increased the escrow amount. On April 25, 2008, NTS entered into a Third Amendment to the NTSC Purchase Agreement, pursuant to which NTS agreed to an extension of time for the calculation and payment of the post-closing working capital adjustment under the NTSC Purchase Agreement.

The acquisition closed on February 26, 2008. Upon closing of the acquisition, NTSC and its six wholly owned subsidiaries, NTS Construction Company, Garey M. Wallace Company, Inc., Midcom of Arizona, Inc., Communications Brokers, Inc., NTS Telephone Company, LLC, and NTS Management Company, LLC, became NTS’ wholly owned subsidiaries. On April 3, 2009, NTSC formed a seventh wholly owned subsidiary in Texas, called PRIDE Network, Inc.

About NTSC

NTSC is an integrated telecommunications service provider that owns and operates its own fiber optic and leased facilities-based, long haul and metropolitan telecommunications networks. NTSC provides, including through its subsidiaries, business and residential customers with high quality broadband, managed data, video, local, and long distance services within its service areas. The company also provides long distance, data, and private line services to numerous communications carriers. NTSC is currently authorized to provide interexchange service in Arizona, Colorado, Kansas, Louisiana, New Mexico, Oklahoma, and Texas. NTSC is also authorized to provide local service in Louisiana, New Mexico, and Texas, and video service only in Louisiana and Texas.

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Xfone USA, Inc.

Background

On May 28, 2004, NTS entered into an agreement and Plan of Merger to acquire WS Telecom, Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., through the merger of WS Telecom with and into NTS’ then newly formed wholly owned subsidiary Xfone USA, Inc. (“Xfone USA”). The merger was consummated on March 10, 2005.

Between 2006 and 2008, Xfone USA consummated a series of mergers and acquisitions. In January 2006, Xfone USA acquired the assets of Canufly.net, Inc., an internet service provider based in Vicksburg, Mississippi. In March 2006, I-55 Internet Services, Inc., a provider of internet access and related services in Southeastern United States, and I-55 Telecommunications, LLC, a provider of voice, data and related services in Louisiana and Mississippi, merged with and into Xfone USA. In January 2008, Xfone USA acquired the assets of EBI Comm, Inc., a provider of internet services in north Mississippi. In November 2008, Xfone USA acquired the assets and assumed certain liabilities of Cybergate, Inc., a provider of internet services. The transactions with Canufly.net, EBI Comm, and Cybergate were not significant from an accounting perspective.

About Xfone USA

 Xfone USA (d/b/a NTS Communications) is an integrated telecommunications service provider that owns and operates its own facilities-based, telecommunications switching system and network. Xfone USA provides residential and business customers with high quality local, long distance and high-speed broadband Internet services. Xfone USA utilizes integrated multi-media offerings - combining digital voice and data services over broadband technologies to deliver services to customers throughout its service areas. Xfone USA is currently licensed to provide telecommunications services in Louisiana and Mississippi.

Recent Acquisitions

CoBridge Telecom, LLC

On April 25, 2011, NTSC entered into an Asset Purchase Agreement with CoBridge Telecom, LLC, (“CoBridge”), pursuant to which CoBridge agreed to sell NTSC all of CoBridge’s assets in and around the communities of Colorado City, Levelland, Littlefield, Morton, and Slaton Texas according to the terms of that agreement. CoBridge provided cable television service in those communities via coaxial cable facilities. As part of the transaction, NTSC also agreed to assume certain liabilities of CoBridge which are necessary to continue operation of the CoBridge’s assets. The sale and purchase closed on July 1, 2011 but the purchase price was adjusted in November 2011 based on the number of CoBridge’s customers who failed to pay their accounts or cancelled service (offset by customers who converted to NTSC’s service in relevant markets). This adjustment was made final by agreement of the parties in July 2012. The acquisition is not significant from an accounting perspective.

Reach Broadband

On September 16, 2011, NTSC entered into an Asset Purchase Agreement with RB3, LLC, and Arklaoktex, LLC, each doing business as Reach Broadband (“Reach”), pursuant to which Reach agreed to sell NTSC all of Reach’s assets in and around the communities of Abernathy, Anton, Brownfield, Hale Center, Idalou, Levelland, Littlefield, Meadow, New Deal, O’Donnell, Olton, Reese, Ropesville, Shallowater, Smyer, Tahoka, and Wollforth Texas according to the terms of that agreement. Reach provided those communities with cable television service via coaxial cable facilities and Internet service via a wireless network. As part of the transaction, NTSC also agreed to assume certain liabilities of Reach which are necessary to continue operation of Reach’s assets. The sale and purchase closed on December 1, 2011. The acquisition is not significant from an accounting perspective.

Discontinued Operations

The United Kingdom

On January 29, 2010, NTS entered into an agreement with Abraham Keinan (NTS’ former Chairman of the Board of directors and former significant shareholder) and AMIT K LTD. (a company registered in England & Wales which at that time was wholly owned and controlled by Mr. Keinan) for the sale by NTS of the entire issued share capital of Swiftnet Ltd., Equitalk.co.uk Ltd., Auracall Ltd. and Story Telecom. The transaction closed on July 29, 2010.

Israel

On August 31, 2010, NTS completed the disposition of its 69% interest in Xfone 018 Ltd. pursuant to a certain agreement, dated May 14, 2010 (as amendment and supplement), by and between NTS, Newcall Ltd. (the former 26% minority owner of Xfone 018), Margo Pharma Ltd. (the former 5% minority owner of Xfone 018), and Marathon Telecom Ltd., the buyer of Xfone 018.

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Principal Services and Their Markets

NTS provides through its subsidiaries the following telecommunication products / services:

Services provided by NTS Communications and its subsidiaries

Retail Services

•	Local Services: NTSC delivers local telephony service to its customers through an “on-net” UNE-L connection, including voice mail, caller ID, forwarding, 3-way calling, blocking, and PBX services. In addition, NTSC sells “off-net” total service resale lines. NTSC provides UNE-L services in Lubbock, Abilene, Amarillo, Midland, Odessa, Pampa, Plainview, and Wichita Falls, Texas. NTSC provides local services via FTTP in Lubbock, Wolfforth, Levelland, Littlefield, Plainview, Burkburnett, Slaton, Iowa Park, Brownfield, Lamesa, Ropesville, Wichita Falls, and Smyer, Texas. NTSC provides resold local services throughout Texas via its resale agreement with AT&T.

•	Retail Long Distance Services: NTSC offers a full range of long distance services to its customers, including competitively priced switched long distance (including intrastate, interstate, and international), toll-free service, dedicated T-1 long distance and calling cards. The vast majority of its customers are concentrated in West Texas. A minority of its long distance customers are in Arizona, New Mexico, Oklahoma, Kansas, and Colorado.

•	Internet Data Services: NTSC provides broadband and dial-up Internet service in all of its Texas markets. Download speeds for broadband range from 500 Kilobits to 100 Megabits per second, depending on the end user’s distance from an NTSC collocation or the type of facilities used to deliver the service. NTSC also offers Web hosting and wide area networking solutions for business applications.

•	Fiber-Based Services (“Fiber to the Premise” or “FTTP”): As an integrated telecom provider, NTSC is capable of providing quality triple play (voice, digital video & data) on one bill at competitive prices to its FTTP customers. NTSC offers a full selection of video services, including basic cable, video on demand, HDTV and DVR. NTSC is a member of the National Cable Television Cooperative and as such obtains favorable programming rates from most major networks. NTSC provides FTTP service in Lubbock, Levelland, Littlefield, Brownfield, Burkburnett, Ropesville, Slaton, Smyer, Whitharral, Wichita Falls, Burkburnett, Iowa Park, Plainview, Lamesa, and Wolfforth, Texas.

•	Cable Television (“CATV”): In addition to providing video service via its FTTP network, NTSC offers CATV via a coaxial cable network in Anton, Brownfield, Colorado City, Hale Center, Idalou, Levelland, Littlefield, Meadow, Morton, New Deal, O’Donnell, Olton, Ropesville, Shallowater, Slaton, Smyer, Tahoka, and Wolfforth Texas. NTSC offers a wide selection of video services via its CATV offering basic cable, over 250 channels including premium sports and movie channels, and Pay Per View.

•	Customer Premise Equipment (“CPE”): NTSC resells a variety of CPE and CPE related services to its customers. Primarily, these sales involve NTSC acting as an authorized dealer for Toshiba phone systems. These systems are sold to customers either on a stand-alone basis, or in conjunction with the purchase of local, long distance, and/or data services from the company. In addition NTSC sells a variety of other electronics such as HD displays, surveillance equipment, paging systems, nurse call systems, routers switches and internetworking gear.

Wholesale Services

•	Private Line Services: NTSC offers aggregation and resale of leased fiber transport network from AT&T and other fiber network operators. This service is mostly provided for carrier customers that need direct network connectivity, as well as enterprises that require dedicated branch office connections. Services are generally offered under 1-year contracts for a fixed amount per month. NTSC provides private line service nationwide.

•	Wholesale Switched Termination Services: NTSC sells its wholesale-switched minutes to local telecom companies who do not have the volume to warrant attractive pricing from AT&T and other large carriers. NTSC provides multi-regional switched termination, switched toll free origination and wholesale Internet access services to various carrier customers. Services are generally offered for a fixed amount per minute. NTSC provides wholesale switched termination services to customers via network connections in NTSC POP’s and switch sites.

Internet Based Customer Service

•	NTS’ internet based customer service (found at www.ntscom.com) includes full details on all its retail products and services.

NTS Communications owns and operates its own facilities-based telecommunications switching system.

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FTTP Network Extensions / Stimulus Fundings

Levelland/Smyer, Texas

NTSC, through its wholly owned subsidiary, NTS Telephone Company, LLC (d/b/a NTS of Levelland), has extended its FTTP network to the nearby communities of Levelland (located approximately 30 miles west of Lubbock) and Smyer (approximately 15 miles west of Lubbock).  An “FTTP passing” represents the number of premises capable of being served by the Company’s deployed fiber optic distribution plant, with or without the addition of a fiber optic drop cable from the closest network access point to the premises. NTS Telephone Company received from the Rural Utilities Service (“RUS”), a division of the U.S. Department of Agriculture an $11.5 million debt facility to complete this build-out. The RUS loan is non-recourse to NTSC and all other NTSC subsidiaries and interest is charged at the average rate of U.S. government obligations. NTSC’s initial capital investment in the project was a $2.5 million equity contribution. NTSC provides voice, data, and video services for NTS Telephone Company and also provides billing, sales and marketing, back and front offices services to this subsidiary. NTSC receives a management fee from NTS Telephone Company equal to 15% of its revenues. NTSC began marketing its triple-play service in limited areas of Levelland in 2009 and construction was completed on April 8, 2010. NTSC intends to continue to work diligently to secure sales and complete installations in pursuit of its take rate goals.

Texas South Plains; Burkburnett and Iowa Park, Texas; St. Helena, Washington, and Tangipahoa Parishes in Southern Louisiana

In March 2010, NTS was notified that the applications of its wholly owned subsidiary, PRIDE Network, Inc. (“PRIDE Network”), for RUS funding from the U.S. Department of Agriculture under the Broadband Initiative Program for the FTTP build out of PRIDE Network’s projects in Texas, had been approved.  PRIDE Network was selected to receive approximately $63.7 million in RUS funding for these projects, which will be split between loans of approximately $35.53 million and grants of approximately $28.14 million.

In September 2010, NTS was notified that another application of PRIDE Network for additional funding under the Broadband Initiative Program for the FTTP build out of its project in Louisiana has been approved. PRIDE Network was selected to receive approximately $36.2 million in additional RUS funding which will be split between a loan of approximately $18.46 million and a grant of approximately $17.74 million.

This funding is a significant milestone in NTS’ strategy to grow the FTTP business. The grants and loans created an opportunity for NTS to expand the rollout of its state-of-the-art FTTP infrastructure to bring broadband services to the Texas south plains, to the communities of Burkburnett and Iowa Park, Texas, and to St. Helena, Washington, and Tangipahoa Parishes in Southern Louisiana. Additionally, it is anticipated that these projects will help stimulate the economic growth of these communities by creating hundreds of new jobs associated with the network build out.

When completed, the PRIDE Network is expected to add 30,000 FTTP passings to the NTSC network bringing Company-wide FTTP passings to over 50,000. To date, NTS has completed its FTTP PRIDE network in Lamesa, Littlefield, Plainview, Burkburnett, Iowa Park, Brownfield, Slaton, and Whitharral, Texas and in Hammond, Louisiana, and started to record revenues from these markets which are expected to increase during 2014.

The fundings are contingent upon PRIDE Network meeting the terms of the loans, grants or loans/grants agreement.

NTSC also commenced 3 metro build projects in Abilene, Amarillo, Wichita Falls, all located in Texas. The builds are focused primarily on business customers and should add more than 3,500 passings to our network by 2014.  The builds are financed through a delayed draw down term loan with ICON Agent, LLC.

Services provided by Xfone USA

•	Local Telephone Service: Using its own network in concentrated local areas throughout Mississippi and Louisiana and utilizing the underlying network of BellSouth Telecommunications, Inc. (the new ATT), outside of Xfone USA’s local areas, Xfone USA provides local dial tone and calling features, such as hunting, call forwarding and call waiting to both business and residential customers throughout Louisiana and Mississippi, including T-1 and PRI local telephone services to business customers.

•	Long Distance Service: Xfone USA uses its own network where available and QWEST, a nationwide long distance carrier, as its underlying long distance network provider. In conjunction with Local Telephone Services, Xfone USA provides Long Distance Services to its residential and business customers. Xfone USA provides two different categories of long distance services - Switched Services to both residential and small business customers, which include 1+ Outbound Service, Toll Free Inbound Service and Calling Card Service. For larger business customers Xfone USA also provides Dedicated Services such as T-1 and PRI Services. Xfone USA’s long distance services are only available to customers who use its local telephone services.

•	Internet/Data Service: Xfone USA provides high-speed broadband Internet access to residential and business customers utilizing its own integrated digital data network and utilizing the broadband gateway network of the new ATT. Xfone USA’s DSL service provides up to 3 Mbps of streaming speed combined with Dynamic IP addresses, as well as multiple mailboxes and Web space. Xfone USA DSL services also include spam filter, instant messaging, pop-up blocking, web mail access, and parental controls. Xfone USA also provides dial-up Internet access service for quick and dependable connection to the web. Xfone USA’s Internet/Data services are stand-alone products or are bundled with its voice services for residential and business customers.

•	Customer Service: Customer Service is paramount at Xfone USA and is one of its major differentiating characteristics, thus tantamount to being one of its product offerings. Customers have been conditioned to accept poor customer service from the larger monopoly companies because they have never had any real choice in service providers, especially in the residential market. Xfone USA’s attentive customer service department is an additional “product offering” which sells - as well as retains - customers. The full scope of communications service entails network service, customer service, and repair service.

•	Customer Premise Equipment (“CPE”): Xfone USA also resells a variety of CPE and CPE related services to its customers. Primarily, these sales involve acting with NTSC as an authorized dealer for Toshiba phone systems. These systems are sold to customers either on a stand-alone basis, or in conjunction with the purchase of local, long distance, and/or data services from the company. In addition, the company sells a variety of other electronics such as HD displays, surveillance equipment, paging systems, nurse call systems, routers switches and internetworking gear.

Xfone USA owns and operates its own facilities-based telecommunications carrier class-switching platform.

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Distribution and Marketing Methods

NTS uses the following distribution methods to market its services:

•	NTS uses full time, Account Executives “AE’s” to sell to Small, Mid-Market & Enterprise business customers in NTS’ fiber & legacy Competitive Local Exchange Company (“CLEC”) markets. Additionally, a subset of AE’s working within NTS’ PRIDE FTTU markets focus on selling directly to consumers. All AE’s carry quota which vary based on their responsibilities, titles and type of market assigned to them. AE’s receive a base salary paid bi-monthly in addition to any commissions that may have been earned under the specific compensation plan that an AE falls under;

•	NTS actively pursues opportunities with other carriers; Incumbent Local Exchange Companies (“ILEC’s”), CLEC’s, Internet Service Providers (“ISP’s”), Multiple System Operators (“MSO’s”) and agents who purchase wholesale Origination & Termination, Point to Point Circuits, Carrier Metro Ethernet, Long Haul, Dedicated Internet Access, Dark Fiber, Interconnect CPE & Internetworking equipment such as routers & switches directly from it and then resell these wholesale services and products at a mark-up to end-users under their own brand. This is strictly a “white labeled” offering and these entities generate their own invoices from Call Detail Records (“CDR’s”) that NTS provides them. NTS calls this division “National Accounts” and also refers to it as “Carrier Wholesale”. NTS’ Carrier Sales Manager is a specialist and has over 20 years of experience;

•	NTS utilizes traditional agents & Value Added Resellers (“VAR’s”) that sell its services directly to end-users at its established prices; these agents receive an ongoing residual commission of approximately 5%-12% of the total Monthly Recurring Charges (“MRC’s”) based on their individual contracts on collected revenues less any bad debt;

•	NTS has used and in the future may engage third party direct sales organizations (telesales and door-to-door) to register new customers when internal human capital is not available or when NTS wants to target a specific service area aggressively for a period of time for the purpose of increasing market share or a sales blitz around a new product offering;

•	NTS has retail and wholesale sales offices; employees at these sales offices receive annual salaries and commissions;

•	NTS deploys direct marketing resources including but not limited to: internet/social networking, advertising through newspaper, radio, television, outdoor boards, digital signage, direct mail campaigns, door hangers, community events and sponsorships, chambers affinity groups and alumni associations;

•	NTS attends telecommunications trade shows to network and to promote its products and services; and

•	NTS utilizes the internet as an additional distribution channel for its services.

Billing Practices

NTS charges its customers based on a monthly fixed amount or on actual usage by full or partial minutes. NTS’ rates vary with distance, duration, time, type of call, and product or service provided, but are not dependent upon the facilities selected for the call transmission. The standard terms for NTS’ customers require either pre-payments or payments due as early as 16 or as late as 30 days from the date of the invoice. NTS’ supplier’s standard terms are payment within 30 to 90 days from invoice date; however, some new suppliers ask for shorter payment terms.

Divisions

NTS operates the following divisions:

•	Customer Service Division - NTS maintains a live customer service center that operates 24 hours a day, 7 days a week.

•	Operations Division – NTS’ Operations Division provides the following operational functions to its business: (a) 24 hour/7 day a week technical support; (b) inter-company network; (c) hardware and software installations; and (d) operating switch and other platforms.

•	Administration Division – NTS’ Administration Division provides the billing, collection, credit control, and customer support aspects of its business.

•	Marketing Division – NTS’ Marketing Division is responsible for its marketing and selling campaigns that target potential and existing retail customers.

Geographic Markets

NTS’ primary geographic markets are Texas, Mississippi and Louisiana, United States. However, NTS also serves customers in Arizona, Colorado, Kansas, New Mexico, and Oklahoma.

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Competitive Business Conditions

NTSC operates in a highly competitive environment which is generally characterized by the dominance of the Incumbent Local Exchange Carrier (“ILEC”).  With respect to its primary Texas markets, the dominant ILEC is either AT&T (formerly Southwestern Bell Telephone Company) or Windstream Communications.  NTSC also competes with the Incumbent Cable TV Provider (“ICTVP”) in markets where that carrier provides voice, data and/or video services.  In its core Texas markets, the ICTVP is SuddenLink Communications, Time Warner Communications, or other smaller operators.  Within these same core markets, NTSC also competes with a variety of widely dispersed smaller Competitive Local Exchange Carriers (“CLEC”).  With respect to its data and long distance products, the company competes with various national and regional players including AT&T, Verizon, Suddenlink, Qwest, Level 3 and others.

Xfone USA also operates in highly competitive markets in Mississippi and Louisiana. In these markets Xfone USA competes against the dominant ILEC, AT&T (formerly BellSouth Telecommunications), as well as many smaller CLECs.

Principal Suppliers

In fiscal year 2012, NTS’ principal supplier of telephone routing and switching services constituted 56% of its costs of revenues.

NTS is dependent on several of its suppliers, including those that provide significant hardware and software products and support. However, these suppliers are required to provide NTS with services in accordance with the relevant regulations and their licenses to operate as a telecommunications provider in the relevant jurisdictions.

Major Customers

NTS has four major types of customers:

•	Residential - NTS serves residential customers with various services including voice, broadband and narrow band internet access and cable television services.

•	Commercial - NTS serves small, medium and large businesses with multiple variations of its voice, broadband, video, private line, and information technology solutions.

•	Governmental agencies - NTS provides various governmental entities with a broad range of services, including voice, video, internet, managed data, and private line services.

•	Wholesale - NTS provides other carriers with various switched and non-switched voice and data services on a wholesale basis. NTS also provides long haul transport, metro access, and switched termination services to a variety of communications companies throughout the United States.

NTS is not dependent upon any major customers. However, its revenues are dependent upon certain factors, including: price competition; access provided to its services by other telecom companies and the prices for that access; demand for its services; economic conditions in its markets; and its ability to market its services.

Patents and Trademarks

The Mark “NTS Communications” related to the provision of telephone telecommunications services in the United States, was registered by the USPTO on September 4, 1984, and has been renewed through the year 2014.

The Mark “NTS Communications (with design)” related to the provision of telephone communications services in the United States, was registered by the USPTO on October 12, 1993, and has been renewed through October 2023.

The Mark “NTS-ONLINE (with design)” related to the provision of web hosting was registered by the USPTO on August 15, 2000, and has been renewed through the year 2020.

On February 6, 2007, NTSC filed an application with the USPTO to register the Mark, “NTS-ONLINE” related to the provision of expanded telecom services, web hosting services, and domain name services.  The application also seeks to eliminate the design associated with the mark.  On May 27, 2008, the USPTO issued a Notice of Allowance. NTSC’s Statement of Use was accepted by the USPTO on January 3, 2009. The mark was registered by the USPTO on February 10, 2009.

The Mark, “XFONE” related to the provision of telephone communications services and multiple user dial-up and dedicated access to the Internet in the United States, was registered by the USPTO on July 15, 2008.  The registration expired on July 15, 2013, and the Company elected not to file an application for renewal.

On January 9, 2004, NTS received notification from the Trademarks Registry Office of Great Britain that as of August 8, 2003, its trademark, “XFONE”, was registered by that government agency.  The registration expired on August 8, 2013, and the Company elected not to file an application for renewal.

NTS does not have any other patents or registered trademarks.

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Regulatory Matters

NTS provides its services in certain states, each of which may have different regulations, standards and controls related to licensing, telecommunications, import/export, currency and trade. NTS believes that it is in substantial compliance with these laws and regulations.

On February 14, 2008, NTS and NTSC received domestic and international Section 214 authorization from the FCC to transfer control of NTSC to NTS.

NTSC has certain domestic and international Section 214 authority, which authorizes NTSC to provide long distance service in the United States.

NTSC is a registered re-seller of long-distance services in the states of Arizona, Colorado, Kansas, New Mexico, Oklahoma and Texas.  NTSC is also registered to provide local services in Louisiana, New Mexico and Texas.  Further, in Texas, NTSC has the authority to provide local telecommunications services throughout the state of Texas, and has authorization to provide video services in designated areas within Lubbock, Anton, Brownfield, Burkburnett, Colorado City, Hale Center, Idalou, Levelland, Littlefield, Meadow, Morton, New Deal, O’Donnell, Olton, Ropesville, Shallowater, Slaton, Smyer, Tahoka, Whitharral, Wichita Falls, Wilson, and Wolfforth. In addition, NTSC has entered into 9-1-1 Emergency Service Agreements with the applicable 9-1-1 entities in the markets it serves.

NTSC also has authority to provide video services in certain communities in the following Parishes in the state of Louisiana: Livingston, St. Helena, St. Tammany, Tangipahoa, and Washington.

On May 19, 2008 a petition was filed with the FCC (In the Matter of NTS Communications, Inc., Petition for Extension of Waiver of Section 76.1204(a)(1) of the Commission’s Rules, CS Docket No. 97-80). This Petition seeks a two-year extension of the relief previously granted from Commission Rules banning the use of integrated set-top boxes by cable service providers.  The original waiver, granted on July 23, 2007, expired on July 1, 2008. The May 19, 2008 petition is currently pending.

Xfone USA is currently licensed as a CLEC and an Inter-exchange Carrier to provide local telephone and long distance services in the states of Louisiana and Mississippi. Internet and data services provided by Xfone USA are not regulated services.

Governmental Regulations

NTS is subject to regulatory oversight by the FCC for particular interstate matters and state public utility commissions (“PUCs”) for certain intrastate matters. NTS is also subject to various federal and state statutes that direct such regulations. NTS monitors proceedings at the FCC and PUCs as well as federal and state legislation that impact its business.

Communications services providers are regulated differently depending primarily upon the network technology used to deliver the service.

From time to time federal and state legislation is introduced dealing with various matters that could affect NTS’ business. It is difficult to predict what kind of legislation, if any, may be introduced and ultimately become law.

In 2011, the FCC released its Order Reforming USF and Intercarrier Compensation, which limits NTSC and Xfone USA’s future access to reimbursement from various Universal Service Funds (“USF”). At this time, in NTS’ opinion, it does not appear that the Order will have a material impact on NTSC or Xfone USA’s operations.

The FCC’s reform of intercarrier compensation continues progress toward implementation of a uniform national bill-and-keep framework for all telecommunications exchange traffic. These reforms continue to be subject to court challenges and further rulemaking. The final impact thereof remains unclear and NTS will continue to monitor developments carefully.

In areas where it has not deployed its own last mile facilities, NTSC and Xfone USA continue to rely on AT&T for access to high cap interoffice and last mile copper loop facilities.  AT&T’s obligation to provide these facilities is created by the Federal Telecommunications Act of 1996 and corresponding regulations of the FCC and memorialized in interconnection agreements between NTSC and Xfone USA and ILECs.  Should laws or regulations be changed to limit and/or eliminate competitive access to these essential facilities, NTS’ business could be adversely affected.

Employees

NTS currently has approximately 200 employees in the United States and  3 employees in Israel.

Properties

Principal Executive Offices

NTS’ principal executive offices are located at 1220 Broadway, Lubbock, Texas 79401, USA.

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Material Properties in the U.S.

Real Property Owned by NTS Communications and subsidiaries

NTS Communications and its subsidiaries own the following properties subject to liens on certain properties securing indebtedness owed to certain of NTS’ creditors:

•	NTSC’s video headend and operations center is located at 8902 Alcove Avenue, Wolfforth, Texas 79382. This is a single story 3,500 sq. ft. building built in 2004. The building is used for equipment storage warehouse, office space, and the video and data headend. A satellite farm is located adjacent to the building. The building sits on two fenced acres within a ten acre lot.

•	NTSC’s corporate offices, Network Control Center, Customer Care, Internet help desk, retail and Toshiba sales offices are located in the Metro Tower, which is a 20-story building located at 1220 Broadway, Lubbock, Texas 79401. The building also houses local switching, local provisioning and outside technicians. Each floor of the building measures approximately 5,000 sq. ft. NTSC leases office space in the building to various businesses including many technology and telecommunications companies. NTSC also leases roof space to companies to house communications antennas.

•	NTSC owns a 7,700 sq. ft. single story building at 601 College Avenue, Levelland, Texas, 79336. The building houses NTSC’s operations in Levelland.

•	NTSC owns a 3,000 sq. ft. single story building at 510 West 7th, Littlefield, Texas, 79339. The building houses NTSC’s operations in Littlefield.

•	NTSC owns a 3,087 sq. ft. building at 312 E. 3rd, Burkburnett, Texas 76354. The building houses NTSC’s operations in Burkburnett.

•	NTSC owns a 416 sq. ft. building at 770 W. 1-20 North 208, Colorado City, Texas 79512. The building houses NTSC’s equipment in Colorado City.

•	NTSC owns a 1,463 sq. ft. building at 704 W. Highway St, Iowa Park, Texas 76367. The building houses PRIDE Network’s operations in Iowa Park.

•	NTSC owns a 3,750 sq. ft. building at 321 W. Broadway, Brownfield, Texas 79316. The building houses PRIDE Network’s operations in Brownfield.

•	NTSC also owns properties in a number of communities that house offices and cable head end equipment for NTSC’s traditional cable television network in a number of communities: Abernathy, Brownfield, Hale Center, Idalou, Lamesa, Midland, O’Donnell, Plainview, and Tahoka, Texas, and Hammond, Louisiana.

Real Property Leased through NTS Communications and subsidiaries

NTS Communications and its subsidiaries lease the following properties:

•	Point of Presence (“POP”) site and fiber node located at 201 E Main, Ste. 104, El Paso Texas, measuring 950 sq. ft. (including 850 linear feet of conduit) with annual rent of $54,070. The lease expires on March 31, 2015 and contains no option to renew.

•	POP, switch site and fiber node located at 500 Chestnut, Suite 936, Abilene, TX, measuring 4,763 sq. ft. (including roof space for one GPS antenna) with annual rent of $49,896. The lease expires on December 31, 2013 and contains two options for three year renewal terms.

•	POP located at 201 Robert S. Kerr, Suite 1070, Oklahoma City, OK, measuring 1,092 sq. ft. with annual rent of $18,564.00. The lease expires on April 30, 2014.

•	Equipment room located at 8212 Ithaca, Room W-12, Lubbock, TX, of approximately 16 sq. ft. of wall space with annual rent of $480. The lease is on a month-to-month term.

•	Local sales and technician offices located at 4214 Kell, Suite 104 Wichita Falls, TX, measuring 2,400 sq. ft. with annual rent of $39,600. The lease expires in August 2014 and has options to renew for one additional 36 month term.

•	POP, switch site, and fiber node located at Petroleum Building, 203 W. 8th Street Suite 102, Amarillo, TX, measuring 4,276 sq. ft. with annual rent of $62,998. The lease expires on June 30, 2016, and has options to renew for two additional 5 year terms.

•	POP, switch site, and fiber node located at 710 Lamar Street, Suite 10-25, Wichita Falls, TX, measuring approximately 890 sq. ft., 380 feet of conduit, antenna roof space, plus 200 sq. ft. to house a gas generator at 714 Travis, 6th Floor, Wichita Falls. Annual rent for both spaces totals $17,033.40. The lease expires on April 30, 2015 and has one option for a five year renewal term.

•	POP and switch site located at 4316 Bryan, Dallas, TX, measuring 3,816 sq. ft. with annual base rent of $243,180. The lease expires on October 31, 2015 and has one option for a renewal term of three years.

•	POP and fiber node located at 415 Wall St., Midland, TX, measuring approximately 100 sq. ft. with annual rent of $10,800. The lease expires on October 31, 2016.

•	NTSC also leases property that is used to house the equipment, offices, and facilities necessary for the operation of NTSC’s traditional cable television network in the following communities: Abernathy, Amarillo, Anton, Brownfield, Colorado City, Hale Center, Idalou, Levelland, Opdyke, Littlefield, Lubbock, Meadow, New Deal, Olton, Ropesville, Shallowater, Slaton, Smyer, Tahoka, and Wolfforth, Texas; and Hammond, Louisiana.

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Easements and Private Rights of Way through NTS Communications and subsidiaries

NTS Communications and subsidiaries properties are encumbered by the following easement:

•	Perpetual Construction and Utility Easement from Benny Judah for facility hut at 10508 Topeka, Lubbock, Texas, 79424.

Israeli Office

NTS’ office is located at 11 Rabbi Akiva Street, Modi'in Illit, Israel, measuring 516 sq. ft. The monthly rent (including municipal rate) is NIS 2,230 (approximately $632). The lease expires on June 3, 2014.

General

NTS believes its offices are in good condition and are sufficient to conduct its operations.

NTS does not intend to renovate, improve or develop any properties, other than in the normal course of business. NTS is not subject to competitive conditions for property. NTS has no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. NTS has no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

Legal Proceedings

Eliezer Tzur et al. vs. 012 Telecom Ltd. et al.

On January 19, 2010, Eliezer Tzur et al. (the “Petitioners”) filed a request to approve a claim as a class action (the “Class Action Request”) against Xfone 018 Ltd. (“Xfone 018”), NTS’ former 69% Israel-based subsidiary, and four other Israeli telecom companies, all of which are entities unrelated to NTS (collectively with Xfone 018, the “Defendants”), in the Central District Court, Israel (the “Israeli Court”).  The Petitioners’ claim alleges that the Defendants have not fully fulfilled their alleged legal requirement to bear the cost of telephone calls by customers to the Defendants’ respective technical support centers. One of the Petitioners, Mr. Eli Sharvit (“Mr. Sharvit”), seeks damages from Xfone 018 for the cost such telephone calls allegedly made by him during the 5.5-year period preceding the filing of the Class Action Request, which he assessed at NIS 54.45 (approximately $15). The Class Action Request, to the extent it pertains to Xfone 018, states total damages of NIS 7,500,000 (approximately $2,099,076) which reflects the Petitioners’ estimation of damages caused to all customers that (pursuant to the Class Action Request) allegedly called Xfone 018’s technical support number during a certain period defined in the Class Action Request.

On February 22, 2011, Xfone 018 and Mr. Sharvit entered into a settlement agreement, which following the instructions of the Israeli Court was supplemented on May 3, 2011 and amended on July 18, 2011 and on March 21, 2012 (the “Settlement Agreement”). Pursuant to the Settlement Agreement, Xfone 018 agreed to compensate its current and past registered customers of international calling services who called its telephone service center from July 4, 2004 until February 21, 2010, due to a problem with the international calling services, and were charged for such calls. The compensation includes a right for a single, up to ten minutes, free of charge, international call to one landline destination around the world, and shall be valid for a period of six months. In addition, Xfone 018 agreed to pay Mr. Sharvit a one-time special reward in the amount of NIS 10,000 (approximately $2,827) (the “Reward”). Xfone 018 further agreed to pay Mr. Sharvit attorneys' fee for professional services in the amount of NIS 40,000 (approximately $11,309) plus VAT (the “Attorneys Fee”). In return, Mr. Sharvit and the members of the Represented Group (as defined in the Settlement Agreement) agreed to waive any and all claims in connection with the Class Action Request. As required by Israeli law in such cases, the Settlement Agreement is subject to the approval of the Israeli Court. On April 30, 2012, the Israeli Court appointed a CPA as an examiner to review and assess the Settlement Agreement (the “Examiner”). The Examiner was instructed to advise the Israeli Court whether in his opinion the Settlement Agreement is reasonable. On October 18, 2012 the Examiner submitted his assessment to the Israeli Court. According to the Examiner's assessment, there are a number of impediments that will deter the Represented Group from making use of the right to a free call described above including the low value of the call and its limited utility. According to the Examiner, the appropriate solution would have been to compensate the specific affected customers for the damage caused. However, since the Examiner recognizes that, pursuant to Xfone 018's claims, the foregoing solution is impractical, the Examiner proposes to consider revising the manner in which the alleged damage, which he estimates at NIS 98,000 (approximately $27,707), will be paid for by Xfone 018. Following the Examiner’s assessment, Xfone 018 and Mr. Sharvit have agreed to amend the Settlement Agreement, by giving the Israeli Court the discretion to decide whether Xfone 018 shall grant the free call benefit described above or donate a sum of NIS 49,000 (approximately $13,854) to Ezer Mizion, a non-profit organization (“Ezer Mizion”) (the “Amended Settlement Agreement”).  The Amended Settlement Agreement has been submitted to the Israeli Court, which ruled that a notice to the general public concerning the Amended Settlement Agreement shall be published in two daily papers.  The said notices have been published and the period for submitting objections to the Amended Settlement Agreement has expired.  On July 2, 2013, the Israeli Court requested that the Attorney General submit its position with respect to the Amended Settlement Agreement, after which it is expected that the Israeli Court will issue its final decision.

On May 14, 2010, NTS entered into an agreement (including any amendment and supplement thereto, the “Marathon Agreement”) with Marathon Telecom Ltd. for the sale of NTS’ majority (69%) holdings in Xfone 018. Pursuant to Section 10 of the Marathon Agreement, NTS is fully and exclusively liable for any and all amounts, payments or expenses incurred by Xfone 018 as a result of the Class Action Request. Section 10 of the Marathon Agreement provides that NTS shall bear any and all expenses or financial costs which are entailed by conducting the defense on behalf of Xfone 018 and/or the financial results thereof, including pursuant to a judgment or settlement (it was agreed that in the event that Xfone 018 will be obligated to provide services at a reduced price, NTS shall bear only the cost of such services). Section 10 of the Marathon Agreement further provides that the defense by Xfone 018 shall be performed in full cooperation with NTS and with mutual assistance. It is agreed between NTS and Xfone 018 that subject to and upon the approval of the Settlement Agreement by the Israeli Court, the Company shall bear and/or pay: (i) the costs of the free call benefit or donation described above; (ii) the Reward; (iii) the Attorneys Fee; (iv) Xfone 018 attorneys' fees for professional services in connection with the Class Action Request, estimated at approximately NIS 75,000 (approximately $21,204); (v) any other related costs (such as publication expenses and the Examiner’s fees).

In the event the Amended Settlement Agreement is not approved by the Israeli Court, Xfone 018 intends to vigorously defend the Class Action Request.

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Class Actions Related to the Merger Agreement

Purported NTS shareholders have filed a number of putative class actions challenging the Merger on behalf of all NTS shareholders. The defendants in these lawsuits include, among others, NTS, Holdings, members of their respective boards of directors and Merger Sub. The lawsuits seek various forms of relief, including an injunction barring or rescinding the Merger and damages. Additional information on these legal proceedings related to the Merger is provided in the section entitled “Special Factors—Legal Proceedings Related to the Merger,” beginning on page 58. The NTS and Holdings defendants believe the lawsuits are without merit and intend to defend vigorously against them.

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Results of Operation

Comparison Financial Information Three and Nine Months Ended September 30, 2013 - Percentage Of Revenues:

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Revenues:
Services on Fiber-To-The-Premise network	41.2%	31.9%	38.0%	29.7%
Leased local loop services and other	58.8%	68.1%	62.0%	70.3%
Total Revenues	100%	100%	100%	100%

Expenses:
Cost of services (excluding depreciation and amortization)	41.1%	45.1%	43.3%	46.0%
Selling, general and administrative	34.6%	34.6%	36.7%	35.0%
Depreciation and amortization	14.1%	12.1%	12.1%	10.7%
Financing expenses, net	13.0%	8.9%	10.7%	8.6%
Other expenses, net	1.4%	0.5%	1.4%	1.1%
Total expenses	104.2%	101.2%	104.2%	101.4%

Loss before taxes	(4.2)%	(1.2)%	(4.2)%	(1.4)%

Income tax benefit	2.0%	1.0%	1.7%	0.7%

Net loss	(2.2)%	(0.2)%	(2.5)%	(0.7))%

Comparison of the Nine Month Periods Ended September 30, 2013 and September 30, 2012

Revenues. Revenues for the nine month period ended September 30, 2013 decreased slightly to $44,928,122 from $44,934,434 for the same period in 2012.

Revenues from NTS’ Fiber-To-The-Premise ("FTTP") network include revenues from the delivery of products and services via its fully owned FTTP network.  These products and services include video, high speed Internet and voice as well as broadband connectivity for private network within the footprint of NTS’ FTTP network.  Revenues from NTS’ FTTP network in the nine months ended September 30, 2013 increased 28.1% to $17,094,428 from $13,341,551 in the same period in 2012. As percentage of total sales, FTTP revenues in the nine months period ended September 30, 2013 increased to 38.0% from 29.7% for the same period in 2012. The growth of FTTP revenues is expected to continue due to the progress in the build out of NTS’ FTTP network in the communities which are located in the areas of the PRIDE Network projects, a subsidiary of NTSC and other communities in the region of West Texas.

Revenues from NTS’ leased local loop services include revenues from wholesale, other carriers and other non-FTTP customers. Revenues from leased local loop in the nine month period ended September 30, 2013 decreased 11.9% to $27,833,694 from $31,592,883 for the same period in 2012. As percentage of total sales, leased local loop revenues in the nine months period ended September 30, 2013 decreased to 62.0% from 70.3% for the same period in 2012. The decrease in revenues was caused by the aggressive competition in NTS’ non-FTTP markets. NTS expects that the decline in revenues from non-FTTP residential customers will continue in 2013, but will be offset by the increase in revenues in FTTP from business and residential customers.

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Cost of services (excluding depreciation and amortization). Cost of services consists primarily of facilities and traffic time purchased from other telephone companies and content for NTS’ video services. Cost of services for the nine month period ended September 30, 2013, decreased 5.9% to $19,456,379 from $20,677,513 for the same period in 2012. Cost of services, as a percentage of revenues in the nine month period ended September 30, 2013, decreased to 43.3% from 46.0% in the same period in 2012. NTS expects that the trend of decline in cost of services, as a percentage of revenues, will continue as NTS increases the portion of revenues generated from its high-margin FTTP services. FTTP services are provided over NTS’ fully owned fiber network and therefore it does not incur third party costs for leased network lines. As the revenue mix changes towards greater percentage of the high-margin FTTP revenues, and a lesser percentage of the low-margin revenues from non-FTTP residential customers and wholesale, the cost of services, as a percentage of revenues, is expected to decline.

Selling, General and Administrative Expenses. Selling, General and Administrative expenses consist primarily of compensation costs for NTS’ sales, administrative and management employees. Selling, general and administrative expenses for the nine month period ended September 30, 2013 increased 4.9% to $16,509,564 from $15,738,473 for the same period in 2012. The increase was the result of the write-off of $519,435 of assets acquired during various acquisitions in which management had determined they would not be able to obtain successful resolution and the continued assessment by management of the allowance for doubtful accounts which resulted in an increase of bad debt expense of $921,379 during the second quarter of 2013. This was offset by a decrease in payroll expenses which resulted mainly from outsourcing most of NTS’ installation and maintenance work in the FTTP markets to subcontractors, which was offset by an increase in sales commission related to the increase in new FTTP revenues and an increase in compensation in connection with the issuance of options to NTS’ directors and employees.  As a percentage of revenues, selling, general and administrative expense increased by 1.7%.

Depreciation and amortization. Depreciation and amortization expense for the nine month period ended September 30, 2013, increased 13.1% to $5,426,366 from $4,799,447 for the same period in 2012. The increase was due to the large investments in the development of the FTTP networks.

Financing Expenses. Financing expenses, net, for the nine month period ended September 30, 2013, increased 23.4% to $4,793,306 from $3,884,990 for the same period in 2012. Financing expenses consist of interest payable on NTS’ financial obligations, and the measurement of the Bonds, which are stated in NIS and linked to the Israeli Consumer Price Index (the “CPI”).  The increase in financing expense is a result of the increase in outstanding loans from the United States Department of Agriculture and ICON Agent, LLC which was offset by a non-recurring amortization of deferred compensation related to the repayment of the term loan from Burlingame Equity Investors LP.

Other Expenses. Other expenses, net for the nine month period ended September 30, 2013, increased 42.7% to $638,704 from $447,577 for the same period in 2012. Other expenses consist of real estate taxes, which were offset in 2012 with the gain of $221,643 from the purchase of NTS’ bonds by NTSC and expense of $88,400 due to adjustment of the final purchase price of Cobridge. NTS expects that real estate taxes will increase as it continues to expand its operations in the PRIDE Network markets.

Income taxes. NTS conducts its business in several states in the US. Therefore, NTS’ operating income is subject to varying rates of state tax in the US. Consequently, its effective tax rate is dependent upon the geographic distribution of its earnings or losses. However, NTS expects that its income taxes will not materially vary in relation to the geographic distribution of its profits inside the US. Due to non-deductible expenses, non-deductible compensation related to stock options and non-deductible amortization of intangible assets, NTS had a tax benefit for the nine month period ended September 30, 2013 and 2012 and its effective tax rate was 40.6% and 51.5% for the nine month period ended September 30, 2013 and 2012, respectively.

Comparison of the Three Month Periods Ended September 30, 2013 and September 30, 2012

Revenues. Revenues for the quarter ended September 30, 2013, decreased 0.8% to $14,805,702 from $14,926,046 for the same period in 2012.

Revenues from NTS’ FTTP network include revenues from the delivery of products and services via its fully owned FTTP network.  These products and services include video, high speed Internet and voice as well as broadband connectivity for private network within the footprint of NTS’ FTTP network.  Revenues from NTS’ FTTP network for the quarter ended September 30, 2013, increased 28.2% to $6,095,658 from $4,755,779 in the same period in 2012. As percentage of total sales, FTTP revenues in the quarter ended September 30, 2013, increased to 41.2% from 31.9% for the same period in 2012. The growth of FTTP revenues is expected to continue due to the progress in the build out of NTS’ FTTP network in the communities which are located in the areas of the PRIDE Network projects and other communities in the region of West Texas.

Revenues from NTS’ leased local loop include revenues from wholesale, other carriers and other non-FTTP customers. Revenues from leased local loop services for the quarter ended September 30, 2013, decreased 14.4% to $8,710,044 from $10,170,267 for the same period in 2012. As a percentage of total sales, leased local loop revenues in the quarter ended September 30, 2013 decreased to 58.8% from 68.1% for the same period in 2012. The decrease in revenues was caused by the aggressive competition in NTS’ non-FTTP markets. NTS expects that the decline in revenues from non-FTTP customers will continue in the last quarter of 2013, but will be offset by the increase in revenues in FTTP from business and residential customers.

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Cost of services (excluding depreciation and amortization). Cost of services consists primarily of facilities and traffic time purchased from other telephone companies and content for NTS’ video services. Cost of services for the quarter ended September 30, 2013, decreased 9.6% to $6,085,114 from $6,734,583 for the same period in 2012. Cost of services, as a percentage of revenues in the quarter ended September 30, 2013, decreased to 41.1% from 45.1% in the same period in 2012. NTS expects that the cost of services, as a percentage of revenues, will decline as it increases the portion of revenues generated from its high-margin FTTP services. FTTP services are provided over NTS’ fully owned fiber optic network and therefore it does not incur third party costs for leased network lines. As the revenue mix changes towards a higher percentage of the high-margin FTTP revenues and a lesser percentage of the low-margin revenues from non-FTTP residential customers and wholesale, the cost of services, as a percentage of revenues, is expected to decline.

Selling, General and Administrative Expenses. Selling, General and Administrative expenses consist primarily of compensation costs for NTS’ sales, administrative and management employees. Selling, general and administrative expenses for the quarter ended September 30, 2013, decreased 0.8% to $5,121,467 from $5,165,190 for the same period in 2012. The decrease in the expenses resulted mainly from outsourcing most of NTS’ installation and maintenance work in the FTTP markets to subcontractors, which was offset by an increase in sales commission related to the increase in new FTTP revenues. As a percentage of revenues, selling, general and administrative expenses stayed consistent at 34.6%. NTS expects that these changes will allow it to be more efficient on its operations and construction work.

Depreciation and amortization. Depreciation and amortization expenses for the quarter ended September 30, 2013, increased 14.6% to $2,078,396 from $1,813,006 for the same period in 2012. The increase was due to the large investments in the development of the FTTP networks.

Financing Expenses. Financing expenses, net, for the quarter ended September 30, 2013, increased 45.8% to $1,930,333 from $1,324,054 for the same period in 2012. Financing expenses consist of interest payable on NTS’ financial obligations, and the measurement of the Bonds, which are stated in NIS and linked to the Israeli CPI. The increase in financing expenses is a result of the increase in outstanding loans from the United States Department of Agriculture and ICON Agent, LLC.

Other Expenses. Other expenses for the quarter ended September 30, 2013, increased to $205,031 from $69,701 for the same period in 2012.  Other expenses consist of real estate taxes, which were offset in 2012 with the gain of $221,643 from the purchase of NTS bonds by NTSC and expense of $88,400 due to adjustment of the final purchase price of Cobridge. NTS expects that real estate taxes will increase as it continues to expand its operations in the PRIDE Network markets.

Income taxes. NTS conducts its business in several states in the US. Therefore, NTS’ operating income is subject to varying rates of state tax in the US. Consequently, NTS’ effective tax rate is dependent upon the geographic distribution of its earnings or losses. However, NTS expects that its income taxes will not materially vary in relation to the geographic distribution of its profits inside the US. Due to non-deductible expenses, non-deductible compensation related to stock options and non-deductible amortization of intangible assets, NTS had a tax benefit for the quarter ended September 30, 2013 and 2012 and NTS’ effective tax rate was 46.6% and 82.5% for the quarter ended September 30, 2013 and 2012, respectively.

Comparison Financial Information Years Ended December 31, 2012 And 2011 - Percentage of Revenues:

	Year Ended December 31,
	2012	2011
Revenues:
Services on Fiber-To-The-Premise network	30.4%	22.6%
Leased local loop services and other	69.6%	77.4%
Total Revenues	100%	100%

Expenses:
Cost of services (excluding depreciation and amortization)	45.9%	48.6%
Selling, general and administrative	34.8%	36.5%
Depreciation and amortization	10.5%	9.3%
Financing expenses, net	9.3%	5.9%
Other expenses	1.1%	1.2%
Acquisition costs	-	0.3%
Total expenses	101.6%	101.8%

Loss from continued operations before taxes	(1.6)%	(1.8)%

Income tax benefit (expense)	0.7%	-%

Loss from continued operations	(0.9)%	(1.8)%

Net loss	(0.9)%	(2.0)%

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Comparison of The Years Ended December 31, 2012 and 2011

Revenues. Revenues for the year ended December 31, 2012 increased 3.8% to $59,870,468 from $57,657,834 for the same period in 2011. Revenues from NTS’ FTTP network in the year ended December 31, 2012 increased 39.9% to $18,219,615 from $13,022,548 in the same period in 2011. As percentage of total sales, FTTP revenues in the year ended December 31, 2012 increased to 30.4% from 22.6% for the year ended December 31, 2011. The growth of FTTP revenues is expected to continue due to the progress in the build out of NTS’ FTTP network in the communities which are located in the areas of the PRIDE Network projects in Texas and Louisiana.

Revenues from NTS’ leased local loop include revenues from wholesale, other carriers and other non-FTTP customers. Revenues from leased local loop in the year ended December 31, 2012 decreased 6.7% to $41,650,853 from $44,635,286 for the same period in 2011. As percentage of total sales, leased local loop revenues in the year ended December 31, 2012 decreased to 69.6% from 77.4% for the same period in 2011. The decrease in revenues was caused by the aggressive promotional packages and incentives launched by competitors and were partially offset with revenues from assets that were purchased from CoBridge and Reach. The transactions with CoBridge and Reach were closed in July 1, 2011 and December 1, 2011, respectively, and revenues from these assets were recorded from the closing date as non-FTTP revenues. NTS generated cable television services revenue from the acquisition of Cobridge and Reach’s assets in the West Texas area of $2,150,945 for the year ended December 31, 2012 compared to $895,019 for the same period in 2011. NTS expects that the decline in revenues from non-FTTP residential customer will continue in 2013, but will be offset by the increase in revenues in FTTP from business and residential customers.

Cost of Services (excluding depreciation and amortization). Cost of services consists primarily of facilities and traffic time purchased from other telephone companies and content for NTS’ video services. Cost of services for the year ended December 31, 2012 decreased 1.9% to $27,489,743 from $28,025,723 for the same period in 2011. Cost of services, as a percentage of revenues in the year ended December 31, 2012, decreased to 45.9% from 48.6% in the same period in 2011. NTS expects that the cost of services, as a percentage of revenues, will decline as it increases the portion of revenues generated from its high-margin FTTP services. FTTP services are provided over NTS’ fully owned fiber network and therefore it does not incur third party costs for leased network lines. As the revenue mix changes towards greater percentage of the high-margin FTTP revenues, and a lesser percentage of the low-margin revenues from non-FTTP residential customers and wholesale, the cost of services, as a percentage of revenues, is expected to decline.

Selling, General and Administrative Expenses. Selling expenses consist primarily of compensation costs for NTS’ sales, administrative and management employees. Selling, general and administrative expenses for the year ended December 31, 2012, decreased 1.1% to $20,802,001 from $21,040,426 for the same period in 2011. The decrease in the expenses resulted mainly from outsourcing most of NTS’ installation and maintenance work in the FTTP markets to subcontractors, which was offset by an increase in sales commission related to the increase in new FTTP revenues. As a percentage of revenues, selling, general and administrative expenses decreased by 1.7%. NTS expects that these changes will allow NTS to be more efficient on the construction work and reduce the payroll and payroll-related expenses in 2013.

Depreciation and Amortization. Depreciation and amortization expense for the year ended December 31, 2012 increased 17.3% to $6,274,488 from $5,350,973 for the same period in 2011. The increase was due to the large investments in the development of the FTTP networks.

Financing Expenses. Financing expenses, net, for the year ended December 31, 2012, increased 64.2% to $5,551,080 from $3,380,320 for the same period in 2011. Financing expenses consist of interest payable on NTS’ financial obligations, and the measurement of its Bonds, which are stated in NIS and linked to the Israeli Consumer Price Index (“CPI”). The increase in financing expenses is mainly a result of additional advances from the United States Department of Agriculture in the amount of $16,477,528 during the year ended December 31, 2012 compared to $13,215,852 in the same period in 2011, additional loans from ICON of $6,600,000 during the year ended December 31, 2012, and the devaluation of 2.3% in the USD against the NIS and adjustment to inflation of 1.5% during the year ended December 31, 2012, versus the evaluation of 7.7% in the USD against the NIS and adjustment to inflation of 2.6% in the same period in 2011. Financing expenses in the year ended December 31, 2012 also include expenses of $252,796 related to warrants that were issued to Burlingame Equity Investors, LP (“Burlingame”) during March 2010, and the difference between the allocated relative fair value and the principal amount of the March 2010 loan from Burlingame.

Other Expenses. Other expenses for the year ended December 31, 2012 increased 3.3% to $686,519 from $664,790 for the same period in 2011. Other expenses consist of real estate taxes, which were offset with the gain of $221,643 from the purchase of our Bonds by NTSC and expense of $88,400 due to adjustment of the final purchase price of Cobridge. NTS expects that real estate taxes will increase as it continues to expand its operations in the PRIDE Network markets.

Acquisition Costs. Acquisition costs for the year ended December 31, 2011 of $205,047 were related to the acquisition of CoBridge. There were no acquisition costs for the year ended December 31, 2012.

Income taxes. NTS conducts its business in several states in the US. Therefore, NTS’ operating income is subject to varying rates of state tax in the US. Consequently, its effective tax rate is dependent upon the geographic distribution of NTS’ earnings or losses. However, NTS expects that its income taxes will not materially vary in relation to the geographic distribution of NTS’ profits inside the US. Due to non-deductible compensation related to stock options and non-deductible amortization of intangible assets, NTS’ effective tax rate was 41.4% (including gain from the purchase of NTS’ Bonds) and 0.7% for the year ended December 31, 2012 and 2011, respectively.

Net Loss. As a result of the foregoing, net loss for the year ended December 31, 2012 decreased 53.1% to $546,993 from $1,167,409 for the same period in 2011.

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Liquidity and Capital Resources

Cash and cash equivalents as of September 30, 2013, amounted to $3,301,783, compared to $3,908,620 as of December 31, 2012, a decrease of $606,837. Net cash provided by operating activities during the nine months ended September 30, 2013, was $3,425,195, an increase of $3,718,510 compared to net cash used in operating activities of $293,315 for the nine months ended September 30, 2012. The increase in cash flow provided by operating activities is related to the following changes in working capital: (1) a decrease in accounts receivable of $128,792 during the nine months ended September 30, 2013, compared to an increase of $2,094,475 in the same period of 2012; (2) an increase in prepaid expenses and other receivables of $175,119 in the nine months ended September 30, 2013, compared to an increase of $887,704 in the same period of 2012; (3) a decrease in trade payables of $873,711 during the nine months ended September 30, 2013, compared to a decrease of $2,191,948 during the same period of 2012. Cash used in investing activities for the nine months ended September 30, 2013, was $15,405,148 compared to $11,565,717 for the same period of 2012. Of that amount, $8,659,745 is attributable to the build out of NTS’ PRIDE Network projects and FTTP projects in Levelland, TX in nine months ended September 30, 2013, compared to $8,994,079 for the same period of 2012 and $6,745,403 is attributable to the purchase of other equipment in nine months ended September 30, 2013, compared to $2,571,638 for the same period of 2012. Net cash provided by financing activities for the nine months ended September 30, 2013, was $11,373,116 compared to $13,981,220 for the same period of 2012 and is primarily attributable to proceeds from long-term loans from the United States Department of Agriculture, and the Loan Agreement with ICON, which are offset by repayment of the long-term loans from the United States Department of Agriculture.

Capital lease obligations. NTS is the lessee of switching, other telecom equipment and vehicles under capital leases expiring on various dates through 2016.

As of September 30, 2013, NTS reported a working capital deficit of $8,859,017 compared to a working capital deficit of $6,248,721 on December 31, 2012. On February 12, 2013, NTS entered into a further amendment to the Original ICON Agreement providing for an additional secured delayed draw term loan in the amount of $6,000,000 for the purchase of equipment in connection with NTS’ project to expand its fiber network in the region of West Texas and the delay of the amortization schedules of the previously drawn down loans by six months. As of September 30, 2013, NTS drew down the full amount of the term loan.

NTS believes that increased revenues from its high margin Fiber-To-The-Premise network together with increasing operating efficiency will result in increased profitability and cash flows, which will lead to improvement in the working capital deficit to meet NTS’ anticipated cash requirements for at least the next 12 months. If, however, NTS does not generate sufficient cash from operations, or if it incurs additional unanticipated liabilities or it is unable to renew and/or extend a portion of its short-term liabilities, NTS may be required to seek additional financing or sell equity or debt on terms which may not be as favorable as it could have otherwise obtained. No assurance can be given that any refinancing, additional borrowing or sale of equity or debt will be possible when needed or that NTS will be able to negotiate acceptable terms. In addition, NTS’ access to capital is affected by prevailing conditions in the financial and equity capital markets, as well as its own financial condition. While management believes that NTS will be able to meet its liquidity needs for at least the next 12 months, no assurance can be given that it will be able to do so.

The following table represents NTS’ contractual obligations and commercial commitments, excluding interest expense, as of September 30, 2013:

	Payments Due by Period
Contractual Obligations	Total	Less than 1 Year	1-3 Years	4-5 Years	More than 5 Years

Domestic Note Payable	$20,893,565	$2,760,907	$6,072,658	$12,060,000	$-
Notes Payable from the United States Department of Agriculture	42,871,824	2,172,616	4,345,233	4,345,233	32,008,742
Bonds	12,064,838	4,367,838	7,696,269	-	-
Capital leases	750,118	305,716	270,029	174,373	-
Operating leases	789,793	325,875	397,935	65,982	-

Total contractual cash obligations	$77,369,407	$9,932,952	$18,782,124	$16,645,588	$32,008,742

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The Series A Bonds

On December 13, 2007 (the “Date of Issuance”), NTS issued non-convertible bonds to Israeli institutional investors, for total gross proceeds of NIS 100,382,100 (approximately $25,562,032, based on the exchange rate as of December 13, 2007) (the “Series A Bonds”). The Series A Bonds were issued for an amount equal to their par value.

The Series A Bonds accrue interest annually that is paid semi-annually on the 1st of June and on the 1st of December of every year from 2008 until 2015 (inclusive). The principal of the Series A Bonds is repaid in eight equal annual payments on the 1st of December of every year from 2008 until 2015 (inclusive). The principal and interest of the Series A Bonds are linked to the Israeli CPI.

On November 4, 2008, NTS filed a public prospectus (the “Prospectus”) with the Israel Securities Authority and the TASE for listing of the Series A Bonds for trading on the TASE. On November 11, 2008 (the “Date of Listing”), the Series A Bonds commenced trading on the TASE. From the Date of Issuance until the Date of Listing, the Series A Bonds accrued annual interest at a rate of 9%. As of the Date of Listing, the interest rate for the unpaid balance of the Series A Bonds was reduced by 1% to an annual interest rate of 8%.

On March 25, 2008, NTS issued the holders of the Series A Bonds, for no additional consideration, 956,020 (non-tradable) warrants, each exercisable at an exercise price of $2.04 (as adjusted in November 2011) with a term of 4 years, commencing on September 2, 2008. These warrants expired in September 2012.

The Series A Bonds may only be traded in Israel. On November 5, 2013, Midroog Limited, an Israeli rating company which is a subsidiary of Moody’s Investor Services (“Midroog”) filed with the TASE an annual monitoring report, reaffirming the Ba1 rating of the Series A Bonds, however, Midroog’s rating committee decided on a developing outlook on the rating of the Series A Bonds in light of the recently announced Merger Agreement.

Loan agreement with ICON Agent, LLC

On October 6, 2011, NTS entered into a term loan, guarantee and security agreement (the “Original ICON Agreement”) as amended by the Amended & Restated Consent, Waiver & Amendment Agreement dated November 1, 2011 by and between the following: (1) ICON Agent, LLC (the “Agent”), acting as agent for the Lenders signatory thereto; (2) NTS, as Guarantor; (3) Xfone USA, Inc., NTS Communications, Inc., Gulf Coast Utilities, Inc., eXpeTel Communications, Inc., NTS Construction Company, Garey M. Wallace Company, Inc., Midcom of Arizona, Inc., Communications Brokers, Inc., and NTS Management Company, LLC, acting as Borrowers and Guarantors; and (4) PRIDE Network, Inc., and NTS Telephone Company, LLC (together with the Borrowers and Guarantors acting as Credit Parties) that provided for a secured term loan in the amount of $7,500,000 (the “First ICON Loan”).

On June 22, 2012, NTS entered into Amendment No. 1 to the Original ICON Agreement (“Amendment No. 1”) providing for:

(i)	An additional secured term loan in the amount of $3,500,000, for the payment of all liabilities owed to Burlingame (the “Second ICON Loan”),

(ii)	A secured delayed draw loan in the amount of $3,100,000, for the purchase of equipment in connection with NTS’ project to construct a fiber network in Wichita Falls, Texas (the "Third ICON Loan"), and

(iii)	Certain other amendments to the Original ICON Agreement and the First ICON Loan as described in Amendment No. 1.

Each of the First ICON Loan, Second ICON Loan and Third ICON Loan bear interest at 12.75% per annum.

The fundings of the First ICON Loan and Second ICON Loan were made on October 27, 2011 and June 22, 2012, respectively.

On August 9, 2012, NTS entered into Amendment No. 2 to the Original ICON Agreement providing for revised amortization schedules of the First ICON Loan and the Second ICON Loan (“Amendment No. 2”).

On September 27, 2012, NTS drew down the Third ICON Loan in the amount of $3,100,000.

On February 12, 2013, NTS entered into Amendment No. 3 to the Original ICON Agreement (“Amendment No. 3”) providing for:

(i)	An additional secured delayed draw term loan in the aggregate amount of $6,000,000, bearing interest of 12.75% per annum for the purchase of equipment in connection with NTS’ project to expand its fiber network in the region of West Texas (the “Fourth ICON Loan”),

(ii)	Revised amortization schedules of the First ICON Loan, Second ICON Loan and Third ICON Loan (as described below), and

(iii)	Certain other amendments to the Original ICON Agreement (as amended by Amendment No. 1 and Amendment No. 2), described in Amendment No. 3.

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Pursuant to Amendment No. 3, the principal amount of the First ICON Loan is payable in 69 consecutive monthly installments with the first 27 monthly payments being payments of accrued interest only.  The principal amount of the Second ICON Loan is payable in 61 consecutive monthly installments with the first 19 monthly payments being payments of accrued interest only.  The principal amount of the Third ICON Loan is payable in 58 consecutive monthly installments with the first 16 monthly payments being payments of accrued interest only.

On March 28, 2013, NTS entered into Amendment No. 4 to the Original ICON Agreement which contains some definitional clarifications.  On the same day, NTS drew down under the Fourth ICON Loan in the aggregate amount of $1,700,000 which was the first draw down under the Fourth ICON Loan.  The principal amount of the first draw down under the Fourth ICON Loan is payable in 51 consecutive monthly installments with the first nine monthly payments being payments of accrued interest only.

On June 27, 2013, NTS entered into Amendment No. 5 to the Original ICON Agreement which makes certain technical amendments to the Original ICON Loan Agreement and waives a certain condition for the availability of the Fourth ICON Loan.

In addition, on June 27, 2013, NTS drew down on the Fourth ICON Loan in the aggregate amount of $4,300,000 which was the second draw down under the Fourth ICON Loan. The principal amount of the second draw down under the Fourth ICON Loan is payable in 48 consecutive monthly installments with the first six monthly payments being payments of accrued interest only.

Each of the foregoing loans are secured by a lien against all of each Borrower's and Guarantor's property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest; provided, however, that none of the assets of PRIDE Network and NTS Telephone Company are being used as collateral for the loans and are specifically excluded.

Pursuant to the Original ICON Agreement (as amended), NTS is required to maintain a fixed charge coverage ratio of not less than 1.15 to 1.00 for the trailing four fiscal quarter period most recently ended if at any time cash was less than $3,000,000 as of the last day of any fiscal quarter. In addition, senior leverage ratio should not exceed 2.25 to 1.00 from June 30, 2012 through March 31, 2013, 2.00 to 1.00 from June 30, 2013 through December 31, 2013, and 1.75 to 1.00 from March 31, 2014 and thereafter.  As of September 30, 2013, NTS complied with the foregoing financial covenants.

The total outstanding amount of the loans as of September 30, 2013 is $20,100,000. As of September 30, 2013, there are no amounts available for future draws.

US subsidiaries

NTS Telephone Company, LLC, a wholly-owned subsidiary of NTSC, received from the Rural Utilities Service (“RUS”), a division of the United States Department of Agriculture, $11.5 million debt facility to complete a telecommunications overbuild project in Levelland, Texas. The principal of the RUS loan is repaid monthly starting one year from the initial advance date until full repayment after 17 years. Each advance bears interest that will become fixed at the date of the advance at the average yield on outstanding marketable obligations of the United States having the final maturity comparable to the final maturity of the advance. The loans are non-recourse to NTSC and all other NTSC subsidiaries and are secured by NTS Telephone’s assets which were $15.0 million at September 30, 2013. As of September 30, 2013, the annual average weighted interest rate on the outstanding advances was 3.52%.

The total outstanding amount of these loans as of September 30, 2013 and December 31, 2012 is $9,030,097 and $9,589,321, respectively. The loans are to be repaid in monthly installments until 2023.

PRIDE Network, Inc., a wholly-owned subsidiary of NTSC has received approval from the Broadband Initiative Program of the American Recovery and Reinvestment Act, for a total $99.9 million funding in the form of $45.9 million in grants and $54 million in 19 to 20-year loans. The aggregate amount of these loans and grants received by the Company as of September 30, 2013 is $35,931,355 and $30,016,629, respectively.  Each advance bears interest that will become fixed at the date of the advance at the average yield on outstanding marketable obligations of the United States having the final maturity comparable to the final maturity of the advance.  The funding created an opportunity for NTS to expand the rollout of its FTTP infrastructure, known as the PRIDE Network, and bring broadband services to northwestern Texas southern Louisiana. Construction work of PRIDE Network's FTTP infrastructure started in October 2010. The loans are non-recourse to NTSC and all other NTSC subsidiaries and are secured by PRIDE Network's assets which were $48.9 million at September 30, 2013. As of September 30, 2013, the annual average weighted interest rate on the outstanding advances was 2.84%. As of September 30, 2013, the total amount of loan and grant to be available in the future is $18,061,683 and $15,860,291, respectively.

The loans are to be repaid in monthly installments until 2030. The total outstanding amounts of these loans as of September 30, 2013 and December 31, 2012 are $33,841,727 and $27,748,342, respectively.

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Impact of Inflation and Currency Fluctuations

All of NTS’ assets, liabilities (except the Series A Bonds and other insignificant costs), revenues and expenditures are in USD.

Notwithstanding having NTS’ Series A Bonds stated in NIS and linked to the Israeli CPI, during the nine months ended September 30, 2013, NTS’ outstanding liability was increased by 5.3% as a result of the devaluation of the NIS in relation with the USD and an increase of 2.0% adjustment to the Israeli CPI.  NTS may use foreign currency exchange contracts and other derivative instruments to be the appropriate tool for managing such exposure.

Market for NTS’ Common Equity and Related Stockholder Matters

On February 2, 2012, NTS’ common stock began trading on the NYSE MKT and the TASE under the new ticker symbol “NTS” (former ticker symbol: “XFN”).

On  January 21, 2014, the closing price of NTS’ common stock was $1.95 (NYSE MKT) / NIS  6.758 (TASE).

Below is the market information pertaining to the range of the high and low closing price of NTS’ common stock for the period commencing January 1, 2014 through January 21, 2014 and for each quarter in 2013, 2012 and 2011. The quotations reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

Period	Low	High
2014
(2014 through January 21, 2014)	$1.94	$1.96
2013
Fourth Quarter	$1.55	$1.97
Third Quarter	$1.45	$1.80
Second Quarter	$1.00	$1.57
First Quarter	$0.93	$1.08
2012
Fourth Quarter	$0.83	$1.42
Third Quarter	$0.62	$0.93
Second Quarter	$0.45	$0.72
First Quarter	$0.36	$0.68
2011
Fourth Quarter	$0.30	$0.68
Third Quarter	$0.42	$1.27
Second Quarter	$0.99	$1.44
First Quarter	$1.20	$1.84

Holders

 On January 21, 2014, there were 242 holders of record of NTS’ common stock.

Dividends

NTS has not declared or paid cash dividends on its common stock in the last several years.  NTS currently intends to retain future earnings, if any, to operate and expand its business, and NTS does not anticipate paying cash dividends on its common stock in the foreseeable future. Any payment of cash dividends in the future will be at the discretion of NTS’ Board of directors and will depend upon NTS’ results of operations, earnings, capital requirements, contractual restrictions and other factors deemed relevant by NTS’ Board of directors. In addition, under certain of NTS’ loan agreements, NTS is not permitted to declare or pay any dividend or other distribution without the prior written consent of the lender.

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Securities Authorized For Issuance under Equity Compensation Plans

Equity Compensation Plan Information as of December 31, 2012

Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under the Plan
Compensation plans approved by security holders(1) (2) (3)	11,300,799	$1.56	3,519,296
Compensation plans not approved by security holders	-	-	-
Total	11,300,799	$1.56	3,519,296

________________________

(1) Represents the number of shares authorized for issuance under NTS’ 2004 Stock Option Plan (the “2004 Plan”) and 2007 Stock Incentive Plan (the “2007 Plan”).

(2) On November 24, 2004, NTS’ Board of directors approved and adopted the principal items forming the 2004 Plan. On November 1, 2005, the 2004 Plan was approved by NTS’ Board of directors and on March 13, 2006 by its shareholders, at a Special Meeting. Under the 2004 Plan, the Plan Administrator is authorized to grant options to acquire up to a total of 5,500,000 shares of NTS’ common stock underlying such options. The purpose of the 2004 Plan is to retain the services of valued key employees and consultants of NTS and such other persons as the Plan Administrator (as defined in the 2004 Plan) shall select, and to encourage such persons to acquire a greater proprietary interest in NTS, thereby strengthening their incentive to achieve the objectives of the shareholders of NTS, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants and other persons selected by the Plan Administrator.

(3) On October 28, 2007, NTS’ Board of directors adopted and approved the 2007 Plan which is designated for the benefit of employees, directors and consultants of the Company and its affiliates. On December 17, 2007, NTS’ shareholders approved this plan at the Annual Meeting of stockholders. The 2007 Plan authorizes the issuance of awards for up to a total of 8,000,000 shares of NTS’ common stock underlying such awards. The purpose of the 2007 Plan is to promote the best interests of NTS, and its shareholders by (i) assisting NTS and its affiliates in the recruitment and/or retention of persons with ability and initiative, (ii) providing an incentive to such persons to contribute to the growth and success of NTS’ businesses by affording such persons equity participation in the Company, and (iii) associating the interests of such persons with those of the Company and its affiliates and shareholders.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of January 21, 2014, certain information with respect to the beneficial ownership of NTS common stock by each stockholder known to NTS to be the beneficial owner of more than 5% of NTS common stock and by each of its current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by NTS’ principal stockholders and management is based upon information filed with the SEC and/or furnished to us by each person, using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as set forth in the “Recent Developments” section above, NTS is unaware of any contract or arrangement which could result in a change in control of NTS.

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The following table assumes, based on NTS stock records, that there are 43,436,812 shares issued and outstanding as of January 21, 2014.

Name, Title & Address of Beneficial Owner	Amount of Beneficial Ownership (Common Stock)	Nature of Ownership	Percent of Class
Guy Nissenson (1)(2) Chairman of the Board, President and Chief Executive Officer 4711 106th Street Lubbock, Texas, 79424 United States	6,575,244	Direct/Indirect	14.1%
Niv Krikov (3) Treasurer, Chief Financial Officer and Principal Accounting Officer 7908 Vicksburg Ave. Lubbock, TX 79424 United States	576,212	Direct	1.3%
Shemer S. Schwarz (4) Director 43 Vitkin St. Ramat Hasharon Israel	242,143	Direct	*
Arie Rosenfeld (5) Director 9, Clos de Wagram 1180 Brussels Belgium	166,581	Direct	*
Timothy M. Farrar (6) Director 572 South Oak Park Way, Redwood City, CA 94062 United States	166,581	Direct	*
Alan L. Bazaar (7) Director 9 Bedford Road Katonah, NY 10536 United States	5,117,514	Direct/Indirect	11.8%
Don Bell III (8) Director 3713 Southwestern Boulevard Dallas, TX 75225 United States	50,000	Direct	*
Andrew MacMillan (9) Director 130 Colonial Parkway, Apt 2K Yonkers, NY 10710 United States	50,000	Direct	*
Jeffrey E. Eberwein (10) Director Lone Star Value Management, LLC 53 Forest Avenue Old Greenwich, CT 06870United States	2,861,960	Indirect	6.6%
Richard K Coleman, Jr. (11) Director 43 Glenmoor Drive Cherry Hills Village, CO 80113 United States	75,000	Direct	*
Hollow Brook Wealth Management LLC (12) 410 Park Avenue - 17th Floor, New York, NY 10022 United States	5,011,966	Direct/Indirect	11.5%
Richard L. Scott (13) 568 9th Street S., Suite 276, Naples, FL 34102 United States	5,011,966	Indirect	11.5%
Burlingame Asset Management, LLC and Blair E. Sanford (14) One Montgomery Street, 33rd Floor San Francisco, CA 94104 United States	8,396,436	Indirect	19.1%
Leslie J. Schreyer, as Trustee under Trust Agreement dated December 23, 1989 FBO the issue of Jonathan D. Sackler (15) c/o Chadbourne & Parke LLP Attention: Leslie J. Schreyer 30 Rockefeller Plaza New York, New York 10112 United States	3,170,410	Direct	7.3%

Current Directors and Executive Officers as a Group (10 persons)	15,881,235	Direct/Indirect	33.2%

* Less than one percent

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(1) Mr. Guy Nissenson holds 3,222,165 shares of NTS common stock and has direct beneficial ownership of 3,142,379 shares of NTS common stock issuable upon the exercise of options. In addition, certain stockholders provided Mr. Nissenson with irrevocable proxies representing a total of 50,000 shares of NTS common stock. Mr. Nissenson is deemed to be a beneficial owner of the foregoing 50,000 shares of NTS common stock.

(2) On July 29, 2010, Mr. Abraham Keinan (NTS’ former Chairman of the Board of Directors and former significant shareholder) appointed Mr. Nissenson to act as Mr. Keinan’s proxy in respect of all shares of NTS common stock that Mr. Keinan owns or holds, now or in the future, directly and/or indirectly, or over which Mr. Keinan has proxy authority (the “Keinan Proxy”). The Keinan Proxy is irrevocable, and subject to NRS 78.355, will remain in effect for as long as Mr. Nissenson is the record or beneficial holder of 100,000 or more shares of NTS common stock or is a director or an executive officer of the Company. Considering the Keinan Proxy, Mr. Nissenson is deemed to be a beneficial owner of 160,700 shares of NTS common stock which are owned by Mr. Keinan.

(3) Mr. Niv Krikov has direct beneficial ownership of 576,212 shares of NTS common stock issuable upon the exercise of options.

(4) Mr. Shemer S. Schwarz holds 75,562 shares of NTS common stock and has direct beneficial ownership of 166,581 shares issuable upon the exercise of options.

(5) Mr. Arie Rosenfeld has direct beneficial ownership of 166,581 shares of NTS common stock issuable upon the exercise of options.

(6) Mr. Timothy M. Farrar has direct beneficial ownership of 166,581 shares of NTS common stock issuable upon the exercise of options.

(7) Mr. Bazaar has sole voting and dispositive power over 55,548 shares of NTS common stock and has direct beneficial ownership of 50,000 shares issuable upon the exercise of options. In addition, Mr. Bazaar has shared voting and dispositive power over 5,011,966 shares of NTS common stock as Co-Chief Executive Officer of Hollow Brook Wealth Management LLC (“HBWM”) which acts as trustee of a blind trust for the benefit of Mr. Richard L. Scott (the “Scott Blind Trust”), investment adviser of a family partnership controlled by Richard L. Scott’s spouse (the “Scott Family Partnership”) and a revocable trust for the benefit of Mr. Scott’s spouse (the “Scott Revocable Trust”). The Scott Blind Trust, Scott Family Partnership and Scott Revocable Trust (together, the “Scott Trusts”) collectively own 5,011,966 shares of NTS common stock. Mr. Bazaar disclaims beneficial ownership of all securities held by the Scott Trusts.

(8) Mr. Don Bell has direct beneficial ownership of 50,000 shares of NTS common stock issuable upon the exercise of options.

(9) Mr. Andrew MacMillan has direct beneficial ownership of 50,000 shares of NTS common stock issuable upon the exercise of options.

(10) The following information is based in part on Schedule 13D/A filed with the SEC on October 28, 2013 with the SEC by Lone Star Value Investors, LP (“Lone Star Value Investors”), Lone Star Value Investors GP, LLC (“Lone Star Value GP”) Lone Star Value Management, LLC (“Lone Star Value Management”) and Mr. Jeffrey Eberwein. Lone Star Value Investors directly owns 2,811,960 shares of NTS common stock. Lone Star Value GP is the general partner of Lone Star Value Investors and Lone Star Value Management is the investment manager of Lone Star Value Investors. Mr. Eberwein is the manager of Lone Star Value GP and the sole member of Lone Star Value Management. By virtue of their respective positions, each of Lone Star Value GP, Lone Star Value Management and Mr. Eberwein may be deemed to have beneficial ownership of the securities held by Lone Star Value Investors. In addition, Mr. Eberwein directly owns 50,000 shares issuable upon the exercise of options.

(11) Mr. Richard Coleman holds 25,000 shares of NTS common stock and has direct beneficial ownership of 50,000 shares issuable upon the exercise of options.

(12) The following information is based in part on Schedule 13D filed with the SEC on February 14, 2013 by HBWM, E. Wayne Nordberg, Phillip E. Richter and Mr. Bazaar: HBWM has shared voting and dispositive power over 5,011,966 shares of NTS common stock collectively owned by the Scott Trusts. Mr. Nordberg as Chairman and Chief Investment Officer of HBWM which acts as trustee of the Scott Blind Trust, investment adviser of the Scott Family Partnership and a revocable trust for the benefit the Scott Revocable Trust has shared voting and dispositive power over 5,011,966 shares of common stock collectively owned by the Scott Trusts. In addition, Mr. Richter has sole voting and dispositive power over 21,739 shares of NTS common stock and as Co-Chief Executive Officer of HBWM which acts as trustee of the Scott Blind Trust, investment adviser of the Scott Family Partnership and a revocable trust for the benefit the Scott Revocable Trust has shared voting and dispositive power over 5,011,966 shares of NTS common stock collectively owned by the Scott Trusts. HBWM, Mr. Nordberg and Mr. Richter disclaim beneficial ownership of all securities held by the Scott Trusts.

(13) Based in part on Schedule 13D/A filed with the SEC on November 16, 2011 by Mr. Richard L. Scott (“Mr. Scott”), Mr. Scott may be deemed to beneficially own 5,011,966 shares of common stock, which are owned collectively by the Scott Trusts.

(14) The following information is based in part on Schedule 13G filed with the SEC on March 1, 2013 by Burlingame Equity Investors Master Fund LP (“Master Fund”), Burlingame Equity Investors II, LP (“Onshore Fund II” and together with the Master Fund, the “Funds”), Burlingame Asset Management, LLC (“BAM”) and Blair E. Sanford (“Mr. Sanford”): BAM is the general partner of the Funds. Mr. Sanford is the managing member of BAM. The 8,396,436 shares of NTS common stock consist of 7,921,436 shares of common stock, and Warrants (the “Warrants”) exercisable for 475,000 shares of NTS common stock. The Master Fund, BAM and Mr. Sanford have shared voting power and shared dispositive power over 7,660,676 shares of NTS common stock consisting of 7,264,654 shares of NTS common stock and Warrants exercisable for 396,022 shares of NTS common stock. The Onshore Fund II, BAM and Mr. Sanford have shared voting power and shared dispositive power over 735,760 shares of NTS common stock consisting of 656,782 shares of NTS common stock and Warrants exercisable for 78,978 shares of NTS common stock. BAM may be deemed to beneficially own 8,396,436 shares of NTS common stock (which include Warrants exercisable for 475,000 shares of NTS common stock) which are owned by the Funds and Mr. Sanford may be deemed to beneficially own the 8,396,436 shares of NTS common stock which are owned by BAM. Due to a 19.99% ownership limitation in the Warrants, BAM, Mr. Sanford and the Funds disclaim beneficial ownership with respect to 475,000 shares of NTS common stock into which the Warrants are exercisable.

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(15) The following information is based in part on a Schedule 13G/A filed with the SEC on February 14, 2013 by Leslie J. Schreyer, as Trustee under Trust Agreement dated December 23, 1989 FBO the issue of Jonathan D. Sackler (the “Trust”) and Mr. Robert Averick: The Trust entered into a Joint Filing Agreement with Mr. Averick pursuant to which they have agreed to jointly file the Schedule 13G in accordance with the provisions of Rule 13d-1(k) of the Act and that said joint filing may thereafter be amended by further joint filings. Leslie J. Schreyer serves as sole Trustee of the Trust and has no pecuniary interest in the 3,170,410 shares or NTS common stock held by the Trust. Mr. Averick beneficially owns 198,234 shares of NTS common stock jointly with his wife, Mickel Averick, for which they share voting and dispositive power. Mr. Averick is employed by Kokino, LLC, which acts as non-discretionary investment adviser to the Trust with respect to the shares of common stock beneficially owned by the Trust. Neither Mr. Averick nor Kokino, LLC has voting or dispositive power with respect to the shares of common stock beneficially owned by the Trust.

Transactions in Common Stock During the Past 60 Days

Other than the transactions contemplated by the Merger Agreement, the Rollover Agreement and the Voting Agreement, as discussed in “Related Party Transactions” beginning on page 83, Mr. Nissenson and his affiliates have not made any transactions with respect to NTS’ common stock during the past 60 days.

Transactions in Common Stock in the Past Two Years

Neither Mr. Nissenson nor any of his affiliates have made any purchases of NTS’ common stock during the past two years.

Directors, Executive Officers and Corporate Governance

Board of Directors

The NTS board of directors oversees its management and business affairs in order to ensure that NTS’ stockholder’s interests are best served. NTS’ board of directors does not involve itself in NTS’ day-to-day operations. It establishes with management the objectives and strategies to be implemented and monitors management’s general performance and conduct.

Board Structure

NTS’ Bylaws provide that the board of directors will consist of not less than 2 and nor more than 9 members as fixed from time to time by resolution upon the affirmative vote of not less than 75% of the members of the Board; provided that no decrease in the number of directors shall shorten the term of any incumbent directors. NTS’ board of directors has fixed the number of directors at 9 and it currently has 9 directors in office.

Directors are elected and/or re-elected at the annual meeting of stockholders by a plurality of votes and a separate vote for the election and/or re-election of directors shall be held at each annual meeting for each directorship having nominees for election and/or re-election at such annual meeting. A director may resign at any time by delivering his/her resignation to the Chairman of the Board, such resignation to specify whether it will be effective at a particular time, upon receipt or at the pleasure of the board of directors (if no such specification is made, it shall be deemed effective at the pleasure of the board of directors). Vacancies on the board of directors may be filled by the affirmative vote of not less than 75% of the remaining members of the board of directors, and each director so chosen shall hold office until the next annual meeting of shareholders and/or until his/her respective successors shall have been duly elected and qualified or until his/her earlier resignation, removal or death. Any director may be removed by the affirmative vote of not less than 90% of the outstanding shares of NTS then entitled to vote, with or without cause, at any time, at a special or an annual meeting of stockholders, or by a written consent.

Each of NTS’ directors has agreed that for as long as such director serves on the NTS board of directors no such director will solicit, encourage, initiate and/or support the solicitation by others, of proxies in connection with the election of new directors to NTS’ board of directors.

All incumbent directors stood for re-election at the 2013 annual meeting held on December 18, 2013. All were re-elected.

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Directors and Executive Officers

The following table lists the current members of the NTS board of directors and its executive officers and their current positions with NTS as of January 21, 2014. NTS’ board of directors elects its executive officers. Biographical information for each such person is provided below.

Name	Age	Director / Officer

Guy Nissenson	39	Director, President and Chief Executive Officer since NTS’ inception and Chairman of the Board since March 12, 2012. A non-voting member of NTS’ Nominating and Corporate Governance Committee.
Niv Krikov	42	Treasurer and Chief Financial Officer since August 13, 2007 and Principal Accounting Officer since May 9, 2007.
Shemer S. Schwarz*	39	Director since December 19, 2002 and a member of NTS’ Audit Committee and NTS’ Nominating and Corporate Governance Committee.
Arie Rosenfeld*	69	Director since January 16, 2009 and the Chairman of NTS’ Compensation Committee.
Timothy M. Farrar*	45	Director since December 27, 2010 and a member of NTS’ Compensation Committee.
Alan L. Bazaar*	43	Director since December 20, 2012 and the Chairman of NTS’ Audit Committee.
Don Carlos Bell III*	44	Director since December 20, 2012 and a member of NTS’ Audit Committee and Special Committee.
Andrew J. MacMillan*	65	Director since December 20, 2012 and the Chairman of NTS’ Nominating and Corporate Governance Committee.
Jeffrey E. Eberwein*	43	Director since December 20, 2012 and a member of NTS’ Compensation Committee and Nominating and Corporate Governance Committee and Chairman of NTS’ Special Committee.
Richard K. Coleman, Jr.*	57	Director since December 20, 2012 and member of NTS’ Special Committee.

* An Independent Director.

Mr. Guy Nissenson has been NTS’ President, Chief Executive Officer and Director since its inception and the Chairman of NTS’ board of directors since March 12, 2012. Since December 27, 2012 Mr. Nissenson serves as a non-voting member of NTS’ Nominating and Corporate Governance Committee. Mr. Nissenson has been the Chairman of the Board of NTS’ wholly-owned subsidiaries, Xfone USA and NTS Communications, since March 2005 and February 2008, respectively and President and Chief Executive Officer of Xfone USA and NTS Communications since October 19, 2012 and April 1, 2012, respectively. Mr. Nissenson also serves as a director and/or officer or in other equivalent capacities of certain subsidiaries of Xfone USA and NTS Communications. Mr. Nissenson was a Marketing Manager of RADA Electronic Industries Ltd. from 1997 to 1998. Mr. Nissenson was an Audit and Control Officer with the rank of Lieutenant of the Israel Defense Forces - Central Drafting Base and other posts from 1993 to 1997. Mr. Nissenson received a Bachelor of Science in Business Management from Kings College - University of London and a Master of Business Administration in International Business from Royal Holloway at the University of London, United Kingdom. As one of NTS’ founders, as well as its Chairman, President and Chief Executive Officer, Mr. Nissenson is a key member of NTS’ Board. Mr. Nissenson’s business aptitude, experience, and leadership have helped NTS to focus on growth opportunities for its business and qualify him to serve as a director.

Mr. Niv Krikov has served as NTS’ Principal Accounting Officer since May 9, 2007, and on August 13, 2007 he was also appointed as its Treasurer and Chief Financial Officer. From December 27, 2010 until December 20, 2012, he served as a member of NTS’ board of directors. From March 2007 until August 2007, Mr. Krikov served as NTS’ Vice President Finance. Since August 15, 2009, Mr. Krikov has served as an Executive Vice President of NTS Communications and on April 1, 2012 he also became the Treasurer and Chief Financial Officer of NTS Communications. Since October 19, 2012 Mr. Krikov has served as Treasurer and Chief Financial Officer of Xfone USA. On July 29, 2010, Mr. Krikov became a member of the board of directors of NTS Communications and Xfone USA. Mr. Krikov also serves as a director and/or officer or in other equivalent capacities of certain subsidiaries of Xfone USA and NTS Communications. Prior to joining NTS, Mr. Krikov held diverse financial and accounting positions in various companies. Mr. Krikov was a Corporate Controller of Nur Macroprinter Ltd. from 2005 to 2007. Mr. Krikov served as a Controller and later Credit and Revenues Manager of Alvarion Ltd. (NASDAQ: ALVR) from 2002 to 2005. Prior to that, from 1997 to 2001, Mr. Krikov was an Auditor at the Israeli public accounting firm of Kost Forer Gabbay & Kasierer, an affiliate of Ernst & Young LLP. Mr. Krikov holds a Bachelor of Arts in Economics and Accounting from the Tel Aviv University and a Master of Arts in Law from the Bar Ilan University in Israel. Mr. Krikov is a CPA in Israel.

Mr. Shemer S. Schwarz has been a member of NTS’ board of directors since December 19, 2002. Since November 24, 2004 Mr. Schwarz serves as a member of NTS’ Audit Committee and since December 27, 2012 as a member of NTS’ Nominating and Corporate Governance Committee. Mr. Schwarz previously served as a member of NTS’ Compensation Committee from December 30, 2007 until December 27, 2012. Mr. Schwarz was a director of Xfone 018, a former subsidiary of NTS, from April 2004 until August 2010 and was a director of Xfone USA from March 2005 until February 2008. Since December 2011, Mr. Schwarz serves as co-founder and Chief Technical Officer of EatWith Ltd., an Internet startup located in Tel-Aviv, Israel. From 2003 to 2008, Mr. Schwarz was the co-founder and research and development expert of XIV Ltd., a data storage startup company located in Tel-Aviv, Israel. XIV Ltd. was acquired by IBM in 2008 and since then until 2011 Mr. Schwarz led the research and development of the XIV storage project at IBM. From November 2001 to March 2003, Mr. Schwarz had been an Application Team Leader of RF Waves Ltd., an Israel based high technology company in the field of wireless communication. From 1996 to 2001, Mr. Schwarz was a Captain in the Research and Development Center of the Israel Defense Forces Intelligence. Mr. Schwarz received a Bachelor of Science in Physics and Mathematics from the Hebrew University in Jerusalem. Mr. Schwarz received a Master in Computer Science and a Master of Business Administration from the Tel Aviv University. Mr. Schwarz’s experience in communications and technology oriented organizations, as well as his analytical skills and education, qualify him to serve as a director.

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Mr. Arie Rosenfeld has been a member of NTS’ board of directors since January 16, 2009. Since December 27, 2012 Mr. Rosenfeld serves as the Chairman of NTS’ Compensation Committee. Mr. Rosenfeld previously served as the Chairman of NTS’ Audit Committee (on an interim basis) from March 12, 2012 until December 27, 2012, and as a member of NTS’ Nominating Committee from September 19, 2010 until December 27, 2012. From 2008 to 2010, Mr. Rosenfeld served as the Chairman of Software Imaging Ltd., an imaging software company in Oxford, U.K. Since 1996, Mr. Rosenfeld serves as a strategic consultant to Dainippon Screen Manufacturing Co. Ltd., a company providing manufacturing equipment to the semiconductor and graphic industries, based in Kyoto, Japan. From 2005 to 2008, Mr. Rosenfeld served as Chairman of Printar Ltd., manufacturer of digital printing equipment for the PCB industry, based in Rehovoth, Israel. From 1997 to 2007, Mr. Rosenfeld served as Chairman of the Board of XAAR plc, a supplier of ink-jet heads to industrial printer manufacturers in Asia, Europe and the U.S., based in Cambridge, U.K. (LSE: XAR). From 1988 to 1995, Mr. Rosenfeld served as President, Chief Executive Officer and a director of Scitex Corporation Ltd., a multi-national company providing visual information communication products for the graphic arts and digital printing industries, headquartered in Israel. Scitex Corporation Ltd. was later sold to Creo Products Inc. of Vancouver, Canada. Mr. Rosenfeld holds a Bachelor of Science in Electronics Engineering from the Technion Institute of Technology in Haifa, Israel and a Master of Business Administration from INSEAD in Fontainebleau, France. Having served as the leader of numerous multinational technology oriented companies, Mr. Rosenfeld's background, financial knowledge and managerial expertise qualify him to serve as a director.

Dr. Timothy M. Farrar has been a member of NTS’ board of directors since December 27, 2010. Since December 27, 2012 Dr. Farrar serves as a member of NTS’ Compensation Committee. Dr. Farrar previously served as the Chairman of NTS’ Nominating Committee from March 12, 2012 until December 27, 2012. Since 2002, Dr. Farrar has served as the President of Telecom, Media and Finance Associates, Inc., a consulting and research firm specializing in telecommunications strategy and market analysis. Since 2006, Dr. Farrar has also served as the President of the Mobile Satellite Users Association, an industry association in satellite communications. From 1995 to 2002, Dr. Farrar was a consultant holding progressively more senior roles at Analysys Consulting, a telecom strategy consultancy based in the UK. Dr. Farrar led the expansion of Analysys into the US, setting up the company’s first US office in the San Francisco Bay Area in 1999, and developing a multi-million dollar new business pipeline from the US between 1997 and 2002. From 1993 to 1995, Dr. Farrar worked as a system engineer for Smith System Engineering in the UK, specifying and developing a range of simulations, databases, and data communications software for various government agencies. Dr. Farrar has a Master of Arts in Mathematics and a Ph.D. in Operations Research from the University of Cambridge, UK. Dr. Farrar’s broad experience in telecommunications, technology, and strategy qualify him to serve as a director.

Alan L. Bazaar has been a member of NTS’ board of directors since December 20, 2012 and since December 27, 2012 serves as the Chairman of NTS’ Audit Committee. Mr. Bazaar is a Partner and Co-CEO of Hollow Brook Wealth Management LLC where he is responsible for investment research and portfolio management as well as firmwide operations. Mr. Bazaar also serves as a director of Wireless Telecom Group, Inc. (NYSE MKT: WTT). From 1999 until 2010, Mr. Bazaar was a Managing Director and Portfolio Manager at Richard L. Scott Investments, LLC where he co-managed the public equity portfolio and was responsible for all aspects of the investment decision-making process including all elements of due diligence. From 2004 until 2008, Mr. Bazaar served on the board of Media Sciences International, Inc. and during his tenure served at various times on its Audit Committee, Compensation Committee and Nominating and Governance Committee.  Mr. Bazaar was formerly a director of Airco Industries, Inc., a privately held manufacturer of aerospace products and was with Arthur Andersen LLP in the Assurance and Financial Buyer's Practices group and in their Business Fraud and Investigation Services Unit. Mr. Bazaar received an undergraduate degree in History from Bucknell University and a Master of Business Administration from the Stern School of Business at New York University.  Mr. Bazaar is also a Certified Public Accountant. Mr. Bazaar’s financial and accounting expertise qualify him to serve as a director.

Don Carlos Bell III has been a member of NTS’ board of directors since December 20, 2012 and since December 27, 2012 serves as a member of NTS’ Audit Committee. In addition, since August 6, 2013, Mr. Bell serves as a member of NTS’ Special Committee established in connection with the merger. Mr. Bell is a telecom and technology entrepreneur and investor.  Since 2011, Mr. Bell has been a private investor.  From 2007 until 2011, Mr. Bell served as the President/CEO and owner of Tidal Research, an Internet advertising company he founded and subsequently sold.  During the ten years prior to launching Tidal Research, Mr. Bell was a senior executive with two portfolio companies of Goldman Sachs Capital Partners (IPC Systems and Clearwire), and a member of the Investment Banking Division of Goldman Sachs Group.  At IPC Systems, a telecom products and services company serving clients in 40 countries, Mr. Bell served as Senior Vice President of Marketing and Corporate Development and as head of worldwide product development. At Clearwire, a wireless broadband services provider, Mr. Bell served as Vice President and led the company’s business development and product development functions prior to the sale of the company from Goldman Sachs Capital Partners to Craig McCaw. Mr. Bell holds a BA in Classics from St. John’s College and a Master of Business Administration in Finance from the Wharton School, University of Pennsylvania. Mr. Bell’s investment banking experience together with his experience serving in senior executive positions in Goldman Sachs portfolio companies in the telecom field as well as his experience as a technology entrepreneur and investor qualify him to serve as a director.

Andrew J. MacMillan has been a member of NTS’ board of directors since December 20, 2012 and since December 27, 2012 serves as the Chairman of NTS’ Nominating and Corporate Governance Committee. Mr. MacMillan is a corporate communications professional with 18 years of corporate communications experience in the global securities industry, plus 18 years of direct investment banking and related experience. Since 2010, Mr. MacMillan serves as an independent management consultant providing marketing and communications advisory to clients. Prior to that from 2007 until 2010 Mr. MacMillan served as Director, Global Communications & Marketing of AXA Rosenberg, a leading equity asset management firm. Prior to that Mr. MacMillan served in a variety of corporate communication roles including Senior Vice President of Corporate Communications & Government Affairs at Ameriprise Financial, Head of Corporate Communications (Americas) at Barclays Capital, Senior Vice President of Corporate Communications of The Nasdaq Stock Market and Director of Corporate Communications at Credit Suisse First Boston. Mr. MacMillan previously served as an investment banker, acquisition officer, and consultant directly involved with capital raising, acquisitions, and financial feasibility studies. Mr. MacMillan holds a BS in Industrial Engineering from the University of Iowa and a Masters in Business Administration from Harvard. Mr. MacMillan’s corporate communications and investment banking expertise qualify him to serve as a director.

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Jeffrey E. Eberwein has been a member of NTS’ board of directors since December 20, 2012 and since December 27, 2012 serves as a member of NTS’ Compensation Committee and Nominating and Corporate Governance Committee. In addition, since August 6, 2013, Mr. Eberwein serves as a member (and as Chairman since September 17, 2013) of NTS’ Special Committee established in connection with the merger. Mr. Eberwein is the founder and chief executive officer of Lone Star Value Management, LLC, an investment firm. Prior to founding Lone Star in January 2013, Mr. Eberwein was a private investor from January 2012 to January 2013. He was a portfolio manager at Soros Fund Management from January 2009 to December 2011 and Viking Global Investors from March 2005 to September 2008. Mr. Eberwein is Chairman of the Board of Digirad Corporation and Crossroads Systems, Inc. Mr. Eberwein is also a current director of Aetrium, Inc. and On-Track Innovations, Ltd. and he served on the board of The Goldfield Corporation from May 2012 to May 2013, all of which are public companies. Mr. Eberwein serves on the audit and compensation committee of On-Track Innovations, Ltd. Mr. Eberwein is also the treasurer and serves on the executive committee of the Board of Hope for New York, a 501(c)(3) organization dedicated to serving the poor in New York City. Mr. Eberwein earned an MBA from The Wharton School, University of Pennsylvania and a BBA with high honors from The University of Texas at Austin. Mr. Eberwein’s valuable public company and financial expertise, gained from both his employment history and directorships qualify him to serve as a director.

Richard K. Coleman, Jr. has been a member of NTS’ board of directors since December 20, 2012. In addition, since August 6, 2013, Mr. Coleman serves as a member of NTS’ Special Committee established in connection with the merger. Mr. Coleman is a private investor and technological advisor. Since 1998 Mr., Coleman has been the founder and President of Rocky Mountain Venture Services (RMVS) assisting multiple technology companies to plan and launch new business ventures and restructuring initiatives. Mr. Coleman currently serves as Interim CEO & President of Crossroads Systems, Inc. (Nasdaq: CRDS) and is a director on the boards of Aetrium, Inc. (Nasdaq: ATRM), On Track Innovations, Inc. (Nasdaq: OTIV), and Crossroads Systems, Inc.  Mr. Coleman served in a variety of senior operational roles including CEO of Vroom Technologies, COO of Metronet Communications, and President of US West Long Distance. He also held significant officer level positions with Frontier Communications, Centex Telemanagement, and Sprint Communications. Mr. Coleman served on a number of private, public, and non-profit boards including Colorado’s Internet and Telecommunications Alliance, ZenAstra Photonics and NxGen Networks, Inc.  Mr. Coleman is a graduate of the USAF Academy and the USAF Communications Systems Officer School and also holds a Masters in Business Administration from Golden Gate University.  Mr. Coleman's operational telecom experience and expertise qualify him to serve as a director.

Significant Employees

Mr. Brad Worthington, 48 years of age, is Executive Vice President and Chief Operating Officer of NTS Communications. Mr. Worthington had been a member of the board of directors of NTS Communications from 1994 through 2008, and its President and Chief Executive Officer from 2009 through 2012.   Excluding the period from 2009 through 2012 when he served as Chief Executive Officer, Mr. Worthington has served as Executive Vice President and Chief Operating Officer from 2000 until the present.  From 1990 until 2000, Mr. Worthington served as General Counsel for NTS and its affiliates.  Mr. Worthington received his B.S. Ed. From Texas State University in 1987 and his J.D. from Texas Tech University School of Law in 1990.  He is licensed to practice law in the State of Texas.  Mr. Worthington is a member of the State Bar of Texas, the American Bar Association, and the Lubbock County Bar Association. He is admitted to practice in the Federal District Court for the Northern District of Texas.  Mr. Worthington served as General Counsel for NTS Communications from 1990 until 2000.  As General Counsel, Mr. Worthington was responsible for advising senior staff on various legal and regulatory issues, preparation and review of contracts, contract and business development.

Mr. Tal Sheynfeld, 33 years of age, is Executive Vice President - Business Development of NTS Communications. Mr. Sheynfeld joined NTS Communications in 2012. From September 2005 until February 2012, Mr. Sheynfeld served in various capacities with ICON Investments including most recently as business director. At ICON Investments Mr. Sheynfeld was responsible for sourcing, analyzing, and managing portfolio investments. Through the tenure at ICON Investments Mr. Sheynfeld worked with various telecommunications, precious metals, flexible packaging, and other manufacturing companies. Mr. Sheynfeld received a Bachelor of Science Degree in Finance from Adelphi University.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of NTS has, during the last ten years: (i) been convicted in or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law; (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto; (iv) been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:  (a) any Federal or State securities or commodities law or regulation; or (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; nor (v) been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member (covering stock, commodities or derivatives exchanges, or other SROs).

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Board Independence

NTS applies the standards of the NYSE MKT LLC (formerly NYSE Amex LLC, the “NYSE MKT”), the stock exchange upon which NTS’ common stock is listed in the U.S., for determining the independence of its members of board of directors and board committees. The board of directors has determined that the following current directors are independent within these rules: Shemer S. Schwarz, Arie Rosenfeld, Timothy M. Farrar, Alan L. Bazaar, Don Carlos Bell III, Andrew J. MacMillan, Jeffrey E. Eberwein and Richard K. Coleman.

Board Meetings and Attendance

During the fiscal year ended December 31, 2012, NTS’ board of directors held 13 meetings. The NTS board of directors also approved certain actions by unanimous written consents. All incumbent directors attended, either in person or via telephone, at least 75% of all meetings of the NTS board of directors that were held in the fiscal year ended December 31, 2012, except with respect to Messrs. Bazaar, Bell III, MacMillan, Eberwein and Coleman who became members of the NTS board of directors on December 20, 2012.

Board Leadership Structure and Role in Risk Oversight

Although NTS has not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, NTS has determined that it is in the best interests of NTS and its shareholders to combine these roles. Mr. Guy Nissenson, NTS’ co-founder, has served as NTS’ President and Chief Executive Officer since inception and since March 12, 2012 serves as Chairman of the Board. Due to the size of the company, NTS believe it is currently most effective to have the Chairman and Chief Executive Officer positions combined.

NTS’ board of directors focuses on the most significant risks facing NTS and its general risk management strategy, and also ensures that risks undertaken by NTS are consistent with the board of director’s appetite for risk. While the board of directors oversees NTS’ risk management, management is responsible for day-to-day risk management processes. NTS believes this division of responsibilities is the most effective approach for addressing the risks facing NTS.

Committees of the Board of Directors

Audit Committee

On November 24, 2004, NTS’ board of directors established an Audit Committee. The Audit Committee is currently composed of three directors who were appointed on December 27, 2012: Messrs. Alan Bazaar (Chairman), Shemer Schwarz and Don Bell III. All three committee members satisfy the independence requirements of the SEC and the NYSE MKT and are considered independent directors.

The primary purpose of the Audit Committee is to oversee NTS’ accounting and financial reporting processes, to oversee the audits of NTS’ financial statements, and to oversee the performance of NTS’ internal audit function. The Audit Committee also reviews and approves among other things the qualifications, independence, performance, and the engagement and compensation of NTS’ independent auditors. In addition, the Audit Committee reviews and approves any related party transactions.

The Audit Committee is governed by a charter which was originally adopted by the Board on November 24, 2004 and most recently amended on January 17, 2013. A copy of the current charter of the Audit Committee (as amended) is available on NTS’ website, at www.ntscom.com.

During the fiscal year ended December 31, 2012, the Audit Committee held five meetings. All incumbent directors serving on the Audit Committee attended, either in person or via telephone, at least 75% of all meetings of the Audit Committee that were held in the fiscal year ended December 31, 2012, except with respect to Messrs. Bazaar and Bell III who became members of the Audit Committee on December 27, 2012.

Audit Committee Financial Expert

The NTS board of directors has determined that Mr. Alan Bazaar is an “audit committee financial expert” as that term is defined by the SEC and the NYSE MKT Company Guide, and is “independent” from NTS’ management as that term is defined under the NYSE MKT Company Guide.

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Nominating and Corporate Governance Committee

On December 30, 2007, NTS’ board of directors established a Nominating Committee which was renamed the Nominating and Corporate Governance Committee on January 17, 2013. The Nominating and Corporate Governance Committee is currently composed of four directors who were appointed on December 27, 2012: Messrs. Andrew MacMillan (Chairman), Shemer Schwarz, Jeffrey Eberwein and Guy Nissenson. Messrs. MacMillan, Schwarz and Eberwein satisfy the independence requirements of the SEC and the NYSE MKT and are considered independent directors. Mr. Nissenson, NTS’ Chairman, President and CEO, is a non-voting member of the Nominating and Corporate Governance Committee.

The primary functions of the Nominating and Corporate Governance Committee are to assist the NTS board of directors by identifying individuals qualified to become board members, to recommend to the board of directors the director nominees for NTS’ annual meetings of stockholders and the candidates to fill vacancies in the Board, recommend to the board director nominees for each board committee, recommend corporate governance principles, codes of conduct and ethics and compliance mechanisms and provide oversight in the evaluation of the board of directors and each board committee.

The Nominating and Corporate Governance Committee is governed by a charter which was originally adopted by the NTS board of directors on December 30, 2007 and most recently amended on January 17, 2013. A copy of the current charter of the Nominating and Corporate Governance Committee (as amended) is available on NTS’ website, at www.ntscom.com.

In addition to its charter, the Nominating and Corporate Governance Committee operates in accordance with NTS’ Policy Regarding Shareholder Recommendations and Nominations for Director Candidates (the “Policy”), which was adopted by the NTS board of directors on January 15, 2009. A copy of the Policy is available on NTS’ website, at www.ntscom.com.

Under the charter and Policy, the Nominating and Corporate Governance Committee considers candidate recommendations submitted to NTS by any relevant source, including recommendations submitted by its stockholders in accordance with the Policy, management and relevant third parties. Candidate recommendations submitted by NTS’ stockholders shall be considered by the Nominating and Corporate Governance Committee in the same manner as candidates recommended to the Nominating and Corporate Governance Committee from other sources.

In evaluating nominees, the Nominating and Corporate Governance Committee considers such factors as it deems appropriate, such as the current board composition and whether the candidate would qualify as independent, as well as the diversity of the candidate including the candidate’s experience and skills, professional and personal ethics and values, professional commitments, and the existence of any conflicts of interests.

Stockholders may recommend director candidates by submitting the recommendation in writing by letter to NTS, Inc., Attention: Corporate Secretary, at NTS’ offices at 1220 Broadway, Lubbock, Texas 79401, Fax: (806)-788-3398 / Email: info@ntscominc.com. Such written letter must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, information regarding any relationships between NTS and the candidate within the last 3 years, and a written indication by the recommended candidate of her/his willingness to serve. Such recommendations must also include a statement from the recommending shareholder in support of the candidate, particularly within the context of the criteria for board membership, as described in the charter, including issues of character, integrity, judgment, diversity of experience, independence, area(s) of expertise, corporate experience, length of service, potential conflict(s) of interest and other commitments, and personal references.

During the fiscal year ended December 31, 2012, the Nominating Committee held one meeting. All incumbent directors serving on the Nominating and Corporate Governance Committee attended the meeting, except with respect to Messrs. MacMillan and Eberwein who became members of the Nominating and Corporate Governance Committee on December 27, 2012.

Compensation Committee

On December 30, 2007, NTS’ board of directors established a Compensation Committee. The Compensation Committee is currently composed of three directors who were appointed on December 27, 2012: Messrs. Arie Rosenfeld (Chairman), Timothy Farrar and Jeffrey Eberwein. All three committee members satisfy the independence requirements of the SEC and the NYSE MKT and are considered independent directors. In addition, each member is a “nonemployee director,” within the meaning of Rule 16b-3 issued by the SEC, and an “outside director,” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Committee was created to assist the NTS board of directors in the discharge of its responsibilities with respect to the compensation of NTS’ directors and executive officers. The Compensation Committee reviews and recommends to the board of directors the corporate goals and objectives relevant to the compensation of NTS’ Chief Executive Officer and other executive officers as well appropriate compensation programs for members of the Board, reviews and recommends to the board employment agreements and other significant transactions with executive officers and assesses NTS’ compensation policies applicable to executive officers and directors. The Compensation Committee has full authority to hire independent compensation consultants and other advisors to assist in the design, formulation, analysis and implementation of compensation programs for NTS’ executive officers. The Compensation Committee did not engage compensation consultants during the fiscal year ended December 31, 2012.

The Compensation Committee is governed by a charter which was originally adopted by the NTS board of directors on December 30, 2007 and most recently amended on January 17, 2013. A copy of the charter of the Compensation Committee (as amended) is available on NTS’ website, at www.ntscom.com.

During the fiscal year ended December 31, 2012, the Compensation Committee held two meetings. All incumbent directors serving on the Compensation Committee attended the meeting, except with respect to Mr. Eberwein who became a member of the Compensation Committee on December 27, 2012.

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Special Committee

On August 6, 2013, NTS’ board of directors established a special committee, consisting of three independent directors, Messrs. Eberwein, Bell III and Coleman Jr. to evaluate the potential strategic transaction with T3 and any other strategic alternatives available to the Company.

The special committee was authorized, among other things, to (i) explore and evaluate the proposed transaction with Holdings, (ii) review, and hold meetings and discussions regarding alternate proposals for business combinations or other strategic transactions involving NTS and evaluate potential counterparties, (iii) make recommendations to the board regarding the foregoing, and (iv) retain, at the expense of NTS, such financial, legal and other advisors and/or seek fairness or other professional opinions as it deemed appropriate.

Stockholder Communications with the Board

NTS has not implemented a policy or procedure by which its stockholders can communicate directly with NTS’ directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the board of directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. NTS believes it is responsive to stockholder communications, and therefore it has not considered it necessary to adopt a formal process for stockholder communications with the board. During the upcoming year the NTS board of directors will continue to monitor whether it would be appropriate to adopt such a process.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, NTS’ directors, executive (and certain other) officers, and any persons holding 10% or more of NTS common stock must report on their ownership of the common stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established. During the fiscal year ended December 31, 2012, NTS believes that all reports required to be filed by Section 16(a) were filed on a timely basis except with respect to a filing of Form 3 of Mr. Eberwein which was filed on February 14, 2013 and a filing of Form 3 and Form 3/A of Mr. Coleman which were filed on February 14, 2013 and March 7, 2013, respectively.

Code of Conduct and Ethics

NTS’ Audit Committee has adopted and approved a Code of Conduct and Ethics (the “Code”) to apply to all of NTS’ directors, officers and employees. The Code, which was ratified by the board, is intended to promote ethical conduct and compliance with laws and regulations, to provide guidance with respect to the handling of ethical issues, to implement mechanisms to report unethical conduct, to foster a culture of honesty and accountability, to deter wrongdoing and to ensure fair and accurate financial reporting. The Code became effective on August 15, 2006.

The Code was previously filed on a Current Report on Form 8-K which NTS filed with the SEC on August 15, 2006, and is also available on NTS’ website at www.ntscom.com. A copy of the Code will be provided at no cost upon written request to: NTS, Inc., 1220 Broadway, Lubbock, TX 79401 USA.

Whistleblower Policy

NTS’ board of directors adopted a whistleblower policy (the “Whistleblower Policy”) effective as of August 15, 2006 and amended on May 9, 2007. The Whistleblower Policy establishes procedures for employees, stockholders, or other interested parties of NTS to submit accounting, audit, legal or regulatory concerns. The Whistleblower Policy provides for submission of such concerns to the Audit Committee or designated members of management who will forward the concern to the Audit Committee. After consulting with management of NTS, the Audit Committee will then determine whether to investigate the concerns and forward that determination to the Chief Executive Officer and management. The Whistleblower Policy stipulates that the Audit Committee and management may not discriminate or retaliate against an individual who submits such concerns. The Whistleblower Policy is available on NTS’ website at www.ntscom.com. A copy of the Whistleblower Policy will be provided at no cost upon written request to: NTS, Inc., 1220 Broadway, Lubbock, TX 79401 USA.

Insider Trading Policy

NTS’ board of directors adopted an insider trading policy (the “Insider Trading Policy”) effective as of January 26, 2011. The Insider Trading Policy establishes guidelines and procedures for the trading of NTS securities by officers, directors, employees and consultants (“Insiders”). Among others, the Insider Trading Policy establishes prohibitions on insider trading, tipping, short term trading and short sales; provides for quarterly black-out restrictions on trading and guidelines for establishment of Rule 10b5-1 trading plans. The Insider Trading Policy encourages Insiders who wish to trade in NTS securities to consult with the General Counsel of NTS prior to trading. The Insider Trading Policy is available on NTS’ website at www.ntscom.com. A copy of the Insider Trading Policy will be provided at no cost upon written request to: NTS, Inc., 1220 Broadway, Lubbock, TX 79401 USA.

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Executive Compensation

Summary Compensation

The following table sets forth information concerning the compensation earned during fiscal 2013 and 2012 by NTS’ named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Guy Nissenson ,
Chairman of the
Board,
President,
and CEO	2013	571,725	(1)	-	-	-	-	-	14,884	(2)	586,609
	2012	415,083	(1)	-	-			-	85,500	(2)	500,583

Niv Krikov,
Treasurer, CFO
and Principal
Accounting
Officer	2013	241,983	(3)	-	-		-	-	-		241,983
	2012	196,822	(3)	-	-		-	-	-		196,822

(1)	On June 30, 2010, NTS and Mr. Nissenson entered into an employment agreement (the “2010 Employment Agreement”) pursuant to which Mr. Nissenson was employed by NTS as its President and CEO, effective as of April 1, 2010. Pursuant to the 2010 Employment Agreement, Mr. Nissenson was paid an annual gross salary of $78,000 in equal monthly payments of $6,500 each. The 2010 Employment Agreement was terminated and replaced on April 1, 2012, as more fully described in Section A under the Section captioned "Certain Relationships and Related Transactions".

(2)	In 2007, NTS entered into a consulting agreement with Mr. Nissenson (as amended in 2010 by the First Amendment, the “Nissenson Consulting Agreement”). In consideration of the performance of the services pursuant to the Nissenson Consulting Agreement, effective as of April 1, 2010, NTS agreed to pay Mr. Nissenson a fee of $28,500 per month. In 2012 Mr. Nissenson was paid fees in the aggregate amount of $85,500. Under the Nissenson Consulting Agreement, NTS acknowledged that in order to render the services pursuant to the Nissenson Consulting Agreement, Mr. Nissenson may be required to travel frequently around the world. Therefore, in order to enable Mr. Nissenson to have a normal family life NTS agreed to bear certain expenses which are related to Mr. Nissenson's spouse and children. In 2013 and 2012 NTS incurred airfare expenses for the travels of Mr. Nissenson’s wife and children in amounts of $14,884 and less than $10,000, respectively. The Nissenson Consulting Agreement was terminated and replaced on April 1, 2012, as more fully described in Section A under the Section captioned "Certain Relationships and Related Transactions".

(3)	Mr. Krikov's employment agreement is described below.

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Outstanding Equity Awards at 2013 Fiscal Year-End

The following table sets forth certain information concerning option awards and stock awards held by NTS’ named executive officers as of December 31, 2013. NTS’ named executive officers did not hold any stock awards as of December 31, 2013.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

Guy Nissenson	1,500,000	(1)	–		–	1.10	February 15, 2015	–	–	–	–
	1,642,379	(2)				1.10	November 2, 2016

Niv Krikov	160,000	(3)	25,000	(3)	–	1.10	February 15, 2017	–	–	–	–
	366,761	(4)	24,451	(4)		1.10	November 2, 2018

(1)	On February 15, 2010, Mr. Nissenson was granted, under and subject to NTS’ 2007 Plan, options to purchase 1,500,000 shares of NTS common stock, fully vested, exercisable at $1.10 per share and expiring 5 years from the date of grant.

(2)	In connection with the consummation of NTS’ Rights Offering on November 2, 2011, Mr. Nissenson was granted, under and subject to NTS’ 2004 Plan, options to purchase 1,642,379 shares of NTS common stock, fully vested, exercisable at $1.10 per share and expiring 5 years from the date of grant.

(3)	On February 15, 2010, Mr. Krikov was granted, under and subject to NTS’ 2007 Plan, options to purchase 400,000 shares of NTS common stock, exercisable at $1.10 per share and expiring 7 years from the grant date. 25% of the options vested 12 months from the date of grant. The remaining 75% of the options shall vest over 4 years in equal quarterly installments beginning 15 months from the date of grant. In the event of termination of Mr. Krikov’s employment by NTS without cause, termination by Mr. Krikov for good reason or termination by Mr. Krikov within 30 days from an event of change of control, all his outstanding unvested options shall immediately and fully vest, which options shall remain outstanding for 1 year from the date of termination. On November 25, 2013 Mr. Krikov exercised 215,000 options.

(4)	In connection with the consummation of NTS’ Rights Offering on November 2, 2011, Mr. Krikov was granted, under and subject to NTS’ 2007 Plan, options to purchase 391,212 shares of NTS common stock, exercisable at $1.10 per share and expiring 7 years from the grant date. 37.5% of the options vested on the date of grant. The remaining 62.5% of the options shall vest in equal installments over a period of 10 quarters with the first quarterly installment vesting on November 14, 2011. In the event of termination of Mr. Krikov’s employment by NTS without cause, termination by Mr. Krikov for good reason or termination by Mr. Krikov within 30 days from an event of change of control, all his outstanding unvested options shall immediately and fully vest, which options shall remain outstanding for 1 year from the date of termination.

Employment Agreements; Termination of Employment and Change-in-Control Arrangements

Executive Officers

Guy Nissenson

The employment arrangements of Mr. Guy Nissenson, NTS’ Chairman of the Board, President, and Chief Executive Officer are described below in detail under the  Section captioned "Certain Relationships and Related Transactions".

Niv Krikov

Mr. Krikov has served as NTS’ Principal Accounting Officer since May 9, 2007 and on August 13, 2007 he was also appointed as NTS’ Treasurer and Chief Financial Officer. From December 27, 2010 until December 20, 2012, he served as a member of NTS’ board of directors. From March 2007 until August 2007, Mr. Krikov served as NTS’ Vice President Finance. Since August 17, 2009, Mr. Krikov has served as an Executive Vice President of NTS Communications and on April 1, 2012 he also became the Treasurer and Chief Financial Officer of NTS Communications. Since October 19, 2012 Mr. Krikov has served as Treasurer and Chief Financial Officer of Xfone USA. On July 29, 2010, Mr. Krikov became a member of the NTS board of directors Communications and Xfone USA. Mr. Krikov also serves as a director and/or officer or in other equivalent capacities of certain subsidiaries of Xfone USA and NTS Communications.

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On July 1, 2009, NTSC entered into an employment agreement with Mr. Krikov. The employment agreement was subsequently renewed and amended by NTSC, NTS and Mr. Krikov on December 17, 2012.

Mr. Krikov’s term of employment is indefinite subject to certain termination provisions. Mr. Krikov is entitled to an annual salary of $110,800, which was increased from $90,800 in January 2013, a per diem allowance at a monthly rate of $4,100 and is eligible to participate in and receive benefits under the applicable NTSC benefit plans for similarly situated employees. In addition, NTS may consider the grant of an annual success bonus in its discretion. Additionally, NTSC has agreed to bear expenses for housing and a motor vehicle for Mr. Krikov and his family, including all expenses associated therewith, as well as travel expenses and medical and life insurance coverage.

Unless terminated for cause, termination of Mr. Krikov’s employment shall be upon not less than 3 months prior written notice subject to an extended prior notice period of up to 6 months if termination falls within the 90 day period prior to the end of the public school year. In the event of termination of Mr. Krikov’s employment by NTS without cause, termination by Mr. Krikov for good reason or termination by Mr. Krikov within 30 days from an event of change of control, Mr. Krikov shall be entitled to severance pay equal to 9 months gross annual salary and per diem, and an acceleration in vesting of all his outstanding unvested options, which options shall remain outstanding for 1 year from the date of termination.

Stock Options

On February 15, 2010, Mr. Krikov was granted, under and subject to NTS’ 2007 Plan, options to purchase 400,000 shares of NTS common stock. The options are exercisable at $1.10 per share and expiring 7 years from the grant date. 25% of the options vested 12 months from the date of grant. The remaining 75% of the options shall vest over 4 years in equal quarterly installments beginning 15 months from the date of grant.

In connection with the consummation of NTS’ Rights Offering on November 2, 2011, Mr. Krikov was granted, under and subject to NTS’ 2007 Plan, options to purchase 391,212 shares of NTS common stock, exercisable at $1.10 per share and expiring 7 years from the grant date. 37.5% of the options vested on the date of grant. The remaining 62.5% of the options shall vest in equal installments over a period of 10 quarters beginning with the first quarterly installment on November 14, 2011.

Director Compensation for 2012

Compensation for Board Services and Reimbursement of Expenses

NTS compensates its independent directors who serve on its board of directors or any committees thereof for participation at meetings of the board and committees, pursuant to the following schedule: (a) $1,000 (plus VAT, if applicable) per calendar month, for up to two meetings per calendar month; plus (b) $250 for each additional meeting of the board or committee at which such independent director is physically present; plus (c) $100 for each additional meeting of the board or committee at which such independent director participates via telephone or video conference. Each director shall receive $1,000 per month payable on a quarterly basis, and a reconciliation shall be made at the end of each quarter to determine the additional amounts due to each director pursuant to clauses (b) and (c) above; provided, however, that (1) if fewer than two meetings are held during any one calendar month, the balance of such meetings will be carried forward as a credit for succeeding months against payments under clauses (b) and (c) (the “Credit”); and (2) the Credit shall be reset to zero at the beginning of each fiscal year. For example, if one meeting is held in January, two meetings are held in February, and three meetings are held in March, the independent directors will not receive any additional payments under clauses (b) and/or (c); however if one meeting is held in January, two meetings are held in February, and four meetings are held in March, the independent directors will receive one additional payment under clauses (b) and/or (c), as applicable.

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Compensation for services on Special Committee

In connection with evaluation of the potential strategic transaction with T3, the NTS board of directors formed a special committee, consisting of three independent directors: Messrs. Jeffrey E. Eberwein, Don Carlos Bell III and Richard K. Coleman Jr. The board of directors deemed it to be in the best interest of the Company that each member of the Special Committee be paid a flat fee of $15,000, over and above the regular compensation which the Company pays its directors.

The following table reflects all compensation awarded to or earned by NTS’ directors for the fiscal year ended December 31, 2013.

Name	Fees Earned ($)	Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Guy Nissenson (1)	-	-	-	-	-	-	-
Shemer S. Schwarz (2)	12,000	-	-	-	-		12,000
Arie Rosenfeld (3)	12,000	-	-	-	-	-	12,000
Timothy M. Farrar (4)	12,000	-	-	-	-	-	12,000
Alan L. Bazaar (5)	12,000	-	38,380	-	-	-	50,380
Don Carlos Bell III (6)	27,100	-	38,380	-	-	-	65,480
Andrew J. MacMillan (7)	12,000	-	38,380	-	-	-	50,380
Jeffrey E. Eberwein (8)	27,000	-	38,380	-	-	-	65,380
Richard K. Coleman Jr. (9)	27,000	-	38,380	-	-	-	65,380

(1)         NTS does not compensate directors who are also employed by it for their services on the board. Accordingly, Mr. Nissenson did not receive any compensation for their services on the board during the fiscal year ended December 31, 2013.

(2)         As of December 31, 2013, Mr. Schwarz held: (i) 90,000 options, fully vested, at an exercise price of $1.22 per share and with expiration date of September 20, 2015; and (ii) 76,581 options, fully vested, at an exercise price of $1.10 per share and with an expiration date of November 2, 2018.

(3)         As of December 31, 2013, Mr. Rosenfeld held: (i) 90,000 options, fully vested, at an exercise price of $1.22 per share and with expiration date of September 20, 2015; and (ii) 76,581 options, fully vested, at an exercise price of $1.10 per share and with an expiration date of November 2, 2018.

(4)         As of December 31, 2013, Mr. Farrar held: (i) 90,000 options, fully vested, at an exercise price of $1.22 per share and with expiration date of December 15, 2016; and (ii) 76,581 options, fully vested, at an exercise price of $1.10 per share and with an expiration date of December 15, 2018.

(5)         As of December 31, 2013, Mr. Bazaar held: (i) 50,000 options, fully vested, at an exercise price of $1.10 per share and with an expiration date of May 8, 2018.

(6)         As of December 31, 2013, Mr. Bell held: (i) 50,000 options, fully vested, at an exercise price of $1.10 per share and with an expiration date of May 8, 2018.

(7)         As of December 31, 2013, Mr. MacMillan held: (i) 50,000 options, fully vested, at an exercise price of $1.10 per share and with an expiration date of May 8, 2018.

(8)         As of December 31, 2013, Mr. Eberwein held: (i) 50,000 options, fully vested, at an exercise price of $1.10 per share and with an expiration date of May 8, 2018.

(9)         As of December 31, 2013, Mr. Coleman held: (i) 50,000 options, fully vested, at an exercise price of $1.10 per share and with an expiration date of May 8, 2018.

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Certain Relationships and Related Transactions

A.           Guy Nissenson

On March 6, 2012, NTS entered into an Employment and Severance Agreement (the “Employment and Severance Agreement”), which became effective on April 1, 2012, with Guy Nissenson, NTS’ Chairman of the Board, President, Chief Executive Officer and significant shareholder. The Employment and Severance Agreement supersedes the following prior agreements between NTS and Mr. Nissenson: (i) Employment Agreement, dated June 30, 2010; (ii) Consulting Agreement, dated March 28, 2007, as amended on June 30, 2010; and (iii) Severance Agreement, dated September 20, 2010 (collectively, the “Prior Agreements”). The Prior Agreements and the Employment and Severance Agreement are described below.

The Prior Agreements

1. The Consulting Agreement (January 1, 2007 until March 31, 2012)

Pursuant to a Board’s resolution dated December 25, 2006, on March 28, 2007, NTS and Mr. Nissenson entered into a consulting agreement, to be effective as of January 1, 2007 (the “Nissenson Consulting Agreement”).

The Nissenson Consulting Agreement provided that Mr. Nissenson would render to NTS advisory, consulting and other services in relation to NTS’ business and operations (excluding NTS’ business and operations in the United Kingdom).

In consideration of the performance of the services pursuant to the Nissenson Consulting Agreement, NTS paid Mr. Nissenson a monthly fee of £10,000, which was increased by the board following the recommendation of the Audit Committee and the Compensation Committee in accordance with the terms described below to £16,000 effective as of June 1, 2008 (the “Fee”), and further increased in accordance with the First Amendment to the Nissenson Consulting Agreement described below. Mr. Nissenson was to invoice NTS at the end of each calendar month and NTS made the monthly payment upon receiving such invoice. Once a calendar year, and no later than December 15, NTS’ board of directors was to consider approving an increase to the Fee. Such board approval was to be subject to the prior review, oversight and recommendation to the board of both the Audit Committee and the Compensation Committee.  In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the board were to take into account, among other factors, growth in NTS’ revenues and/or profits.

NTS’ board of directors was to, from time to time, and not less than once a calendar year, consider approving a grant of success bonus to Mr. Nissenson (the “Bonus”). Such Board approval was to be subject to the prior review, oversight and recommendation to the board of both the Audit Committee and the Compensation Committee. In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the board were to take into account, among other factors, growth in NTS’ revenues and/or profits and/or successful completion of transactions or activities by NTS (such as, but not limited to, reorganization, mergers, acquisitions, capital raisings and cost cuts).

Mr. Nissenson waived his bonuses to which he was entitled pursuant to this provision.

The Nissenson Consulting Agreement provided that Mr. Nissenson would be granted options or rights to purchase shares of NTS common stock upon NTS’ adoption of a stock or option plan, subject to board and Audit Committee approval. On February 15, 2010, Mr. Nissenson was granted, under and subject to NTS’ 2007 Plan, options to purchase 1,500,000 shares of NTS common stock, fully vested, exercisable at $1.10 per share and expiring 5 years from the date of grant. In connection with the consummation of NTS’ Rights Offering on November 2, 2011, Mr. Nissenson was granted, under and subject to NTS’ 2004 Plan, options to purchase 1,642,379 shares of NTS common stock, fully vested, exercisable at $1.10 per share and expiring 5 years from the date of grant.

In addition to the Fee and the Bonus, NTS was to pay directly and/or reimburse Mr. Nissenson for his Expenses. For the purposes of the Nissenson Consulting Agreement, the term “Expenses” meant any and all amounts actually paid by NTS and/or by Mr. Nissenson, and/or to be paid by Mr. Nissenson at his direction, including, without limitation (i) costs associated with telecommunication services and products, and (ii) costs associated with transportation and/or travel (including, but not limited to, by plane, train, rented car and taxi) and/or accommodation (including, but not limited to, at rented flats and hotels) and/or any other board and lodging expenses (including, but not limited to, food, restaurants and entertainment) which were and/or will be incurred in connection with the performance of the services pursuant to the Nissenson Consulting Agreement.

NTS acknowledged that in order to render the services pursuant to the Nissenson Consulting Agreement, Mr. Nissenson may be required to travel frequently around the world. Therefore, in order to enable Mr. Nissenson a normal family life NTS agreed to bear expenses which are related to Mr. Nissenson’s spouse.

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The Nissenson Consulting Agreement was to be in effect for an initial fixed term of 5 years, beginning on January 1, 2007 (the “Initial Effective Term”), and thereafter, unless terminated as provided below, was to be automatically renewed for additional terms of 3 years (each, an “Additional Effective Term”). Notwithstanding the foregoing, each of the parties had the right to terminate the automatic renewal of the Nissenson Consulting Agreement, for any reason whatsoever, by a termination notice in writing, to be provided to the other party not less than 6 months prior to: (i) the expiration of the Initial Effective Term, or (ii) the expiration of any Additional Effective Term (the “Notice Period”). Notwithstanding the foregoing, as long as Mr. Nissenson commanded and/or controlled, directly and/or indirectly, including together with others and/or by proxies, 15% or more of NTS’ voting rights, if NTS chooses to exercise NTS’ right to terminate the automatic renewal of the Nissenson Consulting Agreement, the Notice Period would be of not less than 12 months. Notwithstanding the foregoing, Mr. Nissenson had the right to terminate the Nissenson Consulting Agreement, for any reason whatsoever, and at any time, including during the Initial Effective Term (“Early Termination by Mr. Nissenson”). In the event of Early Termination by Mr. Nissenson, the Notice Period was to be not less than 8 months.

The Nissenson Consulting Agreement further provided that no later than June 30, 2007, the parties were to enter into a severance agreement providing for an appropriate severance package for Mr. Nissenson. Pursuant to the approval of NTS’ board of directors, NTS entered into such a severance agreement with Mr. Nissenson on September 20, 2010, which is described in Sub-Section 5 below.

The Nissenson Consulting Agreement also contained provisions regarding non-competition; intellectual property; confidentiality; conflict of interests and other standard terms and conditions.

2. The First Amendment to the Consulting Agreement

On June 30, 2010, pursuant to the recommendations of the Audit Committee and the Compensation Committee, and the resolution of NTS’ board of directors dated June 27, 2010, NTS and Mr. Nissenson entered into a First Amendment to the Nissenson Consulting Agreement, effective as of April 1, 2010 (the “First Amendment”).

The First Amendment amended certain terms of the Nissenson Consulting Agreement, including, but not limited to: (i) the description of the services rendered by Mr. Nissenson, which was amended to auxiliary advisory and consulting services (excluding services rendered from the territory of the state of Israel), including in the areas of corporate management, strategy planning, business development, mergers and acquisitions, financing, and investors and debtors relations; (ii) the monthly fee payable to Mr. Nissenson, which was amended to $28,500 per month; (iii) the bearing of expenses, which was amended to include Mr. Nissenson's children as well; and (iv) the initial fixed term of the Nissenson Consulting Agreement, which was amended to be 8 years from the commencement date of January 1, 2007, and unless terminated as provided in the Consulting Agreement, was automatically renewable for additional terms of 3 years each.

The Employment and Severance Agreement terminated the Nissenson Consulting Agreement (as amended by the First Amendment), effective as of April 1, 2012.

 3. Termination of Employment Agreement with Swiftnet Limited (January 1, 2007 until March 31, 2010)

Mr. Nissenson was a party to a certain employment agreement with NTS’ former wholly owned UK subsidiary, Swiftnet Limited (“Swiftnet”), effective January 1, 2007, pursuant to which Mr. Nissenson served as Director of Business Development of Swiftnet (the “Swiftnet Employment Agreement”). Pursuant to the Swiftnet Employment Agreement, Mr. Nissenson was paid an annual salary of £48,000, payable in equal monthly payments of £4,000 each.

On June 30, 2010, Mr. Nissenson and Swiftnet agreed to terminate the Swiftnet Employment Agreement, effective as of April 1, 2010.

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4. The Employment Agreement (April 1, 2010 until March 31, 2012)

On June 30, 2010, pursuant to the recommendations of NTS’ Audit Committee, dated June 24, 2010, and NTS’ Compensation Committee, dated June 27, 2010, and the resolution of NTS’ board dated June 27, 2010, NTS and Mr. Nissenson entered into an Employment Agreement (the “Nissenson Employment Agreement”), pursuant to which Mr. Nissenson was employed by NTS as NTS’ President and Chief Executive Officer, effective as of April 1, 2010.  Pursuant to the Nissenson Employment Agreement, Mr. Nissenson was paid an annual gross salary of $78,000, payable in equal monthly payments of $6,500 each. The initial employment period was from April 1, 2010 to March 31, 2015. The term was to be extended automatically for additional periods of 3 years each. Each party generally had the right to terminate the automatic extensions at any time for any reason, by providing 6 months advance written notice. However, as long as Mr. Nissenson controlled, directly and/or indirectly, 15% or more of the voting rights of NTS common stock, in the event that NTS elects to terminate the automatic extensions, Mr. Nissenson would be entitled to twelve months advance written notice from NTS. Notwithstanding the foregoing, Mr. Nissenson was entitled to terminate the Nissenson Employment Agreement at any time for any reason by providing NTS an 8 months advance written notice.

Mr. Nissenson had undertaken to execute a letter of undertaking regarding confidentiality and non-competition provisions, and preservation of NTS’ intellectual property. The Nissenson Employment Agreement also contained provisions relating to conflicts of interest and loyalty, as well as other customary terms and conditions.

The Employment and Severance Agreement terminated the Nissenson Employment Agreement, effective as of April 1, 2012.

5. The Severance Agreement (September 20, 2010 until March 31, 2012)

Pursuant to the Nissenson Consulting Agreement and the First Amendment, and upon the approval of NTS’ board of directors, NTS entered into a Severance Agreement with Mr. Nissenson on September 20, 2010 (the “Severance Agreement”).  Pursuant to the Severance Agreement, in the event that (a) either (1) NTS terminates the Nissenson Consulting Agreement (as amended) and/or the Nissenson Employment Agreement, for a reason other than cause, disability or death, or (2) Mr. Nissenson terminates the Nissenson Consulting Agreement (as amended) and the Employment Agreement for good reason, and (b) Mr. Nissenson (1) signs and delivers to NTS a Release of Claims satisfactory to NTS, and (2) complies with the applicable terms of the Severance Agreement, the Nissenson Consulting Agreement (as amended) and the Nissenson Employment Agreement, then Mr. Nissenson was to be entitled to certain severance benefits.

The severance benefits included: (a) a lump sum payment consisting of (1) 3.5 months’ fee under the Nissenson Consulting Agreement (as amended) as then in effect, for each year or part thereof beginning on NTS’ inception and continuing until the termination date, and (2) 3.5 months’ salary under the Nissenson Employment Agreement as then in effect, for each year or part thereof beginning on NTS’ inception and continuing until the termination date, (b) full vesting of options which would have vested during the one-year period commencing on the termination date and which are not dependent on the achievement of a performance objective or objectives, (c) payment of outstanding and unpaid fees, bonuses, expenses, salaries and employee social and fringe benefits due pursuant to the Nissenson Consulting Agreement (as amended) as then in effect, and the Nissenson Employment Agreement prior to the termination date.

The initial term of the Severance Agreement was 4.5 years, beginning on September 20, 2010.  The term was to be automatically renewed for additional terms of 3 years for as long as the Nissenson Consulting Agreement (as amended) and the Nissenson Employment Agreement were in effect.

The Employment and Severance Agreement terminated the Nissenson Employment Agreement, effective as of April 1, 2012.

The Employment and Severance Agreement

As previously disclosed on current report on Form 8-K filed March 6, 2012, on March 6, 2012, pursuant to the approval of NTS’ board of directors, following the recommendation of the Compensation Committee and the Audit Committee, NTS and NTSC entered into the Employment and Severance Agreement with Mr. Nissenson. The Employment and Severance Agreement which became effective on April 1, 2012, provides that Mr. Nissenson shall serve as NTS’ President and Chief Executive Officer, and as the Chairman and Chief Executive Officer of NTSC.

The Employment and Severance Agreement was entered into primarily to provide for relocation benefits for Mr. Nissenson in his relocation from Israel to Texas. The Employment and Severance Agreement supersedes the Prior Agreements discussed herein and is on substantially similar terms as previously disclosed in the Prior Agreements; provided, however that the Employment and Severance Agreement also provides for (i) the employment of Mr. Nissenson as Chairman and Chief Executive Officer of NTSC, (ii) certain relocation benefits, and (iii) a change in seniority related to the severance pay calculation that references Mr. Nissenson’s initial employment in 1999.

The initial term of the Employment and Severance Agreement is 5 years, beginning on April 1, 2012.  The term shall be automatically renewed for additional terms of 3 years for as long as the Employment and Severance Agreement is in effect.

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B.            Keinan/Nissenson Agreement

On July 29, 2010, Abraham Keinan (NTS’ former Chairman of the Board and former significant shareholder) appointed Guy Nissenson to act as Mr. Keinan’s proxy in respect of all shares of NTS common stock that Mr. Keinan owns or holds, now or in the future, directly and/or indirectly, or over which Mr. Keinan has proxy authority (the “Keinan Proxy”). The Keinan Proxy is irrevocable, and subject to NRS 78.355, will remain in effect for as long as Mr. Nissenson is the record or beneficial holder of 100,000 or more shares of NTS common stock or is a director or an executive officer of ours.

C.           Securities Purchase Agreement with Burlingame Equity Investors, LP

On March 23, 2010, NTS entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an existing shareholder, Burlingame Equity Investors, LP (“Burlingame”), pursuant to which Burlingame agreed to purchase from NTS and NTS agreed to sell and issue to Burlingame NTS’ following securities for an aggregate purchase price of $6,000,000 (the “Purchase Price”) (the “Burlingame Transaction”):

(1) Senior Promissory Note (as amended on May 2, 2011): A senior promissory note in the aggregate principal amount of $3,500,000, maturing on March 22, 2013 (the “Note”).  Interest accrued at an annual rate of 10% and was payable quarterly (commencing on June 30, 2010 and on the 15th of each September, December, March and June thereafter) in cash. The Note ranked pari passu in rights of liquidation with NTS’ Series A Bonds issued in Israel on December 13, 2007.

(2) Shares of NTS common stock: 2,173,913 shares of NTS common stock (the “Burlingame Shares”). The Burlingame Shares were priced at $1.15 per share for a total purchase price for the Burlingame Shares of $2,500,000.

(3) Common Stock Purchase Warrant:  A warrant to purchase 950,000 shares of NTS common stock, which shall be exercisable at a price of $1.10 per share until November 2, 2017 (as adjusted in November 2011) (the “Warrant”). The number of shares issuable upon exercise of the Warrant (the “Warrant Shares”), and/or the applicable exercise price, may be proportionately adjusted in the event of a stock dividend, distribution, subdivision, combination, merger, consolidation, sale of assets, spin-off or similar transactions.

The Purchase Agreement, Note and Warrant included representations, warranties, and covenants customary for a transaction of this type.

Under the Purchase Agreement, NTS granted to Burlingame certain registration rights with respect to the Burlingame Shares and the Warrant Shares (the “Registrable Securities”).

Following the execution of the Purchase Agreement, the Burlingame Transaction was consummated, and the Purchase Price was paid to NTS and the Note was delivered to Burlingame. The Burlingame Shares and the Warrant were authorized for issuance by NTS, and were issued and delivered to Burlingame upon receipt of approval of the listing for trading of the Burlingame Shares and the Warrant Shares on the NYSE MKT and the TASE.

The Registrable Securities have been registered pursuant to a Registration Statement on Form S-3 (File No. 333-168317) which was declared effective by the SEC on August 5, 2010.

NTS used the net proceeds from the Burlingame Transaction for working capital purposes.

On June 22, 2012, NTS paid Burlingame an aggregate of $3,506,805.56 representing payment in full of the outstanding principal due under the Note plus all accrued and unpaid interest.

Prior to the Burlingame Transaction, Burlingame and its affiliates were the beneficial owners of an aggregate of approximately 5.7% of NTS common stock. There were no other material relationships between NTS or its affiliates and Burlingame.

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D.           Free Cash Flow Participation Agreement with NTS Holdings, Inc.

NTS entered into a Free Cash Flow Participation Agreement (the “Participation Agreement”) with NTS Holdings, Inc., an entity owned by Brad Worthington (EVP and COO of NTSC), Jerry Hoover (former executive officer of  NTSC), and Barbara Baldwin (former executive officer of NTSC) pursuant to which NTS Holdings will be entitled to a payment from NTS of an amount equal to 5% of the aggregate excess free cash flow generated by NTS’ U.S. Operations, which is defined in the Participation Agreement as NTS’ operations and its U.S. subsidiaries, which include Xfone USA, NTSC and their respective subsidiaries, as well as any U.S. entity that NTS acquires directly, or indirectly through NTS’ subsidiaries in the future (a “Future Acquisition”). NTS Holdings will be entitled to the participation amount beginning at such time as NTS has received a full return of NTS’ initial invested capital, plus an additional 8% return per year, in connection with the acquisition of NTSC (as well as in connection with any Future Acquisition).

The Participation Agreement will remain in effect in perpetuity, unless earlier terminated in accordance with its terms. Termination of the Participation Agreement may occur upon a sale or buyout of NTS’ U.S. Operations, at the option of the purchaser in any such transaction, and in the limited circumstances set forth in the Participation Agreement.

E.           Shareholder Value, Ltd.

Shareholder Value, Ltd. is a Texas limited partnership which owns 100% of the building in Lubbock, Texas, from which NTSC leased space for its corporate offices, Network Control Center, Customer Care and Internet help desk locations until the lease expired on September 30, 2013, and NTS moved its offices to 1220 Broadway in Lubbock, Texas. NTS Properties, LLC is a Texas limited liability company that serves as the general partner of Shareholder Value and, in that capacity, owns 1% of Shareholder Value. The remaining 99% of Shareholder Value is owned by a small group of investors, which includes several former shareholders of NTSC who sold their respective interests in NTSC to NTS in connection with its acquisition of NTSC in February 2008. To NTS’ knowledge, during 2012, Brad Worthington (EVP and COO of NTSC), Jerry Hoover (former executive officer of NTSC), and Barbara Baldwin (former executive officer of NTSC) sold all their interests in Shareholder Value.

NTS Properties was a wholly owned subsidiary of NTSC prior to the consummation of NTS’ acquisition of NTSC in February 2008.  As a closing condition of the acquisition transaction, NTSC’s ownership interest in NTS Properties was distributed pro-rata to former shareholders of NTSC, including Mr. Worthington, Mr. Hoover and Ms. Baldwin who, to NTS’ knowledge, sold all their interests in NTS Properties during 2012.

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IMPORTANT INFORMATION REGARDING

THE HOLDINGS PARTIES, THE T3 PARTIES AND THE ROLLOVER HOLDER

The Holdings Parties

Holdings is a Nevada limited liability company, which is wholly-owned by T3 North Holdings, LLC, a Delaware limited liability company.  Merger Sub is a Nevada corporation and wholly-owned subsidiary of Holdings.  T3 North Holdings, LLC, Holdings and Merger Sub are referred to herein as the Holdings Parties.  Each of the Holdings Parties is an affiliate of the T3 Parties and was formed solely for the purpose of entering into the Merger Agreement and/or consummating the transactions contemplated by the Merger Agreement.

The business address and telephone number for each of the Holdings Parties is c/o Tower Three Partners LLC, Two Sound View Drive, Greenwich, Connecticut 06830, telephone number (203) 485-5800.

During the past five years, none of the Holding Parties and none of their respective directors or executive officers has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, none of the Holdings Parties and none of their respective directors or executive officers has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

Set forth below for each of the directors and executive officers of the Holding Parties is his respective present principal occupation or employment, the name, principal business and address of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of such director and executive officer. Each of Mr. Forrest and Mr. Jacobs are citizen of the United States of America.

William Forrest—Mr. Forrest is the founder and Managing Member of Tower Three, which he founded in 2007. Mr. Forrest’s principal business address is c/o Two Sound View Drive, Greenwich, Connecticut 06830, telephone number (203) 485-5800.

Christopher Jacobs —Secretary and Treasurer of each of the Holdings Parties. Mr. Jacobs is the chief financial officer of Tower Three, which he joined in 2010. From 2007 to 2009, Mr. Jacobs was the chief financial officer of FirstLight Financial Corporation. Mr. Jacobs’ principal business address is c/o Two Sound View Drive, Greenwich, Connecticut 06830, telephone number (203) 485-5800.

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The T3 Parties

Tower Three Partners Fund II LP, a Delaware limited partnership, is a private equity fund that was formed for the purpose of making investments in U.S.-based middle market companies.  Tower Three Partners Fund II GP LP, a Delaware limited partnership, is the general partner of Tower Three Partners Fund II LP.  Tower Three Partners Fund II GP LLC, a Delaware limited liability company, is the general partner of Tower Three Partners Fund II GP LP.  William Forrest is the managing member of Tower Three Partners Fund II GP LLC.  Tower Three Partners LLC serves as the investment manager of Tower Three Fund II LP.  Tower Three Partners LLC, Tower Three Partners Fund II LP, Tower Three Partners Fund II GP LP and Tower Three Partners Fund II GP LLC are referred to herein as the T3 Parties.

The business address and telephone number for each of the T3 Parties is c/o Tower Three Partners LLC, Two Sound View Drive, Greenwich, Connecticut 06830, telephone number (203) 485-5800.

Set forth below for each member of Tower Three Partners LLC is his or her respective present principal occupation or employment, the name and principal business of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of such person. Each person identified below is a citizen of the United States of America, except for Daniel Bellissimo who is a citizen of Canada.

Daniel Bellissimo—Mr. Bellissimo is a managing director of Tower Three Partners LLC. Prior to joining Tower Three Partners LLC, Mr. Bellissimo was a partner at Apollo Global Management, LLC from 2007 to 2013. Mr. Bellissimo’s principal business address is c/o Two Sound View Drive, Greenwich, Connecticut 06830, telephone number (203) 485-5800.

William Forrest—See information provided above.

Christopher Jacobs—See information provided above.

Michael Nold—Mr. Nold is a managing director of Tower Three Partners LLC.  Prior to joining Tower Three Partners LLC, Mr. Nold was a managing director, Operations – Small Capitalization Fund for The Gores Group from 2008 to 2013. Mr. Nold’s principal business address is c/o Two Sound View Drive, Greenwich, Connecticut 06830, telephone number (203) 485-5800.

Peter Fitzsimmons—Mr. Fitzsimmons is a managing director of Tower Three Partners LLC.  Prior to Tower Three Partners LLC, Mr. Fitzsimmons was President, North America and Co-Head North American Turnaround Group of AlixPartners LLP from 2007 to 2013.  Mr. Fitzsimmons’ principal business address is c/o Two Sound View Drive, Greenwich, Connecticut 06830, telephone number (203) 485-5800.

During the past five years, none of the T3 Parties and none of their respective directors or executive officers has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). During the past five years, none of the T3 Parties and none of their respective directors or executive officers has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

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The Rollover Holder

The Rollover Holder has been a member of the board of directors, the President and Chief Executive Officer of NTS since its inception.  He became the chairman of the board of directors on March 12, 2012. The business address and telephone number of Mr. Nissenson is c/o NTS, Inc., 1220 Broadway, Lubbock, Texas 79401, telephone number (806) 771-5212.

During the past five years, the Rollover Holder has not been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

The Rollover Holder is an Argentinian, British and Israeli citizen.

MERGER FEES AND EXPENSES

The estimated fees and expenses* incurred or expected to be incurred by NTS in connection with the Merger are as follows:

Fees and Expenses of Oberon Securities and B. Riley & Co.	$2,425,000
Legal Fees	700,000
Accounting Fees	15,000
Printing and Mailing Costs	40,000
SEC Filing Fees	11,782
Paying Agent Fees	6,125
Miscellaneous	75,000

Total	$3,272,907

* All fees and expenses, other than SEC filing fees, are estimates.

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The Merger Agreement provides that each of NTS, Holdings and Merger Sub will pay all costs and expenses incurred by it in connection with the Merger and related matters, except that Holdings and NTS will each pay one-half of all SEC filing fees and the Rollover Holder will pay his personal legal fees. The estimate for legal fees set forth in the table above does not include any amounts attributable to any existing or future litigation challenging the Merger. See the section entitled “Special Factors—Legal Proceedings Related to the Merger” beginning on page 58. None of these costs and expenses will reduce the per share Merger Consideration to be received by holders of shares NTS common stock.

EXPERTS

The consolidated financial statements of NTS appearing in NTS’ Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of NTS’ internal control over financial reporting as of December 31, 2012 have been audited by Baker Tilly Virchow Krause, LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and NTS management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

FUTURE SHAREHOLDER PROPOSALS

If the Merger is completed, NTS will not have public shareholders and there will be no public participation in any of its future shareholder meetings. However, if the Merger is not completed, NTS expects to hold a 2014 annual meeting of shareholders next year.

A shareholder seeking to present a proposal pursuant to Rule 14a-8 to be considered for inclusion in our proxy statement for the 2014 Annual Meeting of Shareholders, must submit the proposal in accordance with Rule 14a-8 and deliver it to us at our principal executive offices no later than the close of business on July 23, 2014. If the date of next year’s annual meeting is moved by more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a shareholder proposal in our proxy materials is instead a reasonable time before we begin to print and send our proxy materials for that meeting. Only those proposals that comply with the requirements of Rule 14a-8 will be included in our proxy statement for our next year's annual meeting.

Shareholders seeking to bring business before the 2014 Annual Meeting of Shareholders outside of Rule 14a-8, or to nominate candidates for election as directors at the 2014 Annual Meeting of Shareholders, must provide timely written notice to us and comply with certain other requirements specified in our Bylaws and our Policy Regarding Shareholder Recommendations and Nominations for Director Candidates (the “Policy”), described above. Pursuant to article 2.4 of our Bylaws, any shareholder proposal or director nomination submitted in connection with our 2014 Annual Meeting of Shareholders (other than proposals brought under Rule 14a-8 (or any successor provision), which proposals are not governed by this Bylaw provision) (“Notice”) must be received at our principal executive offices no less than 60 and no more than 90 calendar days prior to the first anniversary of the date of the 2013 Annual Meeting of Shareholders and must otherwise comply with our Bylaws and the Policy. In the event that the date of the 2014 Annual Meeting is more than 60 days before or after such anniversary date, in order to be timely, the Notice must be so received (i) not later than the later of the 60th day prior to the 2014 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2014 Annual Meeting is first made by the Company and (ii) not earlier than the 90th day prior to the 2014 Annual Meeting.

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MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to multiple shareholders sharing an address, unless NTS has received contrary instructions from one or more of the shareholders. NTS will deliver promptly upon written or oral request a separate copy of this proxy statement to a shareholder at a shared address to which a single copy of this proxy statement was delivered. Requests for additional copies of this proxy statement should be directed to NTS, Inc., 1220 Broadway, Lubbock, Texas 79401, Attn: Corporate Secretary, or by calling (806) 771-5212. In addition, shareholders who share a single address, but receive multiple copies of this proxy statement, may request that in the future they receive a single copy of proxy statements by contacting the Company at the address and phone number set forth in the prior sentence.

OTHER MATTERS

As of the date of this proxy statement, the NTS board of directors knows of no matters that will be presented for consideration at the NTS Special Meeting other than as described in this proxy statement. If any other matters properly come before the NTS Special Meeting or any adjournments or postponements of the meeting and are voted upon, the enclosed proxy will confer discretionary authority on the individuals named as proxy to vote the shares represented by the proxy as to any other matters. The individuals named as proxies intend to vote in accordance with their best judgment as to any other matters.

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy information about NTS at the Public Reference Room of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like NTS, who file electronically with the SEC. The address of the site is http://www.sec.gov. The reports and other information filed by NTS with the SEC are also available at NTS’ internet website. The address of the site is www.ntscom.com. NTS has included the web addresses of the SEC and NTS as inactive textual references only. Except as specifically incorporated by reference into this document, information on those websites is not part of this document.

Because the Merger is a “going private” transaction, the Company has filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

The SEC allows NTS to incorporate by reference information in this document. This means that NTS can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

124

This document incorporates by reference the documents listed below that NTS previously filed with the SEC. They contain important information about the companies and their financial condition.

NTS Filings (File No. 001-07791)	Period
Annual Report on Form 10-K	Filed on March 22, 2013 for the fiscal year ended December 31, 2012.

Current Reports on Form 8-K	Filed on March 22, 2013, March 28, 2013, May 14, 2013, June 27, 2013, August 15, 2013, August 21, 2013, October 21, 2013, November 5, 2013, November 11, 2013, November 19, 2013 and December 18, 2013 (other than documents or portions of those documents not deemed to be filed).

In addition, NTS also incorporates by reference additional documents that it files with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this proxy statement, and between the date of this proxy statement and to the date of the NTS Special Meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than information furnished pursuant to Item 2.02 or Item 7.01 of any current Report on Form 8-K or exhibits filed under Item 9.01 relating to such items of Form 8-K, unless expressly stated otherwise therein), as well as proxy statements. Such documents are considered to be a part of this proxy statement, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

Documents incorporated by reference are available from NTS without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

NTS, Inc.

1220 Broadway

Lubbock, Texas 79401

Tel: (806) 771-5212

NTS shareholders requesting documents should do so by Tuesday, February 11, 2014 to receive them before the Special Meeting. You will not be charged for any of these documents that you request.  If you request any incorporated documents from NTS, NTS will mail them to you by first class mail, or another equally prompt means after it receives your request.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JANUARY 23, 2014. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

125

Form of Proxy Card

NTS, INC.

PROXY CARD

Special Meeting of Shareholders - February 26, 2014

Registered Holders Only: There are three ways to vote:

1)           VOTE AT THE MEETING.

2)           VOTE BY MAIL: Mark, sign and date this Proxy Card and return it in the enclosed postage paid envelope to:  Transfer Online, 512 SE Salmon Street, Portland, OR 97214.

3)           VOTE BY INTERNET: Cast your ballot electronically, in accordance with the following instructions:

(i)	Contact our Chief Financial Officer, Niv Krikov at niv@ntscominc.com, or Mark Knight from Transfer Online at mark@transferonline.com, to obtain your personal Security Code

(ii)	Go online to www.transferonline.com/proxy

(iii)	Enter the Proxy Code 399 and your personal Security Code

(iv)	Press Submit

(v)	Make your selections

(vi)	Press Submit

If you vote by Internet, please do not mail your Proxy Card

***

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Niv Krikov with full power of substitution, proxy to vote all of the shares of common stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Special Meeting of Shareholders of NTS, Inc., to be held on February 26, 2014, at the corporate offices of NTS located at 1220 Broadway, Lubbock, Texas 79401. The meeting will commence at 10:30 a.m. local time and at all adjournments thereof, upon the matters specified on the back side of this Proxy Card, all as more fully described in the Proxy Statement dated January 23, 2014 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

[The remainder of the page is intentionally left blank]

126

1.           To approve the Agreement and Plan of Merger, dated as of October 20, 2013 (the “Merger Agreement”), by and among NTS, T3 North Intermediate Holdings, LLC (“Holdings”) and North Merger Sub, Inc., a wholly owned subsidiary of Holdings (“Merger Sub”), as such agreement may be amended from time to time, and provides for, among other things, the merger of Merger Sub with and into NTS, with NTS surviving the merger as a wholly owned subsidiary of Holdings.

☐ FOR ☐ AGAINST           ☐ ABSTAIN

2.           To approve the adjournment of the NTS Special Meeting, if necessary or appropriate, in the view of the NTS board of directors, to solicit additional proxies in favor of the merger proposal if there are not sufficient votes at the time of such adjournment to approve either proposal, which is referred to herein as the adjournment proposal.

☐ FOR ☐ AGAINST           ☐ ABSTAIN

Every properly signed proxy card will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY CARD WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy card heretofore given.

Date: __________________

(Print name of Shareholder)	(Print name of Shareholder)

(Signature)	(Signature)

Number of Shares:    ________________

Note: Please sign exactly as name appears in the Company's records. Joint owners should each sign. When signing as attorney, executor or trustee, please give title as such.

PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

127

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

Dated as of October 20, 2013

among

T3 NORTH INTERMEDIATE HOLDINGS, LLC,

NORTH MERGER SUB, INC.

and

NTS, INC.

TABLE OF CONTENTS

A-i

TABLE OF CONTENTS (cont.)

A-ii

A-iii

Exhibits

Exhibit A	Limited Guarantee

Exhibit B	Voting Agreement

Exhibit C	Articles of Merger

Exhibit D	Articles of Incorporation of the Surviving Corporation

Exhibit E	Bylaws of the Surviving Corporation

Exhibit F	Form of FIRPTA Affidavit

A-iv

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of October 20, 2013 (this “Agreement”), is among T3 NORTH INTERMEDIATE HOLDINGS, LLC, a Nevada limited liability company (“Parent”), NORTH MERGER SUB, INC., a Nevada corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and NTS, INC., a Nevada corporation (the “Company”).  Certain terms used in this Agreement are used as defined in Section 8.13.

Recitals

WHEREAS, a Special Committee of the board of directors of the Company (the “Company Board”) was formed for the purposes of, among other matters, (i) reviewing, evaluating and negotiating a strategic transaction and (ii) recommending to the Company Board for its approval, what action, if any, should be taken by the Company with respect to such strategic transaction;

WHEREAS, the Company Board, upon considering, among other things, the recommendation of the Special Committee, has (i) determined that the merger of Merger Sub with and into the Company with the Company as the surviving corporation (the “Merger”) would be advisable and fair to, and in the best interests of, its stockholders; (ii) adopted this Agreement and approved the Merger upon the terms and subject to the conditions set forth in this Agreement pursuant to Chapters 78 and 92A of the Nevada Revised Statutes (the “NRS”); and (iii) resolved to recommend that its stockholders approve this Agreement upon the terms and subject to the conditions set forth herein;

WHEREAS, the sole member of Parent and the board of directors of Merger Sub have (i) determined that the Merger would be advisable and fair to, and in the best interests of, it and Parent, Merger Sub’s sole stockholder; (ii) adopted this Agreement and approved the Merger upon the terms and subject to the conditions set forth in this Agreement pursuant to Chapters 78 and 92A of the NRS; and (iii) in the case of the board of directors of Merger Sub, resolved to recommend that Parent, as Merger Sub’s sole stockholder, approve this Agreement, in each case upon the terms and subject to the conditions set forth herein;

WHEREAS, it is contemplated that one stockholder of the Company (the “Rollover Stockholder”) intends to execute an agreement with Parent (the “Rollover Agreement”), pursuant to which such Rollover Stockholder will, immediately prior to Closing, contribute a number of shares of Company Common Stock (such shares which are actually contributed to or exchanged with Parent or one of its Affiliates prior to Closing, the “Rollover Shares”) to Parent or one of its Affiliates in exchange for shares of capital stock of Parent or one of its Affiliates in accordance with the terms of the Rollover Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, Tower Three Partners Fund II LP (the “Guarantor”) is entering into and delivering to the Company a guarantee in favor of the Company (the “Limited Guarantee”) with respect to the matters set forth therein, which agreement is attached as Exhibit A hereto; and

WHEREAS, concurrently with the execution and delivery of this Agreement, the Rollover Stockholder is entering into a Voting Agreement with Parent with respect to the Merger (the “Voting Agreement”), which agreement is attached as Exhibit B hereto.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

SECTION 1.1 The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of NRS 92A, at the Effective Time Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of Nevada as a wholly owned Subsidiary of Parent.

SECTION 1.2 Closing.  The closing of the Merger and transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m. (Dallas, Texas time) on a date to be specified by the parties, which date shall be no later than the second (2nd) Business Day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions at such time), at the offices of Weil, Gotshal & Manges LLP, 200 Crescent Court, Suite 300, Dallas, Texas 75201, unless another time, date or place is agreed to in writing by the parties hereto.  The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”

SECTION 1.3 Effective Time.  Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause articles of merger substantially in the form attached as Exhibit C (the “Articles of Merger”) hereto to be executed and filed with the Secretary of State of the State of Nevada (the “Nevada Secretary of State”) in accordance with the relevant provisions of the NRS.  The Merger shall become effective upon such date and time of the filing of the Articles of Merger with the Nevada Secretary of State or at such later date and time as the parties shall agree and as shall be specified in the Articles of Merger.  The date and time at which the Merger becomes effective is herein referred to as the “Effective Time” and shall be a Business Day.

SECTION 1.4 Effects of the Merger.  The Merger shall have the effects set forth in the NRS.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation provided for herein and in the applicable provisions of the NRS.

SECTION 1.5 Articles of Incorporation and Bylaws of the Surviving Corporation.  At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company (a) the articles of incorporation of the Company shall be amended and restated to read as set forth on Exhibit D hereto until amended in accordance with the provisions thereof and applicable Law and (b) the bylaws of the Company shall be amended and restated to read as set forth on Exhibit E hereto until amended in accordance with the provisions thereof and applicable Law, in each case subject to the provisions of Section 5.9(a).

SECTION 1.6 Directors and Officers of the Surviving Corporation.

(a) Each of the parties hereto shall take all necessary action to cause the directors of Merger Sub immediately prior to the Effective Time to be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

(b) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES; COMPANY STOCK OPTIONS

SECTION 2.1 Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $.001 per share, of the Company (“Company Common Stock”) or any shares of capital stock of Merger Sub:

(a) Capital Stock of Merger Sub.  Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Parent-Owned Stock.  Any shares of Company Common Stock that are owned by the Company as treasury stock, and any shares of Company Common Stock owned by Parent (or any of its Affiliates) or Merger Sub (including, in each case, any Rollover Shares), shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefore.

(c) Conversion of Company Common Stock.  Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b) and, for the avoidance of doubt, Rollover Shares) shall be canceled and, in lieu thereof, the holders of shares of Company Common Stock as of the Effective Time shall be entitled to receive, with respect to each such share, $2.00 in cash, without interest (the “Merger Consideration”).  As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of:  (i) a certificate which represented any such shares of Company Common Stock (each, a “Certificate”), or (ii) any non-certificated shares of Company Common Stock represented by a book-entry (each, a “Book-Entry Share”), in each case, that were outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such Certificate or Book Entry Shares in accordance with Section 2.2(b), without interest.

SECTION 2.2 Exchange of Company Common Stock.

(a) Paying Agent.  Prior to the Effective Time, Parent shall designate Wells Fargo Bank N.A. to act as agent for the holders of shares of Company Common Stock in connection with the Merger (the “Paying Agent”) and to receive, on terms reasonably acceptable to the Company, for the benefit of holders of shares of Company Common Stock, the aggregate Merger Consideration to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.1(c).  Parent shall deposit such aggregate Merger Consideration with the Paying Agent at or prior to the Effective Time.  Such aggregate Merger Consideration deposited with the Paying Agent shall, pending its disbursement to such holders, be invested by the Paying Agent as directed by Parent; provided that such investment shall be in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services or (iv) money market funds investing solely in a combination of the foregoing.  No such investment losses thereon shall affect the Merger Consideration payable to the holders of Company Common Stock.  Any net profit resulting from, or interest or income produced by, such investments shall be promptly returned to the Surviving Corporation or Parent, in each case as directed by Parent.

(b) Payment Procedures.  Promptly after the Effective Time (but in no event more than four (4) Business Days thereafter), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Company Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of such Certificates) to the Paying Agent, and which shall be in such form and shall have such other customary provisions (including customary provisions with respect to delivery of an “agent’s message” with respect to shares held in book-entry form) as Parent may reasonably specify), (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for payment of the Merger Consideration and (iii) a certificate or declaration in customary form to be used to confirm the status of a holder of the Company Common Stock as an Israeli Resident (within the meaning of the Israeli Tax Ordinance) or foreign resident, if applicable.  Upon surrender of a Certificate (or upon receipt of an agent’s message in the case of a Book-Entry Share) for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be required by the Paying Agent), the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the Merger Consideration, without interest, for each share of Company Common Stock formerly represented by such Certificate or held in book-entry form, and the Certificate or Book-Entry Share so surrendered shall forthwith be canceled.  If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it shall be a condition of payment that (x) the Certificate or Book-Entry Share so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (y) the Person requesting such payment shall have paid any transfer and other similar taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or Book-Entry Share surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable.  Until surrendered as contemplated by this Section 2.2, each Certificate or Book-Entry Share (other than Certificates or Book-Entry Shares to be canceled in accordance with Section 2.1(b) and, for the avoidance of doubt, Rollover Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article II, without interest.  Payment of the Merger Consideration to holders of shares of Company Common Stock traded on the Tel-Aviv Stock Exchange (“TASE”) shall be remitted by the Paying Agent to the Company’s nominee company and the TASE Clearing House.  The Surviving Corporation shall provide the TASE Clearing House and the nominee company with the information and documentation required to process such payments.

(c) Transfer Books; No Further Ownership Rights in Company Stock.  The Merger Consideration paid in respect of shares of Company Common Stock upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates or Book-Entry Shares, and at the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time.  From and after the Effective Time, the holders of Certificates or Book-Entry Shares that evidenced ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided for herein or by applicable Law.  Subject to the last sentence of Section 2.2(e), if, at any time after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

(d) Lost, Stolen or Destroyed Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the delivery of a written indemnity agreement in form and substance reasonably acceptable to Parent and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated by this Article II.

(e) Termination of Fund.  At any time following the first anniversary of the Closing Date, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest or investment income received with respect thereto) that had been made available to the Paying Agent and which have not been disbursed to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look only to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates or Book-Entry Shares held by such holders, as determined pursuant to this Agreement, without any interest thereon.  Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(f) No Liability.  Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Corporation or the Paying Agent shall be liable to any Person for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Withholding Taxes.  Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to a holder of shares of Company Common Stock, Options or Warrants such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”), or under any provision of state, local or foreign Taxes Law.  To the extent amounts are so withheld and paid over to the appropriate taxing authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.  If any withholding obligation may be avoided by such holder providing information or documentation to Parent, the Surviving Corporation or the Paying Agent, such information shall be requested prior to any such withholding.

SECTION 2.3 Company Options.  Prior to the Effective Time, the Company shall take all actions necessary (including adopting any necessary Committee Resolutions) to provide that each option outstanding immediately prior to the Effective Time (whether or not then vested or exercisable) that represents the right to acquire shares of Company Common Stock (each, an “Option”) shall, as of the Effective Time, be cancelled, terminated and converted into the right to receive a cash amount equal to the Option Consideration for each share of Company Common Stock then subject to the Option.  The Option Consideration shall be paid by Parent through Tamir Fishman Equity Plan Services as option paying agent on the Closing Date or as promptly thereafter as practicable (but in any event within five (5) Business Days).  For purposes of this Agreement, “Option Consideration” means, with respect to any share of Company Common Stock underlying a particular Option, an amount equal to the excess, if any, of (i) the Merger Consideration per share of Company Common Stock over (ii) the exercise price payable in respect of such share of Company Common Stock issuable under such Option.  For the avoidance of doubt, each Option with an exercise price per share of Company Common Stock subject to such Option that is greater than or equal to the Merger Consideration shall be cancelled and terminated and no Option Consideration shall be payable with respect thereto.  For purposes of this Agreement, “Committee Resolutions” means resolutions of the Company Board or the committee administering the plan or agreement pursuant to which the applicable Option was granted.

SECTION 2.4 Company Warrants.  Except for the Surviving Warrants, at or prior to the Effective Time, all outstanding and unexercised Warrants shall be tendered to the Company in exchange for the applicable Warrant Consideration, if any, in accordance with the terms hereof and shall otherwise only entitle the holders of such Warrants to the right to receive the applicable Warrant Consideration, if any.  To the extent that any of the Surviving Warrants have not been exercised or have not expired at or immediately prior to the Effective Time, the holders of such Surviving Warrants may at their discretion have the right to receive a cash amount equal to the applicable Warrant Consideration, if any, in full satisfaction of any rights they have under the Surviving Warrants.  The Warrant Consideration shall be paid by the Surviving Corporation promptly (but in no event later than five (5) Business Days) following receipt of the acknowledgment described in the preceding sentence.  For purposes of this Agreement, “Warrant Consideration” means, with respect to any share of Company Common Stock underlying a particular Warrant, an amount equal to the excess, if any, of (i) the Merger Consideration per share of Company Common Stock over (ii) the exercise price payable in respect of such share of Company Common Stock issuable under such Warrant.  For the avoidance of doubt, (a) except as provided in clause (b) below, each Warrant with an exercise price per share of Company Common Stock subject to such Warrant that is greater than or equal to the Merger Consideration shall be cancelled and terminated and no Warrant Consideration shall be payable with respect thereto and (b) the Surviving Warrants may remain outstanding after the Closing.

SECTION 2.5 Adjustments.  Notwithstanding any provision of this Article II to the contrary, if between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Merger Consideration shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub that, except as disclosed in (A) the disclosure schedule delivered by the Company to Parent simultaneously with the execution of this Agreement (the “Company Disclosure Schedule”) (it being understood that any matter disclosed in the Company Disclosure Schedule shall be deemed disclosed with respect to any section of this Article III to which the matter relates to the extent the relevance of such matter to such other section is reasonably apparent in such disclosure) or (B) in any Company SEC Document filed on or after January 1, 2012 and publicly available prior to the date of this Agreement (to the extent it is reasonably apparent in such disclosure that any such disclosure set forth in any such Company SEC Documents would qualify the representations and warranties contained herein and other than, in each case, any matters required to be disclosed for purposes of Sections 3.2, 3.5(d) and 3.6, which matters shall be specifically disclosed in Sections 3.2, 3.5(d) and 3.6 of the Company Disclosure Schedule, respectively, and further excluding (i) any exhibits to any Company SEC Documents, (ii) any items included therein that are incorporated by reference to any Company SEC Documents filed prior to January 1, 2012 or after the date hereof and (iii) any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature (other than specific factual information contained therein) in any Company SEC Documents):

SECTION 3.1 Organization, Standing and Corporate Power.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted.  The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

(b) Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (filed with the SEC on March 22, 2013) (the “2012 Form 10-K”) identifies each Person that is a Subsidiary of the Company.  Each Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Subsidiary owns, directly or indirectly, any equity interest in any other Person, other than the Persons identified in Exhibit 21.1(b) of the 2012 Form 10-K.

(c) The Company has made available to Parent complete and correct copies of the articles of incorporation and bylaws of the Company and the articles of organization, certificate of incorporation, certificate of formation, limited liability company agreement or other similar organizational document of each of the Company’s Subsidiaries (collectively, the “Company Charter Documents”), in each case, as amended to the date of this Agreement.  The Company Charter Documents are in full force and effect.  Neither the Company nor any Subsidiary is in violation of the applicable Company Charter Documents in any material respect.

SECTION 3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock.  At the close of business on the date of this Agreement, (i) 41,676,300 shares of Company Common Stock were issued and outstanding; (ii) no shares of Company Common Stock were held by the Company in its treasury; (iii) 12,930,391 shares of Company Common Stock were reserved for issuance under the Company Stock Plans and (iv) 1,400,000 shares of Company Common Stock were reserved for issuance under the Warrants.  All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.  Except as set forth above, as of the date of this Agreement, there are no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options, warrants, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind providing for the issuance of capital stock or voting securities of the Company to which the Company or any of its Subsidiaries is a party or by which any of them is bound.  Except pursuant to this Agreement or the Company Plans or Warrants or as are hereafter issued without violation of Section 5.1 hereof, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for (i) the purchase or issuance of any shares of Company Common Stock or any other equity securities of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock or (ii) cash payments in respect of the value of a share of Company Common Stock.  There are no bonds, debentures, notes or other Indebtedness or securities of the Company that have the right to vote (or that are convertible into or exchangeable for securities having the right to vote) on any matters on which holders of Company Common Stock may vote.

(b) Section 3.2(b) of the Company Disclosure Schedule sets forth a true, complete and accurate list of (i) all outstanding Options, including the (A) holders of such Options, (B) exercise prices thereof and (C) vesting schedule with respect thereto and (ii) all outstanding Warrants, including (A) the holders of such Warrants, (B) exercise prices thereof and (C) the expiration schedule with respect thereto.  True, correct and complete copies of the Company Stock Plans and all agreements governing the terms of the Warrants have been made available to Parent as of the date hereof.

(c) Except as disclosed on Section 3.2(c) of the Company Disclosure Schedule, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary are owned by the Company, directly or indirectly, free and clear of any Liens (other than Permitted Liens), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.  No such Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.  No shares of Company Common Stock are held by any Subsidiary.

(d) Other than agreements included in the Company SEC Documents and the Voting Agreement, there are no stockholder agreements, registration rights agreements, voting trusts or other agreements to which the Company is a party with respect to the voting or registration of the capital stock or other voting or equity interests of the Company or any preemptive rights with respect thereto.

SECTION 3.3 Authority; Noncontravention; Voting Requirements.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Stockholder Approval, to perform its obligations hereunder and to consummate the Transactions.  The adoption, execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly authorized and approved by the Company Board and, except for obtaining the Company Stockholder Approval and the filing with the Nevada Secretary of State of the Articles of Merger as required by the NRS, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions.  This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b) The Company Board (upon the unanimous recommendation of the Special Committee), at a meeting duly called and held, has (i) adopted, approved and declared advisable this Agreement and the Transactions, including the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants hereunder and the Merger, and (ii) resolved, subject to Section 5.2 hereof, to recommend that stockholders of the Company adopt this Agreement.

(c) None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Transactions, or compliance by the Company with any of the terms or provisions hereof, will: (i) assuming the Company Stockholder Approval is obtained, conflict with or violate any provision of the Company Charter Documents, or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 and the Company Stockholder Approval are obtained and the filings referred to in Section 3.4 are made prior to the Effective Time and any waiting period required thereunder shall have been terminated or expired prior to the Effective Time, (x) violate any Law applicable to the Company or any of its Subsidiaries, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination, amendment or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties, rights or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any Company Material Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties, rights or assets are bound or result in the creation of any Lien on the Company or any of its Subsidiaries or any of their material properties, rights or assets.

(d) The only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to adopt this Agreement and approve the Transactions is the Company Stockholder Approval.

SECTION 3.4 Governmental Approvals; Non-Debarment.

(a) Except for (i) the filing with the SEC and the ISA of a proxy statement related to the Company Stockholders Meeting (as amended or supplemented from time to time, the “Proxy Statement”), and other filings (including, without limitation, the Schedule 13E-3) under the requirements of, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), the requirements of the Israeli Securities Law 5728-1968, as amended, and the rules and regulations promulgated thereunder (the “Israeli Securities Law”), and the rules of the NYSE MKT LLC and the TASE, (ii) the filing of the Articles of Merger with the Nevada Secretary of State pursuant to the NRS, (iii) filings required under, and compliance with other applicable requirements of, the HSR Act and any antitrust, competition or similar laws of any foreign jurisdiction (“Foreign Antitrust Laws”), (iv) the consents from, or registrations, declarations, notices or filings made to or with the FCC or a similar Governmental Authority (including any State Regulator), in each case as may be required in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement, and all of which are listed in Section 3.4(a) of the Company Disclosure Schedule, (v) filings and notifications required by the United States Department of Agriculture and (v) filings, if any, required as a result of the particular status of Parent or Merger Sub, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions, in each case, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any of its Subsidiaries has been (i) suspended, debarred, or, to the Knowledge of the Company, proposed for suspension or debarment from the participation in, or the award of, a procurement or non-procurement transaction with a Governmental Authority, or (ii) excluded and listed as such under the Excluded Parties Listed System or the System for Award Management.  To the Knowledge of the Company, there is no valid basis for the suspension, debarment, or exclusion of the Company or any of its Subsidiaries.

SECTION 3.5 Company SEC Documents; The Sarbanes-Oxley Act; Undisclosed Liabilities.

(a) The Company has filed any report, schedule, proxy, form or other document since September 1, 2011 (such documents, together with any of the exhibits thereto or documents incorporated by reference therein, as filed with or furnished to the SEC between September 1, 2011 and the date of this Agreement, the “Company SEC Documents”) required to be filed by the Company with the SEC.  As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.  There are no outstanding or unresolved comments in comment letters received from the SEC or its staff.  There has been no material correspondence between the SEC and the Company since September 1, 2011 that is not available on the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) database.  No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act.

(b) Since September 1, 2011 the Company has filed any report, schedule, proxy, form or other document required to be filed by the Company with the ISA (such documents, together with any of the exhibits thereto or documents incorporated by reference therein, as filed with or furnished to the ISA between September 1, 2011 and the date of this Agreement, the “Company ISA Documents”).  As of their respective effective dates and as of their respective ISA filing dates, the Company ISA Documents complied as to form in all material respects with the requirements of the Israeli Securities Law applicable to such Company ISA Documents, and none of the Company ISA Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  To the Knowledge of the Company, none of the Company ISA Documents is the subject of ongoing ISA review or outstanding ISA investigation.  There are no outstanding or unresolved comments received from the ISA or its staff.  There has been no material correspondence between the ISA and the Company since September 1, 2011.  No Subsidiary of the Company is subject to the reporting requirements of the Israeli Securities Law.

(c) There are not, and since September 1, 2011, there have not been, any transactions, contracts, arrangements or understandings (each, an “Affiliate Transaction”), nor are there any of the foregoing currently proposed, that (if proposed but not having been consummated or executed, if consummated or executed) would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been disclosed in the Company SEC Documents.  The Company has made available (including via the EDGAR database, as applicable) to Parent true and complete copies of each contract or other relevant documentation (including any amendments or modifications thereto) available as of the date of this Agreement with respect to each Affiliate Transaction.

(d) The consolidated financial statements of the Company included in the Company SEC Documents have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) in the case of unaudited interim financial statements, for the absence of notes thereto and as permitted by Form 10-Q of the SEC and (ii) as may be indicated in such financial statements or in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments).

(e) The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K promulgated under the Exchange Act, which applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  The Company has timely disclosed, by filing a Form 8-K, any change in or waiver of the Company’s code of ethics, as required by Item 5.05(a) of Form 8-K.  To the Knowledge of the Company, there have been no material violations of provisions of the Company’s code of ethics.

(f) The Company has established and maintains internal control over financial reporting (as defined in and in accordance with the requirements of Rule 13a-15(f) of the Exchange Act) effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  The Company has established and maintains disclosure controls and procedures (as defined in and in accordance with the requirements of Rule 13a-15(e) of the Exchange Act) effective to ensure that material information required to be disclosed by the Company is reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC.  The Company has disclosed, based on the most recent evaluation of its chief executive officer and chief financial officer prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  The Company has made available to Parent all such disclosures made by management to the Company’s outside auditors and the audit committee of the Company Board.

(g) Since September 1, 2011, (i) neither the Company nor any Subsidiary or, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Subsidiary has received any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, in each case which set forth allegations of circumstances that if determined to be true, would be material to the Company and its Subsidiaries, taken as a whole, and, (ii) to the Knowledge of the Company, no attorney representing the Company or any of its Subsidiaries has reported evidence of a material violation of securities laws, material breach of fiduciary duty or similar material violation, relating to the period after September 1, 2011, by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any non-employee director or the chief executive officer of the Company pursuant to Section 307 of the Sarbanes-Oxley Act.  Since September 1, 2011, subject to any applicable grace periods, the Company has been and is in compliance in all material respects with (i) all material applicable provisions of the Sarbanes-Oxley Act and (ii) all material applicable listing and corporate governance rules and regulations of the NYSE MKT LLC and the TASE.

(h) Neither the Company nor any of its Subsidiaries has any liabilities or obligations (accrued, contingent or otherwise) except liabilities or obligations:  (i) disclosed in, reflected on or reserved against on the balance sheet of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Documents, including the consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2013 (the “Balance Sheet Date”), (ii) incurred after the Balance Sheet Date (x) in the ordinary course of business consistent with past practice or (y) as disclosed in the Company SEC Documents filed after the Balance Sheet Date, (iii) as explicitly contemplated by this Agreement or otherwise directly related to the Transactions, (iv) as would not reasonably be expected to have a Material Adverse Effect, or (v) as disclosed in Section 3.5(h) of the Company Disclosure Schedule.  Neither the Company nor any Subsidiary is a party to, or has any commitment to become a party to, any off balance sheet partnership, joint venture or any similar arrangement (including any agreement relating to any transaction or relationship between or among the Company and/or any Subsidiary, on the one hand, and any other Person, including any structured finance, special purpose or limited purpose Person, on the other hand), or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act).

SECTION 3.6 Absence of Certain Changes.  Since the Balance Sheet Date until the date of this Agreement (i) except for this Agreement and the transactions contemplated hereby, the Company has carried on and operated its businesses in all material respects in the ordinary course of business consistent with past practice and (ii) except as set forth in Section 3.6 of the Company Disclosure Schedule, there have not been any (a) events, changes or occurrences that have had, or would reasonably be expected to have, a Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution in cash, stock, property or otherwise in respect of the Company’s or any of its Subsidiaries’ capital stock, except for any dividend or distribution by a Subsidiary of the Company to the Company or a Subsidiary thereof, (c) any redemption, repurchase or other acquisition of any shares of capital stock of the Company or any of its Subsidiaries, (d) any material changes by the Company in its accounting principles, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto, (e) any sale or other transfer of any material portion of the Company’s assets, except in the ordinary course of business consistent with past practice, or (f) the entry by the Company into any binding agreement committing it to take any of the foregoing actions in clauses (b) through (e) of this sentence.

SECTION 3.7 Legal Proceedings.  As of the date of this Agreement, except as set forth in Section 3.7 of the Company Disclosure Schedule, there is no pending or, to the Knowledge of the Company, threatened, legal or administrative proceeding, claim, investigation, suit or action against the Company or any of its Subsidiaries, or, to the Knowledge of the Company, against any current or former supervisory employee of the Company or any of its Subsidiaries with respect to any acts or omissions in connection with their employment with the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect.  As of the date of this Agreement, there is not any Order imposed upon the Company or any of its Subsidiaries, in each case, by or before any Governmental Authority, that would reasonably be expected to have a Material Adverse Effect.  As of the date of this Agreement, there is not any material internal investigation or inquiry being conducted by the Company, the Company Board (or any committee thereof) or, to the Knowledge of the Company, any third party or Governmental Authority at the request of any of the foregoing concerning any financial, accounting, tax, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.  Other than as disclosed in Section 3.7 of the Company Disclosure Schedule or in the Company SEC Documents, since the Balance Sheet Date until the date of this Agreement, there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of Section 5.1(b)(xvi).

SECTION 3.8 Compliance With Laws; Permits.

(a) The Company and its Subsidiaries are, and since September 1, 2011 have been, in compliance in all material respects with all material Laws applicable to the Company or any of its Subsidiaries.  The Company and each of its Subsidiaries hold all material licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities necessary for the lawful conduct of their respective businesses (collectively, “Permits”).  The Company and its Subsidiaries are in compliance in all material respects with the terms of all Permits.  The representations and warranties contained in this Section 3.8 shall not apply to any of the matters referred to in Section 3.15.

(b) The Company complies in all material respects with all relevant laws and its own policies with respect to the privacy of all users and customers, and any of their personally identifiable information, and, to the Knowledge of the Company, no claims have been asserted or threatened against the Company by any Person alleging a material violation of any of the foregoing.

(c) All outstanding securities of the Company and its Subsidiaries and other equity or equity-based awards of the Company and its Subsidiaries have been issued in material compliance with all applicable Laws, including United States federal and Israeli securities laws and any applicable state securities or “blue sky” laws.

SECTION 3.9 Information Supplied.  Subject to the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.4, the Proxy Statement will not, on the date it is first mailed to stockholders of the Company and at the time of the Company Stockholders Meeting, and the Rule 13e-3 transaction statement on Schedule 13E-3 (as amended or supplemented from time to time, the “Schedule 13E-3”), on each date the Schedule 13E-3 is filed, amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  Each of the Proxy Statement and Schedule 13E-3 will comply as to form in all material respects with the applicable requirements of the Exchange Act and the Israeli Securities Law.  Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3.

SECTION 3.10 Tax Matters.

(a) Except as disclosed in Section 3.10 of the Company Disclosure Schedule: and except for those matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each of the Company and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf, in each case taking into account any extension of time within which to file, all Tax Returns (as hereinafter defined) required to be filed by it, and all such filed Tax Returns are correct and complete in all respects; (ii) all Taxes, whether or not shown to be due on such Tax Returns, have been timely paid; (iii) no deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries, which have not been fully paid or adequately reserved in the Company SEC Documents, and the Company is not aware of grounds for any such action; (iv) no audit or other administrative or court proceedings are pending with, or, to the Knowledge of the Company, have been threatened by, any Governmental Authority with respect to Taxes of the Company or any of its Subsidiaries, and no written notice thereof has been received; (v) all Taxes that the Company or any of its Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party have been withheld and paid over to the proper Government Authority in a timely manner; (vi) the Company has made provision in accordance with GAAP in the financial statements included in the Company SEC Documents for all Taxes that accrued on or before the end of the most recent period covered by the Company SEC Documents; (vii) neither the Company nor any of its Subsidiaries is a party to, or bound by, any Tax sharing, allocation, indemnity or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing; and (viii) no Liens for Taxes other than Permitted Liens exist with respect to any of the assets or properties of the Company or of any of its Subsidiaries.  Neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code (or so much of Section 356 of the Code as relates to Section 355(a) of the Code) within the past two years.  Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).  This paragraph, and to the extent applicable, Section 3.11, constitute the sole and exclusive representation or warranty of the Company relating to Tax matters.

(b) For purposes of this Agreement:  (x) “Taxes” shall mean (A) all federal, state, local or foreign taxes, charges, imposts, levies or other like assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, charges, universal service and other regulatory assessments, and other like assessments of any kind whatsoever, (B) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (A), and (C) any liability in respect of any items described in clauses (A) and/or (B) payable by reason of contract, assumption, successor or transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise, and (y) “Tax Returns” shall mean any return, report, claim for refund, estimate, information return or statement or other similar document filed or required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

SECTION 3.11 Employee Benefits and Labor Matters.

(a) Section 3.11(a) of the Company Disclosure Schedule lists all material Company Plans.  “Company Plans” means (i) all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (ii) all employment and similar agreements, and (iii) all plans, policies, programs, arrangements, agreements or forms of agreements (excluding government programs and statutory benefits) that provide for bonus opportunities, incentive compensation, equity or equity-based compensation, deferred compensation, change in control benefits, retention benefits, severance, separation, stock purchases, sick leave, vacation pay, salary continuation, medical or life insurance, employee loans, scholarships, collective bargaining, pensions, other welfare or fringe benefits, or tax gross-ups, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement), whether formal or informal, or oral or written, as to which (x) any current or former employee, director or individual consultant of the Company or any of its Subsidiaries (the “Company Employees”) has any present or future right to benefits and which are contributed to, sponsored by, or maintained by the Company or any of its Subsidiaries, or (y) the Company or any of its Subsidiaries has had or has any present or future obligation or liability, contingent or otherwise.

(b) None of the Company Plans is a “multiemployer plan” (as defined in Section 3(37) of ERISA) or is or has been subject to Sections 4063 or 4064 of ERISA or Title IV of ERISA.

(c) Neither the Company nor any of its Subsidiaries has any liability, contingent or otherwise, under Title IV of ERISA by reason of being or having been under common control or treated as a single employer under Section 414(b), (c), (m), or (o) of the Code with any Person (other than the Company and its Subsidiaries).

(d) The Company has made available to Parent current, correct and complete copies of each Company Plan (or, to the extent no such copy exists, an accurate description thereof), and to the extent applicable: (i) the most recent determination or opinion letter received from the Internal Revenue Service, (ii) the most recent Forms 5500 and all schedules thereto and audited financial statements, (iii) the most recent summary plan description and other written communications (or a description of any broad-based oral communications) by the Company or any of its Subsidiaries to the Company Employees concerning the extent of the benefits provided under a Company Plan, and (iv) each related trust agreement and insurance or group annuity contract, or other funding instrument, relating to such Company Plan.

(e) Each Company Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and all other applicable Laws, rules and regulations, except as would not reasonably be expected to have a Material Adverse Effect.  All Company Plans that are intended to be tax qualified under Section 401(a) of the Code are so qualified and have received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.  No non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) has occurred with respect to any Company Plan.  Neither the Company nor any of its Subsidiaries has incurred any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for current, former or retired employees of the Company or any of its Subsidiaries, except as required to avoid an excise tax under Section 4980B of the Code and at the sole expense of the employee or as may be required pursuant to any other applicable Law.

(f) As of the date of this Agreement, except as disclosed on the Company Disclosure Schedule, with respect to any Company Plan, (i) there are no claims, suits or actions pending or, to the Knowledge of the Company, threatened arising from or related to any of the Company Plans, other than routine claims for benefits; (ii) there are no facts or circumstances that, to the Knowledge of the Company, could give rise to any such actions, suits, or claims; and (iii) no administration investigation, audit or other administrative proceeding by the Department of Labor, the Internal Revenue Service or other governmental agencies is pending or, to the Knowledge of the Company, threatened (including any routine requests for information).

(g) All contributions to and payments from any Company Plan that have been required to be made in accordance with the terms of such Company Plan or applicable Law have been timely made, and all contributions for any period ending on or before the date of this Agreement that are not yet due are reflected as an accrued liability on the balance sheet of the Company.

(h) Each Company Plan is and all times has been in documentary and operational compliance with Section 409A of the Code and associated Treasury Department guidance, except for such non-compliance which would not reasonably be expected to have a Material Adverse Effect.  All stock options and stock appreciation rights granted by the Company have been granted having a per share exercise price at least equal to the fair market value of the underlying stock on the date the Option or stock appreciation right was granted, within the meaning of Section 409A of the Code and associated Treasury Department guidance.

(i) Except as disclosed in Section 3.11(i)(x) of the Company Disclosure Schedule or as contemplated in Section 2.3 or 2.4 of this Agreement, the execution and delivery of this Agreement, shareholder approval of this Agreement, and/or the consummation of the transactions contemplated hereby (whether alone or in combination with any other event) could not (i) result in any payment or funding obligation becoming due to any current or former employee or director of the Company or any of its Subsidiaries or under any Company Plan, or satisfy any prerequisite to any payment or benefit to any current or former employee or director of the Company or any of its Subsidiaries, (ii) increase any benefits under any Company Plan, (iii) result in the acceleration of the time of payment, vesting or funding of any benefits under any Company Plan, (iv) entitle any Company Employee to severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (v) result in the limitation of or restriction of the right of the Company or any successor to merge, amend, or terminate any of the Company Plans, or (vi) cause the Company to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award.  Except as disclosed in Section 3.11(i)(y) of the Company Disclosure Schedule, the execution and delivery of this Agreement, shareholder approval of this Agreement, and/or the consummation of the transactions contemplated hereby (whether alone or in combination with any other event) could not result in payments under any of the Company Plans which would not be deductible under Section 280G of the Code or which would be subject to an excise tax under Section 4999 of the Code.

(j) Except as disclosed in Section 3.11(j) of the Company Disclosure Schedule, no Company Plan is maintained outside the jurisdiction of the United States, or covers any employee residing or working outside the United States (any such Company Plan, a “Foreign Company Plan”).  All Foreign Company Plans have been established, maintained and administered in compliance with their terms and all applicable statutes, laws, ordinances, rules, orders, decrees, judgments, writs, and regulations of any controlling governmental authority or instrumentality except as would not reasonably be expected to have a Material Adverse Effect.  All Foreign Company Plans that are required to be funded are fully funded, and with respect to all other Foreign Company Plans, except as would not reasonably be expected to have a Material Adverse Effect, adequate reserves therefor have been established on the accounting statements of the applicable Company or Subsidiary entity.  No material liability or obligation of the Company or any of its Subsidiaries exists with respect to such Foreign Company Plans that has not been disclosed in Section 3.11(f) of the Company Disclosure Schedule.

(k) Except as disclosed in Section 3.11(k) of the Company Disclosure Schedule, neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other agreement with any labor organization or other representative of any Company Employees, nor is any such agreement presently being negotiated by the Company.  There are no unfair labor practice complaints pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary before the National Labor Relations Board or any other labor relations tribunal or authority, and there are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor or employment disputes pending or, to the Knowledge of the Company, threatened in writing against or involving the Company or any of its Subsidiaries, nor have there been any such strikes, work stoppages, slowdowns, or lockouts within the past three years.  To the Knowledge of the Company, there are no union organizing efforts involving any Company Employees, nor have there been any such efforts within the past three years.  Each person providing services to the Company or any of its Subsidiaries who is classified by the Company or any of its Subsidiaries as an independent contractor or as exempt from minimum wage and overtime requirements is properly so classified under all applicable Laws, except as would not reasonably be expected to have a Material Adverse Effect.  There is not in effect any consent decree with any Governmental Authority relating to any Company Employees or employment practices.  Within the past three (3) years, neither the Company nor any of its Subsidiaries has implemented any employee layoffs that could implicate the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar foreign, state or local Law, regulation or ordinance.

SECTION 3.12 Environmental Matters.

(a) To the Knowledge of the Company, each of the Company and its Subsidiaries is and has been in material compliance with all applicable laws relating to pollution or protection of the environment, natural resources or human health and safety (“Environmental Laws”), which compliance includes obtaining, maintaining and complying with all Permits required under or pursuant to Environmental Law.

(b) Except as disclosed in Section 3.12(b) of the Company Disclosure Schedule, to the Knowledge of the Company, no investigation, suit, claim, action or proceeding relating to or arising under Environmental Laws is pending or threatened against the Company or any of its Subsidiaries or any real property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries.

(c) To the Knowledge of the Company, there are no Hazardous Materials present at any real property owned, operated or leased by the Company or any Subsidiary, or at any other location for which the Company or any Subsidiary would have material liability, at concentrations in excess of those permitted under Environmental Law.

(d) Except as disclosed in Section 3.12(d) of the Company Disclosure Schedule or except as would not reasonably be expected to result in the Company or any Subsidiary incurring material liabilities, neither the Company nor any of its Subsidiaries has received any notice of or entered into any obligation, liability, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved requirements relating to or arising under Environmental Laws.

(e) The Company and each Subsidiary has made available to Parent all material environmental assessments, studies, audits, reports and any other material environmental documentation in their possession or control concerning liabilities or obligations of the Company or any Subsidiary arising under or pursuant to Environmental Law.

(f) This Section 3.12 constitutes the sole and exclusive representation and warranty of the Company regarding environmental matters, or liabilities or obligations, or compliance with Laws, relating thereto.

SECTION 3.13 Material Contracts.

(a) Except (A) for this Agreement and any Contracts contemplated to be entered into in connection therewith, (B) for the Company Plans (C) for Contracts filed with or incorporated by reference in filings made with the SEC on or after January 1, 2012 and prior to the date hereof, and (D) as set forth in Section 3.13 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by, as of the date hereof, any Contract:

(i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to the Company (other than those included in an exhibit list to filings made with the SEC on or after January 1, 2012 and prior to the date hereof);

(ii) which is a mortgage, security agreement, capital lease or similar agreement that effectively creates a Lien on any material assets of the Company or its Subsidiaries, other than a Permitted Lien;

(iii) which is a partnership or joint venture agreement involving a sharing of profits, losses, costs or liabilities by the Company or any of its Subsidiaries with any other Person;

(iv) which is a lease, whether as lessor or lessee, with respect to any real property that involves payments to or from the Company or its Subsidiaries in excess of $250,000 annually, or is a lease for any site on which any head end or transmission tower is located;

(v) which is for any development, marketing, resale, distribution or similar arrangement relating to any product or service involving payments to or from the Company in excess of $250,000;

(vi) which provides for (A) aggregate non-contingent payments by or to the Company or any of its Subsidiaries in excess of $350,000 annually or (B) potential payments by or to the Company or any of its Subsidiaries reasonably expected to exceed $350,000 annually;

(vii) which would prohibit or materially delay the consummation of the Merger or otherwise materially impair the ability of the Company to perform its obligations hereunder;

(viii) which prohibits the payment of dividends or distribution in respect of the capital stock of the Company or any of its Subsidiaries, prohibits the pledging of the capital stock of the Company or any of its Subsidiaries or prohibits the issuance of guarantees by any of the Company’s Subsidiaries;

(ix) which is a contract, agreement or arrangement relating to any acquisition of another business by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries has continuing indemnification, “earn out” or other contingent payment or guarantee obligations;

(x) which involves (A) any director or executive officer of the Company or its Subsidiaries, and (B) an amount in excess of $25,000 annually (other than (x) transactions between the Company and its Subsidiaries and the payment of compensation to directors, officers or employees in the ordinary course of business consistent with past practice (including any grant of equity awards) and (y) transactions that do not involve continuing liabilities or obligations of the Company or its Subsidiaries);

(xi) which contains any covenant granting “most favored nation” status that, following the Merger, would apply to or be affected by actions taken by Parent, the Surviving Corporation, and/or their respective Subsidiaries or Affiliates;

(xii) which contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interest of any Person or assets;

(xiii) which constitutes commitment relating to Indebtedness (whether incurred, assumed, guaranteed or secured by any asset);

(xiv) which purports to limit or restrict in any material respect (A) the ability of the Company or its Subsidiaries to solicit customers or (B) the manner in which, the line of business in which or the localities in which, all or any portion of the business of the Company and its Subsidiaries, including, following consummation of the Transactions contemplated by this Agreement, Parent and its Subsidiaries, competes or would compete;

(xv) which (i) provides for the development of any Technology or Intellectual Property by or for the Company or any of its Subsidiaries, (ii) provides for the acquisition of any ownership interest by the Company or any of its Subsidiaries in any Technology or Intellectual Property, (iii) includes any grant of any Intellectual Property License by the Company or any of its Subsidiaries to any Person or (iv) includes any grant of any Intellectual Property License by any Person to the Company or any of its Subsidiaries (other than non-exclusive licenses for Software that is licensed under “shrink-wrap” or “click-through” Contracts and is generally commercially available on reasonable terms through commercial distributors or in retail stores for a license fee of no more than $10,000);

(xvi) which is a settlement agreement or any consent-to-use or standstill agreement or standalone indemnification agreement; or

(xvii) which is with a Governmental Authority (all Contracts of the type described in this Section 3.13(a)(i)-(xvii) being referred to herein as “Company Material Contracts”).

(b) (i) Each Company Material Contract is valid and binding on the Company and its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and in full force and effect; (ii) the Company, each of its Subsidiaries, and, to the Knowledge of the Company, each other party have in all material respects performed all obligations required to be performed by them to date under each Company Material Contract; and (iii) neither the Company nor any of its Subsidiaries has received written notice of, or otherwise has Knowledge of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of the Company or any of its Subsidiaries under any such Company Material Contract, except, in each case above, where such failure to be valid, binding and in full force and effect, noncompliance or default would not reasonably be expected to have a Material Adverse Effect.  To the extent Company Material Contracts are evidenced by documents, true and complete copies thereof have been made available to Parent (including via the EDGAR database).  To the extent Company Material Contracts are not evidenced by documents, written summaries have been made available to Parent.

(c) Set forth in Section 3.13(c) of the Company Disclosure Schedule is a calculation, as of September 30, 2013, of all amounts paid, distributed, loaned or otherwise transferred from PRIDE Networks, Inc. or NTS Telephone Company, LLC, on the one hand, to NTS Communications, Inc. or NTS, Inc., on the other, since January 1, 2010.

SECTION 3.14 Intellectual Property.

(a) Section 3.14(a) of the Company Disclosure Schedule sets forth a true and correct list of all (i) Registered Company Intellectual Property and (ii) unregistered Marks owned by the Company or any of its Subsidiaries.  For each item of Registered Company Intellectual Property, Section 3.14(a) of the Company Disclosure Schedule lists (A) the record owner of such item, and, if different, the legal owner and beneficial owner of such item, (B) the jurisdiction in which such item is issued, registered or pending and (C) the issuance, registration or application date and number of such item.

(b) All necessary fees and filings with respect to any Registered Company Intellectual Property have been timely submitted to the relevant Governmental Authorities and Domain Name registrars to maintain such Registered Company Intellectual Property in full force and effect.  Except as set forth in Section 3.14(b) of the Company Disclosure Schedule, there are no annuities, payments, fees, responses to office actions or other filings required to be made and having a due date with respect to any Registered Company Intellectual Property within one hundred twenty (120) calendar days after the date of this Agreement.  No issuance or registration obtained and no application filed by the Company or any of its Subsidiaries for any Intellectual Property has been cancelled, abandoned, allowed to lapse or not renewed, except where the Company or any of its Subsidiaries has, in its reasonable business judgment, decided to cancel, abandon, allow to lapse or not renew such issuance, registration or application.

(c) The Company or one of its Subsidiaries (i) is the sole and exclusive owner of all right, title and interest in and to all Registered Company Intellectual Property and all Company Intellectual Property and Company Technology owned or purported to be owned by the Company or any of its Subsidiaries, free and clear of all Liens (other than Permitted Liens) and (ii) have valid and continuing rights (pursuant to Intellectual Property Licenses in written Contracts) to use, sell, license and otherwise exploit, as the case may be, all other Company Intellectual Property and Company Technology, free and clear of all Liens (other than Permitted Liens).  The Company Intellectual Property and Company Technology owned by or licensed to the Company and each of its Subsidiaries include all of the Intellectual Property and Technology reasonably necessary and sufficient to enable the Company and each of its Subsidiaries to conduct their respective businesses as currently conducted.

(d) Except as set forth in Section 3.14(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, unwritten claim from any Person in the six (6) years prior to the date hereof (i) alleging any infringement, misappropriation, misuse or violation of any Intellectual Property or Technology or unfair competition, (ii) inviting the Company or any of its Subsidiaries to take a license under any Intellectual Property or consider the applicability of any Intellectual Property to any Company Products or the conduct of the business of the Company or any of its Subsidiaries or (iii) challenging the ownership, use, validity or enforceability of any Company Intellectual Property or Company Technology.

(e) Except as would not reasonably be expected to have a Material Adverse Effect, to the Knowledge of the Company no Trade Secret included in the Company Intellectual Property has been authorized to be disclosed or has been actually disclosed by the Company or any of its Subsidiaries to any Person other than pursuant to a written confidentiality Contract restricting the disclosure and use thereof.  The Company and each of its Subsidiaries have taken reasonable measures to protect the confidentiality of all Trade Secrets included in the Company Intellectual Property and other confidential information and Technology of the Company and each of its Subsidiaries (and any confidential information owned by any Person to whom the Company or any of its Subsidiaries has a confidentiality obligation).  Each employee, consultant and contractor of the Company and each of its Subsidiaries has entered into a written non-disclosure Contract with the Company or such Subsidiary in a form made available to Parent prior to the date hereof.

(f) The IT Systems are adequate and sufficient (including with respect to working condition and capacity) for the operations of the Company and each of its Subsidiaries.  The Company and each of its Subsidiaries (i) have taken reasonable measures to preserve and maintain the performance, security and integrity of the IT Systems (and all Software, information or data stored thereon) and (ii) maintain reasonable documentation regarding all IT Systems, their methods of operation and their support and maintenance.  During the two (2) year period prior to the date hereof, (A) there has been no failure with respect to any IT Systems that has had a material effect on the operations of the Company or any of its Subsidiaries and (B) there has been no unauthorized access to or use of any IT Systems (or any Software, information or data stored thereon).

(g) Except as set forth in Section 3.14(g) of the Company Disclosure Schedule, the Company and each of its Subsidiaries (i) have during the past three (3) years complied with and are in compliance in all material respects with their respective posted privacy policies and applicable privacy Laws and (ii) have during the past three (3) years collected, accessed, stored, processed, transferred and disposed of personally identifiable information in a secure manner using reasonable technical measures.

SECTION 3.15 Communications Regulatory Matters.

(a) Each License is valid and in full force and effect and has not been suspended, revoked, canceled or adversely modified.  Except as disclosed in Section 3.15(a) of the Company Disclosure Schedule, no License is subject to (i) any material conditions or requirements that have not been imposed generally upon licenses in the same service, or (ii) any pending regulatory proceeding or judicial review before a Governmental Authority.  To the Knowledge of the Company, there has been no event, condition or circumstance that would preclude any License from being renewed in the ordinary course (to the extent that such License is renewable by its terms).

(b) Except as disclosed in Section 3.15(b) of the Company Disclosure Schedule, the licensee of each License is in compliance with each License, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect, and has fulfilled and performed all of its material obligations with respect thereto, including all reports, notifications and applications required by the rules, regulations, policies, instructions and orders of the FCC or the State Regulators.

SECTION 3.16 Property; Title to Assets.

(a) Except as set forth in Section 3.16(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries has good and valid title to, or a valid leasehold interest in (or other right to use), all of their assets free and clear of all Liens, except for Permitted Liens.

(b) The material assets of the Company and its Subsidiaries that are tangible assets of any kind or description are in good working condition, ordinary wear and tear excepted.

(c) The real property demised by the leases described on Section 3.16(c) of the Company Disclosure Schedule (the “Leased Real Property”) constitutes all of the real property leased by the Company and its Subsidiaries.  The Company has prior to the date of this Agreement provided to Parent substantially true, complete and correct copies of the leases for such real property.  Section 3.16(c) of the Company Disclosure Schedule contains a list of all material leases of real property pursuant to which the Company or any Subsidiary leases any of the Real Property to a third party  (collectively, the “Subleases”).

(d) Section 3.16(d) of the Company Disclosure Schedule contains a true, complete and correct description in all material respects of all real property owned by the Company or its Subsidiaries (the “Owned Real Property”, and together with the Leased Real Property, the “Real Property”).  The Company or a Subsidiary has marketable fee simple title to the Owned Real Property, free and clear of all Liens except for Permitted Liens.  The Real Property comprises all real property used in the conduct of the business and operations of the Company and its Subsidiaries as currently conducted.

(e) The Real Property is not the subject of any pending condemnation, eminent domain or inverse condemnation proceedings or any other taking by public authority with or without payment of consideration therefor, nor has any notice of a proposed condemnation or taking been received by the Company or any of its Subsidiaries.

(f) Other than the Subleases, there are no material leases, subleases, licenses, concessions or other Contracts entered into by the Company and its Subsidiaries granting to any Person the right to use or occupy the Real Property and no other Person (other than the Company and its Subsidiaries) is in possession of the Real Property.  Neither Company nor any of its Subsidiaries has granted any Person an option or other right to purchase any of the Owned Real Property.

SECTION 3.17 Insurance.  Except as disclosed in Section 3.17 of the Company Disclosure Schedule, (a) the Company and the Subsidiaries own or hold policies of insurance, or are self-insured, in amounts providing reasonably adequate coverage against all risks customarily insured against by companies in similar lines of business as the Company and the Subsidiaries, and (b) all such material insurance policies are in full force and effect.  Between the Balance Sheet Date and the date of this Agreement, neither the Company nor any Subsidiary has received any written communication notifying the Company or any Subsidiary of any (i) premature cancellation or invalidation of any material insurance policy held by the Company or any Subsidiary (except with respect to policies that have been replaced with similar policies), (ii) refusal of any coverage or rejection of any material claim under any material insurance policy held by the Company or any Company Subsidiary, or (iii) material adjustment in the amount of the premiums payable with respect to any material insurance policy held by the Company or any Subsidiary. As of the date of this Agreement, there is no pending material claim by the Company against any insurance carrier under any insurance policy held by the Company or any Subsidiary.

SECTION 3.18 Compliance with the U.S. Foreign Corrupt Practices Act and Other Applicable Anti-Corruption and Anti-Money Laundering Laws.  Since January 1, 2009, the Company and its Subsidiaries have complied in all material respects with the U.S. Foreign Practices Act of 1977, as amended, UK Bribery Act of 2010, and other anti-corruption Laws in any applicable jurisdiction.  Since January 1, 2009, none of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to any Governmental Authority, or employee thereof, political party or candidate for political office; (b) made any direct or indirect unlawful payment to any Governmental Authority, or employee thereof, or to foreign or domestic political parties or campaigns from corporate funds; or (c) made any bribe, rebate, payoff, influence payment, kickback or other payment, or provided or offered to provide anything of value, to any Governmental Authority, or employee thereof, or any other person, in violation of applicable Laws.  Since January1, 2009, the Company, its Subsidiaries, and their agents have not made any payment, transfer of funds, or otherwise used corporate funds in a manner that violates applicable anti-money laundering Laws, including the U.S. Bank Secrecy Act and Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001.

SECTION 3.19 Customers and Suppliers.  Section 3.19 of the Company Disclosure Schedule lists (i) the ten (10) largest customers of the Company and its Subsidiaries (determined on the basis of aggregate revenues recognized by the Company and its Subsidiaries over the four consecutive fiscal quarter period ended June 30, 2013) (each a “Major Customer”) and (ii) the ten (10) largest suppliers of the Company and its Subsidiaries (determined on the basis of aggregate purchases made by the Company and its Subsidiaries over the four consecutive fiscal quarter period ended June 30, 2013) (each, a “Major Supplier”).  The Company has not received any written or, to the Knowledge of the Company, oral notice from any Major Customer or Major Supplier that it intends to terminate, or not renew, its relationship with the Company or its Subsidiaries.

SECTION 3.20 Takeover Statutes.  Assuming the representation in Section 4.8 is accurate, the Company Board has taken all actions required to be taken by it to render the restrictions of (i) the “combinations with interested stockholders” statutes set forth in NRS 78.411-78.444, (ii) the “acquisition of controlling interest” statutes set forth in NRS 78.378-78.3793, and any provision of Law relating to any “fair price,” “moratorium,” “control share acquisition,” or other similar antitakeover statute regulation  inapplicable to the Merger.  As of the date hereof, the Company does not have in effect any stockholder rights plan, commonly or colloquially known as a “poison pill”, and the Company Board has not adopted or authorized the adoption of such a plan.

SECTION 3.21 Opinion of Financial Advisor.  The Special Committee and the Company Board have received the opinions of Oberon Securities, LLC and B. Riley & Co., LLC, dated the date of this Agreement, to the effect that, as of such date, and subject to the various assumptions and qualifications set forth therein, the consideration to be received in the Merger by holders of the Company Common Stock is fair from a financial point of view to holders of such shares.  The Company has provided signed copies of such opinions to Parent.

SECTION 3.22 Brokers and Other Advisors.  Except for Oberon Securities, LLC and B. Riley & Co., LLC, the fees and expenses of which will be paid by the Company and the agreements related thereto which will be terminated at the Closing, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.  The Company has provided to Parent signed copies of the engagement letters with Oberon Securities, LLC and B. Riley & Co., LLC.

SECTION 3.23 FTTP Passings.  Set forth in Section 3.23 of the Company Disclosure Schedule is a schedule of the Company’s cumulative estimate of its approximate number of FTTP Passings, as of September 30, 2013, in (a) Abilene, Texas, (b) Wichita Falls, Texas and (c) those localities serviced by Pride Network, Inc., which estimate is, to the Knowledge of the Company, true, complete and accurate.

SECTION 3.24 No Other Representations or Warranties.  Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other Person makes any representation or warranty with respect to the Company or its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Parent or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing.  Except for the representations and warranties contained in this Article III, the Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Parent or its Affiliates or Representatives (including any opinion, information, projection, or advice that may have been or may be provided to Parent by any director, officer, employee, agent, consultant, or representative of the Company or any of its Affiliates).  The Company makes no representations or warranties to Parent or Merger Sub regarding the probable success or profitability of the Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company that, except as disclosed in the disclosure schedule delivered by Parent and Merger Sub simultaneously with the execution of this Agreement (the “Parent Disclosure Schedule”) (it being understood that any matter disclosed in the Parent Disclosure Schedule shall be deemed disclosed with respect to any section of this Article IV to which the matter relates to the extent the relevance of such matter to such other section is reasonably apparent on the face of such disclosure):

SECTION 4.1 Organization; Standing.  Parent is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Nevada and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada.  Each of Parent and Merger Sub has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority would not reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform its obligations hereunder or prevent or materially delay consummation of the Transactions on a timely basis.  True, complete and correct copies of the certificate of formation, articles of incorporation, bylaws or similar organizational documents of each of Parent and Merger Sub, as in effect as of the date of this Agreement, have previously been made available to the Company, and neither Parent nor Merger Sub is in violation of its organizational or governing documents in any material respect.

SECTION 4.2 Authority; Noncontravention.

(a) Each of Parent and Merger Sub has all necessary limited liability company or corporate power and authority, as applicable, to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the Transactions.  The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Transactions, have been duly authorized and approved by their respective boards of directors and adopted and approved by Parent as the sole stockholder of Merger Sub, and no other limited liability company or corporate action on the part of Parent or Merger Sub, as applicable, is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by them of the Transactions (other than the filing with the Nevada Secretary of State the Articles of Merger as required by the NRS).  The sole member of Parent and board of directors of Merger Sub have determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in its and Parent’s, as sole stockholder of Merger Sub, best interests, as applicable, and have approved and adopted this Agreement and the transactions contemplated hereby, including the Merger.  Merger Sub has recommended this Agreement to Parent, its sole stockholder, and Parent has approved this Agreement.  This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) None of the execution and delivery of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Transactions, or compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of formation, articles of incorporation or bylaws of Parent or Merger Sub or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.3 are obtained and the filings referred to in Section 4.3 are made and any waiting period required thereunder shall have been terminated or expired prior to the Effective Time: (x) violate any Law applicable to Parent, Merger Sub or any of their respective Subsidiaries, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination, amendment or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or Merger Sub under, any of the terms, conditions or provisions of any Contract to which Parent or Merger Sub is a party, or by which they or any of their respective properties or assets may be bound, except for such violations, conflicts, breaches or defaults with respect to clause (ii) as would not reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform its obligations hereunder or prevent or materially delay consummation of the Transactions on a timely basis.

SECTION 4.3 Governmental Approvals.  Except for (i) in connection or compliance with the provisions of NRS 92A, (ii) filings required under, and compliance with other applicable requirements of, the HSR Act and any Foreign Antitrust Laws, (iii) the Schedule 13E-3 and (iv) the consents from, or registrations, declarations, notices or filings made to or with the FCC or any Governmental Authority (including any State Regulator) or local cable franchise authorities) (other than with respect to securities, antitrust, competition, trade regulation or similar laws), in each case as may be required in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement and are required with respect to mergers, business combinations or changes in control of telecommunications companies generally, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform its obligations hereunder or prevent or materially delay consummation of the Transactions on a timely basis.

SECTION 4.4 Information Supplied.  Subject to the accuracy of the representations and warranties of the Company set forth in Section 3.9, the information supplied by Parent for inclusion (or incorporation by reference) in the Proxy Statement will not, on the date it is first mailed to stockholders of the Company and at the time of the Company Stockholders Meeting, and the Schedule 13E-3 will not, on each date the Schedule 13E-3 is filed, amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to any information supplied by the Company or its Subsidiaries or any of their respective Representatives on behalf of the Company or its Subsidiaries which is contained in or incorporated by reference in the Proxy Statement or the Schedule 13E-3.

SECTION 4.5 Ownership and Operations of Merger Sub.  Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub.  Merger Sub was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

SECTION 4.6 Capital Resources.  Parent and Merger Sub collectively will have no later than the date they become due, sufficient cash resources (without giving effect to any unfunded financing regardless of whether any such financing is committed) available to pay all of Parent’s and Merger Sub’s payment obligations under this Agreement (including payment of the aggregate Merger Consideration, aggregate Option Consideration and aggregate Warrant Consideration), perform their obligations under this Agreement and to pay all fees and expenses payable by them in connection with the Transactions.

SECTION 4.7 Limited Guarantee.  Concurrently with the execution of this Agreement, the Guarantor has delivered to the Company the duly executed Limited Guarantee.  The Limited Guarantee is in full force and effect and is the valid, binding and enforceable obligation of the Guarantor (subject to the Bankruptcy and Equity Exception), no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantor under the Limited Guarantee and there exist no facts or circumstances that are reasonably expected to result in a default on the part of the Guarantor  under the Limited Guarantee.

SECTION 4.8 Ownership of Shares.  Other than Rollover Shares, and except as provided for by this Agreement and the Voting Agreement, none of Parent, Merger Sub or their controlled Affiliates owns (directly or indirectly, beneficially, of record or otherwise) any shares of Company Common Stock, and none of Parent, Merger Sub or their controlled Affiliates holds any rights to acquire or vote any shares of Company Common Stock, as of the date hereof or at any time prior to the time that is immediately prior to the Effective Time.

SECTION 4.9 Certain Arrangements.  There are no Contracts between Parent or Merger Sub on the one hand, and any member of the Company’s management or directors, on the other hand, as of the date hereof that relate in any way to the Company or the Transactions, other than the Voting Agreement and the Rollover Agreement.

SECTION 4.10 Investigations; Litigation.  As of the date hereof, there are no (a) suits, claims, actions, proceedings, arbitrations, mediations or investigations pending or, to the Knowledge of Parent or Merger Sub, threatened against Parent or any of its Subsidiaries, or (b) Orders to which Parent, any of its Subsidiaries, or any of their respective properties is or are subject, in each case, that would reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform its obligations hereunder or prevent or materially delay consummation of the Transactions on a timely basis.

SECTION 4.11 Brokers and Other Advisors.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

SECTION 4.12 Parent and Merger Sub Acknowledgements.  Except for the specific representations and warranties expressly made by the Company in Article III of this Agreement, Parent and Merger Sub acknowledge and agree that: (i) the Company is not making and has not made any representation or warranty, expressed or implied, at Law or in equity, in respect of the Company, its Subsidiaries, or any of the Company’s or its Subsidiaries’ respective businesses, assets, liabilities, operations, prospects, or condition (financial or otherwise), including with respect to merchantability or fitness for any particular purpose of any assets, the nature or extent of any liabilities, the prospects of the Company’s or its Subsidiaries’ respective businesses, the effectiveness or the success of any operations, or the accuracy or completeness of any confidential information memoranda, documents, projections, material or other information (financial or otherwise) regarding the Company or any of its Subsidiaries furnished to Parent, Merger Sub or their Representatives or made available to Parent, Merger Sub or their Representatives in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions, or in respect of any other matter or thing whatsoever; and (ii) no director, officer, agent, representative or employee of the Company or any of its Subsidiaries has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in this Agreement and subject to the limited remedies herein provided.

SECTION 4.13 No Other Representations or Warranties.  Except for the representations and warranties contained in this Article IV, the Company acknowledges that none of Parent, Merger Sub or any other person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company.

ARTICLE V

ADDITIONAL COVENANTS AND AGREEMENTS

SECTION 5.1 Conduct of Business.  Except as contemplated or permitted by this Agreement, as required by applicable Law or as contemplated by Section 5.1 of the Company Disclosure Schedule, during the period from the date of this Agreement until the Effective Time, unless Parent otherwise consents (the granting or denial of such consent not to be unreasonably delayed):

(a) The Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course and the Company shall use commercially reasonable efforts (i) to preserve substantially intact its business organization, (ii) to preserve in all material respects its present relationships and goodwill with customers, suppliers and other persons with which it has material business relations, (iii) manage its working capital in the ordinary course of business consistent with past practice, (iv) comply in all material respects with the terms of all Material Contracts, (v) to keep available the services of its officers, employees, consultants and independent contractors, and (vi) to take all actions set forth in Section 5.1(a) of the Company Disclosure Schedule.

(b) The Company shall not, and shall cause each of its Subsidiaries not to:

(i) (A) issue, sell, grant, pledge, dispose of, transfer, encumber, or accelerate the vesting or amend the terms of (or authorize the same) any shares (including, without limitation, any incentive awards settleable in shares or in cash or other property determined by reference to the value of shares) of its capital stock, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants or options to purchase any shares of its capital stock, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, provided, that the Company may issue shares of Company Common Stock upon the exercise of Options and/or Warrants that are outstanding on the date of this Agreement and set forth in Section 5.1(b)(i) of the Company Disclosure Schedule; (B) redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any of its outstanding shares of capital stock, or any rights, warrants or options to acquire any shares of its capital stock, except (x) pursuant to commitments listed in Section 5.1(b)(i) of the Company Disclosure Schedule in effect as of the date hereof or (y) in connection with withholding to satisfy tax obligations with respect to options, acquisitions in connection with the forfeiture of equity awards, or acquisitions in connection with the net exercise of options; (C) other than dividends and distributions by a wholly owned Subsidiary of the Company to the Company or any direct or indirect wholly owned Subsidiary of the Company, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock; or (D) split, combine, subdivide or reclassify any shares of its capital stock;

(ii) incur any Indebtedness except for (i) borrowings incurred pursuant to existing credit facilities, (ii) inter-company borrowings between or among the Company and/or one or more of its Subsidiaries, (iii) any Indebtedness incurred to replace, renew, extend, refinance or refund any existing Indebtedness of the Company or any of its Subsidiaries on substantially the same or more favorable terms to the Company or its Subsidiaries than such existing Indebtedness, or (iv) borrowings pursuant to a Rural Utilities Service loan, or application therefore, on substantially the same economic terms to the Company and its Subsidiaries as their existing financings (other than with respect to grants related thereto) with the Rural Utilities Service (and a copy or copies of which shall be made available to Parent prior to the Closing Date);

(iii) (A) pre-pay any long-term debt unless in conjunction with remaining in compliance of a consolidated coverage ratio under such facility; or (B) waive, release, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise); provided, for the avoidance of doubt, that any scheduled payments of principal and interest on the Company’s bonds listed on the TASE made as and when due pursuant to the terms of such bonds shall be treated as payments made in the ordinary course of business;

(iv) make any loans, advances or capital contributions to, or investments in, any other Person (other than (A) to the Company or any of its Subsidiaries, (B) accounts receivable and extensions of credit and (C) advances of expenses to employees, in each case in the ordinary course of business consistent with past practice);

(v) sell, pledge, mortgage, transfer, lease, license, allow the expiration or lapse of, guarantee, subject to any Lien, encumber, or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any Person or any of the properties, rights or assets of the Company and its Subsidiaries, except (A) sales, leases and rentals and other dispositions to customers that are not material to the Company and its Subsidiaries, taken as a whole, (B) pursuant to Contracts in force on the date of this Agreement listed in Section 5.1(b)(v) of the Company Disclosure Schedule, (C) dispositions of obsolete or worthless assets in the ordinary course of business consistent with past practice or (D) transfers among the Company and its wholly owned Subsidiaries;

(vi) make, or become legally committed to make, any new capital expenditures in excess of $500,000 in the aggregate for the Company and its Subsidiaries, taken as a whole, except as contemplated in the Company’s capital expenditure budget made available to Parent and as necessary to fulfill its capital expenditure requirements under the Company’s outstanding loans with the Rural Utilities Service;

(vii) acquire (including by merger, consolidation or acquisition of stock or assets or otherwise) any Person or purchase substantially all the assets of any Person or any business, division or material asset of any Person, other than purchases of inventory and other assets (except capital assets, the permitted expenditures for which are addressed in Section 5.1(b)(vi)) in the ordinary course of business consistent with past practice or pursuant to existing Contracts that have been made available to Parent prior to the date hereof;

(viii) (A) increase the compensation or fringe benefits of any of its present or former directors, officers or employees, other than increases in salaries for non-executive (which shall mean positions below the level of vice-president) employees made in the ordinary course of business consistent with past practice; provided, that payments of non-discretionary bonuses earned but unpaid as of the date of this Agreement shall not constitute an increase in compensation; (B) extend an offer of employment to, or hire, (1) a candidate for an executive position (which shall mean the title of vice president or above) with the Company or its Subsidiaries, or terminate an employee in such a position other than for “cause”, or (2) any candidate for employment with the Company or its Subsidiaries in a non-executive position, other than offers or hires made in the ordinary course of business consistent with past practice; (C) amend the title or scope of responsibilities of any executive officer; (D) except as set forth in Section 5.1(b)(viii) of the Company Disclosure Schedule, grant or agree to grant any severance or termination pay to any present or former director, officer, or employee of the Company or its Subsidiaries; (E) establish, adopt, enter into, amend, or terminate, or increase or accelerate the contributions with respect to, any Company Plan, or any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Company Plan if it were in existence as of the date of this Agreement; or (F) award any discretionary bonus payment or bonus opportunity, or waive or deem satisfied the performance requirements applicable to any outstanding bonus award unless such performance requirements are actually satisfied in accordance with the terms of the applicable bonus award; except, in each of clauses (A) through (F), other than as required pursuant to applicable Law or the terms of a Company Plan or Contract in effect on the date of this Agreement and set forth in Section 3.11 of the Company Disclosure Schedule;

(ix) except with respect to the Option Consideration, communicate with employees of the Company or any of its Subsidiaries regarding the compensation, benefits or other treatment that they will receive in connection with the Merger, unless any such communications are consistent with prior directives or documentation provided to the Company by Parent (in which case, the Company shall provide Parent with prior notice of and the opportunity to review and comment upon any such communications);

(x) except as set forth in Section 5.1(b)(x) of the Company Disclosure Schedule, (A) modify, amend, or terminate any Company Material Contract or enter into any contract that would be a Company Material Contract if entered into prior to the date hereof or (B) waive or assign any of its rights or claims under a Company Material Contract or contract that would be a Company Material Contract if entered into prior to the date hereof, in each case except in the ordinary course of business consistent with past practice;

(xi) (A) make, change or revoke any material election concerning Taxes or Tax Returns, (B) settle or compromise any material Tax claim or liability, (C) change (or make a request to any Governmental Authority to change) any method of accounting or annual accounting period for Tax purposes, (D) surrender any claim for a material refund of Taxes, (E) enter into any closing agreement relating to any Tax, (F) file any amended Tax Return or (G) waive or extend the statute of limitations in respect of any Tax;

(xii) make any material changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP, any rule or regulation promulgated by the SEC or any other applicable Law;

(xiii) materially amend the Company Charter Documents;

(xiv) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(xv) enter into any agreement, understanding, or commitment that restrains, limits or impedes the Company’s or any of its Subsidiaries’ ability to compete with or conduct any business or line of business, including geographic limitations on the Company’s or any of its Subsidiaries’ activities;

(xvi) except as set forth on Section 5.1(b)(xvi) of the Company Disclosure Schedule, pay, discharge, settle, or satisfy any material claims against the Company or any of its Subsidiaries (including claims of stockholders relating to this Agreement or the Transactions), other than the payment, discharge, settlement, or satisfaction of claims that involve only the payment of monetary damages not in excess of $150,000 individually or $400,000 in the aggregate and without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries;

(xvii) assign, transfer, lease, cancel, fail to renew or fail to extend any material License issued by the FCC or any State Regulator; or

(xviii) authorize or agree to take any of the foregoing actions prohibited by this Section 5.1(b).

SECTION 5.2 Preparation of the Proxy Statement.

(a) As soon as practicable following the date of this Agreement (but in no event later than twenty-five (25) calendar days after the date of this Agreement), the Company shall, with the assistance of Parent, prepare and file the Proxy Statement with the SEC, and Parent and the Company shall prepare and file the Schedule 13E-3 with the SEC.  Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Proxy Statement and the Schedule 13E-3.  Parent and Merger Sub shall provide to the Company any information concerning Parent and its Affiliates reasonably required for inclusion in the Proxy Statement and Schedule 13E-3.  The Company shall thereafter use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement and the Schedule 13E-3 and to cause the Proxy Statement (in definitive form as contemplated by Rule 14a-3 promulgated under the Exchange Act substantially in the form previously cleared or filed with the SEC, as the case may be) to be filed with the SEC and sent to the stockholders of the Company, together with a copy of the Schedule 13E-3, as promptly as practicable after the Proxy Statement and Schedule 13E-3 are cleared by the SEC (the “SEC Clearance Date”); provided, that if the SEC has failed to affirmatively notify the Company on or before ten (10) calendar days after the filing of the preliminary Proxy Statement and the Schedule 13E-3 with the SEC that it will not review the preliminary Proxy Statement and the Schedule 13E-3, then such tenth (10th) day shall be the “SEC Clearance Date”.  The Proxy Statement shall include the Company Board Recommendation.  Notwithstanding the foregoing, prior to filing the Proxy Statement and the Schedule 13E-3 (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and comment on such document or response and shall give due consideration to including in the Proxy Statement and the Schedule 13E-3 (or any amendment or supplement to the foregoing) and/or response comments reasonably and timely proposed by Parent.

(b) Each of the Company and Parent shall as soon as reasonably practicable notify the other upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or the Schedule 13E-3 or for additional information and shall provide such other party with copies of all correspondence between such party and its Representatives, on the one hand, and the SEC and its staff, on the other hand.  In the event that the Company or Parent receives any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or the Schedule 13E-3, each such party shall promptly provide to the other any information or assistance as may reasonably be requested by the other party in connection with the response to such comments or such request.  As promptly as reasonably practicable after comments are received from the SEC and after the furnishing by the Company and Parent of all information required to be contained therein, the Company shall, in consultation with Parent, prepare and file any required amendments to the Proxy Statement or the Schedule 13E-3 with the SEC.

(c) If at any time prior to the Effective Time, any information should be discovered by any party hereto which should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3 so that the Proxy Statement or the Schedule 13E-3 would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and, to the extent required by applicable Law, disseminated by the Company to the stockholders of the Company.

(d) In complying with the provisions of this Section 5.2, the Company shall ensure compliance with the Israeli Securities Law and the rules of the TASE, including filing of all necessary filings with the ISA and the TASE and including handling in the manner prescribed above any comments received from the ISA or the TASE, to the extent received.

SECTION 5.3 Stockholders’ Meeting.  As soon as practicable following the SEC Clearance Date (but in no event later than five (5) Business Days thereafter), the Company shall establish a record date for purposes of determining stockholders entitled to notice of and to vote at the Company Stockholders Meeting (the “Record Date”).  Once the Company has established the Record Date, the Company shall consult with Parent prior to changing the Record Date or establishing a different record date for the Company Stockholders Meeting, unless required to do so by applicable Law, the NYSE MKT LLC or the TASE.  The Company shall, as soon as practicable following the SEC Clearance Date (but in no event later than thirty-five (35) calendar days following the SEC Clearance Date), duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholders Meeting”) for the purpose of obtaining the Company Stockholder Approval; provided, however, that the Company Stockholders Meeting may be delayed for up to ten (10) calendar days if the Company Board determines (after consultation with outside counsel and upon recommendation of the Special Committee) that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law.  Subject to Section 5.4(d) hereof, the Company Board shall make the Company Board Recommendation.  Notwithstanding any Company Adverse Recommendation Change, unless this Agreement is validly terminated pursuant to, and in accordance with Article VII, this Agreement shall be submitted to the Company’s stockholders for the purpose of seeking the Company Stockholder Approval.  The Company shall, upon the reasonable request of Parent, use its reasonable best efforts to advise Parent during the last ten (10) Business Days prior to the date of the Company Stockholder Approval regarding proxies received to date.  Without the prior written consent of Parent, the adoption of this Agreement and the Transactions (including the Merger) shall be the only matter (other than procedural matters) which the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholders Meeting.  The Company may adjourn or postpone the Company Stockholders Meeting (i) to the extent necessary to ensure that any required (as determined by the Company Board in good faith after consultation with outside legal counsel) supplement or amendment to the Proxy Statement is provided to the Company’s stockholders, (ii) if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such meeting, (iii) to allow additional solicitation of votes in order to obtain the Company Stockholder Approval or (iv) with the consent of Parent; provided, that no adjournment may be to a date on or after three (3) Business Days prior to the Expiration Date.

SECTION 5.4 Non-Solicitation; Superior Proposal.

(a) Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 12:01 a.m. (New York time) on the 30th calendar day after the date of this Agreement (the “Go-Shop Period End Date”), the Company and its Subsidiaries and their Representatives shall have the right, under the direction of the Special Committee, to (i) initiate, solicit and encourage any inquiry or the making of any proposal or offer that constitutes a Takeover Proposal, including by providing information (including non-public information and data) regarding, and affording access to the business, properties, assets, books, records and personnel of, the Company and its Subsidiaries to any Person pursuant to an Acceptable Confidentiality Agreement; provided that the Company shall promptly (and in any event within twenty-four (24) hours) make available to Parent any material non-public information concerning the Company or its Subsidiaries that is provided to any Person given such access that was not previously made available to Parent, and (ii) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Persons or group of Persons with respect to any Takeover Proposals and cooperate with or assist or participate in or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any Takeover Proposals. No later than one (1) Business Day after the Go-Shop Period End Date, the Company shall provide to Parent (i) a list of all Persons from whom the Company received, after the date hereof and prior to the Go-Shop Period End Date, a written Takeover Proposal that the Company Board determines (after consultation with independent financial advisors and outside legal counsel and upon recommendation thereof by the Special Committee) is bona fide and constitutes, or would be reasonably expected to result in, a Superior Proposal (each, a “Go-Shop Excluded Party”) and (ii) the terms and conditions of any such Takeover Proposal (including, if applicable, unredacted copies of the relevant proposed transaction agreements and copies, with such redactions as may be customary and required in order to comply with confidentiality obligations, of any financing commitments relating thereto).

(b) Except as expressly permitted by this Section 5.4 (including the last sentence of Section 5.4(c)), from and after the Go-Shop Period End Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VII,  the Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to cause each of its Representatives (i) to immediately cease any discussions or negotiations with any Persons that may be ongoing with respect to a Takeover Proposal; and (ii) not to (A) solicit, initiate or knowingly facilitate or encourage any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a Takeover Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding a Takeover Proposal, (C) otherwise knowingly facilitate any effort or attempt to make a Takeover Proposal or (D) enter into any letter of intent, agreement or agreement in principle with respect to a Takeover Proposal (other than an Acceptable Confidentiality Agreement as permitted in accordance with Section 5.4(a)).

(c) Notwithstanding anything to the contrary contained in Section 5.4(b), if at any time following the Go-Shop Period End Date and prior to, but not after, obtaining the Company Stockholder Approval, the Company has received a written Takeover Proposal that did not result from a breach of this Section 5.4 from a third party, the Company and its Representatives may (A) furnish any information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal and (B) participate in discussions or negotiations with the Person making such Takeover Proposal regarding such Takeover Proposal; provided, that the Company will not, and will use its reasonable best efforts to cause its Representatives not to, disclose any non-public information to such Person without entering into an Acceptable Confidentiality Agreement, and the Company will promptly (and in any event within twenty-four (24) hours) provide to Parent a copy of any material non-public information not previously provided to Parent (or its Representatives), if and only to the extent that, in each such case referred to in clause (A) or (B) above, the Company Board has determined in good faith (after consultation with independent financial advisors and outside legal counsel and upon recommendation thereof by the Special Committee) that such Takeover Proposal constitutes or would reasonably be expected to lead to a Superior Proposal.  From and after the Go-Shop Period End Date, the Company shall promptly (and in any event within two (2) Business Days) provide to Parent, with respect to any Takeover Proposal, the material terms and conditions of any such Takeover Proposal (including, if applicable, unredacted copies of the relevant proposed transaction agreements and copies, with such redactions as may be customary and required in order to comply with confidentiality obligations, of any financing commitments relating thereto).  Following the Go-Shop Period End Date, the Company shall keep Parent reasonably informed of the status and terms of any Takeover Proposal (including any amendments thereto) and the discussions and negotiations relating thereto.  Notwithstanding the foregoing, from and after the commencement of the Go-Shop Period End Date and for a period of ten (10) calendar days thereafter, the Company may continue to engage in the activities described in Section 5.4(a) (subject to the limitations and obligations set forth therein) with respect to, and the restrictions in Section 5.4(b) shall not apply to, any Go-Shop Excluded Party (but only for so long as such Person or group is a Go-Shop Excluded Party), including with respect to any amended or modified Takeover Proposal submitted by any Go-Shop Excluded Party following the Go-Shop Period End Date (but, for the avoidance of doubt, prior to the expiration of such ten (10) calendar day period) that is bona fide and constitutes, or would be reasonably expected to result in, a Superior Proposal.

(d) Except as expressly permitted by this Section 5.4(d), the Company Board shall not (i)(A) withhold, withdraw, qualify or modify, or publicly propose to withdraw, qualify or modify, in a manner adverse to Parent, the recommendation by the Company Board that stockholders of the Company adopt this Agreement (the “Company Board Recommendation”), (B) publicly recommend to the stockholders of the Company or approve a Takeover Proposal, or (C) fail to publicly reaffirm the Company Board Recommendation within five (5) Business Days after Parent so requests at any time when a Takeover Proposal shall have been made and not publicly rejected by the Company Board (provided, however, that such five (5) Business Days period shall be extended for an additional three (3) Business Days following any material modification to such Takeover Proposal occurring after the receipt of Parent’s request), provided that notwithstanding the foregoing, in no event shall the Company Board fail to publicly reaffirm the Company Board Recommendation when obligated pursuant to this clause (i)(C) at least twenty-four (24) hours prior to the Company Stockholders Meeting, (ii) approve or recommend, or publicly propose to approve or recommend, any Takeover Proposal or any letter of intent or agreement in principle with respect to a Takeover Proposal, (iii) agree or resolve to take, or publicly announce any intention to take, any of the actions set forth in clauses (i) and (ii) above (any action described in clauses (i) through (iii) being referred to as a “Company Adverse Recommendation Change”), or (iv) authorize, cause or permit the Company or any of its Subsidiaries to enter into any merger, acquisition or similar agreement with respect to any Takeover Proposal (other than an Acceptable Confidentiality Agreement) (each, a “Company Acquisition Agreement”).  Notwithstanding the foregoing, at any time prior to obtaining the Company Stockholder Approval, (i) the Company Board may make a Company Adverse Recommendation Change if the Company Board determines in good faith (after consultation with outside legal counsel and upon the recommendation of the Special Committee), in response to a material development or change in material circumstances not relating to any Takeover Proposal, which development or change first occurred or arose after the date hereof and the existence and material consequences of which development or change were not known by the Company Board at or prior to the date hereof (such facts, circumstances or changes, an “Intervening Event”), that failure to make a Company Adverse Recommendation Change on account of such Intervening Event would be inconsistent with its fiduciary duties under applicable Law (other than because the Company has received a Superior Proposal), or  (ii) if the Company Board receives a Takeover Proposal that such Board determines in good faith, after consultation with independent financial advisors and outside legal counsel and upon recommendation thereof by the Special Committee, that (A) such Takeover Proposal constitutes a Superior Proposal, (B) failure to enter into a Company Acquisition Agreement with respect to such Superior Proposal would be inconsistent with the directors’ fiduciary duties under applicable Law and (C) such Superior Proposal did not result from a breach of this Agreement, then the Company Board shall have the right to, in response to such Superior Proposal, enter into such Company Acquisition Agreement with respect to such Superior Proposal if the Company shall have concurrently with entering into such Company Acquisition Agreement terminated this Agreement pursuant to Section 7.1(d)(ii) and paid to Parent the Termination Fee set forth in and pursuant to the terms of Section 7.3; provided that prior to taking any action pursuant to clause (ii), (w) the Company shall have provided at least four (4) Business Days prior written notice to Parent of the intention to take such action (which notice shall include an unredacted copy of the Superior Proposal, an unredacted copy of the relevant proposed transaction agreements and a copy, with such redactions as may be customary and required in order to comply with confidentiality obligations, of any financing commitments relating thereto), (x) during such four (4) Business Day period, the Company negotiates with Parent to make such adjustments to the terms and conditions of this Agreement and the Limited Guarantee as would enable the parties to proceed with the transactions contemplated herein on such adjusted terms, (y) following the end of such notice period, the Company Board shall have considered in good faith any proposed revisions to this Agreement and the Limited Guarantee and shall have determined that the Superior Proposal would continue to constitute a Superior Proposal if such revisions were to be given effect, and (z) in the event of any material change to the material terms of such Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (w) above and the notice period shall have recommenced, provided the advance notice period shall be two (2) Business Days (unless the initial four (4) Business Day period has not concluded, in which case such notice period shall be at least three (3) Business Days after such additional notice).

(e) Notwithstanding Section 5.4(d), the Company Board may not make a Company Adverse Recommendation Change in response to an Intervening Event unless:

(i) the Company provides Parent with written information describing such Intervening Event in reasonable detail as soon as reasonably practicable after becoming aware of it;

(ii) the Company notifies Parent in writing at least four (4) Business Days before making a Company Adverse Recommendation Change with respect to such Intervening Event of its intention to do so and specifying the reasons therefor; and

(iii) if Parent makes a proposal during such four (4) Business Day period to adjust the terms and conditions of this Agreement and the Limited Guarantee, the Company Board negotiates in good faith with Parent and, after taking into consideration the adjusted terms and conditions of this Agreement and the Limited Guarantee as proposed by Parent, continues to determine in good faith (after consultation with outside legal counsel) that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law.

(f) For purposes of this Agreement:

“Takeover Proposal” means any inquiry, proposal or offer from any Person or group of Persons (other than Parent and its Subsidiaries) related to, or that could reasonably be expected to lead to, any (A) direct or indirect merger, consolidation, share exchange, business combination, recapitalization, asset sale or similar transaction involving an acquisition of the Company and its Subsidiaries (including securities of Subsidiaries) equal to 20% or more of the consolidated total assets of the Company and its Subsidiaries or to which 20% or more of the Company’s net revenues or net income on a consolidated basis are attributable, (B) direct or indirect acquisition of 20% or more of the outstanding equity securities of the Company, (C) tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the outstanding equity securities of the Company or (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company; in each case, other than the Merger and the Transactions.

“Superior Proposal” means a bona fide written Takeover Proposal (with the percentages set forth in the definition of such term changed from 20% to 51%) that the Company Board determines in good faith (after consultation with its independent financial and outside legal advisors) (A) is reasonably likely to be consummated in accordance with its terms, considering such factors that the Board of Directors considers to be appropriate and (B) that, if consummated, would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the Merger and the other Transactions (after giving effect to any revisions to the terms of this Agreement proposed by Parent in response to such proposal or otherwise).

(g) Nothing in this Section 5.4 shall prohibit the Company Board, the Special Committee or any other committee of the Company Board from complying with its disclosure obligations under U.S. federal or state Law with regard to a Takeover Proposal, including taking and disclosing to the Company’s stockholders a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or other applicable Law (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), if such Board or committee determines, after consultation with outside counsel, that failure to so disclose such position would be reasonably likely to constitute a violation of applicable Law or a breach of the fiduciary duties of the Company Board arising thereunder; provided, however, that except as set forth in the last sentence of this Section 5.4(g), nothing in this Section 5.4(g) shall preclude any disclosure permitted by this Section from constituting a Company Adverse Recommendation Change, if applicable.  It is understood and agreed that, for purposes of this Agreement (including Article VII), a factually accurate public statement by the Company that describes the Company’s receipt of a Takeover Proposal and the operation of this Agreement with respect thereto, or any “stop, look and listen” communication by the Company Board pursuant to Rule 14d-9(f) of the Exchange Act, or any similar communication to the stockholders of the Company, shall not constitute a Company Adverse Recommendation Change or a proposal by the Company Board to withdraw or modify such board’s recommendation of this Agreement or the Transactions.

(h) The Company acknowledges and agrees that any violation of the restrictions set forth in this Section 5.4 by any Subsidiary or Representative of the Company shall be a breach of this Section 5.4 by the Company.

SECTION 5.5 Commercially Reasonable Efforts.

(a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable efforts to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable, under applicable Law, to cause the conditions to Closing to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Antitrust Laws), and (ii) obtain all approvals, consents, waivers, registrations, permits, authorizations, payoff letters and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions, including, for the avoidance of doubt, those consents and approvals set forth in Section 5.5(a) of the Company Disclosure Schedule.

(b) In furtherance and not in limitation of the foregoing, (i) each party hereto agrees to make and effect as promptly as reasonably practicable all registrations, filings and submissions required to be made or effected by it pursuant to the Antitrust Laws, the Exchange Act, the Israeli Securities Law and any other applicable Law with respect to the Transactions, including the making of an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions within ten (10) Business Days of the date hereof, the supply as promptly as practicable of any additional information and documentary material that may be requested pursuant to the HSR Act and the use of its commercially reasonable efforts to take, or cause to be taken, all other actions consistent with this Section 5.5 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act (including any extensions thereof) as soon as practicable; and (ii) the Company and Parent shall each use its commercially reasonable efforts to (x) take all action necessary to ensure that no state takeover statute or similar Law is or becomes applicable to any of the Transactions and (y) if any state takeover statute or similar Law becomes applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the Transactions.

(c) Each of the parties hereto shall use its commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private party, and (ii) to the extent permitted by Law, keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions to the extent that such information does not involve competitively sensitive information or information about Parent’s and Merger Sub’s plans, projections, presentations, goals or similar information regarding the future operation, growth, development, management or other aspects of Parent’s potential control over the business of the Company.  Subject to applicable Laws relating to the exchange of information, each party hereto shall consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any such request, inquiry, investigation, action or other legal proceeding.  In addition, except as may be prohibited by any Governmental Authority or by Law, in connection with any such request, inquiry, investigation, action or other legal proceeding, each party hereto may permit authorized Representatives of the other parties (x) to be present at each meeting or conference with a representative of a Governmental Authority relating to such request, inquiry, investigation, action or other legal proceeding and (y) to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with any such request, inquiry, investigation, action or other legal proceeding.

(d) In furtherance and not in limitation of the covenants of the parties contained in this Section 5.5, each of the parties hereto shall use its commercially reasonable efforts to resolve such objections, if any, as may be asserted by a Governmental Authority or other Person with respect to the Transactions.  Without limiting any other provision hereof, Parent and the Company shall each use its commercially reasonable efforts to (i) avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the consummation of the Transactions, on or before the Expiration Date, including by defending through litigation on the merits any claim asserted in any court by any Person, and (ii) avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any Governmental Authority with respect to the Transactions so as to enable the consummation of the Transactions to occur as soon as reasonably possible (and in any event no later than the Expiration Date).  Notwithstanding the foregoing, in no event shall the Company or Parent, or any of their respective Subsidiaries or Affiliates, be required to (i) sell, divest or otherwise dispose of or hold separate any assets or businesses of Parent, the Company or the Surviving Corporation (or any of their Subsidiaries); (ii) cause any contractual or business relationship between Parent, any of Parent’s Affiliates, the Company or any Subsidiary of the Company and any other Person to be terminated or modified; or (iii) otherwise take or commit to take actions that limit Parent’s, the Company’s or the Surviving Corporation’s (or any of their respective Subsidiaries’) freedom of action with respect to, or their ability to retain, one or more of their businesses, product lines or assets, in each case, as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other Order in any suit or proceeding, which would otherwise have the effect of preventing or materially delaying the consummation of the Transactions.

(e) The Company agrees to use its commercially reasonable efforts to provide, and cause its Representatives to use their respective reasonable best efforts to provide, such cooperation or assistance with the Financing as is reasonably requested by Parent.  Without limitation of the foregoing, the Company shall provide all cooperation reasonably requested by Parent in connection with the Financing, including, without limitation:  (i) providing all information reasonably requested by Parent or the providers of the Financing in connection therewith; (ii) cause officers and employees of the Company and its Subsidiaries to participate in a reasonable number of due diligence sessions, management presentations and drafting sessions; (iii) obtaining comfort letters from and otherwise securing the cooperation of the accountants and independent auditors of the Company and its Subsidiaries (including requesting any consents of accountants for use of their reports in any materials relating to the Financing and the delivery of one or more customary representation letters); (iv) providing assistance in obtaining any consents, waivers, estoppels, approvals, authorizations and instruments of third parties, if and to the extent reasonably necessary in connection with the Financing; (v) providing such financial and other information, if and to the extent reasonably necessary for the consummation of the Financing prior to Closing; (vi) using commercially reasonable efforts to cooperate with respect to matters relating to pledges of collateral to take effect at the consummation of Closing in connection with the Financing; and (vii) assisting in the preparation of, and causing the Company and its Subsidiaries to execute and deliver in a timely manner, credit, indemnification and other definitive financing agreements and other certificates and documents, including, without limitation, lien waivers, estoppels, solvency certificates, legal opinions, officers’ certificates demonstrating compliance with restrictive covenants, consents, pledge and security documents and perfection certificates, as may be reasonably requested in connection with the foregoing; provided, however, that neither the Company nor any of its Subsidiaries shall be required to execute any agreements, certificates and documents prior to the consummation of the Closing unless such agreements, certificates and documents shall only be effective upon the consummation of the Closing.  Notwithstanding anything to the contrary contained in this Section 5.5(e), (i) nothing in this Section 5.5(e) shall require any such cooperation or assistance to the extent that it would (v) require the Company or its Subsidiaries or any of their Representatives to waive or amend any terms of this Agreement or agree to pay any commitment or other fees or reimburse any expenses prior to the Closing Date, or incur any liability or give any indemnities or otherwise commit to take any similar action, in each case that is not contingent upon the Closing, (w) unreasonably interfere with the ongoing business or operations of the Company and its Subsidiaries, (x) require the Company or its Subsidiaries to take any action that will conflict with or violate the Company’s or its Subsidiaries’ organizational documents or any Laws or result in a violation or breach, default or event of default under, any Contract to which the Company or any of its Subsidiaries is a party, (y) result in any officer or director of the Company or its Subsidiaries incurring any personal liability with respect to any matters relating to the Financing or (z) require the Company or its Subsidiaries to enter into any financing or purchase agreement for the Financing that would be effective prior to the Closing Date, and (ii) no liability or obligation of the Company or its Subsidiaries or any of their senior management, agents or representatives, as applicable, under any agreement entered into in connection with the Financing shall be effective until the Closing Date.  In the event that this Agreement is terminated pursuant to Section 7.1(d)(i) or 7.1(d)(iii), Parent shall, promptly upon request by the Company, reimburse the Company for all out-of-pocket fees, costs and expenses (including legal fees) incurred by the Company or its Subsidiaries in connection with the cooperation or assistance contemplated by this Section 5.5(e) and shall indemnify and hold harmless the Company and its Subsidiaries and their Representatives from and against any and all losses suffered or incurred by them in connection with the cooperation or assistance contemplated by this Section 5.5(e) in arranging the Financing (other than to the extent such losses arise from the breach by the Company of its obligations hereunder) and any information utilized in connection therewith.

SECTION 5.6 Public Announcements.  The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company.  Thereafter, so long as this Agreement remains in effect and except as set forth in Section 5.4, neither the Company nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or the other Transactions without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed after such party has had a reasonable opportunity to review and comment upon such press release or other public announcement), except as may be required by Law or by any applicable listing agreement with a the NYSE MKT LLC, the TASE or any other national securities exchange, as determined in the good faith judgment of the party proposing to make such release (in which case such party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other party); provided, however that the Company shall not be required to provide to Parent any such opportunity to review or comment in connection with the receipt and existence of a Takeover Proposal and matters related thereto or a Company Adverse Recommendation Change.

SECTION 5.7 Access to Information; Confidentiality.  Upon reasonable advance notice and subject to applicable Laws relating to the exchange of information, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and its Representatives reasonable access during normal business hours to the Company’s and its Subsidiaries’ officers, properties, books, Contracts, offices, facilities, personnel, financial information and records, other than, subject to the requirements of Section 5.4, any such matters that relate to the negotiation and execution of this Agreement, or to transactions potentially competing with or alternative to the transactions contemplated by this Agreement or proposals from other parties relating to any competing or alternative transactions, and the Company shall furnish promptly to Parent (i) to the extent not publicly available, a copy of each report, schedule and other document filed by it pursuant to the requirements of Federal or state securities Laws, and (ii) such other information concerning its business, assets, liabilities, employees, properties and other aspects of the Company and its Subsidiaries as Parent may reasonably request (provided, that Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company).  The Company shall, and shall cause each of its Subsidiaries to, furnish, to the extent currently prepared by the Company in the ordinary course of business, for the period beginning after the date of this Agreement and ending at the Effective Time, as soon as practicable after the end of each month during such period, a copy of the monthly internally prepared financial statements of the Company, including balance sheets, income statements and statements of cash flow.  Notwithstanding the foregoing, the Company shall not be obligated to provide such access or information pursuant to this Section 5.7 if (i) the Company determines, in its reasonable judgment, that doing so would reasonably be expected to (A) violate applicable Law or an obligation of confidentiality owing to a third-party, or (B) subject or cause any privilege (including the attorney-client privilege) that the Company or any of its Subsidiaries would be entitled to assert to be undermined with respect to such information and such undermining of such privilege would, in the Company’s good faith judgment, adversely affect in any material respect such Person’s position in any pending, or what the Company or any Subsidiaries believes in good faith could be, future litigation, or (ii) the Company or any of its Subsidiaries, on the one hand, and Parent or any of its Subsidiaries, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto unless required by the rules of discovery; provided, that the Company shall use its commercially reasonable efforts to limit any such restrictions pursuant to this sentence and shall furnish information to the extent not so restricted; provided, further, that to the extent the Company is so restricted in providing any such access pursuant to a Company Material Contract or obligation of confidentiality owing to a third party, the Company shall use its commercially reasonable efforts (without being required to make any payments or other concessions) to obtain any approval, consent or waiver with respect to such Company Material Contract or obligation that is necessary to provide such access.  Notwithstanding the foregoing, Parent shall not have access to personnel records of the Company or any of its Subsidiaries relating to individual performance or evaluation records, medical histories or other sensitive information that in the Company’s good faith opinion, after consultation with outside counsel, the disclosure of which would reasonably be expected to subject the Company or any of its Subsidiaries to liability.  Until the Effective Time, any information provided pursuant to this Section 5.7 will be deemed “Evaluation Material” (as such term is defined by the Confidentiality Agreement) subject to the terms of that certain letter agreement regarding, among other things, the confidentiality of certain information provided to Parent in connection with its evaluation of the Transactions, dated as of April 10, 2013, between Tower Three Partners LLC and the Company (as it may be amended from time to time, the “Confidentiality Agreement”), and, without limiting the generality of the foregoing, Parent shall not, and shall cause its Representatives not to, use such information for any purpose unrelated to the consummation of the Transactions.  No investigation, or information received, pursuant to this Section 5.7, will modify any of the representations and warranties of the Company.

SECTION 5.8 Notification of Certain Matters.  To the extent not prohibited by applicable Law, the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any notice or other communication received from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Transactions, (iii) the occurrence or non-occurrence of any event that would cause or result in any of the conditions to the Merger set forth in Article VI not being satisfied, and (iv) any notice or other communication received by the Company from the trustee to the Company’s bonds listed on the TASE in connection with the Transactions; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the party receiving such notice.

SECTION 5.9 Indemnification and Insurance.

(a) From and after the Effective Time, Parent shall, and shall cause the Company and the Surviving Corporation to, (i) jointly and severally to the fullest extent permitted under applicable Law, indemnify and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director, officer, fiduciary or employee of the Company or of a Subsidiary of the Company and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was both at the request and for the benefit of the Company or any of its Subsidiaries (each, an “Indemnitee” and, collectively, the “Indemnitees”), and (ii) to the fullest extent permitted under applicable Law, assume all obligations of the Company and such Subsidiaries to the Indemnitees in respect of any costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement incurred in connection with any actual or threatened proceeding, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective (including any matters arising in connection with the Transactions contemplated by this Agreement) (and Parent and the Surviving Corporation shall also advance expenses as incurred; provided that if required by applicable Law, the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnitee is not entitled to indemnification), in the case of clauses (i) and (ii), as provided in (x) the Company Charter Documents and the organizational documents of such Subsidiaries as currently in effect and (y) the indemnification agreements listed in Section 5.9 of the Company Disclosure Schedule, which shall survive the Transactions and continue in full force and effect in accordance with their respective terms.  Without limiting the foregoing, to the extent permitted by Law, Parent, from and after the Effective Time until all applicable statutes of limitations have expired, shall cause the articles of incorporation and bylaws of the Surviving Corporation to contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities of directors and officers, indemnification and advancement of expenses than are set forth as of the date of this Agreement in the Company Charter Documents, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees.

(b) Notwithstanding anything to the contrary contained in this Section 5.9(b) or elsewhere in this Agreement, Parent agrees that it shall not (and shall cause the Surviving Corporation not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim for which indemnification may be sought under this Agreement unless such settlement, compromise, consent or termination (i) includes an unconditional release of all Indemnitees from all liability arising out of such claim, (ii) imposes no obligation of any nature on any Indemnitee and (iii) does not include an admission of fault or wrongdoing by any Indemnitee.  Parent shall not be liable for any settlement without Parent’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(c) Prior to the Effective Time, the Company shall purchase, and, following the Effective Time, Parent shall, and shall cause the Surviving Corporation to, maintain with reputable and financially sound carriers, fully pre-paid six-year “tail” policies with terms, conditions, retentions and limits of liability that are at least as favorable, in the aggregate, to the current directors’ and officers’ liability insurance and fiduciaries liability insurance policies maintained as of the date hereof by the Company (the “Current Policies”), which tail policies shall cover a period from the Effective Time through and including the date six years after the Closing Date with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time, including the transactions contemplated hereby; provided, however, that in no event shall the Company, Parent or the Surviving Corporation expend for such policies pursuant to this sentence an annual premium in excess of 200% of the annual premiums currently paid by the Company for such insurance; provided, further, that should the cost of such “tail” policies exceed the 200% cap, the Company shall instead purchase the best available coverage for 200% of the aggregate premium paid by the Company for the Current Policies for the current fiscal year.

(d) The provisions of this Section 5.9 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs, successors and representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.  Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 5.9 is not prior to, or in substitution for, any such claims under any such policies.

(e) The obligations of Parent and the Surviving Corporation under this Section 5.9 shall not be terminated or modified by such parties in a manner so as to adversely affect any Indemnitee, or any other Person entitled to the benefit of this Section 5.9, to whom this Section 5.9 applies, without the consent of the affected Indemnitee or such other Person, as the case may be.  In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation, as the case may be, shall assume all of the obligations thereof set forth in this Section 5.9. It is expressly agreed that, notwithstanding any other provision of this Agreement that may be to the contrary, (i) the Indemnitees to whom this Section 5.9 applies shall be third-party beneficiaries of this Section 5.9, and (ii) this Section 5.9 shall survive the Effective Time and shall be enforceable by such Indemnitees and their respective successors, heirs and representatives against Parent and the Surviving Corporation and their respective successors and assigns.

SECTION 5.10 Fees and Expenses.

(a) Except as otherwise provided in the last sentence of Section 5.5(e), paragraph (b) of this Section 5.10, and Section 7.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Transactions are consummated.

(b) Expenses incurred in connection with the filing, printing and mailing of the Proxy Statement and the Schedule 13E-3 and in connection with notices or other filings with any Governmental Authority under any Antitrust Laws shall be shared equally by Parent and the Company.

SECTION 5.11 Rule 16b-3.  Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is subject to the requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act to the extent permitted by applicable Law.

SECTION 5.12 Delisting.  Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions reasonably necessary to enable the Surviving Corporation to de-list the Company’s securities (other than the Company’s bonds listed on the TASE) from the NYSE MKT LLC and the TASE and de-register the Company’s securities (other than the Company’s bonds listed on the TASE) under the Exchange Act and the Israeli Securities Law, if applicable, as soon as practicable following the Effective Time.

SECTION 5.13 Control of Operations.  Without in any way limiting any party’s rights or obligations under this Agreement, the parties understand and agree that (i) nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time, and (ii) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

SECTION 5.14 Litigation.  Subject to Section 5.5, each of Parent, Merger Sub and the Company agrees to use its commercially reasonable efforts to defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging, or seeking damages or other relief as a result of, the Merger, this Agreement or the other Transactions, including seeking to have any Order adversely affecting the ability of the parties to consummate the Transactions entered by any court or other Governmental Authority promptly vacated or reversed.  The Company shall provide Parent with the opportunity to participate in the defense or settlement of any stockholder litigation against the Company or the Company Board relating to the Merger (it being understood that the Company shall control the defense and settlement of any such litigation with counsel of its own choosing), and no such settlement shall be agreed to and entered unless Parent shall have otherwise consented in writing prior to such agreement and the entry of such settlement (the granting or denial of such consent to not be unreasonably delayed).

SECTION 5.15 Obligations of Merger Sub and the Surviving Corporation.  Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement.

ARTICLE VI

CONDITIONS PRECEDENT

SECTION 6.1 Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law, except with respect to Section 6.1(a), which shall not be waivable) on or prior to the Closing Date of the following conditions:

(a) Company Stockholder Approval.  The Company Stockholder Approval shall have been obtained;

(b) Antitrust.  The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.  In addition, any waiting period (and any extension thereof) applicable to the Merger under Foreign Antitrust Laws shall have been terminated or shall have expired, other than any expiration or termination, the failure of which to occur or obtain individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, or impair in any material respect the ability of Parent or Merger Sub to perform its obligations hereunder or prevent or materially delay consummation of the Transactions on a timely basis, in each case, assuming consummation of the Merger; and

(c) No Injunctions or Restraints.  No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority of competent jurisdiction (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal.

SECTION 6.2 Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.  Other than the Carved Out Representations, each of the representations and warranties of the Company shall be true and correct (without giving effect to any limitation or qualification of such representation and warranty relating to materiality or Material Adverse Effect, except in the case of Sections 3.5(d) and 3.6(ii)(a) and the defined term “Company Material Contract”) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representations and warranties speak as of an earlier date, in which case they shall be true and correct as of such earlier date without giving effect to any limitation or qualification of such representation and warranty relating to materiality or Material Adverse Effect, except in the case of Sections 3.5(d) and 3.6(ii)(a) and the defined term “Company Material Contract”) in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, does not and would not reasonably be expected to have a Material Adverse Effect.  The Carved Out Representations shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case they shall be true and correct in all respects as of such earlier date), except for inaccuracies in Section 3.2 that are de minimis in the aggregate.  Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to the effect that the conditions in this Section 6.2(a) have been satisfied;

(b) Performance of Obligations of the Company.  The Company shall have performed or complied in all material respects with all of its obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to such effect;

(c) Absence of Material Adverse Effect.  From the date of this Agreement, there shall not have been any events, changes or occurrences that have had, or would reasonably be expected to have, a Material Adverse Effect;

(d) FIRPTA.  The Company shall deliver to Parent an affidavit, under penalties of perjury, in the form attached hereto as Exhibit F, stating that the Company is not and has not been a United States real property holding corporation, dated as of the Closing Date and in form and substance required under Treasury Regulation Sections 1.1445-2(c)(3) and 1.897 2(h), together with proof reasonably satisfactory to Parent that the Company has provided notice to the Internal Revenue Service in accordance with Treasury Regulation Section 1.897-2(h)(2); and

(e) Receipt of Consents and Approvals.  The consents and approvals set forth in Section 6.2(e) of the Company Disclosure Schedule shall have been obtained (i) without the payment of any fees or the agreement to take or refrain from taking any action outside the ordinary course of the Company’s business and (ii) shall be in full force and effect.

SECTION 6.3 Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.  Each of the representations and warranties of Parent and Merger Sub shall be true and correct in all respects (disregarding any qualifications as to materiality contained in such representations and warranties) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representations and warranties speak as of an earlier date, in which case they shall be true and correct in such respects as of such earlier date) unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform its obligations under this Agreement or prevent or materially delay consummation of the Transactions on a timely basis.  The Company shall have received a certificate signed on behalf of Parent and Merger Sub by a senior executive officer of Parent and Merger Sub to the effect that the conditions in this Section 6.3(a) have been satisfied; and

(b) Performance of Obligations of Parent and Merger Sub.  Parent and Merger Sub shall have performed or complied in all material respects with all of the obligations required to be performed or complied with by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by a senior executive officer of Parent and Merger Sub to such effect.

SECTION 6.4 Frustration of Closing Conditions.  None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to use the standard of efforts required from such party to consummate the Merger and the other Transactions, as required by and subject to Section 5.5.

ARTICLE VII

TERMINATION

SECTION 7.1 Termination.  This Agreement may be terminated and the Transactions abandoned at any time prior to the Closing Date, whether before or after receipt of the Company Stockholder Approval:

(a) by the mutual written consent of the Company and Parent duly authorized by each of their respective boards of directors (which, with respect to the Company, shall be upon the recommendation of the Special Committee); or

(b) by either of the Company (acting upon the recommendation of the Special Committee), or Parent:

(i) if the Merger shall not have been consummated on or before April 18, 2014 (the “Expiration Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to a party if the failure of the Merger to have been consummated on or before the Expiration Date was primarily due to the breach in any material respect of any of such party’s obligations under this Agreement; or

(ii) if any Restraint having the effect set forth in Section 6.1(c) shall be in effect and shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in any such Restraint or if the issuance of such final, non-appealable Restraint was primarily due to the breach in any material respect of any of such party’s obligations under this Agreement; or

(iii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(iii) shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Company Stockholder Approval to have been obtained.

(c) by Parent, if:

(i) the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (x) would result in the failure of a condition set forth in Section 6.2(a) or 6.2(b) and (y) has not been cured by the Company within twenty (20) calendar days after the Company’s receipt of written notice thereof from Parent (which notice shall specify in reasonable detail the nature of such breach or failure) or is incapable of being cured by the Company by the Expiration Date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if there shall be an inaccuracy as of such time of any representation or warranty contained in Article IV (assuming such representation and warranty were made as of such time), or if Parent or Merger Sub shall have breached any covenant or other obligation in this Agreement, in each case, such that the condition contained in Section 6.3(a) or 6.3(b) would not be capable of being satisfied; or

(ii) if (A) there shall have been a Company Adverse Recommendation Change or (B) the Company shall have materially breached any of its obligations under Section 5.4.

(d) by the Company, upon the recommendation of the Special Committee, if:

(i) Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would result in the failure of a condition set forth in Section 6.3(a) or 6.3(b) and (ii) has not been cured by Parent within twenty (20) calendar days after Parent’s receipt of written notice thereof from the Company or is incapable of being cured by Parent by the Expiration Date, it being acknowledged and agreed that any termination by the Company pursuant to this Section 7.1(d)(i) shall not constitute a Company Adverse Recommendation Change; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if there shall be an inaccuracy as of such time of any representation or warranty contained in Article III (assuming such representation and warranty were made as of such time), or if the Company shall have breached any covenant or other obligation in this Agreement, in each case, such that the condition contained in Section 6.2(a) or 6.2(b) would not be capable of being satisfied; or

(ii) at any time prior to the time the Company Stockholder Approval is obtained, if the Company Board authorizes the Company to enter into a Company Acquisition Agreement with respect to a Superior Proposal; provided that (A) the Company shall have complied in all material respects with its obligations under Section 5.4; (B) prior to transmitting notification to Parent of the termination of this Agreement pursuant to this Section 7.1(d)(ii), the Company Board has not concluded that the Takeover Proposal is no longer a Superior Proposal; (C) substantially concurrently with any termination pursuant to this Section 7.1(d)(ii), the Company enters into a definitive Company Acquisition Agreement with respect to such Superior Proposal; and (D) the Company pays Parent the applicable Termination Fee set forth in and pursuant to the terms of Section 7.3; or

(iii) (A) all of the conditions set forth in Sections 6.1 and 6.2 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but each of which was at the time of termination capable of being satisfied as if such time were the Closing), (B) the Company has irrevocably confirmed by notice in writing to Parent (x) that all of the conditions set forth in Section 6.3 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but each of which was at the time of termination capable of being satisfied or waived at the Closing) or that it is waiving any unsatisfied conditions in Section 6.3 for the purpose of consummating the Closing and (y) it is ready, willing and able to consummate the Closing; (C) Parent and Merger Sub fail to complete the Closing within two (2) Business Days after the delivery of such notice; and (D) the Company stood ready, willing and able to consummate the Closing during such two (2) Business Day period.

SECTION 7.2 Effect of Termination.

(a) In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Sections 5.10, 7.2 and 7.3, Article VIII, the last sentence of Section 5.4(g), the second to last sentence of Section 5.7, the Confidentiality Agreement and the Limited Guaranty, all of which shall survive termination of this Agreement in accordance with their terms), and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates, except that the Company and Parent may have liability as provided in Section 7.3.

(b) The parties acknowledge that the agreements contained in this Section 7.2 and in Section 7.1 and Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement.

SECTION 7.3 Termination Fee; Termination Expenses.

(a) In the event that this Agreement is terminated pursuant to Section 7.1(c)(ii) or Section 7.1(d)(ii), then, within three (3) Business Days (in the case of a termination pursuant to Section 7.1(c)(ii)) or within two (2) Business Days (in the case of a termination pursuant to Section 7.1(d)(ii)), the Company shall pay or cause to be paid to Parent, by wire transfer of immediately available funds, the Termination Fee; it being understood and agreed that in no event shall the Company be required to pay the Termination Fee on more than one occasion.

(b) In the event that (i) this Agreement is terminated pursuant to Sections 7.1(b)(i), 7.1(b)(iii) or Section 7.1(c)(i), and any Person shall have made and publicly disclosed a bona fide Takeover Proposal after the date of this Agreement but prior to such termination, and such Takeover Proposal shall not have been publicly withdrawn prior to such termination and (ii) within twelve (12) months of such termination the Company shall have entered into a definitive agreement with respect to such Takeover Proposal or such Takeover Proposal is consummated, then, within five (5) Business Days after the date on which the Company enters into a definitive agreement with respect to or consummates the Takeover Proposal referred to in clause (ii) above, the Company shall pay or cause to be paid to Parent, by wire transfer of immediately available funds, the Termination Fee (less the amount of any Termination Expenses previously paid to Parent pursuant to Section 7.3(c)).

(c) In the event that this Agreement is terminated pursuant to Section 7.1(b)(iii) or Section 7.1(c)(i), the Company shall promptly, but in no event later than five (5) Business Days following the delivery by Parent of invoice(s) therefor, pay or cause to be paid to Parent, by wire transfer of immediately available funds, all of the reasonable documented out-of-pocket expenses (including all reasonable and documented fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants) incurred by Parent, Merger Sub and their respective Affiliates in connection with this Agreement and the transactions contemplated hereby (the “Termination Expenses”); provided, however, in no event shall the Termination Expenses payable by the Company pursuant to this Section 7.3(c) exceed $2,250,000.

(d) In the event that this Agreement is terminated by the Company pursuant to Section 7.1(d)(i) or Section 7.1(d)(iii), then Parent shall pay, within three (3) Business Days thereof, by wire transfer of immediately available funds, a termination fee of $6,141,371 (the “Parent Termination Fee”), it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion; provided further, if Parent pays the Parent Termination Fee then the Company shall have no further rights against Parent hereunder, including, without limitation, Section 8.8, or in connection herewith.

(e) To the extent that Parent receives the Termination Fee or Termination Expenses, or the Company receives the Parent Termination Fee, pursuant to this Section 7.3, then (i) with respect to the Company, (A) such Termination Fee and Termination Expenses shall constitute the exclusive remedy of Parent and Merger Sub against the Company and its Subsidiaries and their respective stockholders, directors, officers, employees, agents, Affiliates and assignees (the Company, its Subsidiaries and such other Persons being referred to collectively in this Agreement as the “Company Related Parties”) for any damages suffered as a result of the failure of the Transactions to be consummated, and (B) upon payment of such amount, none of the Company Related Parties shall have any further liability arising out of this Agreement or the Transactions, and (ii) with respect to the Parent, (A) such Parent Termination Fee shall constitute the exclusive remedy of the Company against the Parent and Merger Sub and their respective stockholders, members or other equityholders, directors, officers, employees, agents, Affiliates and assignees (the Parent, Merger Sub and such other Persons being referred to collectively in this Agreement as the “Parent Related Parties”) for any damages suffered as a result of the breach of this Agreement of failure of the Transactions to be consummated, and (B) upon payment of such amount, none of the Parent Related Parties shall have any further obligation or liability arising out of or related to this Agreement or the Transactions.  Parent and Merger Sub acknowledge and agree that the maximum liability of the Company and the Company Related Parties under this Agreement shall be limited to the amount of the Termination Fee or Termination Expenses, as the case may be.  The Company acknowledges and agrees that, other than with respect to an order of specific performance in accordance with the limitations of Section 8.8, the maximum liability of the Parent and the Parent Related Parties under this Agreement shall be limited to the amount of the Parent Termination Fee.  The parties acknowledge that the Termination Fee and Parent Termination Fee are not penalties, but rather are liquidated damages in a reasonable amount that will compensate Parent and the Merger Sub or the Company, as the case may be, in the circumstances in which such payments are payable.  If the Parent or the Company, as the case may be, fails to promptly pay the amount due pursuant to this Section 7.3, the Parent or the Company, as the case may be, shall reimburse the other party for interest on such amount or portion thereof at the prime rate of Citibank N.A. in effect on the date such payment was required to be made through the date of payment.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1 No Survival of Representations and Warranties.  Except as otherwise provided in Section 7.2 with respect to the termination of this Agreement pursuant to Section 7.1, all of the representations, warranties and agreements in this Agreement shall terminate at the Effective Time other than the agreements set forth in Article II and Sections 5.9, 5.10, 5.12 and 5.15 and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely.

SECTION 8.2 Amendment or Supplement.  At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after the receipt of the Company Stockholder Approval, by written agreement of the parties hereto authorized by action taken by their respective boards of directors; provided, however, that following receipt of the Company Stockholder Approval, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of the Company without such approval.

SECTION 8.3 Extension of Time, Waiver, Etc.  At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions; provided, however, any waiver by the Company shall only be effective with the approval of the Special Committee.  Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

SECTION 8.4 Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties; provided, however, Parent may assign its rights, in whole or in part, to one or more Affiliates of Parent and shall provide written notice of same to the Company; provided further, no such assignment will relieve the Parent of its respective obligations under this Agreement.  Notwithstanding the foregoing, Parent may without such consent and upon written notice to the Company assign its rights hereunder or under any instrument executed or delivered in connection herewith as collateral security to any lender or any other debt financing source providing financing in connection with the Transactions, which assignment shall not relieve Parent of its obligations hereunder.  For the avoidance of doubt and notwithstanding anything to the contrary herein, the parties acknowledge and agree that any conversion of Parent to corporate form shall not require the consent of the Company or otherwise be prohibited by this Agreement; provided, that no such conversion will relieve Parent of its obligations under this Agreement.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.  Any purported assignment not permitted under this Section shall be null and void.

SECTION 8.5 Counterparts; Scanned Signatures.  This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by fax, Portable Document Format (PDF) or other means of electronic transmission) to the other parties.  Facsimile or other electronically scanned and transmitted signatures shall be deemed originals for all purposes of this Agreement.

SECTION 8.6 Entire Agreement; No Third-Party Beneficiaries.

(a) This Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule, the Limited Guarantee and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.  The parties hereto have voluntarily agreed to define their rights, liabilities and obligations respecting the transactions contemplated by this Agreement exclusively in contract pursuant to the express terms and conditions of this Agreement, and the parties hereto expressly disclaim that they are owed any duties or entitled to any remedies not expressly set forth in this Agreement.  Furthermore, the parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations, and all parties to this Agreement specifically acknowledge that no party has any special relationship with another party that would justify any expectation beyond that of an ordinary purchaser and an ordinary seller in an arm’s-length transaction.

(b) Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto any right or remedy of any nature whatsoever under or by reason of this Agreement other than (i) after the Effective Time, the rights of the holders of Company Common Stock, Options or Warrants to receive the Merger Consideration, Option Consideration or Warrant Consideration, as applicable, pursuant to the provisions of Article II; and (ii) as specifically provided in Sections 5.9 and 8.12.

SECTION 8.7 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, together with the Company Disclosure Schedule, the Parent Disclosure Schedule, the Confidentiality Agreement and any other document, certificate or instrument delivered pursuant hereto (together, the “Related Documents”), and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, the Related Documents or the negotiation, execution, termination, validity, interpretation, construction, enforcement, performance or nonperformance of this Agreement or the Related Documents or otherwise arising from the relationship between the parties (including, without limitation, any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or the Related Documents or as an inducement to enter into this Agreement or the Related Documents) (all such claims or causes of action, a “Cause of Action”) shall be governed by the internal laws of the State of Nevada (including its laws regarding statutes of limitations), without giving effect to any choice or conflict of Law provision or rules (whether of the State of Nevada or otherwise) that would cause the application of Laws of any other jurisdiction.

(b) All actions and proceedings that may be based upon, arise out of or relate to a Cause of Action shall be exclusively heard and determined in the Chancery Court of the State of Delaware (unless the Chancery Court of the State of Delaware shall decline to accept jurisdiction over a particular matter, in which case, any federal court sitting in the State of Delaware), and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such Cause of Action brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto.  Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 8.9 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.  The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s right to seek any post-judgment relief regarding, or any appeal from, such final judgment.

(c) Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to a Cause of Action.

SECTION 8.8 Specific Enforcement.

(a) Subject to Section 7.3(e), the parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed (including failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages.  It is accordingly agreed that prior to the earlier of the Closing or the valid termination of this Agreement in accordance with Article VII, in the event of any breach or threatened breach by the Company, Parent or Merger Sub of any of their respective covenants or obligations set forth in this Agreement, the Company (on its own behalf and on behalf of any third party beneficiaries designated in Section 8.6), on the one hand, and Parent and Merger Sub, on the other hand, shall be entitled to (i) an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other (as applicable) and to (ii) a decree or order of specific performance to enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement and other equitable relief, and, subject to Section 8.8(c), this right shall include the right of the Company to cause the Merger to be consummated in accordance with the terms, and subject to the conditions, of this Agreement.

(b) Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.  Subject to Section 7.3(e), the parties hereto further agree that (x) by seeking the remedies provided for in this Section 8.8, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages) in the event that the remedies provided for in this Section 8.8 are not available or otherwise are not granted, and (y) nothing set forth in this Section 8.8 shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 8.8 prior or as a condition to exercising any termination right under Article VII, nor shall the commencement of any legal action or legal proceeding pursuant to this Section 8.8 or anything set forth in this Section 8.8 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article VII, or pursue any other remedies under this Agreement that may be available then or thereafter.

(c) Notwithstanding anything to the contrary in this Agreement, it is explicitly agreed that the Company shall be entitled to specific performance of Parent’s obligations to consummate the Transactions only in the event that (i) the conditions set forth in Sections 6.1 and 6.2 have been satisfied or waived as of the date the Closing should have been consummated pursuant to the terms of this Agreement (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions assuming a Closing would occur), and (ii) the Company has irrevocably confirmed to Parent in writing that (A) all of the conditions set forth in Section 6.3 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions assuming a Closing would occur) and (B) the Company is prepared to consummate the Closing and it stands ready, willing and able to consummate the Closing and (C) if specific performance is granted then the Closing will occur.

(d) Each party further agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that any other party has an adequate remedy under Law.

SECTION 8.9 Notices.  Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly given and made as follows: (a) if sent by registered or certified mail in the United States, return receipt requested, then such communication shall be deemed duly given and made upon receipt; (b) if sent by nationally recognized overnight air courier (such as DHL or Federal Express) for next day delivery, then such communication shall be deemed duly given and made the next Business Day after being sent (or if sent by two day delivery, two Business Days after being sent); (c) if sent by facsimile transmission or email before 5:00 p.m. (New York City time) on any Business Day, then such communication shall be deemed duly given and made when receipt is confirmed; (d) if sent by facsimile transmission or email on a day other than a Business Day and receipt is confirmed, or if sent after 5:00 p.m. (New York City time) on any Business Day and receipt is confirmed, then such communication shall be deemed duly given and made on the Business Day following the date on which receipt is confirmed; and (e) if otherwise actually personally delivered to a duly authorized representative of the recipient, then such communication shall be deemed duly given and made when received by such authorized representative; provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

If to Parent or Merger Sub, to:

c/o Tower Three Partners
Two Sound View Drive
Greenwich, Connecticut 06830
Attention:  Michael Nold & Dan Bellissimo
Facsimile:  (203) 485-5885
Email:  mnold@towerthreepartners.com and dbellissimo@towerthreepartners.com with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
100 Federal Street, Floor 34
Boston, Massachusetts 02110
Attention:  Kevin J. Sullivan
Facsimile:  (617) 772-8333
Email: kevin.sullivan@weil.com

If to the Company, to:

NTS, Inc.
1220 Broadway
Lubbock, Texas 79401
Attention: Niv Krikov
Email: niv@ntscominc.com

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LP
65 East 55th Street
New York, New York 10022
Attention:  Steve Wolosky
Facsimile:  (212) 451-2222
Email:  swolosky@olshanlaw.com

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Attention:  Arthur Marcus
Facsimile:  (212) 930-9725
Email:  amarcus@srff.com

Rejection of, other refusal to accept or the inability to deliver (because of changed address or facsimile of which no notice was given) any notice or other communication delivered pursuant to this Section 8.9 shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

SECTION 8.10 Severability.  If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 8.11 Obligation of Parent.  Parent shall ensure that each of Merger Sub and the Surviving Corporation duly performs, satisfies and discharges on a timely basis each of the covenants, obligations and liabilities of Merger Sub and the Surviving Corporation under this Agreement, and Parent shall be jointly and severally liable with Merger Sub and the Surviving Corporation for the due and timely performance and satisfaction of each of said covenants, obligations and liabilities.

SECTION 8.12 Non-Recourse.  All claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement or the Related Documents or the negotiation, execution, performance or non-performance of this Agreement or the Related Documents (including any representation or warranty made in or in connection with this Agreement, the Related Documents or as an inducement to enter into this Agreement or the Related Documents) may be made by any party hereto only against the Persons that are expressly identified as parties hereto or thereto.  In no event shall any named party to this Agreement or the Related Documents have any shared or vicarious liability for the actions or omissions of any other Person.  No Person who is not a named party to this Agreement or the Related Documents, including without limitation any director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of any named party to this Agreement (“Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) to any party to this Agreement for any obligations or liabilities arising under, in connection with or related to this Agreement, the Related Documents or for any claim based on, in respect of, or by reason of this Agreement, the Related Documents or their negotiation or execution; and each party hereto or thereto waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates; provided, however, that nothing contained in this Section 8.12 shall limit in any way the liability of the Guarantor under the Limited Guarantee.  The parties acknowledge and agree that the Non-Party Affiliates are intended third-party beneficiaries of this Section 8.12.

SECTION 8.13 Definitions.

(a) As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Acceptable Confidentiality Agreement” shall mean (i) a confidentiality agreement between the Company and any Person with confidentiality provisions no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (unless the Company offers to amend the Confidentiality Agreement to reflect such less favorable terms) or (ii) to the extent applicable, any confidentiality agreement entered into with any Person prior to the date of this Agreement; provided, however, that with respect to clause (i) of this definition, such confidentiality agreement shall not restrict the ability of the Company and its Representatives to disclose to Parent and its Representatives any information (including with respect to any Takeover Proposal or Superior Proposal) required to be disclosed by the Company under this Agreement.  For the avoidance of doubt, an Acceptable Confidentiality Agreement need not include any standstill provisions.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person.  For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Affiliate Transaction” shall have the meaning provided in Section 3.5(c).

“Agreement” shall have the meaning provided in the Preamble.

“Antitrust Laws” shall mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all applicable Foreign Antitrust Laws and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Articles of Merger” shall have the meaning provided in Section 1.3.

“Balance Sheet Date” shall have the meaning provided in Section 3.5(h).

“Bankruptcy and Equity Exception” shall have the meaning provided in Section 3.3(a).

“Book-Entry Share” shall have the meaning provided in Section 2.1(c).

“Business Day” shall mean (a) a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed and (b) with respect to the Closing Date and Effective Time, the term “Business Day” means any day which is a Business Day described in clause (a) and which is also a day on which banking institutions in the State of Israel are open for business and is a trading day on both the NYSE MKT LLC and the TASE.

“Carved Out Representations” shall mean the representations and warranties in Sections 3.2, 3.3(a), 3.3(c)(i) and 3.21.

“Cause of Action” shall have the meaning provided in Section 8.7(a).

“Certificate” shall have the meaning provided in Section 2.1(c).

“Closing” shall have the meaning provided in Section 1.2.

“Closing Date” shall have the meaning provided in Section 1.2.

“Code” shall have the meaning provided in Section 2.2(g).

“Committee Resolutions” shall have the meaning provided in Section 2.3.

“Company” shall have the meaning provided in the Preamble.

“Company Acquisition Agreement” shall have the meaning provided in Section 5.4(d).

“Company Adverse Recommendation Change” shall have the meaning provided in Section 5.4(d).

“Company Board” shall have the meaning provided in the Recitals.

“Company Board Recommendation” shall have the meaning provided in Section 5.4(d).

“Company Charter Documents” shall have the meaning provided in Section 3.1(c).

“Company Common Stock” shall have the meaning provided in Section 2.1.

“Company Disclosure Schedule” shall have the meaning provided in Article III.

“Company Employees” shall have the meaning provided in Section 3.11(a).

“Company Intellectual Property” shall mean any and all Intellectual Property that is owned, used, held for use or practiced by the Company or any of its Subsidiaries, or necessary for the conduct of the business of the Company or any of its Subsidiaries, including any Intellectual Property incorporated into or otherwise used, held for use or practiced in connection with (or planned to be incorporated into or otherwise used, held for use or practiced in connection with) any Company Products.

“Company ISA Documents” shall have the meaning provided in Section 3.5(b).

“Company Material Contracts” shall have the meaning provided in Section 3.13(a)(xvii).

“Company Plans” shall have the meaning provided in Section 3.11(a).

“Company Products” shall mean any and all products or services designed, developed, manufactured, offered, provided, sold, distributed or otherwise exploited by or for the Company or any of its Subsidiaries, or any products or service offerings under design or development by or for the Company or any of its Subsidiaries that form the basis, in whole or in part, of any revenue or business projection provided to Parent.

“Company Related Parties” shall have the meaning provided in Section 7.3(e).

“Company SEC Documents” shall have the meaning provided in Section 3.5(a).

“Company Stock Plans” shall mean the Company’s 2004 Stock Option Plan and 2007 Stock Incentive Plan.

“Company Stockholder Approval” shall mean the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock.

“Company Stockholders Meeting” shall have the meaning provided in Section 5.3.

“Company Technology” shall mean all Technology owned, used, held for use or practiced by the Company or any of its Subsidiaries, or necessary for the conduct of the business of the Company or any of its Subsidiaries, including any Technology incorporated into or otherwise used, held for use or practiced in connection with (or planned to be incorporated into or otherwise used, held for use or practiced in connection with) any Company Products.

“Confidentiality Agreement” shall have the meaning provided in Section 5.7.

“Contract” shall mean any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, license, contract or other agreement, whether oral or written.

“Current Policies” shall have the meaning provided in Section 5.9(c).

“EDGAR” shall have the meaning provided in Section 3.5(a).

“Effective Time” shall have the meaning provided in Section 1.3.

“Environmental Laws” shall have the meaning provided in Section 3.12(a).

“ERISA” shall have the meaning provided in Section 3.11(a).

“Exchange Act” shall have the meaning provided in Section 3.4(a).

“Expiration Date” shall have the meaning provided in Section 7.1(b)(i).

“FCC” shall mean Federal Communications Commission.

“Financing” means any debt or equity financing that may be sought by Parent for the benefit of the Company and its Subsidiaries and that is contingent on the occurrence of the Closing.

“Foreign Antitrust Laws” shall have the meaning provided in Section 3.4(a).

“Foreign Company Plan” shall have the meaning provided in Section 3.11(j).

“FTTP Passing” shall mean a premises capable of being served by the Company’s and its Subsidiaries’ deployed fiber optic distribution plant, with or without the addition of a fiber optic drop cable from the closest network access point to the premises (provided that for purposes hereof, a “premises” shall include each commercial establishment within a multi-tenant commercial building and each individual dwelling unit within a multi-family residential complex).

“GAAP” shall mean generally accepted accounting principles in the United States.

“Go-Shop Excluded Party” shall have the meaning provided in Section 5.4(a).

“Go-Shop Period End Date” shall have the meaning provided in Section 5.4(a).

“Governmental Authority” shall mean any federal, state, local, provincial, domestic, foreign or multinational government, court, regulatory or administrative agency, commission or authority or other governmental instrumentality.

“Guarantor” shall have the meaning provided in the Recitals.

“Hazardous Materials” shall mean any material, substance or waste defined or regulated under or pursuant to Environmental Law as “hazardous,” “toxic,” a “pollutant,” a “contaminant,” or words of similar meaning or regulatory effect.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” shall mean, with respect to the Company and its Subsidiaries and without duplication, the sum of (a) the principal amount of, and accrued interest with respect to, all indebtedness for borrowed money (including all obligations for principal, accreted value, interest, premiums, penalties, fees, make-whole payments, expenses and breakage costs), (b) any written commitment that assures a creditor against borrowed money to the extent of such commitment, (c) any obligations under capital leases or licenses, (d) any net obligations under any derivative financial instruments, including any interest rate or currency swap transactions (valued at the transaction value thereof), (e) the aggregate payment obligations for the deferred purchase price for purchases of property outside the ordinary course of business arising in connection with transactions occurring prior to the Closing (including any “earn-out” payments or similar obligations) which are not evidenced by trade payables, (f) the aggregate payment obligations in respect of banker’s acceptances or letters of credit in existence immediately prior to the Closing which are not evidenced by trade payables, and (g) all obligations of the type referred to in clauses (a) through (f) for the payment of which any Company or its Subsidiaries is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations.

“Indemnitee; Indemnitees” shall have the meaning provided in Section 5.9(a).

“Intellectual Property” shall mean all intellectual property rights and related priority rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including all (i) patents and patent applications, including any continuation, continuation-in-part, divisional and provisional applications and any patents issuing thereon and any reissues, reexaminations, substitutes and extensions of any of the foregoing (“Patents”), (ii) trademarks, service marks, trade names, trade dress, logos, corporate names and other source or business identifiers and any registrations, applications, renewals and extensions of any of the foregoing and all goodwill associated with any of the foregoing (“Marks”), (iii) Internet domain names and uniform resource locators, (iv) copyrights, mask works, works of authorship and moral rights and any registrations, applications, renewals, extensions and reversions of any of the foregoing, (v) trade secrets, know-how and confidential and proprietary information, information, designs, formulae, compositions, algorithms, procedures, methods, techniques, ideas, research and development, data, specifications, processes, inventions (whether patentable or not and whether reduced to practice or not) and improvements, in each case, excluding any of the foregoing that comprise or are protected by issued Patents or published Patent applications (“Trade Secrets”) and (vi) rights in and to Software and other Technology.

“Intellectual Property License” shall mean any license, sublicense, right, covenant, non-assertion, permission, consent, release or waiver under or with respect to any Intellectual Property or Technology.

“Intervening Event” shall have the meaning provided in Section 5.4(d).

“ISA” shall mean the Israeli Securities Authority.

“Israeli Securities Law” shall have the meaning provided in Section 3.4(a).

“Israeli Tax Ordinance” shall mean the Israeli Tax Ordinance [New Version], 1961.

“IT Systems” shall mean all computer systems, servers, network equipment and other computer hardware owned, leased or licensed by the Company.

“Knowledge” shall mean, (i) when used with respect to the Company, the actual knowledge, as of the date of this Agreement, of the individuals listed in Section 8.13(a) of the Company Disclosure Schedule; and (ii) when used with respect to Parent or Merger Sub, means the actual knowledge, as of the date of this Agreement, of the individuals listed in Section 8.13(b) of the Parent Disclosure Schedule.

“Law” shall mean any law, statute, ordinance, code, rule, regulation or Order of any Governmental Authority.

“Leased Real Property” shall have the meaning provided in Section 3.16(c).

“License” shall mean (i) any material approval, authorization, certificate and license issued by the FCC or the State Regulators that is required for the Company and each of its Subsidiaries to conduct its business as presently conducted, and (ii) any other material regulatory permit, approval, license and other authorization, including a franchise, ordinance and other agreement granting access to public rights of way, issued or granted to the Company or any of its Subsidiaries by a Governmental Authority that are required for the Company and each of its Subsidiaries to conduct its business, as presented conducted.

“Lien” shall mean any lien, claim, mortgage, encumbrance, pledge, security interest, equity or charge of any kind.

“Limited Guarantee” shall have the meaning provided in the Recitals.

“Marks” shall have the meaning provided in the definition of Intellectual Property.

“Material Adverse Effect” shall mean, with respect to the Company, any condition, circumstance, state of facts, change, event or occurrence which has a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, or would be expected to prevent or materially delay the consummation of the Transactions contemplated by this Agreement, other than conditions, changes, events, occurrences or effects: (i) generally affecting the industries in which the Company and its Subsidiaries operate, (ii) relating to (A) changes in economic, regulatory or political conditions in the United States or elsewhere in the world, including changes in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or elsewhere in the world, changes in interest or exchange rates, or the availability of financing, or (B) any outbreak, escalation or threat of hostilities, declared or undeclared acts of war, sabotage or terrorism, pandemics, earthquakes, hurricanes, tornados or weather or climatic conditions or other force majeure events; (iii) arising out of, resulting from or attributable to (A) changes after the date hereof in Law, in generally accepted accounting principles, in accounting standards or principles, or interpretations thereof or (B) any decline in the market price, or change in trading volume, of the capital stock of the Company or any failure of the Company to meet internal or published projections or forecasts, or projections or forecasts of any other Person, of revenues, earnings or cash flow for any period ending on or after the date of this Agreement, in and of itself (for the avoidance of doubt this clause (iii)(B) shall not preclude Parent from asserting that the underlying cause of any such change in stock price or trading volume or failure is a Material Adverse Effect); (iv) arising out of or relating to any action taken by Parent, Merger Sub or any of their respective Affiliates (which, for the avoidance of doubt, shall not include the Company, any of its Subsidiaries, or the Rollover Stockholder) or which Parent has requested in writing to the Company, in each case after the date of this Agreement; or (v) arising out of or relating to the announcement of this Agreement; provided, that such conditions, circumstances, states of facts, changes, events, occurrences or effects in clause (i), (ii) and (iii)(A) of this sentence do not affect the Company and its Subsidiaries in a materially disproportionate manner, taken as a whole, as compared to other companies that conduct business in the industries in which the Company and its Subsidiaries operate (in which case, only the extent of such disproportionate effects (if any) shall be taken into account when determining whether there has been, or is reasonably expected to have, a “Material Adverse Effect”).

“Merger” shall have the meaning provided in the Recitals.

“Merger Consideration” shall have the meaning provided in Section 2.1(c).

“Merger Sub” shall have the meaning provided in the Preamble.

“Nevada Secretary of State” shall have the meaning provided in Section 1.3.

“Non-Party Affiliates” shall have the meaning provided in Section 8.12.

“NRS” shall have the meaning provided in the Recitals.

“Option” shall have the meaning provided in Section 2.3.

“Option Consideration” shall have the meaning provided in Section 2.3.

“Order” shall mean any orders, judgments, injunctions, awards, decrees or writs handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Authority.

“Owned Real Property” shall have the meaning provided in Section 3.16(d).

“Parent” shall have the meaning provided in the Preamble.

“Parent Disclosure Schedule” shall have the meaning provided in Article IV.

“Parent Related Parties” shall have the meaning provided in Section 7.3(e).

“Parent Termination Fee” shall have the meaning provided in Section 7.3(d).

“Patents” shall have the meaning provided in the definition of Intellectual Property.

“Paying Agent” shall have the meaning provided in Section 2.2(a).

“Permits” shall have the meaning provided in Section 3.8(a).

“Permitted Lien” shall mean (i) Liens for Taxes, assessments and governmental charges or levies either not yet due and payable or which are being contested in good faith by appropriate proceedings, (ii) Liens arising from or otherwise relating to transfer restrictions under securities laws or related Laws of any jurisdiction, (iii) nonexclusive licenses of Intellectual Property, (iv) carriers’, warehousemen’s, mechanics’, material men’s, servicemen’s, repairmen’s and other like Liens securing obligations that are either not yet due and payable or that are being contested by appropriate proceedings, (v) Liens or defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar restrictions, and zoning, building and other similar codes or restrictions, which are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such Lien or imperfection, (vi) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Documents; (vii) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation; and (viii) Liens described in Section 8.13(c) of the Company Disclosure Schedule.

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

“Proxy Statement” shall have the meaning provided in Section 3.4(a).

“Real Property” shall have the meaning provided in Section 3.16(d).

“Registered Company Intellectual Property” shall mean any issued Patent, pending Patent application, Mark registration, application for Mark registration, Copyright registration, application for Copyright registration and Domain Name registration owned, filed or applied for by or on behalf of the Company or any of its Subsidiaries.

“Related Documents” shall have the meaning provided in Section 8.7(a).

“Representatives” shall mean, with respect to any Person, its directors, officers, employees, advisors (including legal and financial advisors), attorneys, accountants, consultants, agents, partners, members and other representatives.

“Restraints” shall have the meaning provided in Section 6.1(c).

“Rollover Agreement” shall have the meaning provided in the Recitals.

“Rollover Shares” shall have the meaning provided in the Recitals.

“Rollover Stockholder” shall have the meaning provided in the Recitals.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Clearance Date” shall have the meaning provided in Section 5.2(a).

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Schedule 13E-3” shall have the meaning provided in Section 3.9.

“Software” shall mean all (i) computer programs, including all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (iv) documentation, including user manuals and other training documentation, related to any of the foregoing.

“Special Committee” shall mean a committee of the Company Board, consisting only of independent and disinterested directors of the Company, formed with the purpose of, among other things, evaluating, and making a recommendation to the full Company Board with respect to, this Agreement and the transactions contemplated hereby, and shall include any successor committee to the Special Committee existing as of the date of this Agreement or any reconstitution thereof.

“State Regulators” shall mean any state or local public service or public utilities commission, franchise authority, or other similar state or local regulatory bodies.

“Subleases” shall have the meaning provided in Section 3.16(c).

“Subsidiary” when used with respect to any party, shall mean any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity and more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

“Superior Proposal” shall have the meaning provided in Section 5.4(f).

“Surviving Corporation” shall have the meaning provided in Section 1.1.

“Surviving Warrants” shall mean Warrants to purchase an aggregate of 450,000 shares of Common Stock held by those individuals listed on Section 8.13(d) of the Company Disclosure Schedule or their successors and assigns.

“Takeover Proposal” shall have the meaning provided in Section 5.4(f).

“TASE” shall have the meaning provided in Section 2.2(b)

“Tax Returns” shall have the meaning provided in Section 3.10(b).

“Taxes” shall have the meaning provided in Section 3.10(b).

“Technology” shall mean all Software, content, information, designs, formulae, compositions, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, subroutines, tools, materials, specifications, processes, inventions (whether patentable or not and whether reduced to practice or not), invention disclosures, improvements, apparatus, creations, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein.

“Termination Expenses” shall have the meaning provided in Section 7.3(c).

“Termination Fee” shall mean (i) an amount equal to $2,274,582, if payable in connection with a termination of this Agreement by (x) the Company pursuant to Section 7.1(d)(ii) with respect to the Company entering into a definitive Company Acquisition Agreement with a Person or group that is a Go-Shop Excluded Party at the time of such termination or (y) Parent pursuant to Section 7.1(c)(ii) and the event giving rise to such termination is the submission of a Takeover Proposal by a Person or group that is a Go-Shop Excluded Party at the time of such termination, and (ii) an amount equal to $4,094,247, if payable in any other circumstance.

“Trade Secrets” shall have the meaning provided in the definition of Intellectual Property.

“Transactions” refers collectively to this Agreement and the transactions contemplated hereby, including the Merger.

“Voting Agreement” shall have the meaning provided in the Recitals.

“Warrant” shall mean all outstanding and unexercised warrants to purchase shares of Company Common Stock.

“Warrant Consideration” shall have the meaning provided in Section 2.4.

SECTION 8.14 Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “or” when used in this Agreement is not exclusive.  Any phrase in this Agreement to the effect that any document or information has been “made available” shall mean that such document or information was made available by the Company or its Representatives to Parent for review on or prior to 11:59 pm ET on October 19, 2013, by being (i) uploaded to the Oberon Securities, LLC Document Room, hosted by Firmex and to which Parent and its Representatives had access, (ii) delivered to Parent in an email, disc or other memory device, or (iii) physically delivered to Parent.  All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted assigns and successors.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.  Further, prior drafts of this Agreement or any ancillary agreements hereto or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement or any ancillary agreements hereto shall not be used as an aide of construction or otherwise constitute evidence of the intent of the parties hereto; and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of such prior drafts.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

T3 NORTH INTERMEDIATE HOLDINGS, LLC

By:	/s/ William D. Forrest
Name:	William D. Forrest
Title:	President

NORTH MERGER SUB, INC.

By:	/s/ William D. Forrest
Name:	William D. Forrest
Title:	President

Signature Page to the Agreement and Plan of Merger

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

NTS, INC.

By:	/s/ Guy Nissenson
Name:	Guy Nissenson
Title:	President and CEO

Signature Page to the Agreement and Plan of Merger

Annex B

VOTING AGREEMENT

This Voting Agreement (the “Agreement”) is made and entered into as of October 20, 2013, by and among T3 North Intermediate Holdings, LLC, a Nevada limited liability company (“Parent”), NTS, Inc., a Nevada corporation (the “Company”), and the undersigned stockholder of the Company (“Holder”).

RECITALS

Pursuant to an Agreement and Plan of Merger, dated as of October 20, 2013 (as may be amended from time to time, the “Merger Agreement”), by and among Parent, North Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, Merger Sub is merging with and into the Company (the “Merger”) and the Company, as the surviving corporation of the Merger, will thereby become a wholly owned subsidiary of Parent.  Concurrently with the execution and delivery of the Merger Agreement and as a condition and inducement to Parent and Merger Sub to enter into the Merger Agreement, Parent has required that Holder enter into this Agreement.  Holder is the record and beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of such number of shares of the outstanding Common Stock, par value $0.001 per share, of the Company as is indicated beneath Holder’s signature on the last page of this Agreement (the “Shares”).  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement.

AGREEMENT

The parties agree as follows:

1. Agreement to Retain Shares.

(a) Transfer.  Except as contemplated by the Merger Agreement, and except as provided in Section 1(b) below, during the period beginning on the date hereof and ending on the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement) and (ii) the Expiration Date (as defined below), Holder agrees not to, directly or indirectly (1) sell, transfer, exchange or otherwise dispose of (including by merger, consolidation or otherwise by operation of law) the Shares owned of record (as set forth on Holder’s signature page to this Agreement) or any New Shares (as defined below) owned of record by Holder, (2) grant any proxies or powers of attorney, deposit any of such Holder’s Shares into a voting trust or enter into a voting agreement with respect to any of such Holder’s Shares, or enter into any agreement or arrangement providing for any of the actions described in this clause (2), and (3) take any action that could reasonably be expected to have the effect of preventing or restricting Holder from performing Holder’s obligations under this Agreement.  As used herein, the term “Expiration Date” shall mean the date of a valid termination of the Merger Agreement in accordance with the terms and provisions thereof.

(b) Permitted Transfers.  Section 1(a) shall not prohibit a transfer of Shares or New Shares (as defined below) by Holder to Parent, any Affiliate of Holder or any family member or trust for the benefit of any family member (including a transfer by will or pursuant to the laws of descent and distribution) so long as the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent memorializing such agreement.

(c) New Shares.  Holder agrees that any shares of Company Common Stock that Holder purchases or with respect to which Holder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Date (any such acquired shares, “New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

(d) Stop Transfer.  From and after the date of this Agreement through the term of this Agreement, the Company will not register or otherwise recognize the transfer (by book entry or otherwise) of any Shares or any certificate or uncertificated interest representing any of Holder’s Shares, except as permitted by, and in accordance with, Section 1(b).

(e) Proxy Shares.  Parent acknowledges that Holder is the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of certain shares on account of an irrevocable proxy granted to Holder by Mr. Abraham Keinan on July 29, 2010, which irrevocable proxy remains in effect (the “Proxy Shares”) (as more fully described in the Company’s proxy statement filed with the SEC in connection with its 2012 Annual Meeting of Stockholders).  Notwithstanding anything to the contrary herein, Parent agrees that the restrictions on the transfer of shares set forth in this Section 1 shall not be applicable to the Proxy Shares (including any New Shares that are Proxy Shares).

2. Agreement to Vote Shares.

(a) Until the earlier to occur of the Effective Time and the Expiration Date, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Holder shall appear at such meeting (in person or by proxy) and shall vote or consent the Shares and any New Shares: (i) in favor of adoption of the Merger Agreement and the approval of the transactions contemplated thereby and (ii) against (x) any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Merger) between the Company and any person or entity other than Parent or Merger Sub, (y) any other action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or Holder under this Agreement, or (z) which would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled (each such action or proposal described in this clause (ii), an “Opposing Proposal”).  This Agreement is intended to bind Holder as a stockholder of the Company only with respect to the specific matters set forth herein.  Except as set forth in clauses (i) and (ii) of this Section 2(a), Holder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the stockholders of the Company.  Prior to the termination of this Agreement, Holder covenants and agrees not to enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Agreement.

(b) Holder further agrees that, until the termination of this Agreement, Holder will not, and will not permit any entity under Holder’s control to, (A) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal, (B) initiate a stockholders’ vote with respect to an Opposing Proposal or (C) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal.

3. Representations, Warranties and Covenants of Holder.  Holder hereby represents, warrants and covenants to Parent that Holder (i) is the record and/or beneficial owner of the Shares, which, at the date of this Agreement and at all times up until the earlier to occur of (A) the Effective Time and (B) the Expiration Date, are and, except with respect to any Shares of which Holder is not the holder of record, will be free and clear of any liens, claims, options, charges or other encumbrances (provided, however, that Holder makes no representations, warranties or covenants regarding whether the Proxy Shares are or will be free and clear of any liens, claims, options, charges or other encumbrances), and (ii) does not own of record or beneficially any shares of capital stock of the Company other than the Shares (excluding shares as to which Holder currently disclaims beneficial ownership in accordance with applicable law).  Holder has the legal capacity, power and authority to enter into and perform all of Holder’s obligations under this Agreement.  This Agreement has been duly and validly executed and delivered by Holder and (assuming the due authorization, execution and delivery by Parent and the Company) constitutes a valid and binding agreement of Holder, enforceable against Holder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies (regardless of whether enforcement is considered in a proceeding in equity or at law).

4. Additional Documents.  Holder hereby covenants and agrees to execute and deliver any additional documents reasonably necessary to carry out the purpose and intent of this Agreement.

5. Termination.  This Agreement shall terminate and shall have no further force and effect upon the earlier of the Effective Time or the Expiration Date.  Holder shall have the right to terminate this Agreement immediately following Parent’s notification to the Company of (a) any decrease in the Merger Consideration payable in the Merger or (b) any change to the form of consideration payable in the Merger.

6. Fiduciary Duties.  Notwithstanding anything in this Agreement to the contrary:  (i) Holder makes no agreement or understanding herein in any capacity other than in Holder’s capacity as a record holder and/or beneficial owner of the Shares and (ii) nothing in this Agreement shall be construed to limit or affect any action or inaction by Holder (or any person that is employed by or that renders services for Holder or any of its Affiliates) acting in his, her or its capacity as a director, officer or other fiduciary of the Company, including, for the avoidance of doubt and without limitation, any participation by any such person in his capacity as a director or officer of the Company in any discussions or negotiations regarding, and making any determinations or recommendations with respect to, Sections 5.4(a), 5.4(c) or 5.4(d) or Articles VI or VII of the Merger Agreement.

7. Miscellaneous.

(a) Amendments and Waivers.  Any term of this Agreement may be amended or waived with the written consent of the parties or their respective successors and assigns.  Any amendment or waiver effected in accordance with this Section 7(a) shall be binding upon the parties and their respective successors and assigns.

(b) Governing Law.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution, termination, validity, interpretation, construction, enforcement, performance or nonperformance of this Agreement, or otherwise arising from the relationship between the parties (including, without limitation, any claim or cause of action based upon, arising out of or related to any covenant, representation or warranty made in or in connection with this Agreement) (all such claims or causes of action, a “Cause of Action”), shall be governed by the internal laws of the State of Nevada (including its laws regarding statutes of limitations), without giving effect to any choice or conflict of law provision or rules (whether of the State of Nevada or otherwise) that would cause the application of laws of any other jurisdiction.

(c) Jurisdiction.  All actions and proceedings that may be based upon, arise out of or relate to a Cause of Action shall be exclusively heard and determined in the Chancery Court of the State of Delaware (unless the Chancery Court of the State of Delaware shall decline to accept jurisdiction over a particular matter, in which case, any federal court sitting in the State of Delaware), and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such Cause of Action brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any person other than the parties hereto.  Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth on the signature pages hereto shall be effective service of process for any suit or proceeding in connection with this Agreement or the transaction contemplated hereby.  The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s right to seek any post-judgment relief regarding, or any appeal from, such final judgment.

(d) WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO A CAUSE OF ACTION.

(e) Counterparts.  This Agreement may be executed in two or more counterparts (any of which may be delivered by facsimile transmission or email), each of which shall be deemed an original and all of which together shall constitute one instrument.

(f) Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(g) Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile or email, or 72 hours after being deposited in the regular mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice.

(h) Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i) Specific Performance.  Each of the parties hereto recognizes and acknowledges that a breach of any covenants or agreements contained in this Agreement will cause Parent and Merger Sub to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

[SIGNATURE PAGE FOLLOWS]

The parties have caused this Agreement to be duly executed on the date first above written.

T3 NORTH INTERMEDIATE HOLDINGS, LLC

By: /s/ William D. Forrest
Name: William D. Forrest
Title: President

Address:
c/o Tower Three Partners Two Sound View Drive Greenwich, Connecticut 06830
Attention: Michael Nold and Dan Bellissimo
Facsimile: (203) 485-5885
Email: mnold@towerthreepartners.com and dbellissimo@towerthreepartners.com

NTS, INC.

By: /s/ Niv Krikov
Name: Niv Krikov
Title: CFO
Address:
NTS, Inc. 1220 Broadway Lubbock, Texas 79401
Attention: Niv Krikov
Email: niv@ntscominc.com

HOLDER
/s/ Guy Nissenson
Guy Nissenson
Address: 4711 106th Street Lubbock, Texas 79424
Email: guy@ntscom.com

Shares owned of record:		Beneficially owned shares:
Class of Shares	Number	Class of Shares	Number
Common Stock	3,222,165	Common Stock	7,274,597

SPOUSAL CONSENT

The undersigned represents that the undersigned is the spouse of:

Guy Nissenson
Name of Holder

and that the undersigned is familiar with the terms of the Voting Agreement (the “Agreement”), entered into as of October 20, 2013, by and among T3 North Intermediate Holdings, LLC, a Nevada limited liability company, NTS, Inc., a Nevada corporation, and the undersigned’s spouse.  The undersigned hereby agrees that the interest of the undersigned’s spouse in all property which is the subject of such Agreement shall be irrevocably bound by the terms of such Agreement and by any amendment, modification, waiver or termination signed by the undersigned’s spouse.  The undersigned further agrees that the undersigned’s community property interest in all property which is the subject of such Agreement shall be irrevocably bound by the terms of such Agreement, and that such Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned.  The undersigned further authorizes the undersigned’s spouse to amend, modify or terminate such Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the community property interest of undersigned in all property which is the subject of such Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

Dated: October 20, 2013	By:	/s/ Michal Nissenson
Name Michal Nissenson

Annex C

October 20, 2013

Board of Directors
NTS Inc.
5307 W. Loop 289
Lubbock, Texas  79414

Members of the Board of Directors:

We understand that NTS, Inc. (the “Company”) contemplates entering into an Agreement and Plan of Merger, dated as of October 20, 2013 (the "Merger Agreement"), among the Company, North Merger Sub, Inc. ("Merger Sub") and T3 North Intermediate Holdings, LLC (the "Acquiror"), pursuant to which, among other things, Merger Sub will merge with and into the Company (the "Merger") and each share of the common stock, par value $0.001 per share ("Common Stock"), of the Company issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement), subject to certain exceptions, will automatically be cancelled and converted into the right to receive an amount in cash, without interest, equal to $2.00 per share of Common Stock (the "Consideration").

The Board of Directors of the Company has requested the opinion of Oberon Securities, LLC (“Oberon”) (the “Opinion”) as investment bankers as to the fairness, from a financial point of view, of the Consideration to be received by the holders of Common Stock in the Merger (the “Engagement”).

In the course of this Engagement, we have, among other things:

(i)	Examined:

a)	A draft of the Merger Agreement dated October 20, 2013,

b)	Certain publicly available financial statements and other financial statements of the Company that Oberon deemed relevant,

c)	Certain internal business, operating and financial information and forecasts of the Company for fiscal years 2013 through 2018 (the “Forecasts”), furnished by the senior management of the Company,

d)	Information regarding publicly available financial terms of certain other business combinations Oberon deemed relevant, and

e)
The financial position and operating results of the Company and the market prices and trading history of its stock compared with those of certain other publicly traded companies Oberon deemed relevant (as reported by reliable information sources);

October 20, 2013

(ii)	Held discussions with members of the senior management of the Company to discuss the foregoing;

(iii)	Considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and other relevant analytical analyses and considerations as deemed relevant;

(iv)
Relied, without independent verification but with the Company’s approval and agreement, upon the accuracy, completeness and fair presentation of all the information examined by or otherwise reviewed or discussed with us for purposes of this Opinion including, without limitation, the Forecasts provided by senior management;

(v)	Assumed with the Company’s consent that:

a)	the Forecasts will be achieved in the amounts and at the times contemplated thereby,

b)	all Forecasts have been reasonably prepared in good faith on the basis of reasonable assumptions, and

c)
all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to us; We express no opinion with respect to the Forecasts or the estimates and judgments on which they are based;

(vi)	Neither made nor obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company;

(vii)	Not addressed the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or any other transaction in which the Company might engage;

(viii)	Relied as to all legal, accounting and tax matters relating to the Company on the advice of the Company’s legal counsel, accountants and tax advisors;

(ix)
Assumed that the executed Merger Agreement will conform in all material respects to the last draft thereof, dated October 20, 2013, reviewed by us and that the Merger will be consummated on the terms described in the draft Merger Agreement, without any amendment of any material terms or conditions;

(x)	Compared the Merger with other comparable and completed transactions that Oberon deemed relevant, as reported by reliable information services;

(xi)	Conducted a discounted cash flow analysis using the Forecasts provided by the Company; and

(xii)	Performed such other analyses and considered such other information and factors as Oberon deemed appropriate.

October 20, 2013

Our Opinion is necessarily based on economic, market and other conditions as they exist and as they can be evaluated as of the date of this Opinion. Subsequent developments may affect, and may in the future affect, our Opinion. We have acted as the Company's exclusive financial advisor in connection with the Merger and will receive a fee for our services which is contingent upon the consummation of the Merger.  We will also receive a fee upon delivery of this Opinion.  In the past, we have provided investment banking and other financial services to the Company and have received compensation for the rendering of such services.  We may seek to provide services to the Company and the Acquiror in the future and would expect to receive fees for such services.

We have not been requested to express any opinion with respect to, and we do not in any manner express any opinion with respect to, the Company's underlying business decision to proceed with the Merger. Our Opinion is limited to the fairness of the Consideration to be received by the holders of Common Stock in the Merger, from a financial point of view.  In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or any class of such persons, relative to the Consideration.

The Company has agreed to reimburse us for all reasonable out-of-pocket expenses incurred by us in connection with this Engagement, to pay the fees and expenses of our legal counsel, and to indemnify us from certain liabilities arising out of this Engagement. In the ordinary course of our business, we and our affiliates may actively trade the securities of the Company for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We recognize our responsibility for compliance with federal laws in connection with any such activities.

It is understood that our Opinion is for the use of the Company’s Board of Directors in connection with its consideration of the Merger. Our Opinion is directed to the Board of Directors and does not constitute a recommendation as to how any director of the Company, or any shareholder of the Company, should vote regarding the Merger. Although this Opinion is solely for the information of the Board of Directors for its use when considering the Merger, the Company may reproduce this Opinion, in whole but not in part, in any materials filed with the Securities and Exchange Commission (“SEC”) concerning the Merger. In addition, the Company may include in its SEC filings the information concerning this Opinion required by applicable securities laws; provided, however, that such disclosure must meet with Oberon’s reasonable approval.

This opinion has been approved by the Oberon fairness committee in accordance with our customary practice.

Subject to the foregoing, on the basis of our review and analyses and such other factors as we deemed relevant, it is our opinion that as of the date hereof the Consideration to be received by the holders of Common Stock in connection with the Merger is fair, from a financial point of view.

Very truly yours,

Date	By:	/s/ OBERON SECURITIES, LLC

Annex D

October 20, 2013 Mr. Jeffrey E. Eberwein Special Committee to the Board of Directors NTS, Inc. 1220 Broadway Lubbock, TX 79401 Members of the Board of Directors:	B. Riley & Co., LLC 11100 Santa Monica Blvd., Suite 800 Los Angeles, CA 90025 Tel: 310.966.1444 Fax: 301.966.1448 www.brileyco.com Member FINRA and SIPC

We, B. Riley & Co., LLC (“BRC”), understand that NTS Inc. (“NTS” or the “Company”) and T3 North Intermediate Holdings, LLC (“Holdings”) and North Merger Sub, Inc. (“Merger Sub”) plan to enter into an Agreement and Plan of Merger (the “Merger Agreement”), which provides for, among other things, a merger of Merger Sub with and into the Company (the “Merger”) as a result of which each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive $2.00 in cash, without interest less applicable withholding taxes (the “Consideration”).  The terms and conditions of the Merger are more fully set forth in the Merger Agreement. We also understand that one stockholder (the “Rollover Stockholder”) will enter into a Rollover Agreement with an affiliate of Holdings (“T3”) pursuant to which certain shares held by the Rollover Stockholder will, immediately prior to the closing of the Merger, be converted into shares of common stock of T3.

You have requested our opinion (the “Opinion”) with respect to the fairness, from a financial point of view, of the Consideration to be received by the holders of Company Common Stock (other than the Rollover Stockholder) in the Merger.

In arriving at the Opinion set forth below, we have, among other things:

●	Reviewed the financial terms of the draft Merger Agreement dated as of October 19, 2013.

●	Reviewed certain publicly available information, which we believe to be relevant, concerning the business, financial condition, and operations of NTS.

●	Reviewed certain information internal to NTS concerning its business, financial condition, and operations, prepared and furnished to us by the management of the Company.

●	Reviewed NTS’s financial forecasts furnished to us by the management of the Company.

●	Reviewed certain internal financial analyses, estimates and forecasts, prepared and furnished to us by the management of NTS.

●	Reviewed the Company’s annual audited and quarterly unaudited financial statements through June 30, 2013.

●
Held discussions with members of senior management of NTS concerning their evaluations of the Merger and the business, operating and regulatory environment, financial condition, prospects, and strategic objectives of the Company, as well as such other matters as we deemed necessary or appropriate for purposes of rendering this Opinion.

●	Reviewed certain publicly available financial data, stock market performance data and trading multiples of companies which we deemed to be generally comparable to the Company.

●
Reviewed the publicly available financial terms of certain other business combinations that we deemed to be relevant in industries similar to those in which the Company participates and the consideration received for such companies that we believe to be generally relevant.

●	Performed a discounted cash flow analysis of the Company utilizing financial information prepared by and furnished to us by the management of NTS.

●	Reviewed and analyzed premiums paid in business combinations involving publicly traded companies that BRC deemed to be generally comparable to NTS with respect to size and industry.

●	Performed such other financial studies, analyses and investigations, and considered such other matters, as we deemed necessary or appropriate for purposes of rendering this Opinion.

In preparing this Opinion, at your direction, we have relied, without assuming responsibility or liability for independent verification, upon the accuracy and completeness of all financial and other information available from public sources and all other information provided to us or otherwise discussed with or reviewed by us. We have assumed, at your direction and with your consent, that the financial and other projections prepared by NTS’s management and the assumptions underlying those projections, including the amounts and the timing of all financial and other performance data, have been reasonably prepared in accordance with industry practice and represent management’s best estimates and judgments as of the date of their preparation. We have assumed at your direction no responsibility for and express no opinion as to such analyses or forecasts or the assumptions on which they are based. We have also assumed that there have been no material changes in the assets, financial condition, results of operations, business or prospects of NTS since the respective dates of the last financial statements made available to us. We have further relied, with your consent, upon the assurances of the management of NTS that they are not aware of any facts that would make the information and projections provided by them inaccurate, incomplete or misleading.

In connection with rendering our Opinion, we performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Accordingly, we believe that our analyses must be considered as a whole and that selecting portions of the analyses and factors considered by them, without considering all such analyses and factors, or attempting to ascribe relative weights to some or all such analyses and factors, could create an incomplete view of the evaluation process underlying this Opinion.

We have not been asked to undertake, and have not undertaken, an independent verification of any information provided to or reviewed by us, nor have we been furnished with any such verification and we do not assume any responsibility or liability for the accuracy or completeness thereof.  We did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of NTS including those which may arise from the Merger, nor have we evaluated the solvency of NTS or Holdings under any state or federal laws.  We have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities to which either the Company is a party or may be subject, and our Opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

We also have assumed, with your consent, that the final executed form of the Merger Agreement will not differ in any material respects from the latest draft provided to us, and the consummation of the Merger will be effected in accordance with the terms and conditions of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third party consents and approvals (contractual or otherwise) for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on NTS or the contemplated benefits of the Merger in any respect material to our Opinion.  In addition, events occurring after the date hereof could materially affect the assumptions used in preparing this Opinion, however, we do not have any obligation to reaffirm this Opinion.  We are not legal, tax or regulatory advisors and have relied upon, without independent verification, the assessment of NTS and its legal, tax and regulatory advisors with respect to such matters.

Our Opinion is limited to the fairness, from a financial point of view, to the holders of Company Common Stock (other than the Rollover Stockholder) of the Consideration to be received in the Merger. We express no opinion as to the fairness of the Merger to the holders of any other class of securities, creditors or other constituencies of NTS. We were engaged solely to render this Opinion and we were not engaged to, and did not, solicit any indications of interest from any parties with respect to a sale of all or part of the Company or any alternative transaction. This Opinion does not address the relative merits of the Merger as compared to any alternative transaction or opportunity that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Merger.  Our Opinion does not address any other aspect or implication of the Merger, the Merger Agreement, or any other agreement or understanding entered into in connection with the Merger or otherwise.  We also express no opinion as to the fairness of the amount or nature of the compensation to any of NTS’s officers, directors or employees, or any class of such persons, relative to the Consideration.  We express no opinion as to the prices or trading ranges at which NTS common stock will trade at any time before consummation of the Merger.  Furthermore, we are not expressing any opinion as to the impact of the Merger on the solvency or viability of NTS, or the ability of NTS to pay its obligations when they become due before consummation of the Merger.

Our Opinion is necessarily based upon economic, market, monetary, regulatory and other conditions as they currently exist and can be evaluated, and the information made available to us, as of the date hereof.  We assume no responsibility for updating or revising our Opinion based on circumstances or events occurring after the date hereof.

This Opinion is provided to the Board of Directors of NTS solely in connection with and for the purposes of its evaluation of the Merger.  It does not constitute a recommendation as to any action the Board of Directors should take with respect to the Merger or any aspect thereof and it does not constitute a recommendation as to how any holder of shares of Company Common Stock should vote on the Merger or any matter related thereto.  It is further understood that this Opinion may not be used for any other purpose, nor may it be reproduced, disseminated, quoted or referred to at any time, in whole or in part, in any manner or for any purpose, without our prior written consent.

This Opinion has been approved by BRC’s fairness opinion committee in accordance with established procedures.  BRC is entitled to a fee upon the delivery of this Opinion.  NTS has agreed to indemnify BRC against certain liabilities associated with its engagement and the issuance of this Opinion.

In the ordinary course of our and our affiliates’ businesses, we and our affiliates may actively trade or hold the securities of NTS or Holdings and its affiliates for our or their own account or for others and, accordingly, we may at any time hold a long or short position in such securities.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of Company Common Stock (other than the Rollover Stockholder) is fair to such holders (other than the Rollover Stockholder) from a financial point of view.

Very truly yours,

/s/ B. Riley & Co., LLC

B. Riley & Co., LLC